      As filed with the Securities and Exchange Commission on June 21, 2002
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       ATLAS AMERICA PUBLIC #11-2002 LTD.
             -----------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      1311
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                    2-0600231
                      ------------------------------------
                      (IRS Employer Identification Number)

                                 311 Rouser Road
                        Moon Township, Pennsylvania 15108
                                 (412) 262-2830
       -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
--------------------------------------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                 With a Copy to:
                          Wallace W. Kunzman, Jr., Esq.
                            Kunzman & Bollinger, Inc.
                                5100 N. Brookline
                                    Suite 600
                          Oklahoma City, Oklahoma 73112
-------------------------------------------------------------------------------

   As soon as practicable after this Registration Statement becomes effective.
        (Approximate Date of Commencement of Proposed Sale to the Public)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                                     Proposed           Proposed
Title of Each                                  Unit               Dollar              Maximum            Maximum         Amount of
Class of Securities                          Amounts              Amounts            Offering           Aggregate       Registration
to be Registered                         to be Registered    to be Registered     Price per Unit     Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------------------
Investor General Partner Units (1)            3,960            $39,600,000            $10,000         $39,600,000       $3,643.20
Limited Partnership Units (2)                    40            $   400,000            $10,000         $   400,000       $   36.80
                                              -----            -----------            -------         -----------       ---------
TOTAL                                         4,000            $40,000,000                            $40,000,000       $3,680.00
                                              =====            ===========                            ===========       =========

(1) "Investor General Partner Units" means the investor general partner interests offered to participants in the partnership.

(2) "Limited Partner Units" means up to 40 initial limited partner interests offered to participants in the partnership and up to 3,960 limited partner units into which the investor general partners automatically will be converted by the managing general partner with no additional price paid by the investor.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       ATLAS AMERICA PUBLIC #11-2002 LTD.
                              CROSS REFERENCE SHEET

                        Item of Form S-1                                                    Caption in Prospectus

Item 1.   Forepart of the Registration Statement and Outside Front      Front Page of Registration Statement and Outside Front
          Cover Page of Prospectus...................................   Cover Page of Prospectus

Item 2.   Inside Front and Outside Back Cover Pages of Prospectus.....  Inside Front and Outside Back Cover Pages of Prospectus

Item 3.   Summary Information, Risk Factors and Ratio Of Earnings to
          Fixed Changes...............................................  Summary of the Offering; Risk Factors

Item 4.   Use of Proceeds.............................................  Capitalization and Source of Funds and Use of Proceeds

Item 5.   Determination of Offering Price.............................  Not Applicable

Item 6.   Dilution....................................................  Not Applicable

Item 7.   Selling Security Holders....................................  Not Applicable

Item 8.   Plan of Distribution........................................  Plan of Distribution



Item 9.   Description of Securities to be Registered..................  Summary of the Offering; Terms of the Offering;
                                                                        Summary of Partnership Agreement

Item 10.  Interests of Named Experts and Counsel......................  Legal Opinions; Experts

Item 11.  Information with respect to the Registrant

          (a)   Description of Business...............................  Proposed Activities; Management

          (b)   Description of Property...............................  Proposed Activities

          (c)   Legal Proceedings.....................................  Litigation

          (d)   Market Price of and Dividends on the Registrant's
                Common Equity and Related Stockholder Matters.........  Not Applicable


          (e)   Financial Statements..................................  Financial Information Concerning the Managing General
                                                                        Partner and the Partnership

          (f)   Selected Financial Data...............................  Not Applicable

          (g)   Supplementary Financial Information...................  Not Applicable

          (h)   Management's Discussion and Analysis of Financial
                Condition and Results of Operations...................  Not Applicable

          (i)   Changes in and Disagreements with Accountants on
                Accounting and Financial Disclosure...................  Not Applicable

          (j)   Quantitative and Qualitative Disclosures about Market
                Risk..................................................  Not Applicable

          (k)   Directors and Executive Officers......................  Management

          (l)   Executive Compensation................................  Management

          (m)   Security Ownership of Certain Beneficial Owners and
                Management............................................  Management

          (n)   Certain Relationships and Related Transactions........  Compensation; Management; Conflicts of Interest

Item 12.  Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities..................................  Fiduciary Responsibilities of the Managing General Partner

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE ___, 2002

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

             o Up to 3,960 Investor General Partner Units and up to
           40 Limited Partner Units, which are collectively referred
                     to as the "Units," at $10,000 per Unit

            o $1 Million (100 Units) Minimum Aggregate Subscriptions

          o $40 Million (4,000 Units) Maximum Aggregate Subscriptions

o Atlas America Public #11-2002 Ltd., a limited partnership, is managed by Atlas Resources, Inc. of Pittsburgh, Pennsylvania, and will be funded to drill primarily natural gas development wells.

o        The units will be offered on a "best efforts" "minimum-maximum" basis.
         This means the broker-dealers must sell at least 100 units and receive subscription proceeds of at least $1 million in order for this offering to close, and they must use only their best efforts to sell the remaining units. Thus, this offering may close even though all 4,000 units offered have not been sold.

o Subscription proceeds will be held in an interest bearing escrow account until $1 million has been received. This offering will close on or before December 31, 2002, and will not be extended. If subscription proceeds of $1 million are not received by the offering termination date, then your subscription will be promptly returned to you from the escrow account with interest and without deduction for any fees.

o        The Offering:

                                                          Total         Total
                                           Per Unit      Minimum       Maximum
                                           --------      -------       -------
Public Price (1)                         $    10,000   $ 1,000,000   $40,000,000

Dealer-manager fee, sales                $     1,050   $   105,000   $ 4,200,000
commissions, and reimbursements (2)
Proceeds to partnership                  $    10,000   $ 1,000,000   $40,000,000

----------
(1) Certain investors will pay a reduced price for their units as described in "Plan of Distribution."

(2) These fees, sales commissions and reimbursements will be paid by the managing general partner and not from subscription proceeds.

o The partnership's drilling operations involve the possibility of a substantial or partial loss of your investment because of wells which are productive, but do not produce enough revenue to return the investment made.

o The partnership's revenues are directly related to the ability to market the natural gas and the price of natural gas, which is unstable and cannot be predicted, and if the price of gas decreases then your investment return will decrease.

o Unlimited joint and several liability for partnership obligations for those investors who choose to invest as investor general partners until they convert to limited partners.

o    Lack of liquidity or a market for the units.

o    Lack of conflict of interest resolution procedures.

o    Total reliance on managing general partner and its affiliates.

o Authorization of substantial fees to the managing general partner and its affiliates.

o Investors and the managing general partner will share in costs disproportionately to their sharing of revenues.

o Possible allocation of taxable income to investors in excess of their cash distributions from the partnership.

o    No guaranty of cash distributions every quarter.

These securities are speculative and are subject to certain risks. (See "Risk Factors," Page 2.)

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    Anthem Securities, Inc. - Dealer-Manager

                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING .......................................................    1
    Atlas America Public #11-2002 Ltd. ........................................    1
    Description of Units ......................................................    1
       Investor General Partner Units .........................................    1
       Limited Partner Units ..................................................    2

RISK FACTORS ..................................................................    2
    Special Risks of the Partnership ..........................................    2
       No Guarantee of Return of Investment or Rate of Return on Investment
         Because of Speculative Nature of Drilling Natural Gas and Oil
         Wells ................................................................    2

       Because Some Wells May Not Return Their Drilling and Completion Costs,
         It May Take Many Years to Return Your Investment in Cash, If
         Ever .................................................................    3

       Nonproductive Wells May be Drilled Even Though the Partnership's
         Operations are Limited to Development Drilling .......................    3

       Partnership Distributions May be Reduced if There is a Decrease in the
         Price of Natural Gas and Oil .........................................    3

       Adverse Events in Marketing the Partnership's Natural Gas Could Reduce
         Partnership Distributions ............................................    3

       If You Choose to Invest as a General Partner for the Tax Benefits, Then
         You Have Greater Risk Than a Limited Partner .........................    4

       The Managing General Partner May Not Meet Its Indemnification and
         Repurchase Obligations If Its Liquid Net Worth Is Not Sufficient .....    4

       An Investment in the Partnership Must be for the Long-Term Because the
         Units Are Illiquid and Not Readily Transferable ......................    5

       Spreading the Risks of Drilling Among a Number of Wells Will be Reduced
         if Less than the Maximum Subscription Proceeds are Received and Fewer
         Wells are Drilled ....................................................    5

       The Lack of Information for a Portion of the Wells Decreases Your
         Ability to Evaluate the Feasibility of the Partnership's Drilling
         Program ..............................................................    5

       Certain Data Regarding Proposed Wells is Incomplete Which Decreases
         Your Ability to Evaluate the Feasibility of the Partnership's Drilling
         Program ..............................................................    6

       Managing General Partner's Subordination is not a Guarantee of the
         Return of Any of Your Investment .....................................    6

       Borrowings by the Managing General Partner Could Reduce Funds Available
         for Its Subordination Obligation .....................................    6

       Compensation and Fees to the Managing General Partner Regardless of
         Success of the Partnership's Activities Will Reduce Cash
         Distributions ........................................................    6

       The Intended Quarterly Distributions to Investors May be Reduced or
         Delayed ..............................................................    6

       There Are Conflicts of Interest Between the Managing General Partner
         and the Investors ....................................................    7

       The Presentment Obligation May Not Be Funded and the Presentment Price
         May Not Reflect Full Value ...........................................    8

       Participation with Third-Parties in Drilling Wells May Require the
         Partnership to Pay Additional Costs and Reduce the Partnership's
         Control Over the Operation of the Wells ..............................    8

       The Managing General Partner May Not Devote the Necessary Time to the
         Partnership Because Its Management Obligations Are Not
         Exclusive ............................................................    8

       Prepaying Subscription Proceeds to Managing General Partner May Expose
         the Subscription Proceeds to Claims of the Managing General Partner's
         Creditors ............................................................    8

       Wells in Southern Ohio Could be Lost if There is Additional Coal
         Development Where the Wells Are Situated .............................    9

       Lack of Independent Underwriter May Reduce Due Diligence Investigation
         of the Partnership and the Managing General Partner ..................    9

       Possible Leasehold Defects .............................................    9

       Transfer of the Leases Will Not Be Made Until Well is Completed ........    9

       Tax Risks ..............................................................    9

       Changes in the Law May Reduce to Some Degree Your Tax Benefits From an
         Investment in the Partnership ........................................    9

       You May Owe Taxes in Excess of Your Cash Distributions from the
         Partnership ..........................................................    9

       Your Deduction for Intangible Drilling Costs May Be Limited for
         Purposes of the Alternative Minimum Tax ..............................   10

       Investment Interest Deductions of Investor General Partners
         May Be Limited .......................................................   10

       Lack of Tax Shelter Registration Could Result in Penalties to You ......   10

ADDITIONAL INFORMATION ........................................................   10

FORWARD LOOKING STATEMENTS AND
ASSOCIATED RISKS ..............................................................   10

INVESTMENT OBJECTIVES .........................................................   11

ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO REDUCE RISKS OF ADDITIONAL
PAYMENTS BY INVESTOR GENERAL PARTNERS......................................   12

CAPITALIZATION AND SOURCE OF FUNDS
AND USE OF PROCEEDS .......................................................   13
    Source of Funds .......................................................   13
    Use of Proceeds .......................................................   14
    Subsequent Source of Funds and Borrowings .............................   16

COMPENSATION ..............................................................   17
    Natural Gas and Oil Revenues ..........................................   17
    Lease Costs ...........................................................   17
    Drilling Contracts ....................................................   18
    Per Well Charges ......................................................   19
    Gathering Fees ........................................................   20
    Dealer-Manager Fees ...................................................   21
    Interest and Other Compensation .......................................   21
    Estimate of Administrative Costs and Direct Costs
       to be Borne by the Partnership .....................................   22

TERMS OF THE OFFERING .....................................................   22
    Subscription to the Partnership .......................................   22
    Partnership Closings and Escrow .......................................   23
    Acceptance of Subscriptions ...........................................   23
    Suitability Standards .................................................   24
       In General .........................................................   24
       Purchasers of Limited Partner Units ................................   24
       Purchasers of Investor General Partner Units .......................   25
       Fiduciary Accounts and Confirmations ...............................   26

PRIOR ACTIVITIES ..........................................................   26

MANAGEMENT ................................................................   34
    Managing General Partner and Operator .................................   34
    Officers, Directors and Other Key Personnel ...........................   34
    Atlas America .........................................................   37
    Organizational Diagram ................................................   37
    Remuneration ..........................................................   38
    Security Ownership of Certain Beneficial Owners .......................   38
    Transactions with Management and Affiliates ...........................   38

PROPOSED ACTIVITIES .......................................................   38
    Overview of Drilling Activities .......................................   38
    Primary Areas of Operations ...........................................   39
       Clinton/Medina Geological Formation In Western
          Pennsylvania ....................................................   39
       Clinton/Medina Geological Formation
          in Southern Ohio ................................................   40
       Mississippian/Upper Devonian Sandstone
          Reservoirs, Fayette County, Pennsylvania ........................   40
       Upper Devonian Sandstone Reservoirs, Armstrong
          County, Pennsylvania ............................................   41
    Secondary Areas of Operations .........................................   41

       Clinton/Medina Geological Formation
          In Western New York .............................................   41
       Mississippian Berea Sandstone in Eastern Ohio ......................   42
       Devonian Oriskany Sandstone in Eastern Ohio ........................   42
    Acquisition of Leases .................................................   42
    Deep Drilling Rights Retained by Managing General
       Partner ............................................................   43
    Interests of Parties ..................................................   44
    Primary Areas .........................................................   44
       Clinton/Medina Geological Formation
          in Western Pennsylvania and Mississippian/Upper
          Devonian Sandstone Reservoirs in Fayette and
          Greene Counties, Pennsylvania ...................................   44
       Clinton/Medina Geological Formation in Southern Ohio
          and Upper Devonian Sandstone Reservoirs in
          Armstrong County, Pennsylvania ..................................   45
    Secondary Areas .......................................................   45
    Title to Properties ...................................................   45
    Drilling and Completion Activities; Operation
       of Producing Wells .................................................   46
    Sale of Natural Gas and Oil Production ................................   47
       Policy of Treating All Wells Equally in a
          Geographic Area .................................................   47
       Gathering of Natural Gas ...........................................   47
       Natural Gas Contracts ..............................................   48
       Marketing of Natural Gas Production from
          Wells in Other Areas of the United States .......................   50
       Crude Oil ..........................................................   50
    Insurance .............................................................   50
    Use of Consultants and Subcontractors .................................   51

COMPETITION, MARKETS AND REGULATION .......................................   51
    Natural Gas Regulation ................................................   51
    Crude Oil Regulation ..................................................   51
    Competition and Markets ...............................................   52
    State Regulations .....................................................   53
    Environmental Regulation ..............................................   54
    Proposed Regulation ...................................................   54

PARTICIPATION IN COSTS AND REVENUES .......................................   54
    In General ............................................................   54
    Costs .................................................................   54
    Revenues ..............................................................   55
    Subordination of Portion of Managing General
       Partner's Net Revenue Share ........................................   56
    Table of Participation in Costs and Revenues ..........................   57
    Allocation and Adjustment Among Investors .............................   58
    Distributions .........................................................   58
    Liquidation ...........................................................   58

CONFLICTS OF INTEREST .....................................................   59
    In General ............................................................   59

    Conflicts Regarding Transactions with the Managing
       General Partner and its Affiliates .................................   59
    Conflict Regarding the Drilling and Operating
       Agreement ..........................................................   60
    Conflicts Regarding Sharing of Costs and Revenues .....................   60
    Conflicts Regarding Tax Matters Partner ...............................   60
    Conflicts Regarding Other Activities of the Managing
       General Partner, the Operator and Their Affiliates .................   61
    Conflicts Involving the Acquisition of Leases .........................   61
    Conflicts Between Investors and the Managing General
       Partner as an Investor .............................................   65
    Lack of Independent Underwriter and Due Diligence
       Investigation ......................................................   65
    Conflicts Concerning Legal Counsel ....................................   66
    Conflicts Regarding Presentment Feature ...............................   66
    Conflicts Regarding Managing General Partner Withdrawing
       an Interest ........................................................   66
    Conflicts Regarding Order of Pipeline Construction and
       Gathering Fees .....................................................   66
    Procedures to Reduce Conflicts of Interest ............................   67
    Policy Regarding Roll-Ups .............................................   68

FIDUCIARY RESPONSIBILITY OF THE
MANAGING GENERAL PARTNER ..................................................   69
    In General ............................................................   69
    Limitations on Managing General Partner Liability as
       Fiduciary ..........................................................   69

TAX ASPECTS ...............................................................   70
    Summary of Tax Opinion ................................................   70
    Partnership Classification ............................................   72
    Limitations on Passive Activities .....................................   72
       Publicly Traded Partnership Rules ..................................   72
       Conversion from Investor General Partner to Limited
         Partner ..........................................................   72
    Taxable Year ..........................................................   73
    2002 Expenditures .....................................................   73
    Availability of Certain Deductions ....................................   73
    Intangible Drilling Costs .............................................   73
    Drilling Contracts ....................................................   74
    Depletion Allowance ...................................................   75
    Depreciation - Modified Accelerated Cost Recovery
         System ("MACRS") .................................................   75
    Leasehold Costs and Abandonment .......................................   76
    Tax Basis of Units ....................................................   76
    "At Risk" Limitation for Losses .......................................   76
    Distributions from the Partnership ....................................   77
    Sale of the Properties ................................................   77
    Disposition of Units ..................................................   77
    Minimum Tax - Tax Preferences .........................................   77
    Limitations on Deduction of Investment Interest .......................   78
    Allocations ...........................................................   78
    Partnership Borrowings ................................................   79
    Partnership Organization and Syndication Fees .........................   79
    Tax Elections .........................................................   79
    Disallowance of Deductions under Section 183 of the
         Internal Revenue Code ............................................   79
    Termination of the Partnership ........................................   80
    Lack of Registration as a Tax Shelter .................................   80
       Investor Lists .....................................................   80
    Tax Returns and Audits ................................................   80
       In General .........................................................   80
       Tax Returns ........................................................   81
    Penalties and Interest ................................................   81
       In General .........................................................   81
    Penalty for Negligence or Disregard of Rules or Regulations ...........   81
       Valuation Misstatement Penalty .....................................   81
       Substantial Understatement Penalty .................................   81
       IRS Anti-Abuse Rule ................................................   81
    State and Local Taxes .................................................   82
    Severance and Ad Valorem (Real Estate) Taxes ..........................   82
    Social Security Benefits and Self-Employment Tax ......................   82
    Farmouts ..............................................................   82
    Foreign Partners ......................................................   82
    Estate and Gift Taxation ..............................................   82
    Changes in the Law ....................................................   82

SUMMARY OF PARTNERSHIP AGREEMENT ..........................................   83
    Liability of Limited Partners .........................................   83
    Amendments ............................................................   83
    Notice ................................................................   83
    Voting Rights .........................................................   84
    Access to Records .....................................................   84
    Withdrawal of Managing General Partner ................................   84
    Return of Subscription Proceeds if Funds Are Not Invested
        in Twelve Months ..................................................   85

SUMMARY OF DRILLING AND OPERATING
AGREEMENT .................................................................   85

REPORTS TO INVESTORS ......................................................   86

PRESENTMENT FEATURE .......................................................   87

TRANSFERABILITY OF UNITS ..................................................   88
    Restrictions on Transfer Imposed by the Tax Laws and the
        Partnership Agreement .............................................   88
    Conditions to Becoming a Substitute Partner ...........................   89

PLAN OF DISTRIBUTION ......................................................   89
    Commissions ...........................................................   89
    Indemnification .......................................................   90

SALES MATERIAL ............................................................   91

LEGAL OPINIONS ............................................................   91

EXPERTS ...................................................................   92

LITIGATION ................................................................   92

FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL PARTNER
     AND THE PARTNERSHIP ..................................................   92

Exhibits
Appendix A -  Information Concerning Currently Proposed Wells

Exhibit (A)   Amended and Restated Certificate
              and Agreement of Limited Partnership

Exhibit (I-A) Managing General Partner
              Signature Page

Exhibit (I-B) Subscription Agreement

Exhibit (II)  Drilling and Operating Agreement

Exhibit (B)   Special Suitability Requirements
              and Disclosures to Investors

                             SUMMARY OF THE OFFERING

Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or participant in the partnership.

Atlas America Public #11-2002 Ltd.

The partnership is a Delaware limited partnership. Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108, (412) 262-2830, will manage the partnership as managing general partner. Acting as general drilling contractor and operator, the managing general partner will supervise the drilling, completing, and operating of the wells to be drilled.

The partnership will drill only development wells.

         o A development well means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

The managing general partner anticipates that the majority of the wells will be classified as natural gas wells, although some of the wells may be classified as oil wells.

Description of Units

You may buy either:

         o        investor general partner units; or

         o        limited partner units.

The type of unit you buy will not affect the allocation of costs, revenues, and cash distributions among you and the other investors. There are, however, material differences in the federal income tax effects and liability associated with each type of unit.

Investor General Partner Units.

         o Tax Effect. If you invest as an investor general partner, then your share of the partnership's 2002 deduction for intangible drilling costs will not be subject to the passive activity limitations. For example, if you pay $10,000 for a unit, then generally you may deduct approximately 90% of your subscription, $9,000, in 2002.

                  o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared to lease costs which must be recovered through the depletion allowance and costs for equipment in the well which must be recovered through depreciation deductions.

         o Liability. If you invest as an investor general partner, then you will have unlimited liability regarding partnership activities. This means if:

                  o        the insurance proceeds;

                  o        the managing general partner's indemnification; and

                  o        the partnership assets

                  were not sufficient to satisfy a partnership liability for which you and the other investor general partners were also liable, then the managing general partner would require you and the other investor general partners to make additional capital contributions to the partnership to satisfy the liability. In addition, you and the other investor general partners have joint and several liability, which means generally that a person with a claim against the partnership may sue all or any one or more of the partnership's general partners, including you, for the entire amount of the liability.

         Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

         Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed. The conversion will not create any tax liability to you or the other investors. The managing general partner anticipates conversion in late Summer of 2003 and that the wells will be placed in service by the early Fall of 2003.

         Once your units are converted you will have the lesser liability of a limited partner under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after conversion.

Limited Partner Units.

         o Tax Effect. If you invest as a limited partner, then the use of your share of the partnership's deduction for intangible drilling costs generally will be limited to net passive income from "passive" trade or business activities. Passive trade or business activities generally include the partnership and other limited partner investments. This means that you will not be able to deduct your share of the partnership's intangible drilling costs in 2002 unless you have passive income from investments other than the partnership.

         o Liability. If you invest as a limited partner, then you will have limited liability. This means generally you will not be liable for amounts beyond your initial investment and share of undistributed net profits.

                                  RISK FACTORS

An investment in the partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

Special Risks of the Partnership
No Guarantee of Return of Investment or Rate of Return on Investment Because of Speculative Nature of Drilling Natural Gas and Oil Wells. Natural gas and oil exploration is an inherently speculative activity. Before the drilling of a well the managing general partner cannot predict with absolute certainty:

         o        the volume of natural gas and oil recoverable from the well;
                  or

         o        the time it will take to recover the natural gas and oil.

There is a risk that you will not recover all of your investment, or if you do recover your investment that you will not receive a rate of return on your investment which is competitive with other types of investment.

You will be able to recover your investment only through the partnership's distributions of the sales proceeds from the production of natural gas and oil from productive wells. The quantity of natural gas and oil in a well, which is referred to as its reserves, decreases over time as the natural gas and oil is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment.

Because Some Wells May Not Return Their Drilling and Completion Costs, It May Take Many Years to Return Your Investment in Cash, If Ever. Even if a well is completed by the partnership and produces natural gas and oil in commercial quantities, it may not produce enough natural gas and oil to pay for the costs of drilling and completing the well, even if tax benefits are considered. For example, the managing general partner has formed 41 partnerships since 1985, 36 of which were formed in 1990 or subsequent years. All the partnerships are continuing to make cash distributions, however, 33 of the 41 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. Thus, it may take many years to return your investment in cash, if ever.

Nonproductive Wells May be Drilled Even Though the Partnership's Operations are Limited to Development Drilling. The partnership may drill some wells which are nonproductive and must be plugged and abandoned. If one or more of the partnership's wells are nonproductive, then the partnership's productive wells may not produce enough revenues to offset the loss of investment in the nonproductive wells.

Partnership Distributions May be Reduced if There is a Decrease in the Price of Natural Gas and Oil. There is no assurance of the price at which the partnership's natural gas and oil will be sold. The price of natural gas and oil will depend on supply and demand factors largely beyond the control of the partnership. For example, the demand for natural gas is usually greater in the winter months because of residential heating requirements than the summer months, and generally results in lower natural gas prices in the summer months than in the winter months. Natural gas and oil prices are volatile, and there is a risk that natural gas and oil prices could decrease in the future. If natural gas and oil prices decrease, then your partnership distributions will decrease accordingly.

There is a further risk that the price of natural gas and oil may decrease during the first years of production when the wells achieve their greatest level of production. This would have a greater adverse affect on your partnership distributions than price decreases in later years when the wells have a lower level of production.

Adverse Events in Marketing the Partnership's Natural Gas Could Reduce Partnership Distributions. In addition to the risk of decreased natural gas and oil prices described above, there are risks associated with marketing natural gas which could reduce partnership distributions to you and the other investors. These risks are set forth below.

         o Competition from other natural gas producers and marketers may make it more difficult to market the partnership's natural gas.

         o Selling natural gas creates a risk that the partnership may not be paid or may experience delays in receiving payment for natural gas that has already been delivered.

         o A substantial portion of the partnership's natural gas will be sold under a 10-year agreement which began on April 11, 1999, and provides that the price may be adjusted upward or downward in accordance with the spot market price and market conditions. The managing general partner anticipates that the remainder of the partnership's natural gas will be sold under similar contracts. Thus, there is no assurance of a specific natural gas price other than through hedging and there is a risk that the price for the partnership's natural gas will be decreased because of market conditions.

         o Partnership revenues may be less the farther the natural gas is transported because of increased transportation costs.

         o Production from wells drilled in certain areas may be delayed until construction of the necessary gathering lines and production facilities is completed.

If You Choose to Invest as a General Partner for the Tax Benefits, Then You Have Greater Risk Than a Limited Partner. If you invest as an investor general partner for the tax benefits instead of as a limited partner, then under Delaware law you will have unlimited liability for the partnership's activities. This could result in you being required to make payments, in addition to your original investment, in amounts that are impossible to predict because of their uncertain nature. Under the terms of the partnership agreement, if you are an investor general partner you agree to pay only your proportionate share of the partnership's obligations and liabilities. This agreement, however, does not eliminate your liability to third-parties if another investor general partner does not pay his proportionate share of the partnership's obligations and liabilities.

Also, the partnership may own less than 100% of the interest in some of the wells. If a court holds you and the other third-party owners of the well liable for the development and operation of a well and the third-party well owner does not pay its proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other investor general partners would be liable to third-parties for those costs and liabilities.

As an investor general partner you may become subject to the following:

         o        contract liability, which is not covered by insurance;

         o liability for pollution, abuses of the environment, and other environmental damages against which the managing general partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons; and

         o liability for drilling hazards, which result in property damage, personal injury, or death to third-parties, in amounts greater than the insurance coverage. The drilling hazards include, but are not limited to, well blowouts, fires, and explosions.

If the partnership's insurance proceeds and assets, the managing general partner's indemnification of you and the other investor general partners, and liability coverage provided by major subcontractors were not sufficient to satisfy the liability, then the managing general partner would call for additional funds from you to satisfy the liability.

The Managing General Partner May Not Meet Its Indemnification and Repurchase Obligations If Its Liquid Net Worth Is Not Sufficient. The managing general partner has made commitments to you and the other investors regarding the following:

         o the payment of the majority of equipment costs and organization and offering costs;

         o indemnification of the investor general partners for liabilities in excess of their pro rata share of partnership assets; and

         o repurchasing the units, although this may be suspended if the managing general partner determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms.

A significant financial reversal for the managing general partner could adversely affect its ability to honor these obligations.

The managing general partner's net worth is based primarily on the estimated value of its producing natural gas properties and is not available in cash without borrowings or a sale of the properties. Also, if natural gas prices decrease, then the estimated value of the properties and the managing general partner's net worth will be reduced. There is no assurance that the managing general partner will have the necessary net worth, either currently or in the future, to meet its financial commitments under the partnership agreement. These risks are increased because the managing general partner has made and will make similar financial commitments in other partnerships.

An Investment in the Partnership Must be for the Long-Term Because the Units Are Illiquid and Not Readily Transferable. If you invest in the partnership, then you must assume the risks of an illiquid investment. The transferability of the units is limited by the federal securities laws, tax laws, and the partnership agreement. The units cannot be readily liquidated since there is not a readily available market for the sale of the units. Also, a sale of your units could create adverse tax and economic consequences for you. (See "Tax Aspects-Disposition of Units" and "Presentment Feature.")

Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled. If all of the units offered are not sold, then fewer wells will be drilled which decreases the partnership's ability to spread the risks of drilling. The managing general partner anticipates that approximately 5 gross wells will be drilled if the minimum required subscriptions of $1 million are received, and approximately 204 gross wells will be drilled if subscription proceeds of $40 million are received. A gross well is a well in which the partnership owns an interest. This is compared with a net well in which the partnership's actual interest in the well is divided by one hundred. For example, a 50% interest in a well is one gross well, but a .50 net well.

On the other hand, to the extent more than the minimum subscriptions are received and the number of wells drilled increases, the partnership's overall investment return may decrease if the managing general partner is unable to find enough suitable wells to be drilled. Also, in a large partnership greater demands will be placed on the managing general partner's management capabilities.

There is also a risk of cost overruns in drilling and completing the wells because the wells will not be drilled and completed on a turnkey basis for a fixed price, which would shift the risk of loss to the managing general partner as drilling contractor. The majority of the equipment costs of the partnership's wells, including any equipment costs in excess of 10% of the partnership's subscription proceeds, will be paid by the managing general partner. However, all of the intangible drilling costs will be charged to you and the other investors. If there is a cost overrun for the intangible drilling costs of a well or wells, then the managing general partner anticipates that it would use the partnership's subscription proceeds, if available, to pay the cost overrun or advance the necessary funds to the partnership. However, using subscription proceeds to pay cost overruns will result in the partnership drilling fewer wells.

The Lack of Information for a Portion of the Wells Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program. The wells currently proposed to be drilled represent approximately 60% of the wells that will be drilled if all the units are sold, and the partnership takes the interest in the wells that is set forth in "Appendix A - Information Regarding Currently Proposed Wells." However, the managing general partner has reserved the right for the partnership to:

         o        substitute wells;

         o        take a lesser interest in the wells;

         o        drill in other areas; or

         o        do any combination of the foregoing.

Thus, not all of the wells are specified, and you do not have any geological or production information to evaluate any additional and/or substituted wells. Instead, you must rely entirely on the managing general partner to select those wells.

The partnership does not have the right of first refusal in the selection of well locations from the inventory of the managing general partner and its affiliates, and they may sell their well locations to other partnerships, companies, joint ventures, or other persons at any time.

Certain Data Regarding Proposed Wells is Incomplete Which Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program. The information in "Appendix A - Information Concerning Currently Proposed Wells" to this prospectus regarding wells previously drilled in the areas where the wells currently proposed to be drilled are located has been prepared by the managing general partner. There is a risk that the data does not show all the wells drilled in the area because the data was obtained from third-parties and cannot be verified by the managing general partner. Also, no production information is available to the managing general partner for a portion of the currently proposed wells because:

         o there is or was a third-party operator and the information is unavailable to the managing general partner; or

         o if the managing general partner is the operator, then the wells are not yet completed, on-line to sell production, or producing for only a short period of time.

Managing General Partner's Subordination is not a Guarantee of the Return of Any of Your Investment. If your cash distributions are less than a 10% return for each of the first five 12-month periods beginning with the partnership's first cash distributions from operations, then the managing general partner has agreed to subordinate a portion of its share of the partnership's net production revenues. However, if the wells produce only small natural gas and oil volumes, and/or natural gas and oil prices decrease, then even with subordination you may not receive the 10% return for each of the first five years as described above, or a return of your investment. Also, at any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return, described above.

Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation. The managing general partner will pledge either its partnership interest and/or an undivided interest in the partnership assets equal to or less than its revenue interest to secure borrowings for its own corporate purposes. There is a risk that if there was a default to the lender under this pledge arrangement, then this would reduce the amount of the partnership's net production revenues available to the managing general partner for its subordination obligation to you and the other investors.

Compensation and Fees to the Managing General Partner Regardless of Success of the Partnership's Activities Will Reduce Cash Distributions. The managing general partner and its affiliates will profit from their services in drilling, completing, and operating the partnership's wells and will receive the other fees described in "Compensation" regardless of the success of the partnership's wells. These fees will reduce the amount of cash distributions to you and the other investors.

The Intended Quarterly Distributions to Investors May be Reduced or Delayed. Quarterly cash distributions to you and the other investors are not assured. Distributions may be deferred to the extent partnership revenues are used for any of the following:

         o        repayment of borrowings;

         o        cost overruns;

         o        remedial work to improve a well's producing capability;

         o        general and administrative expense of the partnership;

         o reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

         o indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities.

There Are Conflicts of Interest Between the Managing General Partner and the Investors. There are conflicts of interest between you and the managing general partner and its affiliates. These conflicts of interest, which are not otherwise discussed in the "Risk Factors" section, include, but are not limited to, the following:

         o the managing general partner has determined the compensation and reimbursement that it and its affiliates will receive in connection with the partnership without any unaffiliated third-party dealing at arms' length on behalf of the investors;

         o the managing general partner must monitor and enforce, on behalf of the partnership, its own compliance with the drilling and operating agreement;

         o because the managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays there may be a conflict of interest concerning which wells will be drilled based on the wells' risk and profit potential;

         o the allocation of all intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest concerning whether to complete a well;

         o if the managing general partner, as tax matters partner, represents the partnership before the IRS potential conflicts include whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of your deduction for intangible drilling costs, or the credit to the managing general partner's capital account for contributing the leases to the partnership;

         o which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator and which wells will be drilled by the partnership, and the terms on which the partnership's leases will be acquired;

         o the terms on which the managing general partner or affiliated limited partnerships may purchase producing wells from the partnership;

         o the possible purchase of units by the managing general partner, its officers, directors, and affiliates for a reduced price which will dilute the voting rights of you and the other investors on certain matters;

         o the representation of the managing general partner and the partnership by the same legal counsel;

         o the right of Atlas Pipeline Partners to determine the order of priority for constructing gathering lines;

         o the benefits to Atlas Pipeline Partners of the managing general partner drilling wells that will connect to the gathering system owned by Atlas Pipeline Partners; and

         o the managing general partner's affiliates' obligation, which does not include the partnership, to pay the difference between the gathering fees to be paid by the partnership and the greater of $.35 per mcf or 16% of the gross sales price for the gas as described in "Proposed Activities - Sale of Oil and Gas Production - Gathering of Natural Gas."

Other than certain guidelines set forth in "Conflicts of Interest," the managing general partner has no established procedures to resolve a conflict of interest.

The Presentment Obligation May Not Be Funded and the Presentment Price May Not Reflect Full Value. Subject to certain conditions, beginning in 2007 you may present your units to the managing general partner for purchase. There is a risk that the managing general partner will determine, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms. In either event the managing general partner may suspend the presentment feature. This risk is increased because the managing general partner has and will incur similar presentment obligations in other partnerships.

Further, there is a risk that the presentment price may not reflect the full value of the partnership's property or your units because of the difficulty in accurately estimating natural gas and oil reserves. The estimates are merely appraisals of value and may not correspond to realizable value. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. There can be no assurance that the presentment price paid for your units and any revenues received by you before the presentment will be equal to the purchase price of the units. Conversely, because the presentment price is a contractual price it is not reduced by discounts such as minority interests and lack of marketability that generally are used to value partnership interests for tax and other purposes.

Participation with Third-Parties in Drilling Wells May Require the Partnership to Pay Additional Costs and Reduce the Partnership's Control Over the Operation of the Wells. Third-parties may participate with the partnership in drilling some of the wells. Financial risks exist when the cost of drilling, equipping, completing, and operating wells is shared by more than one person. If the partnership pays its share of the costs, but another interest owner does not pay its share of the costs, then the partnership would have to pay the costs of the defaulting party. In this event, the partnership would receive the defaulting party's revenues from the well, if any, under penalty arrangements set forth in the operating agreement.

The Managing General Partner May Not Devote the Necessary Time to the Partnership Because Its Management Obligations Are Not Exclusive. The managing general partner must devote the amount of time to the partnership's affairs that it determines is reasonably necessary. However, the managing general partner and its affiliates will be engaged in other oil and gas activities, including other partnerships and unrelated business ventures for their own account or for the account of others during the term of the partnership. Thus, there is a risk that the managing general partner will not devote the necessary time to the partnership.

Prepaying Subscription Proceeds to Managing General Partner May Expose the Subscription Proceeds to Claims of the Managing General Partner's Creditors. Under the drilling and operating agreement the partnership will be required to immediately pay the managing general partner the investors' share of the entire estimated price for drilling and completing the partnership's wells. Thus, these funds could be subject to claims of the managing general partner's creditors.

Wells in Southern Ohio Could be Lost if There is Additional Coal Development Where the Wells are Situated. The managing general partner anticipates that many of the leases in southern Ohio, which is one of the primary areas for the partnership's drilling activities as discussed in "Proposed Activities - Primary Areas of Operations," will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. However, this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well.

Lack of Independent Underwriter May Reduce Due Diligence Investigation of the Partnership and the Managing General Partner. There has not been an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnership and the managing general partner that would be provided by independent underwriters. Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the selling agents that will be reallowed to the selling agents. However, its due diligence examination concerning this offering cannot be considered to be independent or as comprehensive as an investigation that would be conducted by an independent broker/dealer.

Possible Leasehold Defects. There is a risk of title failure. Although the managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, it will not obtain a division order title opinion after the well is completed. There is no assurance that the partnership will not experience losses from title defects which arose during drilling that would have been disclosed by a division order title opinion, such as liens which may arise during drilling or transfers made after drilling begins. Also, the managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership.

Transfer of the Leases Will Not Be Made Until Well is Completed. Because the leases will not be transferred from the managing general partner to the partnership until the wells are drilled and completed, there is a risk that the transfer could be set aside by a creditor of the managing general partner, or the trustee in the event of the voluntary or involuntary bankruptcy of the managing general partner, if it were determined that the managing general partner received less than a reasonably equivalent value for the leases. In this event, the leases and the wells would revert to the creditors or trustee and the partnership would either recover nothing or the amount paid for the leases and the cost of drilling the wells. Assigning the leases to the partnership after the wells are drilled and completed, however, will not affect the availability of the tax deductions since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled.

Tax Risks

Changes in the Law May Reduce to Some Degree Your Tax Benefits From an Investment in the Partnership. Your investment in the partnership may be affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced between 2001 and 2006, including reducing the top rate in stages from 39.1% for 2001 to 38.6% for 2002 and 2003, 37.6% for 2004 and 2005, and 35% for
2006 through 2010. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion, and depreciation. There is no assurance that the federal income tax rates described above will not be changed in the future.

You May Owe Taxes in Excess of Your Cash Distributions from the Partnership. There is a risk that you may become subject to income tax liability for partnership income in excess of the cash you actually receive from the partnership. For example:

         o if the partnership borrows money your share of partnership revenues used to pay principal on the loan will be included in your taxable income from the partnership and will not be deductible;

         o taxable income or gain may be allocated to you if there is a deficit in your capital account even though you do not receive a corresponding distribution of partnership revenues;

         o partnership revenues may be expended by the managing general partner for non-deductible costs or retained to establish a reserve for future estimated costs, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

         o the taxable disposition of partnership property or your units may result in income tax liability in excess of cash distributions.

Your Deduction for Intangible Drilling Costs May Be Limited for Purposes of the Alternative Minimum Tax. You will be allocated a share of the partnership's deduction for intangible drilling costs. However, under current tax law your alternative minimum taxable income cannot be reduced by more than 40% by the deduction for intangible drilling costs. Also, if you invest as a limited partner you may not have enough passive income to use your share of the partnership's deduction for intangible drilling costs.

Investment Interest Deductions of Investor General Partners May Be Limited. An investor general partner's share of the partnership's deduction for intangible drilling costs will reduce his investment income and may adversely affect the deductibility of his investment interest expense, if any.

Lack of Tax Shelter Registration Could Result in Penalties to You. The managing general partner believes that the partnership is not a tax shelter required to register with the IRS. If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, then you would be liable for a $250 penalty for failure to include a tax registration number of the partnership on your tax return, unless this failure was due to reasonable cause.

                             ADDITIONAL INFORMATION

The partnership currently is not required to file reports with the SEC. However, a registration statement on Form S-1 has been filed on behalf of the partnership with the SEC. Certain portions of the registration statement have been deleted from this prospectus under SEC rules and regulations. You are urged to refer to the registration statement and exhibits for further information concerning the provisions of certain documents referred to in this prospectus.

You may read and copy any materials filed as a part of the registration statement, including the tax opinion included as Exhibit 8, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an internet world wide web site that contains registration statements, reports, proxy statements, and other information about issuers who file electronically with the SEC, including the partnership. The address of that site is http://www.sec.gov. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the tax opinion may be obtained by you or your advisors from the managing general partner at no cost. The delivery of this prospectus does not imply that its information is correct as of any time after its date.

                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

Statements, other than statements of historical facts, included in this prospectus and its exhibits address activities, events or developments that the managing general partner and the partnership anticipate will or may occur in the future. These forward-looking statements include such things as:

         o        investment objectives;

         o        business strategy;

         o        estimated future capital expenditures;

         o        competitive strengths and goals;

         o        references to future success; and

         o        other similar matters.

These statements are based on certain assumptions and analyses made by the partnership and the managing general partner in light of their experience and their perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the partnership, including, but not limited to:

         o        general economic, market, or business conditions;

         o        changes in laws or regulations;

         o the risk that the wells are productive, but do not produce enough revenue to return the investment made;

         o        the risk that the wells are dry holes; and

         o        uncertainties concerning the price of natural gas and oil.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the managing general partner's and the partnership's expectations.

                              INVESTMENT OBJECTIVES

The partnership's principal investment objectives are to invest the subscription proceeds in natural gas development wells which will:

         o Provide quarterly cash distributions to you until the wells are depleted, historically 20+ years, with a preferred annual cash flow of 10% during the first five years beginning with the partnership's first revenue distribution based on $10,000 per unit for all units sold. These distributions are not guaranteed, but are subject to the managing general partner's subordination obligation. (See "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.") A reserve and economic report effective October 2001 which was prepared by Wright & Company, Inc., petroleum consultants, and reviewed by the managing general partner, evaluated the past history and estimated future production of 1,114 wells drilled to the Clinton/Medina geological formation in western Pennsylvania which is one of the partnership's primary drilling areas. Based on data in that report, approximately 1,054 of those wells are expected by the managing general partner to produce more than 20 years. The Clinton/Medina geological formation is also the objective formation in southern Ohio, which is another one of the partnership's primary drilling areas, as well as western New York, which is one of the partnership's secondary drilling areas.

         o Obtain tax deductions in 2002 from intangible drilling costs to offset a portion of your taxable income, subject to the passive activity rules if you invest as a limited partner. For example, if you pay $10,000 for a unit your investment will produce a 2002 tax deduction of approximately $9,000 per unit, 90% against:

                  o ordinary income if you invest as an investor general partner; and

                  o        passive income if you invest as a limited partner.

                  If you are in either the new 38.6% or 35.5% tax bracket for 2002, then one unit will save you up to approximately $3,474 or $3,195 per unit, respectively, in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

         o Offset a portion of any taxable income generated by the partnership with tax deductions from percentage depletion, which is 15% in 2002 and estimated by the managing general partner to be 17% on net revenue. The managing general partner estimates that in 2002 this feature would reduce your effective tax rate from 38.6% to approximately 32%, which is 83% of 38.6%, on partnership net revenues. The percentage depletion rate fluctuates from year to year depending on the price of oil, but under current tax law will not be less than the statutory rate of 15% nor more than 25%.

         o Obtain tax deductions of the remaining 10% of the initial investment of you and the other investors in the partnership from 2002 through 2009. For example, if you pay $10,000 for a unit, you will receive an additional tax deduction of approximately $1,000 per unit for depreciation over a seven-year cost recovery period of the partnership's equipment costs for the wells. Also, under the recent Job Creation and Worker Assistance Act of 2002, the partnership will be entitled to accelerate the depreciation allowance in 2002 based on 30% of its equipment costs of the wells. You will receive your share of this additional accelerated depreciation deduction, which will not increase your alternative minimum tax.

Attainment of the partnership's investment objectives will depend on many factors, including the ability of the managing general partner to select suitable wells that will be productive and produce enough revenue to return the investment made. The success of the partnership depends largely on future economic conditions, especially the future price of natural gas which is volatile and may decrease. There can be no guarantee that the foregoing objectives will be attained.

                     ACTIONS TO BE TAKEN BY MANAGING GENERAL
                      PARTNER TO REDUCE RISKS OF ADDITIONAL
                      PAYMENTS BY INVESTOR GENERAL PARTNERS

You may choose to invest as an investor general partner so that you can receive an immediate tax deduction against any type of income. To help reduce the risk that you and other investor general partners could be required to make additional payments to the partnership, the managing general partner will take the actions set forth below.

         o Insurance. The partnership will have the benefit of $50 million of liability coverage. This insurance has a deductible, which would first have to be paid by the partnership, of $1,000 per claim for property damage and $10,000 per occurrence for pollution damage. There is no deductible for bodily injury. Also, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto, and excess liability coverage. Furthermore, major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident.

         o Conversion of Investor General Partner Units to Limited Partner Units. Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed. The managing general partner anticipates conversion in late Summer of 2003 and that the wells will be placed in service by the early Fall of 2003.

                  Once your units are converted, which is a nontaxable event, you will have the lesser liability of a limited partner under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after conversion.

         o Nonrecourse Debt. The partnership does not anticipate that it will borrow funds. However, if borrowings are required, then the partnership will be permitted to borrow funds only from the managing general partner or its affiliates without recourse against your non-partnership assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the partnership. Any borrowings will be repaid from partnership revenues.

                  The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the investors' subscriptions. However, because you do not bear the risk of repaying these borrowings with non-partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual shares of partnership losses.

         o Indemnification. The managing general partner will indemnify you from any liability incurred in connection with the partnership that is in excess of your interest in the partnership's:

                  o        undistributed net assets; and

                  o insurance proceeds, if any, from all potential sources.

                  The managing general partner's indemnification obligation, however, will not eliminate your potential liability if the managing general partner's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the managing general partner's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation.


             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds

On completion of the offering the partnership's source of funds will be as follows assuming each unit is sold for $10,000:

         o the subscription proceeds of you and the other investors, which will range from $1 million if 100 units are sold to $40 million if 4,000 units are sold; and

         o the managing general partner's capital contribution, which includes its credit for contributing the leases, which it estimates will range from approximately $340,400 if 100 units are sold, to approximately $13,617,200 if 4,000 units are sold.

The managing general partner has made the largest capital contribution in each of its prior partnerships and no individual investor has contributed more, although the total investor contributions in each partnership have exceeded the managing general partner's contribution. The managing general partner expects to make the largest capital contribution in this offering as well.

Use of Proceeds

The subscription proceeds received from you and the other investors will be used to pay:

         o 100% of the intangible drilling costs of drilling and completing the partnership's wells; and

         o 34% of the equipment costs of drilling and completing the partnership's wells, but not to exceed 10% of the partnership's subscription proceeds.

The managing general partner will:

         o contribute all of the leases to the partnership covering the acreage on which the wells will be drilled; and

         o pay 100% of the organization and offering costs, 66% of the equipment costs of drilling and completing the partnership's wells, and any equipment costs that exceed 10% of the partnership's subscription proceeds that would otherwise be charged to you and the other investors.

The following tables present information concerning the partnership's use of the proceeds provided by both you and the other investors and the managing general partner. The tables are based in part on the managing general partner's estimate that approximately 5 gross wells and 4.7 net wells will be drilled if 100 units are sold and 204 gross wells and 194.7 net wells will be drilled if 4,000 units are sold. Substantially all of the proceeds available to the partnership will be expended for the following purposes and in the following manner:

                                INVESTOR CAPITAL

ENTITY RECEIVING PAYMENT
                                          NATURE OF PAYMENT          100 UNITS SOLD      % (1)   4,000 UNITS SOLD    % (1)
                                          -----------------          --------------      -----   ----------------    -----
Organization and Offering Expenses

Broker/Dealers                     Dealer-manager fee, sales                 - 0 -        - 0 -            - 0 -     - 0 -
                                   commissions, .5% reimbursement of
                                   marketing expenses, and .5%
                                   reimbursement for bona fide
                                   accountable due diligence expenses

Various                            Organization costs                        - 0 -        - 0 -            - 0 -     - 0 -

Amount Available for Investment:
Managing General Partner           Intangible drilling costs (2)        $  900,000           90%     $36,000,000        90%

Managing General Partner           Equipment costs (2)                  $  100,000           10%     $ 4,000,000        10%

Managing General Partner           Leases                                    - 0 -        - 0 -            - 0 -     - 0 -
                                                                        ----------       ------      -----------    ------

Total Investor Capital                                                  $1,000,000          100%     $40,000,000       100%
                                                                        ==========       ======      ===========    ======

----------
(1) The percentage is based on total investor subscriptions and excludes the managing general partner's capital contribution.

(2) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.

                        MANAGING GENERAL PARTNER CAPITAL

ENTITY RECEIVING PAYMENT
                                          NATURE OF PAYMENT          100 UNITS SOLD      % (1)   4,000 UNITS SOLD    % (1)
                                          -----------------          --------------      -----   ----------------    -----
Organization and Offering Expenses
Broker-Dealers                     Dealer-manager fee, sales              $105,000          30.8%    $ 4,200,000      30.8%
                                   commissions, .5% reimbursement of
                                   marketing expenses, and .5%
                                   reimbursement for bona fide
                                   accountable due diligence
                                   expenses (2)

Various                            Organization costs (2)                 $ 45,000         13.2%     $ 1,800,000      13.2%

Amount Available for Investment:
Managing General Partner           Intangible drilling costs                   -0-          -0-              -0-       -0-

Managing General Partner           Equipment costs (3)                    $170,025         50.0%     $ 6,773,175      50.0%

Managing General Partner           Leases (4)                             $ 20,375          6.0%     $   844,025       6.0%
                                                                          --------        -----      -----------     -----

Total Managing General Partner Capital                                    $340,400          100%     $13,617,200       100%
                                                                          ========        =====      ===========     =====

----------
(1) The percentage is based on the managing general partner's capital contribution and excludes the investors' subscriptions.

(2) If these fees, sales commissions, reimbursements, and organization costs exceed 15% of the investors' subscription proceeds, then the excess will be paid by the managing general partner, but will not be included as part of its capital contribution.

(3) These costs will vary depending on the actual costs of drilling and completing the wells.

(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $4,335 per prospect and for purposes of this table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth above.

                            TOTAL PARTNERSHIP CAPITAL

                              NATURE OF                                  100 UNITS                   4,000 UNITS
ENTITY RECEIVING PAYMENT      PAYMENT                                      SOLD         % (1)            SOLD         % (1)
------------------------      -------                                      ----         -----            ----         -----
Organization and Offering Expenses

Broker-Dealers                Dealer-manager fee, sales commissions,        $105,000      7.7%         $4,200,000        7.8%
                              .5% reimbursement of marketing
                              expenses, and .5% reimbursement for
                              bona fide accountable due diligence
                              expenses (2)

Various                       Organization costs (2)                         $45,000      3.4%         $1,800,000        3.4%

Amount Available for Investment:

Managing General Partner      Intangible drilling costs (3)                 $900,000     67.1%       $ 36,000,000       67.1%

Managing General Partner      Equipment costs (3)                           $270,025     20.1%        $10,773,175       20.1%

Managing General Partner      Leases (4)                                     $20,375      1.6%           $844,025        1.6%
                                                                             -------      ----           --------        ----
Total Partnership Capital                                                 $1,340,400      100%        $53,617,200        100%
                                                                          ==========      ====        ===========        ====

----------
(1) The percentage is based on total investor subscriptions and the managing general partner's estimate of its capital contributions.

(2) If these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds, then the excess will be paid by the managing general partner, but will not be included as part of its capital contribution.

(3) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.

(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $4,335 per prospect and for purposes of the table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth above.

Subsequent Source of Funds and Borrowings

Substantially all the subscription proceeds of you and the other investors will be committed or expended after the partnership offering closes. If the partnership requires additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

         o subscription proceeds, if available, drilling fewer wells, or acquiring a lesser interest in one or more wells;

         o borrowings from the managing general partner or its affiliates; or

         o        retaining partnership revenues.

There will be no borrowings from third-parties.

The amount that may be borrowed by the partnership from the managing general partner and its affiliates may not at any time exceed 5% of the partnership's subscription proceeds from you and the other investors and must be without recourse to you and the other investors. The partnership's repayment of any borrowings would be from partnership production revenues and would reduce or delay your cash distributions.

If the managing general partner loans money to the partnership, which it is not required to do, then:

         o the interest charged to the partnership must not exceed the managing general partner's interest cost or the interest that would be charged to the partnership without reference to the managing general partner's financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and

         o the managing general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the managing general partner.

Currently, Atlas America and its affiliates, Resource Energy, Inc. and Viking Resources Corporation (the "borrowers") participate in a $45 million revolving credit facility with a group of banks with PNC Bank as the agent bank. Borrowings under the facility are collateralized by substantially all the assets of Atlas America, the managing general partner, Resource Energy, Inc. and Viking Resources Corporation. This includes the managing general partner's interests in its partnerships, but does not include any investor's interest in the partnership. A breach of the loan agreement by any of the borrowers constitutes a default under the loan. The credit facility has a term ending in June 2003. As of March 31, 2002, the managing general partner had no outstanding balance under the revolving credit facility, however, the borrowers had an outstanding balance of approximately $42.2 million and also had a $2.8 million letter of credit issued under the facility. See footnotes 3 and 5 to the managing general partner's audited financial statements for more details concerning the credit facility and inter-company borrowings in "Financial Information Concerning the Managing General Partner and the Partnership."

                                  COMPENSATION

The items of compensation paid to the managing general partner and its affiliates from the partnership are set forth below.

Natural Gas and Oil Revenues

Subject to the managing general partner's subordination obligation, the investors and the managing general partner will share in partnership revenues in the same percentages as their respective capital contributions bear to the total partnership capital contributions except that the managing general partner will receive an additional 7% of partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contribution.

Lease Costs

Under the partnership agreement the managing general partner will contribute to the partnership all the undeveloped leases necessary to cover each of the partnership's prospects. The managing general partner will receive a credit to its capital account equal to:

         o        the cost of the leases; or

         o the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

The cost of the leases will include a portion of the managing general partner's reasonable, necessary, and actual expenses for services allocated to the partnership's leases by it using industry guidelines.

In the partnership's primary areas of interest, the managing general partner's lease cost is approximately $4,335 per prospect assuming the partnership acquires 100% of the interest in the prospect. The managing general partner's credit for lease costs will be proportionally reduced to the extent the partnership acquires less than 100% of the interest in the prospect. In this regard, a gross well is a well in which the partnership owns an interest, and a net well is a well in which the partnership's actual interest in the well, which may be less than 100%, is divided by one hundred. Assuming all the leases are situated in these areas, the managing general partner estimates that its credit for lease costs will be:

         o $20,375 if $1 million is received, which is 4.7 net wells times $4,335 per prospect; and

         o $844,025 if $40 million is received, which is 194.7 net wells times $4,335 per prospect.

Drilling the partnership's wells may also provide the managing general partner with offset prospects to be drilled by allowing it to determine at the partnership's expense the value of adjacent acreage in which the partnership would not have any interest.

Drilling Contracts

The partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership wells at cost plus 15%. The managing general partner has determined that this is a competitive rate compared with the estimated costs of non-affiliated persons to drill and equip wells in the Appalachian Basin as reported by an independent industry association which surveyed other non-affiliated operators in the area. If this rate subsequently exceeds competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rate will be adjusted to the competitive rate. The managing general partner expects to subcontract some of the actual drilling and completion of the partnership's wells to third-parties selected by it. However, the managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of drilling contractor services, and may not profit by drilling in contravention of its fiduciary obligations to the partnership.

Cost, when used with respect to services, generally means the reasonable, necessary, and actual expense incurred in providing the services, determined in accordance with generally accepted accounting principles. The cost of the well includes reimbursement to the managing general partner of its general and administrative overhead of $14,380 per well and all ordinary costs of drilling, testing and completing the well. This includes the cost of the following for a natural gas well, which will be the classification of the majority of the wells:

         o a second completion and frac, which means, in general, treating a second potentially productive geological formation in an attempt to enhance the gas production from the well;

         o installing gathering lines for the natural gas of up to 2,500 feet; and

         o        the necessary facilities for the production of natural gas.

The amount of compensation that the managing general partner could earn as a result of these arrangements depends on many factors, including the number of wells drilled. Assuming a 100% interest in the wells, the managing general partner anticipates that the average cost of drilling and completing approximately 204 wells, which includes all of the proposed wells set forth in "Appendix A - Information Regarding Currently Proposed Wells," excluding lease costs, will be approximately $238,500 per well. This estimate was based on the number of wells, including the currently proposed wells, which the managing general partner estimates will be drilled in each area, and their associated drilling and completion costs, which are different for each area. Based on this anticipated average cost for a 100% interest in each partnership well, the managing general partner expects that it will receive a profit of 15% (approximately $27,000) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors. The actual compensation received by the managing general partner as a result of the partnership's drilling operations will vary from these assumptions, but the managing general partner's profit will not in any event exceed 15% of the costs of drilling and completing the wells. Also, to the extent that the partnership acquires less than a 100% interest in a well, its drilling and completion costs of that well will be proportionately decreased.

Subject to the foregoing, the managing general partner estimates that its general and administrative overhead reimbursement of $14,380 and profit of 15% (approximately $27,000), which totals $41,380 per well, will be:

         o $194,486 if $1 million is received, which is 4.7 net wells times $41,380; and

         o $8,056,686 if $40 million is received, which is 194.7 net wells times $41,380.

The anticipated average cost of $238,500 per well as discussed above consists of:

         o        intangible drilling costs of approximately $186,030 (78%); and

         o        equipment costs of approximately $52,470 (22%).

In this regard, the managing general partner further anticipates that the cost of drilling and completing any given well in the partnership's primary areas, excluding lease costs, may range from as low as $160,000 to as high as $330,000, depending on the area and assuming a 100% interest in the well.

Per Well Charges

Under the drilling and operating agreement when the wells begin producing the managing general partner, as operator of the wells, will receive the following:

         o reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

         o well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

Currently the competitive rate is $275 per well per month. The well supervision fees will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and may be adjusted for inflation annually beginning January 1, 2004. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received under the partnership agreement.

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery, and sale of natural gas and oil, such as:

         o        well tending, routine maintenance, and adjustment;

         o reading meters, recording production, pumping, maintaining appropriate books and records; and

         o preparing reports to the partnership and to government agencies.

The well supervision fees do not include costs and expenses related to:

         o        the purchase of equipment, materials, or third-party services;

         o        brine disposal; and

         o        rebuilding of access roads.

These costs will be charged at the invoice cost of the materials purchased or the third-party services performed.

Assuming the partnership acquires 100% of the interest in the wells, the managing general partner estimates that it will receive well supervision fees for the partnership's first 12 months of operation after all of the wells have been placed in production of:

         o $15,510 if $1 million is received, which is 4.7 net wells at $275 per well per month; and

         o $642,510 if $40 million is received, which is 194.7 net wells at $275 per well per month.

Gathering Fees

The managing general partner anticipates that Atlas Pipeline Partners will gather and deliver the majority of the natural gas produced by the partnership to interstate pipeline systems, local distribution companies, or industrial end-users in the area. As described in "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas," the managing general partner's affiliate, Atlas America, controls and manages the pipeline for Atlas Pipeline Partners. Also, Atlas America and the managing general partner's affiliates, Resource Energy and Viking Resources (the "Resource Entities"), which do not include the partnership, have an agreement with Atlas Pipeline Partners which provides that generally all of the gas produced by their affiliated partnerships, which includes the partnership, will be gathered and transported through Atlas Pipeline Partners and that the Resource Entities must pay the greater of $.35 per mcf or 16% of the gross sales price for each mcf transported by these affiliated partnerships. The partnership, however, will pay a gathering fee directly to the managing general partner. The current rates for gathering fees which have been determined by the managing general partner for the partnership's primary and secondary drilling areas are set forth in the chart below. Although the gathering fee paid by the partnership to the managing general partner may be increased by the managing general partner from those set forth in the chart below, they have not been increased by the managing general partner in several years and, in any event, may not exceed a competitive rate. The gathering fee paid to the managing general partner by the partnership will be paid by the managing general partner to Atlas Pipeline Partners and applied towards the obligation of the Resource Entities to Atlas Pipeline Partners or to the third-party gathering the natural gas.

                                                                                     Current Amount of Gathering Fees to be
The Partnership's Primary and                                                        Paid by the Partnership to Managing
Secondary Drilling Areas                                                             General Partner (1)
------------------------                                                             -------------------
      Clinton/Medina Geological Formation in Western Pennsylvania in
          Mercer, Lawrence, Warren, Venango and Crawford Counties,
          and Eastern Ohio primarily in Stark, Mahoning, Trumbull and
          Portage Counties ..........................................................................$.29 per mcf
      Clinton/Medina Geological Formation in Southern Ohio...........................................$.35 per mcf
      Mississippian/Upper Devonian Sandstone Reservoirs in
          Fayette and Greene Counties, Pennsylvania..................................................$.35 per mcf
      Upper Devonian Sandstone Reservoirs in
          Armstrong County, Pennsylvania......................................................................(2)
      Clinton/Medina Geological Formation in New York................................................$.35 per mcf
      Mississippian Berea Sandstone Geological Formation in
          Columbiana County, Ohio....................................................................$.35 per mcf
      Devonian Oriskany Sandstone Geological Formation in
          Tuscarawas County, Ohio....................................................................$.35 per mcf

----------
(1) The gathering fee paid by the partnership must not exceed a competitive rate as determined by the managing general partner, and the managing general partner may increase or decrease the gathering fee to a competitive rate from time to time if conditions in the industry change.

(2) The partnership will use a gathering system provided by a third-party joint venture partner which will not charge the partnership a gathering fee if it markets the gas. If the partnership markets its own gas, then it will pay a gathering fee of $.20 per mcf.

The actual amount to be paid to the managing general partner cannot be quantified because the volume of natural gas that will be produced from the wells and transported by Atlas Pipeline Partners cannot be predicted.

Dealer-Manager Fees

Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the selling agents' bona fide accountable due diligence expenses. Anthem Securities is a wholly-owned subsidiary of AIC, Inc., which owns 100% of the common stock of the managing general partner. The dealer-manager will receive:

         o        $105,000 if $1 million is received; and

         o        $4,200,000 if $40 million is received.

All of the sales commissions and reimbursement of the selling agents' bona fide accountable due diligence expenses will be reallowed to the selling agents, but only a portion of the reimbursement of marketing expenses may be allowed to the selling agents. Generally, the 2.5% dealer-manager fee will be reallowed to the Regional Marketing Directors, who are associated with Anthem Securities, for subscriptions obtained through their effort.

Interest and Other Compensation

The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of the partnership. If the managing general partner provides equipment, supplies, and other services to the partnership, then it may do so at competitive industry rates.

Estimate of Administrative Costs and Direct Costs to be Borne by the Partnership The managing general partner and its affiliates will receive an unaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. This fee will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and will not be received for plugged and abandoned wells. The managing general partner estimates that the unaccountable, fixed payment reimbursement for administrative costs allocable to the partnership's first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

         o $4,230 if $1 million is received, which is 4.7 net wells at $75 per well per month; and

         o $175,230 if $40 million is received, which is 194.7 net wells at $75 per well per month.

Direct costs will be billed directly to and paid by the partnership to the extent practicable. The anticipated direct costs set forth below for the partnership's first 12 months of operation after all of its wells have been placed into production may vary from the estimates shown for numerous reasons which cannot accurately be predicted. These reasons include:

         o        the number of investors;

         o        the number of wells drilled;

         o        the partnership's degree of success in its activities;

         o        the extent of any production problems;

         o        inflation; and

         o various other factors involving the administration of the partnership.

                                                     Minimum          Maximum
                                                  Subscriptions    Subscriptions
                                                  of $1 million   of $40 million
                                                  -------------   --------------
Direct Costs
     External Legal...............................   $ 6,000          $ 8,000
     Accounting Fees..............................     4,000            8,000
     Independent Engineering Reports..............     1,500            3,000
                                                      ------            -----
     TOTAL .......................................   $11,500          $19,000
                                                     =======          =======

                              TERMS OF THE OFFERING

Subscription to the Partnership

The partnership will offer a minimum of 100 units, which is $1 million, and a maximum of 4,000 units, which is $40 million. Units are offered at a subscription price of $10,000 per unit, subject to certain exceptions, which are described in "Plan of Distribution," and must be paid 100% in cash at the time of subscribing. Your minimum subscription is one unit; however, the managing general partner, in its discretion, may accept one-half unit ($5,000) subscriptions from you at any time. Larger subscriptions will be accepted in $1,000 increments, beginning with $6,000, $7,000, etc.

The managing general partner will have exclusive management authority for the partnership. You will have the election to purchase units as either an investor general partner or a limited partner.

Partnership Closings and Escrow

The offering period will begin on the date of this prospectus, and will end on or before December 31, 2002, as determined by the managing general partner, in its sole discretion, which will not be extended. Also, subject to the receipt of the minimum subscriptions of $1 million, the managing general partner may close the offering period before this date. No subscriptions to the partnership will be accepted after either:

         o        the receipt of the maximum subscriptions, or

         o        the close of the offering by the managing general partner.

If subscriptions for $1 million are not received by the offering termination date, then the sums deposited in the escrow account will be promptly returned to you and the other subscribers with interest and without deduction for any fees. Although the managing general partner and its affiliates may buy up to 10% of the units, they do not currently anticipate purchasing any units. If they do buy units, then those units will not be applied towards the minimum subscriptions required for the partnership to break escrow and begin operations.

Subscription proceeds will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscriptions. On receipt of the minimum subscriptions the partnership may break escrow, transfer the partnership funds to a partnership account, and begin its activities, including drilling. The managing general partner does not anticipate that there will be any production before the offering closes. After breaking escrow additional subscription payments may be paid directly to the partnership account and will continue to earn interest until the offering closes.

You will receive interest on your subscription proceeds from the time they are deposited in the escrow account, or the partnership account if you subscribe after the minimum subscriptions have been received and escrow has been broken, until the final closing of the partnership. The interest will be paid to you not later than the partnership's first cash distribution from operations.

Subscription proceeds will be invested during the escrow period only in institutional investments comprised of or secured by securities of the United States government. After the funds are transferred to the partnership account and before their use in partnership operations, they may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the managing general partner determines that the partnership may be deemed an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscriptions will not be commingled with the funds of the managing general partner or its affiliates, nor will subscriptions be subject to their creditors' claims before they are paid to the managing general partner under the drilling and operating agreement.

Acceptance of Subscriptions

Your execution of the subscription agreement constitutes your offer to buy units and hold the offer open until either:

         o your subscription is accepted or rejected by the managing general partner; or

         o        you withdraw your offer.

To withdraw your offer, you must give written notice to the managing general partner before your offer is accepted by the managing general partner. Your subscription will be accepted or rejected by the partnership within 30 days of its receipt. The managing general partner's acceptance of your subscription is discretionary, and the managing general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds.

When you will be admitted to the partnership depends on whether your subscription is accepted before or after breaking escrow. If your subscription is accepted:

         o before breaking escrow you will be admitted to the partnership not later than 15 days after the release from escrow of the investors' funds to the partnership; and

         o after breaking escrow you will be admitted to the partnership not later than the last day of the calendar month in which your subscription was accepted by the partnership.

Your execution of the subscription agreement and the managing general partner's acceptance also constitutes your:

         o execution of the partnership agreement and agreement to be bound by its terms as a partner; and

         o grant of a special power of attorney to the managing general partner to file amended certificates of limited partnership, governmental reports, and other matters.

Suitability Standards

In General. It is the obligation of persons selling the units to make every reasonable effort to assure that the units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth. However, you should invest in the partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment. Also, subscriptions to the partnership will not be accepted from IRAs, Keogh plans and qualified retirement plans because the partnership's income would be characterized as unrelated business taxable income, which is subject to tax.

The decision to accept or reject your subscription will be made by the managing general partner, in its sole discretion, and is final. The managing general partner will not accept your subscription until it has reviewed your apparent qualifications, and the suitability determination must be maintained by the managing general partner during the partnership's term and for at least six years thereafter.

Units will be sold to you only if you have:

         o a minimum net worth of $225,000, exclusive of home, home furnishings, and automobiles; or

         o a minimum net worth of $60,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Internal Revenue Code of at least $60,000 without regard to an investment in the partnership.

However, if you are a resident of the states set forth below, then additional suitability requirements apply to you.

Purchasers of Limited Partner Units. If you are a resident of California and you purchase limited partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $65,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of Michigan or North Carolina and you purchase limited partner units, then you must:

         o have a net worth of not less than $225,000, exclusive of home, home furnishings, and automobiles; or

         o have a net worth of not less than $60,000, exclusive of home, home furnishings, and automobiles, and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

If you are a resident of New Hampshire and you purchase limited partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles; or

         o have a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles and $50,000 of taxable income.

In addition, if you are a resident of Michigan, Ohio, or Pennsylvania, then you must not make an investment in the partnership, which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Purchasers of Investor General Partner Units. If you are a resident of Alabama, Maine, Massachusetts, Minnesota, North Carolina, Ohio, Pennsylvania, Tennessee, Texas, or Washington and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         o have a combined "gross income" as defined in Internal Revenue Code Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Mississippi, Missouri, New Mexico, Oklahoma, Oregon, South Dakota or Vermont and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         o have a combined "gross income" as defined in Internal Revenue Code Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of New Hampshire and you purchase investor general partner units, then you must:

         o have a net worth, exclusive of home, home furnishings, and automobiles, of $250,000; or

         o have a net worth, exclusive of home, home furnishings, and automobiles, of $125,000 and $50,000 of taxable income.

In addition, if you are a resident of Michigan, Ohio or Pennsylvania, then you must not make an investment in the partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings, and automobiles.

If you are a resident of California and you purchase investor general partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $120,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current tax year of not less than $200,000.

Fiduciary Accounts and Confirmations. If there is a sale of a unit to a fiduciary account, then all the suitability standards set forth above must be met by:

         o        the beneficiary;

         o        the fiduciary account; or

         o the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and the managing general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus. Also, the managing general partner will:

         o not complete a sale of units to you until at least five business days after the date you receive a final prospectus; and

         o        send you a confirmation of purchase.

                                PRIOR ACTIVITIES

The following tables reflect certain historical data with respect to 29 private drilling partnerships which raised a total of $140,593,074, and 10 public drilling partnerships which raised a total of $96,261,205, that the managing general partner has sponsored. The tables also reflect certain historical data with respect to 1999 Viking Resources LP, a private drilling program which raised $4,555,210, and is the only drilling program sponsored by Viking Resources after it was acquired by Resource America in August 1999. Information concerning other programs sponsored by Viking Resources before it was acquired by Resource America will be provided to you on written request to the managing general partner. The tables also do not include information concerning wells acquired by Atlas through merger or other form of acquisition.

Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

It should not be assumed that you and the other investors will experience returns, if any, comparable to those experienced by investors in the prior drilling partnerships for several reasons, including, but not limited to, differences in:

         o        partnership terms;

         o        property locations;

         o        partnership size; and

         o        economic considerations,

The results of the prior drilling partnerships should be viewed only as a measure of the level of activity and experience of the managing general partner with respect to drilling partnerships.

Table 1 sets forth certain sales information of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                     TABLE 1
                           EXPERIENCE IN RAISING FUNDS
                              AS OF APRIL 15, 2002

                                                              Managing                                             Years
                                  Number                      General                    Date         Date of      Wells    Previous
                                    of        Investor        Partner         Total   Operations       First        In      Assess-
     Partnership                Investors     Capital         Capital        Capital    Began      Distributions Production   ments
     -----------                ---------     -------         -------        -------    -----      ------------- ----------   -----
1.   Atlas L.P. #1 - 1985           19        $600,000        $114,800       $714,800   12/31/85       07/02/86     16.30      -0-
2.   A.E. Partners 1986             24         631,250         120,400        751,650   12/31/86       04/02/87     15.30      -0-
3.   A.E. Partners 1987             17         721,000         158,269        879,269   12/31/87       04/02/88     14.30      -0-
4.   A.E. Partners 1988             21         617,050         135,450        752,500   12/31/88       04/02/89     13.30      -0-
5.   A.E. Partners 1989             21         550,000         120,731        670,731   12/31/89       04/02/90     12.30      -0-
6.   A.E. Partners 1990             27         887,500         244,622      1,132,122   12/31/90       04/02/91     11.30      -0-
7.   A.E. Nineties-10               60       2,200,000         484,380      2,684,380   12/31/90       03/31/91     11.08      -0-
8.   A.E. Nineties-11               25         750,000         268,003      1,018,003   09/30/91       01/31/92     10.25      -0-
9.   A.E. Partners 1991             26         868,750         318,063      1,186,813   12/31/91       04/02/92     10.08      -0-
10.  A.E. Nineties-12               87       2,212,500         791,833      3,004,333   12/31/91       04/30/92     10.00      -0-
11.  A.E. Nineties-JV 92           155       4,004,813       1,414,917      5,419,730   10/28/92       04/05/93      9.33      -0-
12.  A.E. Partners 1992             21         600,000         176,100        776,100   12/14/92       07/02/93      8.83      -0-
13.  A.E. Nineties-Public #1       221       2,988,960         528,934      3,517,894   12/31/92       07/15/93      8.58      -0-
14.  A.E. Nineties-1993 Ltd.       125       3,753,937       1,264,183      5,018,120   10/08/93       02/10/94      8.25      -0-
15.  A.E. Partners 1993             21         700,000         219,600        919,600   12/31/93       07/02/94      8.00      -0-
16.  A.E. Nineties-Public #2       269       3,323,920         587,340      3,911,260   12/31/93       06/15/94      7.75      -0-
17.  A.E. Nineties-14              263       9,940,045       3,584,027     13,524,072   08/11/94       01/10/95      7.25      -0-
18.  A.E. Partners 1994             23         892,500         231,500      1,124,000   12/31/94       07/02/95      7.00      -0-
19.  A.E. Nineties-Public #3       391       5,799,750         928,546      6,728,296   12/31/94       06/05/95      7.00      -0-
20.  A.E. Nineties-15              244      10,954,715       3,435,936     14,390,651   09/12/95       02/07/96      6.17      -0-
21.  A.E. Partners 1995             23         600,000         244,725        844,725   12/31/95       10/02/96      5.75      -0-
22.  A.E. Nineties-Public #4       324       6,991,350       1,287,752      8,279,102   12/31/95       07/08/96      6.00      -0-
23.  A.E. Nineties-16              274      10,955,465       1,643,320     12,598,785   07/31/96       01/12/97      5.33      -0-
24.  A.E. Partners 1996             21         800,000         367,416      1,167,416   12/31/96       07/02/97      5.00      -0-
25.  A.E. Nineties-Public #5       378       7,992,240       1,654,740      9,646,980   12/31/96       06/08/97      5.00      -0-
26.  A.E. Nineties-17              217       8,813,488       2,113,947     10,927,435   08/29/97       12/12/97      4.42      -0-
27.  A.E. Nineties-Public #6       393       9,901,025       1,950,345     11,851,370   12/31/97       06/08/98      4.00      -0-
28.  A.E. Partners 1997             13         506,250         231,050        737,300   12/31/97       07/02/98      3.83      -0-
29.  A.E. Nineties-18              225      11,391,673       3,448,751     14,840,424   07/31/98       01/07/99      3.33      -0-
30.  A.E. Nineties-Public #7       366      11,988,350       3,812,150     15,800,500   12/31/98       07/10/99      3.00      -0-
31.  A.E. Partners 1998             26       1,740,000         756,360      2,496,360   12/31/98       07/02/99      3.00      -0-
32.  A.E. Nineties-19              288      15,720,450       4,776,598     20,497,048   09/30/99       01/14/00      2.50      -0-
33.  A.E. Nineties-Public #8       380      11,088,975       3,148,181     14,237,156   12/31/99       06/09/00      2.00      -0-
34.  A.E. Partners 1999              8         450,000         196,500        646,500   12/31/99       10/02/00      1.75      -0-
35.  1999 Viking Resources LP      131       4,555,210       1,678,038      6,233,248   12/31/99       06/01/00      1.75      -0-
36.  Atlas America - Series 20     361      18,809,150       6,297,945     25,107,095   09/30/00       01/30/01      1.50      -0-
37.  Atlas America - Public #9     530      14,905,465       5,563,527     20,468,992   12/31/00       07/13/01      1.10      -0-
38.  Atlas America - Series 21-A   282      12,510,713       4,456,573     16,967,286   05/15/01       11/16/01      0.85      -0-
39.  Atlas America - Series 21-B   360      17,411,825       6,449,743     23,861,568   09/19/01       03/02/02      0.25      -0-
40.  Atlas America - Public #10    818      21,281,170       7,354,491     28,635,661   12/31/01             (1)       (1)     -0-

(1) This program closed December 31, 2001, and its first distribution is expected in the summer of 2002.

Table 2 reflects the drilling activity of previous development drilling partnerships sponsored by the managing general partner and its affiliates. All the wells were development wells. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.


                                     TABLE 2
                       WELL STATISTICS - DEVELOPMENT WELLS
                              AS OF APRIL 15, 2002

                                              GROSS WELLS (1)                                    NET WELLS (2)
                                  -----------------------------------             -------------------------------------------
Partnership                        Oil             Gas         Dry (3)            Oil                 Gas             Dry (3)
-----------                        ---             ---         -------            ---                 ---             -------
Atlas L.P. #1 - 1985                 0               7            1                 0                  3.15             0.25
A.E. Partners 1986                   0               8            0                 0                  3.50             0.00
A.E. Partners 1987                   0               9            0                 0                  4.10             0.00
A.E. Partners 1988                   0               9            0                 0                  3.80             0.00
A.E. Partners 1989                   0              10            0                 0                  3.30             0.00
A.E. Partners 1990                   0              12            0                 0                  5.00             0.00
A.E. Nineties-10                     0              12            0                 0                 11.50             0.00
A.E. Nineties-11                     0              14            0                 0                  4.30             0.00
A.E. Partners 1991                   0              12            0                 0                  4.95             0.00
A.E. Nineties-12                     0              14            0                 0                 12.50             0.00
A.E. Nineties-JV 92                  0              52            0                 0                 24.44             0.00
A.E. Partners 1992                   0               7            0                 0                  3.50             0.00
A.E. Nineties-Public #1              0              14            0                 0                 14.00             0.00
A.E. Nineties-1993 Ltd.              0              20            1                 0                 19.40             1.00
A.E. Partners 1993                   0               8            0                 0                  4.00             0.00
A.E. Nineties-Public #2              0              16            0                 0                 15.31             0.00
A.E. Nineties-14                     0              55            2                 0                 55.00             2.00
A.E. Partners 1994                   0              12            0                 0                  5.00             0.00
A.E. Nineties-Public #3              0              27            1                 0                 26.00             1.00
A.E. Nineties-15                     0              61            1                 0                 55.50             1.00
A.E. Partners 1995                   0               6            0                 0                  3.00             0.00
A.E. Nineties-Public #4              0              31            0                 0                 30.50             0.00
A.E. Nineties-16                     0              57            6                 0                 47.50             4.50
A.E. Partners 1996                   0              13            0                 0                  4.84             0.00
A.E. Nineties-Public #5              0              36            0                 0                 35.91             0.00
A.E. Nineties-17                     0              52            5                 0                 42.00             4.00
A.E. Nineties-Public #6              0              55            0                 0                 44.45             0.00
A.E. Partners 1997                   0               6            0                 0                  2.81             0.00
A.E. Nineties-18                     0              63            0                 0                 58.00             0.00
A.E. Nineties-Public #7              0              64            0                 0                 57.50             0.00
A.E. Partners 1998                   0              19            0                 0                  9.50             0.00
A.E. Nineties-19                     0              86            4                 0                 79.75             4.00
A.E. Nineties-Public #8              0              58            0                 0                 54.66             0.00
A.E. Partners 1999                   0               5            0                 0                  2.50             0.00
1999 Viking Resources LP             0              25            2                 0                 23.00             2.00
Atlas America - Series 20            0             106            1                 0                100.25             1.00
Atlas America - Public #9            0              85            2                 0                 80.75             2.00
Atlas America - Series 21-A          0              67            0                 0                 62.40             0.00
Atlas America - Series 21-B          0              89            0                 0                 83.40             0.00
Atlas America - Public #10 (4)       0             107            3                 0                103.15             3.00
                                  ----            ----         ----              ----               -------            -----
                                     0            1409           29                 0               1204.12            25.75
                                  ====            ====         ====              ====               =======            =====

----------
(1)      A "gross well" is one in which a leasehold interest is owned.

(2) A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. For example, a 50% leasehold interest in a well is one gross well, but a .50 net well.

(3) A "Dry Hole" means a well which is plugged and abandoned with or without a completion because the operator has determined that it will not be productive of gas and/or oil in commercial quantities.

(4) This program closed on December 31, 2001, and had not drilled all of its wells as of the date of this table.

Table 3 provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.

                                     TABLE 3
                 INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                              AS OF APRIL 15, 2002

                                                                                                    TOTAL COSTS
                                                                               -----------------------------------------------------
Partnership                                          Investor Capital (1)       Operating              Admin.              Direct
-----------                                          --------------------       ---------              ------              ------
Atlas L.P. #1 - 1985                                      $   600,000          $   187,306          $    39,288          $     9,679
A.E. Partners 1986                                            631,250              150,495               60,014                8,446
A.E. Partners 1987                                            721,000              142,460               52,569                8,419
A.E. Partners 1988                                            617,050              119,418               49,325                7,901
A.E. Partners 1989                                            550,000              113,607               52,907                6,962
A.E. Partners 1990                                            887,500              168,463               73,850                8,287
A.E. Nineties - 10                                          2,200,000              357,638               72,634               24,130
A.E. Nineties - 11                                            750,000              138,539               82,480               53,233
A.E. Partners 1991                                            868,750              150,253               95,864               16,298
A.E. Nineties - 12                                          2,212,500              373,442               77,546              117,070
A.E. Nineties - JV 92                                       4,004,813              588,115              125,574              208,736
A.E. Partners 1992                                            600,000               85,008               47,738                6,375
A.E. Nineties - Public #1                                   2,988,960              360,382               77,578               90,452
A.E. Nineties - 1993 Ltd.                                   3,753,937              436,199               86,284               42,640
A.E. Partners 1993                                            700,000              104,769               34,875                5,948
A.E. Nineties - Public #2                                   3,323,920              354,160               69,141               44,990
A.E. Nineties - 14                                          9,940,045            1,071,187              209,622               49,504
A.E. Partners 1994                                            892,500               89,445               39,618                4,988
A.E. Nineties - Public #3                                   5,799,750              530,804              106,485               47,680
A.E. Nineties - 15                                         10,954,715              996,132              199,781               31,866
A.E. Partners 1995                                            600,000               57,546               13,908                4,188
A.E. Nineties - Public #4                                   6,991,350              623,859              114,125               43,748
A.E. Nineties - 16                                         10,955,465              828,165              141,983               44,959
A.E. Partners 1996                                            800,000               73,445               17,112               39,416
A.E. Nineties - Public #5                                   7,992,240              562,337              103,967               31,598
A.E. Nineties - 17                                          8,813,488              565,929               99,830              100,677
A.E. Nineties - Public #6                                   9,901,025              634,742              107,893               32,468
A.E. Partners 1997                                            506,250               36,495                8,183               26,258
A.E. Nineties - 18                                         11,391,673              676,337              108,036              261,005
A.E. Nineties - Public #7                                  11,988,350              600,781               82,400               33,389
A.E. Partners 1998                                          1,740,000              110,967               16,006               41,097
A.E. Nineties - 19                                         15,720,450              698,325               91,891                9,185
A.E. Nineties - Public #8                                  11,088,975              524,402               56,937               27,107
A.E. Partners 1999                                            450,000               20,723                1,584                2,000
1999 Viking Resources LP                                    4,555,210              535,286                    0               46,920
Atlas America - Series 20                                  18,809,150              718,098               61,300               38,207
Atlas America - Public #9                                  14,905,465              531,171               29,580                7,067
Atlas America - Series 21-A (4)                            12,510,713              171,013               14,838                2,647
Atlas America - Series 21-B (4)                            17,411,825              112,456               12,991                2,681
Atlas America - Public #10 (4)                             21,281,170                    0                    0                    0

                                                                                                  Average         Latest Quarterly
                                                            Cash                  Cash on          Yearly        Cash Distribution
                                                       Distributions (2)        Cash Return        Return       As of Date of Table
                                                       -----------------        -----------        ------       -------------------
Atlas L.P. #1 - 1985                                      $ 1,416,544                  236%           14%           $     8,908
A.E. Partners 1986                                            684,257                  108%            7%                 5,898
A.E. Partners 1987                                            575,126                   80%            6%                 5,318
A.E. Partners 1988                                            518,301                   84%            6%                 4,760
A.E. Partners 1989                                            696,120                  127%           10%                 6,654
A.E. Partners 1990                                            944,485                  106%            9%                12,372
A.E. Nineties - 10                                          1,682,973                   76%            7%                18,541
A.E. Nineties - 11                                            996,168                  133%           13%                10,967
A.E. Partners 1991                                          1,027,643                  118%           12%                15,055
A.E. Nineties - 12                                          1,872,042                   85%            8%                21,913
A.E. Nineties - JV 92                                       3,898,027                   97%           10%                65,397
A.E. Partners 1992                                            705,787                  118%           13%                 8,536
A.E. Nineties - Public #1                                   2,151,427                   72%            8%                30,358
A.E. Nineties - 1993 Ltd.                                   2,102,586                   56%            7%                17,275
A.E. Partners 1993                                            832,048                  119%           15%                15,228
A.E. Nineties - Public #2                                   1,947,072                   59%            8%                38,485
A.E. Nineties - 14                                          5,342,048                   54%            7%                81,977
A.E. Partners 1994                                            877,339                   98%           14%                23,726
A.E. Nineties - Public #3                                   3,371,305                   58%            8%                78,192
A.E. Nineties - 15                                          6,455,233                   59%           10%               128,830
A.E. Partners 1995                                            341,827                   57%           10%                 5,223
A.E. Nineties - Public #4                                   2,798,563                   40%            7%                63,264
A.E. Nineties - 16                                          4,308,523                   39%            7%               109,067
A.E. Partners 1996                                            413,598                   52%           10%                11,394
A.E. Nineties - Public #5                                   3,100,566                   39%            8%                88,343
A.E. Nineties - 17                                          3,683,253                   42%            9%               140,294
A.E. Nineties - Public #6                                   4,064,359                   41%           10%               172,802
A.E. Partners 1997                                            260,891                   52%           13%                 7,737
A.E. Nineties - 18                                          4,006,042                   35%           11%               173,180
A.E. Nineties - Public #7                                   3,105,002                   26%            9%               147,238
A.E. Partners 1998                                            790,942                   45%           15%                36,340
A.E. Nineties - 19                                          4,058,774                   26%           10%               234,728
A.E. Nineties - Public #8                                   3,131,022                   28%           14%               189,937
A.E. Partners 1999                                            237,447                   53%           30%                11,639
1999 Viking Resources LP                                    4,271,362                   94%           54%               379,286
Atlas America - Series 20                                   7,095,202                   38%           25%               751,985
Atlas America - Public #9                                   2,865,969                   19%           17%               705,170
Atlas America - Series 21-A (4)                               692,265                    6%            7%               455,783
Atlas America - Series 21-B (4)                               246,016                    1%            6%               246,016
Atlas America - Public #10 (4)                                      0                    0%            0%                     0

----------
(1) There have been no partnership borrowings other than from the managing general partner. The approximate principal amounts of such borrowings are as follows:

         o        A.E. Nineties-10 - $330,000;

         o        A.E. Nineties-11 - $125,000; and

         o        A.E. Nineties-12 - $365,500.

         A portion of each partnership's cash distributions was used to repay that partnership's loan.

(2) All cash distributions were from the sale of gas, and not sales of properties.

(3) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $307,434 in accordance with the terms of the offering.

(4) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 3A provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                    TABLE 3A
                            MANAGING GENERAL PARTNER
                     OPERATING RESULTS - INCLUDING EXPENSES
                              AS OF APRIL 15, 2002

                                                                                                   Total Costs
                                                       Managing General        -----------------------------------------------------
Partnership                                            Partner Capital         Operating              Admin.                Direct
-----------                                            ---------------         ---------              ------                ------
Atlas L.P. #1 - 1985                                      $   114,800          $    35,677          $     7,483          $     1,844
A.E. Partners 1986                                            120,400               28,666               11,431                1,609
A.E. Partners 1987                                            158,269               41,075               15,157                2,427
A.E. Partners 1988                                            135,450               38,459               15,885                2,545
A.E. Partners 1989                                            120,731               24,938               11,614                1,528
A.E. Partners 1990                                            244,622               56,154                    0                    0
A.E. Nineties - 10                                            484,380              119,213                    0                    0
A.E. Nineties - 11                                            268,003               59,374               35,348               17,756
A.E. Partners 1991                                            318,063               50,084                    0                    0
A.E. Nineties - 12                                            791,833              160,047               33,234               24,666
A.E. Nineties - JV 92                                       1,414,917              289,669               61,850               18,508
A.E. Partners 1992                                            176,100               28,336                    0                    0
A.E. Nineties - Public #1                                     528,934              113,805               24,498               20,946
A.E. Nineties - 1993 Ltd.                                   1,264,183              186,943               36,979               14,692
A.E. Partners 1993                                            219,600               34,923                    0                    0
A.E. Nineties - Public #2                                     587,340              111,840               21,834               19,281
A.E. Nineties - 14                                          3,584,027              527,599              103,247               14,969
A.E. Partners 1994                                            231,500               29,815                    0                    0
A.E. Nineties - Public #3                                     928,546              176,935               35,495               20,434
A.E. Nineties - 15                                          3,435,936              426,914               85,620               13,657
A.E. Partners 1995                                            244,725               19,182                    0                    0
A.E. Nineties - Public #4                                   1,287,752              207,953               38,042               17,499
A.E. Nineties - 16                                          1,643,320              226,822               38,887               11,748
A.E. Partners 1996                                            367,416               24,482                    0                    0
A.E. Nineties - Public #5                                   1,654,740              187,446               34,656               13,542
A.E. Nineties - 17                                          2,113,947              204,042               35,993                8,266
A.E. Nineties - Public #6                                   1,950,345              211,581               35,964               13,915
A.E. Partners 1997                                            231,050               12,165                    0                    0
A.E. Nineties - 18                                          3,448,751              311,016               49,681                6,667
A.E. Nineties - Public #7                                   3,812,150              269,916               37,020               14,309
A.E. Partners 1998                                            756,360               36,989                    0                    0
A.E. Nineties - 19                                          4,776,598              321,127               42,256                3,936
A.E. Nineties - Public #8                                   3,148,181              214,192               23,256               11,617
A.E. Partners 1999                                            196,500                6,908                    0                    0
1999 Viking Resources LP                                    1,678,038              178,429                    0               15,640
Atlas America - Series 20                                   6,297,945              265,598               22,673               16,375
Atlas America - Public #9                                   5,563,527              216,957               12,082                2,887
Atlas America - Series 21-A (2)                             4,588,337               87,449                7,587                1,353
Atlas America - Series 21-B (2)                             6,449,743               57,932                6,692                1,381
Atlas America - Public #10 (2)                              7,354,491                    0                    0                    0

                                                                      Latest Quarterly Cash
                                            Cash            Cash On    Distribution As of
                                      Distributions (1)   Cash Return     Date of Table
                                      -----------------   -----------     -------------
Atlas L.P. #1 - 1985                       $  268,367          234%       $    1,697
A.E. Partners 1986                            130,663          109%            1,123
A.E. Partners 1987                            148,088           94%            1,533
A.E. Partners 1988                            132,662           98%            1,533
A.E. Partners 1989                            158,438          131%            1,461
A.E. Partners 1990                            360,924          148%            4,991
A.E. Nineties - 10                            593,433          123%            7,364
A.E. Nineties - 11                            403,125          150%            4,700
A.E. Partners 1991                            433,507          136%            6,054
A.E. Nineties - 12                            771,895           97%            9,391
A.E. Nineties - JV 92                       1,005,806           71%           21,581
A.E. Partners 1992                            321,816          183%            3,562
A.E. Nineties - Public #1                     550,518          104%            9,587
A.E. Nineties - 1993 Ltd.                     422,560           33%            7,403
A.E. Partners 1993                            303,210          138%            5,643
A.E. Nineties - Public #2                     385,102           66%           12,153
A.E. Nineties - 14                          1,320,682           37%           40,377
A.E. Partners 1994                            307,247          133%            8,625
A.E. Nineties - Public #3                   1,000,003          108%           26,064
A.E. Nineties - 15                          1,822,898           53%           40,377
A.E. Partners 1995                             96,903           40%            2,199
A.E. Nineties - Public #4                     644,447           50%           21,088
A.E. Nineties - 16                            683,880           42%           29,872
A.E. Partners 1996                            144,014           39%            4,357
A.E. Nineties - Public #5                     639,744           39%           17,669
A.E. Nineties - 17                          1,017,278           48%           24,673
A.E. Nineties - Public #6                   1,030,510           53%           57,601
A.E. Partners 1997                             90,219           39%            3,054
A.E. Nineties - 18                          1,842,195           53%           79,638
A.E. Nineties - Public #7                     725,437           19%           42,631
A.E. Partners 1998                            269,443           36%           12,703
A.E. Nineties - 19                          1,447,540           30%          107,940
A.E. Nineties - Public #8                     820,645           26%           77,580
A.E. Partners 1999                             80,297           41%            4,207
1999 Viking Resources LP                    1,423,787           85%          126,429
Atlas America - Series 20                   2,626,849           42%          280,728
Atlas America - Public #9                   1,171,625           21%          288,027
Atlas America - Series 21-A (2)               353,984            8%          233,061
Atlas America - Series 21-B (2)               126,735            2%          126,735
Atlas America - Public #10 (2)                      0            0%                0

----------
(1) All cash distributions were from the sale of gas and not sales of properties.

(2) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 4 sets forth the managing general partner's estimate of the federal tax savings to investors in the managing general partner's prior development drilling partnerships, based on the maximum marginal tax rate in each year, the share of tax deductions as a percentage of their subscriptions, and the aggregate cash distributions. You are urged to consult with your own tax advisors concerning your specific tax situation and should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.


                                     TABLE 4
         SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
                                 APRIL 15, 2002

                                                                                 Estimated Federal Tax Savings From (1):
                                                 1st Year       Eff    ------------------------------------------------------------
                                  Investor          Tax         Tax    1st Year I.D.  Depletion                         Section 29
Partnership                       Capital        Deduct(2)      Rate     Deduct(3)   Allowance(3)  Depreciation(3)     Tax Credit(4)
-----------                       -------        ---------      ----     ---------   ------------  ---------------     -------------
Atlas L.P. #1 - 1985            $   600,000            99%      50.0%   $   298,337   $   123,293            N/A       $    55,915
A.E. Partners 1986                  631,250            99%      50.0%       312,889        68,889            N/A            13,507
A.E. Partners 1987                  721,000            99%      38.5%       356,895        52,194            N/A               N/A
A.E. Partners 1988                  617,050            99%      33.0%       244,351        48,065            N/A               N/A
A.E. Partners 1989                  550,000            99%      33.0%       179,685        65,543            N/A               N/A
A.E. Partners 1990                  887,500            99%      33.0%       275,125        91,913            N/A           266,142
A.E. Nineties - 10                2,200,000           100%      33.0%       726,000       174,528            N/A           495,105
A.E. Nineties - 11                  750,000           100%      31.0%       232,500       102,804            N/A           316,501
A.E. Partners 1991                  868,750           100%      31.0%       269,313       110,201            N/A           298,653
A.E. Nineties - 12                2,212,500           100%      31.0%       685,875       206,538            N/A           590,380
A.E. Nineties - JV 92             4,004,813          92.5%      31.0%     1,322,905       370,319            N/A           947,795
A.E. Partners 1992                  600,000           100%      31.0%       186,000        79,451            N/A           214,598
A.E. Nineties - Public #1         2,988,960          80.5%      36.0%       877,511       218,972        254,729               N/A
A.E. Nineties - 1993 Ltd.         3,753,937          92.5%      39.6%     1,378,377       215,526            N/A               N/A
A.E. Partners 1993                  700,000           100%      39.6%       273,216        82,814            N/A               N/A
A.E. Nineties - Public #2         3,323,920          78.7%      39.6%     1,036,343       191,316        279,039               N/A
A.E. Nineties - 14                9,940,045            95%      39.6%     3,739,445       543,289            N/A               N/A
A.E. Partners 1994                  892,500           100%      39.6%       353,430        81,084            N/A               N/A
A.E. Nineties - Public #3         5,799,750          76.2%      39.6%     1,752,761       338,877        498,399               N/A
A.E. Nineties - 15               10,954,715          90.0%      39.6%     3,904,261       630,399            N/A               N/A
A.E. Partners 1995                  600,000           100%      39.6%       237,600        26,263            N/A               N/A
A.E. Nineties - Public #4         6,991,350          80.0%      39.6%     2,214,860       262,612        468,991               N/A
A.E. Nineties - 16               10,955,465          86.8%      39.6%     3,361,289       403,441        753,490               N/A
A.E. Partners 1996                  800,000           100%      39.6%       316,800        40,119            N/A               N/A
A.E. Nineties - Public #5         7,992,240          84.9%      39.6%     2,530,954       316,346        476,609               N/A
A.E. Nineties - 17                8,813,488          85.2%      39.6%     2,966,366       408,182        308,586               N/A
A.E. Nineties - Public #6         9,901,025          80.0%      39.6%     3,166,406       452,068        514,793               N/A
A.E. Partners 1997                  506,250           100%      39.6%       200,475        27,359            N/A               N/A
A.E. Nineties - 18               11,391,673          90.0%      39.6%     4,030,884       280,765        305,302               N/A
A.E. Nineties - Public #7        11,988,350          85.0%      39.6%     4,043,670       312,138        380,359               N/A
A.E. Partners 1998                1,740,000         100.0%      39.6%       689,040        79,200            N/A               N/A
A.E. Nineties - 19               15,720,450          90.0%      39.6%     5,602,767       437,544        261,995               N/A
A.E. Nineties - Public #8        11,088,975          85.0%      39.6%     3,734,654       333,139        252,327               N/A
A.E. Partners 1999                  450,000         100.0%      39.6%       178,200        18,535            N/A               N/A
1999 Viking Resources LP          4,555,210          92.0%      39.6%     1,678,038       409,931            N/A               N/A
Atlas America - Series 20        18,809,150          90.0%      39.6%     6,712,802       560,837            N/A               N/A
Atlas America - Public #9        14,905,465          90.0%      39.6%     5,349,744       265,459            N/A               N/A
Atlas America - Series 21-A (7)  12,510,713          91.0%      39.1%     4,468,617        42,590         37,786               N/A
Atlas America - Series 21-B (7)  17,411,825          91.0%      39.1%     6,197,907         6,399         29,062               N/A
Atlas America - Public #10 (7)   21,281,170          91.0%      39.1%     7,550,729             0             (6)              N/A

                                                                                                      Total           Cumulative
                                                                           Cash Distribution         Cash Dist.     Percent of Cash
                                                                              As of Date              And Tax         Dist. And Tax
                                                             Total            Of Table(5)             Savings        Savings to Date
                                                             -----            -----------             -------        ---------------
Atlas L.P. #1 - 1985                                      $   477,545          $ 1,416,544          $ 1,894,089            316%
A.E. Partners 1986                                            395,285              684,257            1,079,542            171%
A.E. Partners 1987                                            409,089              575,126              984,215            137%
A.E. Partners 1988                                            292,416              518,301              810,717            131%
A.E. Partners 1989                                            245,228              696,120              941,348            171%
A.E. Partners 1990                                            633,180              944,485            1,577,664            178%
A.E. Nineties - 10                                          1,395,634            1,682,973            3,078,607            140%
A.E. Nineties - 11                                            651,804              996,168            1,647,973            220%
A.E. Partners 1991                                            678,167            1,027,643            1,705,810            196%
A.E. Nineties - 12                                          1,482,793            1,872,042            3,354,835            152%
A.E. Nineties - JV 92                                       2,641,019            3,898,027            6,539,046            163%
A.E. Partners 1992                                            480,050              705,787            1,185,837            198%
A.E. Nineties - Public #1                                   1,351,212            2,151,427            3,502,640            117%
A.E. Nineties - 1993 Ltd.                                   1,593,903            2,102,586            3,696,490             98%
A.E. Partners 1993                                            356,030              832,048            1,188,077            170%
A.E. Nineties - Public #2                                   1,506,698            1,947,072            3,453,770            104%
A.E. Nineties - 14                                          4,282,734            5,342,048            9,624,782             97%
A.E. Partners 1994                                            434,514              877,339            1,311,853            147%
A.E. Nineties - Public #3                                   2,590,037            3,371,305            5,961,341            103%
A.E. Nineties - 15                                          4,534,660            6,455,233           10,989,893            100%
A.E. Partners 1995                                            263,863              341,827              605,690            101%
A.E. Nineties - Public #4                                   2,946,463            2,798,563            5,745,026             82%
A.E. Nineties - 16                                          4,518,220            4,308,523            8,826,743             81%
A.E. Partners 1996                                            356,919              413,598              770,517             96%
A.E. Nineties - Public #5                                   3,323,909            3,100,566            6,424,475             80%
A.E. Nineties - 17                                          3,683,134            3,683,253            7,366,387             84%
A.E. Nineties - Public #6                                   4,133,267            4,064,359            8,197,627             83%
A.E. Partners 1997                                            227,834              260,891              488,725             97%
A.E. Nineties - 18                                          4,616,951            4,006,042            8,622,993             76%
A.E. Nineties - Public #7                                   4,736,167            3,105,002            7,841,168             65%
A.E. Partners 1998                                            768,240              790,942            1,559,182             90%
A.E. Nineties - 19                                          6,302,306            4,058,774           10,361,080             66%
A.E. Nineties - Public #8                                   4,320,120            3,131,022            7,451,142             67%
A.E. Partners 1999                                            196,735              237,447              434,182             96%
1999 Viking Resources LP                                    2,087,969            4,271,362            6,359,331            140%
Atlas America - Series 20                                   7,273,639            7,095,202           14,368,841             76%
Atlas America - Public #9                                   5,615,203            2,865,969            8,481,172             57%
Atlas America - Series 21-A (7)                             4,548,992              692,265            5,241,257             42%
Atlas America - Series 21-B (7)                             6,233,368              246,016            6,479,384             37%
Atlas America - Public #10 (7)                              7,550,723                    0            7,550,723             35%

----------
1. These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.

2. Atlas anticipates that approximately 90% of an investor general partner's subscription to the partnership will be deductible in 2002.

3. The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.

4. The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.

5. These distributions were all from production revenues. See footnotes 1 and 3 of Table 3.

6.       These amounts had not been determined as of the date of this table.

7. As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 5 sets forth payments made to the managing general partner and its affiliates from its previous partnerships.


                                     TABLE 5
       SUMMARY OF PAYMENTS TO THE MANAGING GENERAL PARTNER AND AFFILIATES
                             FROM PRIOR PARTNERSHIPS
                              AS OF APRIL 15, 2002

                                                                                                                        Cumulative
                                                                                  Leasehold                            Reimbursement
                                                                                 Drilling and          Cumulative     of General and
                                                   Investor     Non-recurring     Completion           Operator's     Administrative
Partnership                                         Capital     Management Fee     Costs(1)             Charges          Overhead
-----------                                         -------     --------------     --------             -------          --------
Atlas L.P. #1 - 1985                              $   600,000        -0-        $   600,000           $   222,983        $    46,772
A.E. Partners 1986                                    631,250        -0-            631,250               179,160             71,446
A.E. Partners 1987                                    721,000        -0-            721,000               183,536             67,726
A.E. Partners 1988                                    617,050        -0-            617,050               157,877             65,210
A.E. Partners 1989                                    550,000        -0-            550,000               138,546             64,520
A.E. Partners 1990                                    887,500        -0-            887,500               224,617             73,850
A.E. Nineties-10                                    2,200,000        -0-          2,200,000               476,851             72,634
A.E. Nineties-11                                      750,000        -0-            761,802(2)            197,912            117,828
A.E. Partners 1991                                    868,750        -0-            867,500               200,337             95,864
A.E. Nineties-12                                    2,212,500        -0-          2,272,017(2)            533,489            110,780
A.E. Nineties-JV 92                                 4,004,813        -0-          4,157,700               877,784            187,425
A.E. Partners 1992                                    600,000        -0-            600,000               113,344             47,738
A.E. Nineties-Public #1                             2,988,960        -0-          3,026,348(2)            474,187            102,076
A.E. Nineties-1993 Ltd.                             3,753,937        -0-          3,480,656(2)            623,142            123,263
A.E. Partners 1993                                    700,000        -0-            689,940(2)            139,691             34,875
A.E. Nineties-Public #2                             3,323,920        -0-          3,324,668               466,000             90,975
A.E. Nineties-14                                    9,940,045        -0-          9,512,015(2)          1,598,786            312,869
A.E. Partners 1994                                    892,500        -0-            892,500               119,260             39,618
A.E. Nineties-Public #3                             5,799,750        -0-          5,799,750               707,739            141,980
A.E. Nineties-15                                   10,954,715        -0-          9,859,244(2)          1,423,045            285,401
A.E. Partners 1995                                    600,000        -0-            600,000                76,728             13,908
A.E. Nineties-Public #4                             6,991,350        -0-          6,991,350               831,812            152,166
A.E. Nineties-16                                   10,955,465        -0-         10,955,465             1,054,987            180,870
A.E. Partners 1996                                    800,000        -0-            800,000                97,927             17,112
A.E. Nineties-Public #5                             7,992,240        -0-          7,992,240               749,783            138,623
A.E. Nineties-17                                    8,813,488        -0-          8,813,488               769,971            135,824
A.E. Nineties-Public #6                             9,901,025        -0-          9,901,025               846,323            143,857
A.E. Partners 1997                                    506,250        -0-            506,250                48,659              8,183
A.E. Nineties-18                                   11,391,673        -0-         11,391,673               987,353            157,717
A.E. Nineties-Public #7                            11,988,350        -0-         11,988,350               870,697            119,421
A.E. Partners 1998                                  1,740,000        -0-          1,740,000               147,956             16,006
A.E. Nineties-19                                   15,720,450        -0-         15,720,450             1,019,452            134,147
A.E. Nineties-Public #8                            11,088,975        -0-         11,088,975               738,594             80,193
A.E. Partners 1999                                    450,000        -0-            450,000                27,630              1,584
1999 Viking Resources LP                            4,555,210        -0-          4,555,210               713,715                  0
Atlas America-Series 20                            18,809,150        -0-         18,809,150               983,695             83,973
Atlas America-Public #9                            14,905,465        -0-         14,905,465               748,128             41,663
Atlas America-Series 21-A                          12,510,713        -0-         11,428,689               258,469             22,425
Atlas America-Series 21-B                          17,411,825        -0-         15,851,425               170,387             19,684
Atlas America-Public #10                           21,281,170        -0-         19,311,328                     0                  0

----------
(1)      Excluding the managing general partner's capital contributions.

(2)      Includes additional drilling costs paid with production revenues.

                                   MANAGEMENT


Managing General Partner and Operator

The managing general partner, Atlas Resources, Inc., a Pennsylvania corporation, was incorporated in 1979, and its affiliate, Atlas Energy Group, Inc., an Ohio corporation which was the first of the Atlas group of companies, was incorporated in 1973. Atlas Energy Group will serve as the partnership's general drilling contractor and operator in Ohio. As of January 1, 2002, the managing general partner and its affiliates operated approximately 4,375 natural gas and oil wells located in Ohio, Pennsylvania and New York.

Since 1985 the managing general partner has sponsored 10 public and 31 private partnerships to conduct natural gas drilling and development activities in Pennsylvania, Ohio, and New York. In these partnerships the managing general partner and its affiliates acted as the operator and the general drilling contractor and were responsible for drilling, completing, and operating the wells. Atlas has a 97% completion rate for wells drilled by its development partnerships.

In September 1998, Atlas Group, the former parent company of the managing general partner, merged into Atlas America, Inc., a newly formed wholly-owned subsidiary of Resource America, Inc. Resource America is a publicly-traded company principally engaged in energy, energy finance, real estate finance, and equipment leasing. Resource America, which includes the managing general partner as a subsidiary, was listed among the top 100 leaders in natural gas and oil production in the Oil and Gas Journal, October 16, 2000.

Atlas America has and is continuing the existing business of Atlas Group. It is headquartered at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport, which is also the managing general partner's primary office.

Officers, Directors and Other Key Personnel

The officers and directors of the managing general partner will serve until their successors are elected. The officers, directors, and key personnel of the managing general partner are as follows:

NAME                             AGE          POSITION OR OFFICE
----                             ---          ------------------
Freddie M. Kotek                 46           Chairman of the Board of Directors, Chief Executive Officer and President
Frank P. Carolas                 42           Executive Vice President - Land and Geology and a Director
Jeffrey C. Simmons               43           Executive Vice President - Operations and a Director
Jack L. Hollander                46           Senior Vice President - Direct Participation Programs
Nancy J. McGurk                  46           Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Michael L. Staines               53           Senior Vice President, Secretary and a Director
Michael G. Hartzell              46           Vice President - Land Administration
Donald R. Laughlin               54           Vice President - Drilling and Production
John A. Ranieri                  42           Director of Energy Sales
Louis Tierno, Jr.                39           Controller and Assistant Secretary
Darshan V. Patel                 31           Chief Legal Officer
Marci F. Bleichmar               32           Director of Marketing
Sherwood S. Lutz                 51           Senior Geologist/Manager of Geology
John S. Coffey                   54           President, Secretary, Treasurer and Director of Anthem Securities, Inc.


Freddie M. Kotek. President and Chief Executive Officer since 2002 and Chairman of the Board of Directors since 2001. Mr. Kotek is employed by Resource America from 1993 to the present in various capacities and is currently Senior Vice President of Resource America. Mr. Kotek received a Bachelor of Arts degree from Rutgers College in 1977 with high honors in Economics. He also received a Master in Business Administration degree from the Harvard Graduate School of Business Administration in 1981. Mr. Kotek devotes approximately 80% of his professional time to the business and affairs of the managing general partner, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Frank P. Carolas. Executive Vice President-Land and Geology and a Director since January, 2001. Mr. Carolas also serves as Executive Vice President-Land and Geology of Atlas America since January, 2001 and a Director since January, 2002. Mr. Carolas served as Vice President of Land and Geology for the managing general partner from July 1999 until 2001 and for Atlas America from 1998 until 2001. Before that Mr. Carolas served as Vice President of Atlas Group, Inc. from 1997 until 1998, which was the former parent company of the managing general partner. Mr. Carolas is a certified petroleum geologist and has been with Atlas Energy since 1981. He received a Bachelor of Science Degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists. Mr. Carolas devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Jeffrey C. Simmons. Executive Vice President-Operations and a Director since January, 2001. Mr. Simmons also serves as Executive Vice President-Operations of Atlas America since January, 2001 and a Director since January, 2002. Mr. Simmons served as Vice President of Operations for the managing general partner from July 1999 until 2001 and for Atlas America from 1998 until 2001. Mr. Simmons joined Resource America in 1986 as senior petroleum engineer. From 1988 through 1994 he served as director of production and as president of Resource Well Services, Inc., a subsidiary of Resource America. He was then promoted to vice president of Resource Energy, the energy subsidiary of Resource America formed in 1993. In 1997 he was promoted to executive vice president, chief operating officer and director of Resource Energy, a position he currently holds. Before Mr. Simmons' career with Resource America, he had worked with Core Laboratories, Inc., of Dallas, Texas, and PNC Bank of Pittsburgh. Mr. Simmons received his Petroleum Engineering degree from Marietta College and his Masters Degree in Business Administration from Ashland University. He is a Board Member of the Ohio Oil and Gas Association, the Independent Oil and Gas Association of New York, and the Ohio Section of the Society of Petroleum Engineers. Mr. Simmons devotes approximately 100% of his professional time to the business and affairs of the managing general partner, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Jack L. Hollander. Senior Vice President - Direct Participation Programs since January, 2002. Mr. Hollander also serves as Senior Vice President - Direct Participation Programs of Atlas America since January, 2002. Mr. Hollander served as Vice President - Direct Participation Programs for the managing general partner and Atlas America from 2001 until January, 2002. Mr. Hollander began his career serving as in-house tax counsel for Integrated Resources, Inc., a large diversified financial services company from 1982 to 1990. He then went on to practice law with Rattet, Hollander & Pasternak with a concentration in tax matters, real estate transactions, and consulted with and assisted technology companies in raising capital until joining the managing general partner in January 2001. Mr. Hollander earned a Bachelor of Science Degree from the University of Rhode Island in 1978, his law degree from Brooklyn Law School in 1981, and a Master of Law Degree in Taxation from New York University School of Law Graduate Division in 1982. Mr. Hollander is a member of the New York State bar, the Investment Program Association, and the Financial Planning Association. Mr. Hollander devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Michael G. Hartzell. Vice President - Land Administration since 2001. Mr. Hartzell has been with Atlas Energy since 1980. He began his career with Atlas as a Land Department Representative and was promoted to Land Manager of the Indiana County, Pennsylvania operations in 1981. He relocated to the Atlas Energy office in Mercer, Pennsylvania in 1985 where he served as Land Manager until being promoted to General Manager in 1996. In 2000, Mr. Hartzell was promoted to Senior Land Coordinator for Atlas America, Inc., and he manages all Land Department functions. Mr. Hartzell serves on the Environmental Committee of the Independent Oil and Gas Association of Pennsylvania and is a past Chairman of the Committee. Mr. Hartzell devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Donald R. Laughlin. Vice President - Drilling and Production since 2001. Mr. Laughlin joined Atlas America as Senior Drilling Engineer in May, 2001. He has over thirty years of experience in the Appalachian Basin with Columbia Gas Transmission Corporation from 1995 to 2001 as Team Leader-Engineering & Construction and Senior Gas Storage Engineer; Cabot Oil & Gas Corporation from 1989 to 1995 as Manager of Drilling Operations and Manager of Technical Services; Doran & Associates, Inc. from 1977 to 1989 as Vice President-Operations; and Columbia Gas Transmission Corporation from 1970 to 1977 as Drilling Engineer and Gas Storage Engineer. Mr. Laughlin received his Petroleum Engineering degree from the University of Pittsburgh in 1970. He is a member of the Society of Petroleum Engineers. Mr. Laughlin devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

John A. Ranieri. Director of Energy Sales since 2001 and before that Director of Gas Marketing for nine years. Mr. Ranieri graduated from Northwestern University in 1981 with a Bachelor of Science Degree in Chemical Engineering. He joined the Columbia Gas Distribution Companies as a marketing engineer; first in Charleston, West Virginia, and later in Mansfield, Ohio. In 1984, he was promoted to Gas Procurement Manager of Columbia Gas of Pennsylvania with responsibility for all Appalachian purchases. In 1988 he helped start a new marketing affiliate for the parent company and remained with that organization until joining Atlas in July, 1990. Mr. Ranieri devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Louis Tierno, Jr. Controller and Assistant Secretary since May 2001. Mr. Tierno also serves as Controller of Atlas America since May 2001. Mr. Tierno has over 15 years of finance, accounting, tax, and administrative experience in the oil and gas industry with Angerman Associates, Inc., which was engaged in the oil and gas business, as Director of Accounting/Financial Operations from 1984 until March 1998. Beginning April 1998 until October 1999 he was Vice President of Finance for the Baron Group, an oil and gas company. He joined CFS Americas, Inc., a software company, as Controller in November 1999 until December 2000 and served as a consultant to CFS Americas, Inc. from January 2001 until April 2001 when he joined Atlas America and the managing general partner. He received a Bachelor of Science Degree in Business Administration from Duquesne University and holds a Masters Degree in Industrial Administration from Carnegie Mellon University. He also passed the Pennsylvania Certified Public Accountant examination in 1990. Mr. Tierno devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Sherwood S. Lutz. Senior Geologist/Manager of Geology. In 1996 Mr. Lutz joined Viking Resources, which was purchased by Resource America in 1999. He received his Bachelor of Science Degree in Geological Sciences from the Pennsylvania State University in 1973. Mr. Lutz is a certified petroleum geologist with the American Association of Petroleum Geologists as well as a licensed professional geologist in the state of Pennsylvania. Mr. Lutz devotes approximately 100% of his professional time to the business and affairs of the managing general partner.

Other Key Personnel.

Nancy J. McGurk. Senior Vice President, Chief Financial Officer and Chief Accounting Officer since January, 2002. Ms. McGurk also serves as Senior Vice President, Chief Financial Officer, and Chief Accounting Officer of Atlas America since January, 2002. Ms. McGurk served as Vice President, Chief Financial Officer and Chief Accounting Officer of the managing general partner and Atlas America from January, 2001 to January, 2002. Ms. McGurk has been Vice President of Resource America since 1992 and before that she had served as Treasurer and Chief Accounting Officer of Resource America since 1989. Also, since 1995 Ms. McGurk has served as Vice President - Finance of Resource Energy. Ms. McGurk devotes approximately 20% of her professional time to the business and affairs of the managing general partner, and the remainder of her professional time to the business and affairs of the managing general partner's affiliates.

Michael L. Staines. Senior Vice President, Secretary, and a Director since 1998. Mr. Staines is also Executive Vice President, Secretary, and a Director of Atlas America since 1998; Senior Vice President of Resource America since 1989, Secretary of Resource America from 1989 to 1998, Director of Resource America from 1989 to 2000; President, Secretary, and a Director of Resource Energy, an energy subsidiary of Resource America, since 1993; President of Atlas Pipeline Partners GP, LLC since 2001; Chief Operating Officer, Secretary, and Managing Board Member of Atlas Pipeline Partners GP, LLC since its formation in 1999. Mr. Staines is a member of the Ohio Oil and Gas Association and the Independent Oil and Gas Association of New York. Mr. Staines received a Bachelor of Science Degree from Cornell University in 1971 and a Master of Business Degree from Drexel University in 1977. Mr. Staines devotes approximately 10% of his professional time to the business and affairs of the managing general partner, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Darshan V. Patel. Chief Legal Officer since January, 2002. Mr. Patel also serves as Associate General Counsel for Resource America, Inc. since 2001. Mr. Patel received a Bachelor of Arts degree from Boston University in 1992. He also received a Juris Doctorate from American University's Washington College of Law in 1995. From 1995 to 1996, Mr. Patel was associated with the law firm of Glynn & Associates, in Flemington, N.J., practicing litigation and real estate. From 1996 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, in New York, N.Y., practicing commercial litigation. Mr. Patel devotes approximately 20% of his professional time to the business and affairs of the managing general partner, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Marci F. Bleichmar. Director of Marketing since January, 2002. Prior thereto, Ms. Bleichmar served as Director of Marketing for Jacob Asset Management and Account Executive at Bloomberg Financial Services LP. From 1994 through 1998, Ms. Bleichmar worked on the Derivatives Trading Desk of JP Morgan. Ms. Bleichmar devotes approximately 75% of her professional time to the business and affairs of the managing general partner.

John S. Coffey. President, Secretary, Treasurer, and Director of Anthem Securities, Inc., which serves as dealer-manager of the offering of the units in the partnership. Mr. Coffey, age 53, joined Anthem Securities, Inc. in May 2000. He was previously associated with Financial Investment Analysts, Inc. from November 1984 to May 2000, where he served as a Financial Planner, Principal, and Registered Investment Advisor. Mr. Coffey received a Bachelor of Science Degree in Industrial Management from Gannon University in 1970, and is a member of The Institute of Industrial Engineers and The Financial Planning Association. Mr. Coffey assists the managing general partner with preparing investor reports, investor record keeping, and broker/dealer due diligence information.

Atlas America

As of January 1, 2002, the Board of Directors for Atlas America includes the following:

NAME                                AGE               POSITION OR OFFICE
----------------------              ----              ------------------
Edward E. Cohen                     63                Chairman of the Board
Jonathan Z. Cohen                   31                Vice Chairman
Freddie M. Kotek                    46                Director
Michael L. Staines                  53                Director
John S. White                       62                Director
JoAnn Bagnell                       73                Director
Frank P. Carolas                    42                Director
Jeffrey C. Simmons                  43                Director

See " - Officers, Directors and Key Personnel," above, for biographical information on certain of these individuals who are also officers and/or directors of the managing general partner. Biographical information on the other directors will be provided by the managing general partner on request.

The managing general partner and its affiliates under Atlas America employ a total of approximately one hundred thirty-eight persons in its energy operations, consisting of six drilling and completion personnel, eighty production/measurement personnel, six pipeline personnel, thirteen well services personnel, four purchasing personnel, one reservoir engineer, one health, environment and safety person, one gas marketing person, four leasing personnel, five geologists, three well site construction personnel, eleven land administration personnel, and three office services personnel.

Atlas America and its affiliates have provided drilling, operating and supervisory services for more than $380 million of independent investment now under Atlas America's management.

Organizational Diagram (1)

             This organizational diagram does not include all of the
                       subsidiaries of Resource America.


                                           ---------------------------------------------
                                                      Resource America, Inc.
                                           ---------------------------------------------
                                                               |
                                           ---------------------------------------------
                                                    Atlas Energy Holdings, Inc.
                                           ---------------------------------------------
                                                               |
                                           ---------------------------------------------
                                            Atlas America, Inc. (DE) (holding company)
                                           ---------------------------------------------
                                                               |
             -----------------------------------------------------------------------------------------------------------
             |                       |                         |                              |                         |
   ----------------------    -------------------    --------------------------    ----------------------    --------------------
     Viking Resources,            AIC, Inc.          Atlas America, Inc. (PA)      Resource Energy, Inc.     Atlas Noble Corp.
        Corporation                                    (operating company)
   ----------------------    -------------------    --------------------------    ----------------------    --------------------
                                     |
             -----------------------------------------------------------------------------------------------------------
             |                       |                     |                 |              |                           |
   ----------------------    --------------------    --------------    ------------    ---------------        --------------------
   Atlas Resources,          Atlas Energy            Pennsylvania      Opitron,        Anthem                 Atlas Energy Group,
   Inc., managing            Corporation,            Industrial        Corp.,          Securities,            Inc., driller and
   general partner,          managing general        Energy, Inc.      technology      Inc.,                  operator in Ohio
   driller and operator      partner of                                services        registered
   in Pennsylvania           exploratory                                               broker/dealer
                             drilling                                                  and
                             partnerships and                                          dealer-manager
                             driller and operator
   ----------------------    --------------------    --------------    ------------    ---------------        --------------------
             |                                                                                                          |
   ----------------------                                                                                     --------------------
   ARD Investments, Inc.                                                                                      AED Investments, Inc.
   ----------------------                                                                                     --------------------


------------------
(1) Resource Energy, Viking Resources, and Atlas Noble Corporation are also engaged in the oil and gas business. Resource Energy has been an energy subsidiary of Resource America since 1993. Resource America acquired Viking Resources in August 1999, and Atlas Noble was formed in October 2000 after Resource America acquired all of the assets of Kingston Oil Corporation. In the near term Resource Energy, Viking Resources, and Atlas Noble will retain their separate corporate existence; however, Atlas America will manage their assets and employees including sharing common employees. Also, many of the officers and directors of the managing general partner serve as officers and directors of those entities.

Remuneration

No officer or director of the managing general partner will receive any direct remuneration or other compensation from the partnership. These persons will receive compensation solely from affiliated companies of the managing general partner.

Security Ownership of Certain Beneficial Owners

Resource America owns 100% of the common stock of Atlas America, which owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of the managing general partner. The officers and directors of AIC, Inc. are Jonathan
Z. Cohen, Michael L. Staines, Frank P. Carolas and Jeffrey C. Simmons. The biographies of Messrs. Staines, Carolas and Simmons are set forth above.

Transactions with Management and Affiliates

Atlas Group shareholders are eligible to receive incentive compensation should Atlas Group's post-acquisition earnings exceed a specified amount during the five years following the merger. The incentive compensation is equal to 10% of Atlas Group's aggregate earnings in excess of that amount equal to an annual, but uncompounded, return of 15% on $63 million which is increased to include any amount paid by Resource America for any post-merger energy acquisitions. Incentive compensation is payable, at Resource America's option, in cash or in shares of Resource America's common stock, valued at the average closing price of Resource America's common stock for the 10 trading days before September 30, 2003.

The managing general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by the managing general partner. They may also subscribe for units in the partnership as described in "Plan of Distribution."

                               PROPOSED ACTIVITIES

Overview of Drilling Activities

The managing general partner anticipates that all the partnership's wells will be development wells, which means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Also, the majority of the wells will be classified as natural gas wells, which may produce a small amount of oil, although some of the wells may be classified as oil wells. Assuming the partnership acquires 100% of the interest in the wells, the managing general partner anticipates that the partnership will drill approximately:

         o 5 gross wells if the minimum subscriptions of $1 million are received; and

         o 204 gross wells if the maximum subscriptions of $40 million are received.

The actual number of wells drilled by the partnership, however, may vary from these estimates and will depend on the following:

         o        the amount of subscriptions proceeds received;

         o        where the wells are drilled; and

         o the partnership's percentage of interest owned in the wells, which could range from 25% to 100%.

Before the managing general partner selects a prospect on which a well will be drilled by the partnership, the managing general partner will review all available geologic and production data for wells located in the vicinity of the proposed well including, but not limited to:

         o        various well logs;

         o        completion reports;

         o        plugging reports; and

         o        production reports.

Primary Areas of Operations

As discussed below, the four primary areas for the partnership's drilling activities are:

         o the Clinton/Medina Geological Formation in western Pennsylvania that also covers an area in eastern Ohio primarily in Stark, Mahoning, Trumbull and Portage Counties;

         o        the Clinton/Medina geological formation in southern Ohio;

         o the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Greene Counties, Pennsylvania; and

         o the Upper Devonian Sandstone Reservoirs in Armstrong County, Pennsylvania.

Both Fayette County and Armstrong County are in western Pennsylvania. The Clinton/Medina geological formation in Pennsylvania and Ohio is the same geological formation, although in Pennsylvania it is often referred to as the Medina/Whirlpool geological formation. For purposes of this prospectus, the term Clinton/Medina geological formation is used for both Ohio and Pennsylvania. The wells drilled to the Clinton/Medina geological formation, regardless of whether they are situated in western Pennsylvania, eastern Ohio, southern Ohio, or western New York, and the Mississippian and/or Upper Devonian Sandstone reservoirs have the following similarities:

         o geological features such as structure and faulting are not generally factors used in finding commercial production from a well drilled to this formation or these reservoirs and the governing factors appear to be sand quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation;

         o a well drilled to this formation or these reservoirs usually requires hydraulic fracturing of the formation to stimulate productive capacity;

         o generally, natural gas from a well drilled to this formation or these reservoirs is produced at rates which decline rapidly during the first few years of operations, and although the well can produce for many years, a proportionately larger amount of production can be expected within the first several years; and

         o it has been the managing general partner's experience that natural gas production from wells drilled to this formation or these reservoirs is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells located close together.

The managing general partner anticipates that the majority of the subscription proceeds of the partnership will be expended in the primary areas.

Clinton/Medina Geological Formation in Western Pennsylvania. The Clinton/Medina geological formation is a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina is described in petroleum industry terms as a "tight" sandstone with porosity ranging from 6% to 12% and with very low permeability. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases; and permeability is the property of porous rock that allows fluids or gas to flow through it. Based on the managing general partner's experience, it anticipates that all the natural gas wells will be completed and fraced in two different zones of the Clinton/Medina geological feature. See the geologic evaluation and the model decline curve prepared by United Energy Development Consultants, Inc., an independent geological and engineering firm, for a discussion of the development of the Clinton/Medina Geological Formation in western Pennsylvania, which also covers an area in eastern Ohio primarily in Stark, Mahoning, Trumbull, and Portage Counties.

The wells in the Clinton/Medina geological formation in western Pennsylvania and eastern Ohio will be:

         o primarily situated in Mercer, Lawrence, Warren, Venango, and Crawford Counties, Pennsylvania, and Stark, Mahoning, Trumbull and Portage Counties, Ohio;

         o situated on approximately 50 acres, subject to adjustment to take into account lease boundaries;

         o drilled at least 1,650 feet from each other in Pennsylvania, which is greater than the 660 feet minimum distance allowed by state law or local practice to protect against drainage from adjacent wells, and drilled at least 1,000 feet from each other in Ohio;

         o        drilled from approximately 5,100 to 6,300 feet in depth;

         o classified as natural gas wells which may produce a small amount of oil, although the wells in eastern Ohio may be classified as oil wells; and

         o primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Solutions Corporation as described below, although gas produced from wells drilled in Crawford County, Pennsylvania will be gathered and marketed by Vista Resources, Inc. and/or Great Lakes Energy Partners, L.L.C.

Also, see "Secondary Areas" below, for a discussion of the Clinton/Medina geological formation in western New York.

Clinton/Medina Geological Formation in Southern Ohio. The geological characteristics of the Clinton/Medina geological formation in southern Ohio are substantially the same as western Pennsylvania. See the geological evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Clinton/Medina geological formation in southern Ohio.

Wells located in southern Ohio and drilled to the Clinton/Medina geological formation will be:

         o primarily situated in Noble, Washington, Guernsey, and Muskingum Counties;

         o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

         o        drilled at least 1,000 feet from each other;

         o        drilled from approximately 4,900 to 6,500 feet in depth;

         o        classified as either natural gas wells or oil wells; and

         o primarily connected to the gathering system owned by Atlas Pipeline Partners if classified as natural gas wells and have their natural gas production marketed to First Energy Solutions Corporation as described below, although a portion of the natural gas production may be gathered and marketed by Triad Energy Corporation of West Virginia, Inc.

Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania. The Mississippian/Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. The Mississippian/Upper Devonian Sandstone reservoirs have porosities ranging from 5% to 20% with attendant permeabilities. See the geologic evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Greene Counties, Pennsylvania.

The wells in the Mississippian/Upper Devonian Sandstone reservoirs will be:

         o situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

         o drilled at least 1,000 feet from each other, although existing wells may be re-entered by parties other than the partnership even though they are not 1,000 feet from each other;

         o        drilled from approximately 1,900 to 4,500 feet in depth;

         o classified as natural gas wells which may produce a small amount of oil; and

         o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation as described below, although a portion may be marketed to Equitable Gas Company, Colonial Energy, Inc. and Dominion Field Services.

Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania. The Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. The Upper Devonian Sandstone reservoirs have porosities ranging from greater than 5% to 20% with attendant permeabilities. See the geologic evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Upper Devonian Sandstone Reservoir in Armstrong County, Pennsylvania. The prospects in Armstrong County, Pennsylvania were acquired from U.S. Energy Exploration Corporation as described below in "-Interest of Parties," and U.S. Energy will participate in the wells with the partnership.

The wells in the Upper Devonian Sandstone reservoirs will be:

         o situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

         o drilled at least 1,000 feet from each other, although under Pennsylvania law in certain circumstances a variance can be obtained, and out of the thirty or so wells the managing general partner has drilled to date in this general area, two or three have been drilled less than 1,000 feet apart, but even in those cases the wells were approximately 980 feet or more from each other;

         o        drilled from approximately 1,800 to 4,400 feet in depth;

         o classified as natural gas wells which may produce a small amount of oil; and

         o connected to a gathering system owned by U.S. Energy and have their natural gas production marketed by U.S. Energy.

Secondary Areas of Operations

The managing general partner also has reserved the right to use a portion of the subscription proceeds to drill development wells in other areas of the Appalachian Basin. The secondary areas anticipated by the managing general partner are discussed below.

Clinton/Medina Geological Formation in Western New York. Wells located in western New York and drilled to the Clinton/Medina geological formation will be:

         o        primarily situated in Chautauqua County;

         o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

         o        drilled from approximately 3,800 to 4,000 feet in depth;

         o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

         o classified as natural gas wells which may produce a small amount of oil; and

         o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation, as described below and/or commercial users in the area, although a portion may be gathered and marketed by Great Lakes Energy Partners, L.L.C.

Mississippian Berea Sandstone in Eastern Ohio. Wells located in eastern Ohio and drilled to the Mississippian Berea Sandstone will be:

         o        primarily situated in Columbiana County;

         o situated on approximately 5 acres, subject to adjustment to take into account lease boundaries;

         o        drilled from approximately 850 to 950 feet in depth;

         o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

         o classified as natural gas wells which may produce a small amount of oil; and

         o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Solutions Corporation, as described below.

Devonian Oriskany Sandstone in Eastern Ohio. Wells located in eastern Ohio and drilled to the Devonian Oriskany Sandstone will be:

         o        primarily situated in Tuscarawas County;

         o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

         o        drilled from approximately 3,800 to 4,200 feet in depth;

         o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

         o classified as natural gas wells which may produce a small amount of oil; and

         o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation, as described below, although a portion may be marketed to Dominion Field Services.

Acquisition of Leases

The managing general partner will have the right, in its sole discretion, to select the prospects which the partnership will drill. Currently, the managing general partner has proposed approximately 60% of the prospects to be drilled if all the units are sold. The leases covering each prospect on which a well will be drilled will be acquired by the partnership from the managing general partner or its affiliates and credited to the managing general partner as a part of its required capital contribution to the partnership. Neither the managing general partner nor its affiliates will receive any royalty or overriding royalty interest on any well.

The managing general partner may substitute the prospects depending on various considerations. The managing general partner anticipates that it will select any additional and/or substituted prospects from the following:

         o leases in its and its affiliates' existing leasehold inventory;

         o        leases that are subsequently acquired by it or its affiliates;
                  or

         o leases owned by independent third-parties that may participate with the partnership in drilling wells.

Most of the additional and/or substituted prospects will be in areas where the managing general partner or its affiliates have previously conducted drilling operations and will meet the same general criteria for drilling potential as the currently proposed prospects. The managing general partner believes that its and its affiliates' leasehold inventory and leases acquired from third-parties will be sufficient to provide all the prospects to be drilled by the partnership.

The managing general partner and its affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania, Ohio, and other areas of the United States. As of October 2001, the managing general partner and its affiliates owned approximately:

         o 117,040 net acres of undeveloped lease acreage in Pennsylvania;

         o        74,000 net acres of undeveloped lease acreage in Ohio;

         o        7,276 net acres of undeveloped lease acreage in West Virginia;

         o        6,700 net acres of undeveloped lease acreage in Kentucky; and

         o        13,131 net acres of undeveloped lease acreage in New York.

Because only one well will be drilled on each prospect, the number of prospects the managing general partner will assign to the partnership will be the same as the number of wells which the partnership has the funds to drill. This also means that the partnership, in all likelihood, will not farmout any acreage. However, the need for a farmout might arise, for example, if during drilling or subsequently the managing general partner determined there might be a productive horizon situated above (i.e. uphole) the target horizon, but the partnership did not have the funds to complete the well in the horizon or the completion of the horizon was inconsistent with the partnership objective. In this event, the managing general partner might determine to farmout the activity for the partnership. Generally, a farmout is an agreement in which the owner of the lease or existing well agrees to assign his interest in certain acreage under the lease or the existing well to an assignee subject to the assignee drilling one or more wells or completing or recompleting the existing well in one or more horizons. The owner would retain some interest in the assigned acreage or well. See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases" for the procedure for a farmout.

Deep Drilling Rights Retained by Managing General Partner. In the areas where the Clinton/Medina is the primary geological formation, the lease assignments to the partnership will be limited to a depth of from the surface to the top of the Queenston geological formation. In the areas where the Mississippian and/or Upper Devonian Sandstone reservoirs are the primary targets, the lease assignments to the partnership will be limited to a depth of from the surface through the completion total depth of the well.

In these areas the managing general partner will retain the deeper drilling rights, which includes ownership of any coal bed methane production that might be obtained from the deeper formations, because the partnership's objective is to conduct development drilling which would not be the case with the deeper formations. Conversely, as between the partnership and the managing general partner, the partnership will own any coal bed methane production that might be obtained from the shallower formations that are not included in the deeper drilling rights retained by the managing general partner. The managing general partner believes that the partnership's development drilling in these areas will not provide any geological information that would assist it in evaluating drilling to deeper formations. Also, the amount of the credit the managing general partner receives for the leases does not include any value allocable to the deeper drilling rights retained by it. If in the future the managing general partner undertakes any activities with respect to the deeper formations, including drilling an exploratory well, then the partnership would not share in the profits from these activities, nor would it pay any of the associated costs.

Interests of Parties

Generally, production and revenues from a well drilled by the partnership will be net of the applicable landowner's royalty interest, which is typically 1/8th (12.5%) of gross production, and any interest in favor of third-parties such as an overriding royalty interest. Landowner's royalty interest generally means an interest that is created in favor of the landowner when an oil and gas lease is obtained; and overriding royalty interest generally means an interest which is created in favor of someone other than the landowner. In either case, the owner of the interest receives a specific percentage of the natural gas and oil production free and clear of all costs of development, operation, or maintenance of the well. This is compared with a working interest, which generally means an interest in the lease under which the owner of the interest must pay some portion of the cost of development, operation, or maintenance of the well.

The managing general partner anticipates that the partnership generally will have a net revenue interest in its leases in its primary drilling areas as set forth in the chart below. Net revenue interest generally means the percentage of revenues the owner of an interest in a well is entitled to receive under the lease. The following chart expresses the percentage of production revenues that the managing general partner, the landowner, other third-parties, and you and the other investors will share in from the wells in two of the four primary proposed areas. The third and fourth primary proposed areas are discussed following the chart. The chart assumes that the partnership owns 100% of the interest in the well. If the partnership acquires a lesser percentage ownership interest in a well, which will be the case in Armstrong County, then the partnership's net revenue interest in that well will decrease proportionately.

Primary Areas.

Clinton/Medina Geological Formation in Western Pennsylvania and
Mississippian/Upper Devonian Sandstone Reservoirs in Fayette and Greene Counties, Pennsylvania.


                                                 Partnership                     Third Party                87.5% Partnership
Entity                                            Interest                    Royalty Interest           Net Revenue Interest(2)
------                                         --------------               --------------------         -----------------------
Managing General Partner.................32% partnership interest (1)                                                 28.0%
Investors................................68% partnership interest (1)                                                 59.5%
Third Party..........................................................12.5% Landowner Royalty Interest                 12.5%
                                                                                                                    -------
                                                                                                                     100.0%


--------------
(1) These percentages are for illustration purposes only and are based on the managing general partner's minimum required capital contribution of 25% and assume capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contributions.

(2) It is possible that substituted or additional wells could have a net revenue interest to the partnership as low as 84.375% which would reduce the investors' interest to 57.375%.

Clinton/Medina Geological Formation in Southern Ohio and Upper Devonian Sandstone Reservoirs in Armstrong County, Pennsylvania.

The managing general partner anticipates that the leases in southern Ohio will have a net revenue interest ranging from 82.5% to 87.5% with the majority of the wells having a net revenue interest of 85% which would reduce the investors' interest in the above chart to 57.8%. The managing general partner also anticipates that the leases in southern Ohio will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnership.

The managing general partner anticipates the leases in Armstrong County, Pennsylvania will have a net revenue interest of 84.375% which would reduce the investors' net revenue interest in the above chart to 57.375%. U.S. Energy the originator of the leases will retain a 25% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of its retained interest.

Secondary Areas. Although the managing general partner anticipates the partnership will have a net revenue interest ranging from 81% to 87.5% in the secondary areas described above, there is no minimum net revenue interest that the partnership is required to own before drilling a well in other areas of the Appalachian Basin. The leases in these other areas may be subject to interests in favor of third-parties that are not currently known such as:

         o        overriding royalty interests;

         o        net profits interests;

         o        carried interests;

         o        production payments;

         o reversionary interests pursuant to farmouts or non-consent elections under joint operating agreements; or

         o        other retained or carried interests.

Title to Properties

Title to all leases acquired by the partnership will be held in the name of the partnership. However, to facilitate the acquisition of the leases title to the leases may initially be held in the name of:

         o        the managing general partner;

         o        its affiliates; or

         o        any nominee designated by the managing general partner.

Title to the leases will be transferred to the partnership from time to time after the minimum subscriptions are received and released from escrow. After drilling, the title to the leases will be filed for record.

The managing general partner will take the steps it deems necessary to assure that the partnership has acceptable title for its purposes. However, it is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases and the managing general partner will provide neither for the leases it assigns to the partnership. The managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, but will not obtain a division order title opinion after the well is completed. The managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership. Also, there is no assurance that the partnership will not experience losses from title defects excluded from or not disclosed by the formal title opinion or that would have been disclosed by a division order title opinion.

Drilling and Completion Activities; Operation of Producing Wells

Under the drilling and operating agreement the responsibility for drilling and either completing or plugging, partnership wells will be on the managing general partner or an affiliate as the operator and the general drilling contractor. During drilling operations the managing general partner's duties as operator and general drilling contractor will include:

         o making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement;

         o managing and conducting all field operations in connection with drilling, testing, and equipping the wells; and

         o making the technical decisions required in drilling and completing the wells.

All partnership wells will be drilled to a sufficient depth to test thoroughly the objective geological formation.

Under the drilling and operating agreement the managing general partner, as operator and general drilling contractor, will complete each well if there is a reasonable probability of obtaining commercial quantities of natural gas or oil. However, based on its past experience, the managing general partner anticipates that most of the partnership's wells drilled in the primary areas will have to be completed before it can determine the well's productivity. If the managing general partner, as operator and general drilling contractor, determines that a well should not be completed, then the well will be plugged and abandoned.

During producing operations the managing general partner's duties, as operator, will include:

         o managing and conducting all field operations in connection with operating and producing the wells;

         o making the technical decisions required in operating the wells; and

         o maintaining the wells, equipment, and facilities in good working order during their useful life.

The managing general partner, as operator, will be reimbursed for its direct expenses and will receive well supervision fees at competitive rates for operating and maintaining the wells during producing operations. The drilling and operating agreement contains a number of other material provisions which you are urged to review.

Certain wells may be drilled with third-parties owning a portion of the working interest in the wells. Any other working interest owner in a well may have a separate agreement with the managing general partner for drilling and operating the well with differing terms and conditions from those contained in the partnership's drilling and operating agreement.

Sale of Natural Gas and Oil Production

Policy of Treating All Wells Equally in a Geographic Area. The managing general partner is responsible for selling the partnership's natural gas and oil production, and its policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the partnership, concerning to whom and at what price the natural gas and oil will be sold. For example, the managing general partner calculates a weighted average selling price for all of the natural gas sold in the geographic area by dividing the money received from the sale of all of the natural gas sold to customers in the area, which may be at different prices, by the volume of all natural gas sold from the wells in the area. For gas sold in western Pennsylvania the managing general partner received an average selling price after deducting all expenses, including transportation expenses, of approximately:

         o        $2.22 per mcf in 1998;

         o        $2.35 per mcf in 1999;

         o        $3.30 per mcf in 2000; and

         o        $4.08 per mcf in 2001.

Mcf means 1,000 cubic feet of gas.

If all the natural gas produced cannot be sold because of limited demand for the natural gas, which increases pipeline pressure, then the production that is sold will be from those wells which have the greatest well pressure and are able to feed into the pipeline, regardless of which partnerships own the wells. The proceeds from these natural gas sales will be credited only to the partnerships whose wells produced the natural gas sold.

Gathering of Natural Gas. Atlas Pipeline Partners, L.P. (and Atlas Pipeline Operating Partnership) is a master limited partnership formed by a subsidiary of Atlas America as managing general partner using Atlas America and Viking Resources personnel who act as its officers and employees. Atlas Pipeline Partners acquired the natural gas gathering system and related facilities of Atlas America, Resource Energy, and Viking Resources in February 2000. The gathering system consists of approximately 1,300 miles of intrastate pipelines located in western Pennsylvania, eastern Ohio, and western New York. Atlas Pipeline Partners, L.P., will gather, compress and transport the majority of the partnership's natural gas production, including natural gas in the primary areas, to interstate pipeline systems, local distribution companies, or industrial end-users, as discussed below. If the partnership's natural gas is not transported through the Atlas Pipeline Partners gathering system, then it is because there is a third-party operator or the gathering system has not been extended to the wells. In these cases the natural gas will be transported through a third-party gathering system, and the partnership will pay a competitive gathering fee.

As a part of the sale of the gathering system to Atlas Pipeline Partners in February 2000, Atlas America and its affiliates, Resource Energy and Viking Resources, made the commitments set forth below which to varying degrees may affect the partnership. The commitments were intended to maximize the use and expansion of the gathering system. These are continuing obligations of Atlas America, Resource Energy, and Viking Resources. Notwithstanding, the managing general partner's parent company has entered into an agreement to sell its general partner's interest in Atlas Pipeline Partners and, if the agreement is consummated under its presently proposed terms, will receive cash and convert its subordinated units to common units whereby at the conclusion of the transactions, it will own 14.5% of the common units and 10.4% of the common and subordinated units in the aggregate. The completion of the transaction is subject to conditions typical of a transaction of this nature. After the transaction is concluded, Atlas Pipeline Partners' operations will be conducted under the name Atlas Natural Resources Operating Partnership, L.P.

In connection with this transaction certain amendments will be made to the February 2000 commitments that are set forth in an amended and restated master gas gathering agreement and are discussed below along with the previous commitments made in February 2000 under various agreements. Also, through the amended gas gathering agreement Atlas America will have control and responsibility over the gas gathering system, including its management, maintenance, operation, extension, preservation and replacement. Under the amended gas gathering agreement the term of the agreement is for the period that gas is produced in economic quantities without a lapse of more than 90 days from any of the wells. Also, if the managing general partner's parent company and its affiliates fail to timely pay any gathering fee to Atlas Pipeline Partners for a period of two consecutive months Atlas Pipeline Partners may terminate the agreement on 20 days prior notice, however, the default may be cured within the 20-day period and the agreement then will continue in effect.

In addition, Atlas America, Resource Energy and Viking Resources are required to pay a gathering fee to Atlas Pipeline Partners equal to the greater of $0.35 per mcf or 16% of the gross sales price for each mcf transported through the gathering system of Atlas Pipeline Partners. If the partnership pays a lesser amount, which is anticipated by the managing general partner to range from $.29 per mcf to $.35 per mcf as described in "Compensation - Gathering Fees," then Atlas America or one of the other parties must pay the difference to Atlas Pipeline Partners. Under the amended gas gathering agreement this obligation, which is not a partnership obligation, continues. However, in no event may the gathering fee charged by Atlas Pipeline Partners to Atlas America, Resource Energy and Viking Resources be more than $.80 per mcf as adjusted on January 1 of each year in a percentage equal to the change in the consumer price index since the prior January 1.

Finally, Atlas America, Resource Energy and Viking Resources committed to adding 225 wells to the gathering system over a period from January 1, 1999, until December 31, 2002, which includes any well drilled in a partnership sponsored by them. The wells had to be drilled within 2,500 feet of the gathering system and the well owner had to construct up to 2,500 feet of small diameter sales or flow lines from the wellhead to the gathering system. This commitment has been satisfied. However, under the amended gas gathering agreement there is a new commitment to drill an additional 500 wells by March 15, 2005, 175 of which must be completed by March 15, 2003, on the same terms. The wells drilled by the partnership will be counted towards the commitment, although this is not a partnership commitment. Approximately 120 wells have been drilled towards satisfying this commitment under the amended gas gathering agreement.

Natural Gas Contracts. The managing general partner, Resource Energy and Atlas Energy Group, Inc. have a natural gas supply agreement with First Energy Solutions Corporation for a 10-year term which began on April 1, 1999. Subject to certain exceptions, First Energy Solutions Corporation must buy all of the natural gas produced and delivered by the managing general partner and its affiliates, which includes the partnership, at certain delivery points with the facilities of:

         o East Ohio Gas Company, National Fuel Gas Distribution, and Peoples Natural Gas Company, which are local distribution companies; and

         o National Fuel Gas Supply, Columbia Gas Transmission Corporation, Tennessee Gas Pipeline Company, and Texas Eastern Transmission Company, which are interstate pipelines.

First Energy Solutions Corporation is the marketing affiliate of First Energy Corporation, which is a large regional electric utility listed on the New York Stock Exchange. First Energy Corporation has provided a guaranty of the monetary obligations of First Energy Solutions Corporation of an amount up to $10 million for a period until December 31, 2003, which will continue on a monthly basis thereafter unless terminated on 30 days notice.

Generally, all of the managing general partner's and its affiliates' natural gas is subject to the agreement with First Energy Solutions Corporation, with the following exceptions:


         o natural gas being sold to Warren Consolidated, an industrial end-user, and direct delivery customer of the managing general partner and its affiliates;

         o natural gas that at the time of the agreement was already dedicated for the life of the well to another buyer;

         o natural gas that is produced by a company which was not an affiliate of the managing general partner at the time of the agreement;

         o natural gas that is delivered to interstate pipelines or local distribution companies other than those described above; or

         o natural gas that is produced from well(s) operated by a third-party or subject to an agreement under which a third-party was to arrange for the gathering and sale of the natural gas.

The agreement established an indexed price formula for each of the delivery points during an initial period, and requires the parties to negotiate a new pricing arrangement at each delivery point for subsequent periods. If, at the end of any applicable period, the parties cannot agree to a new price for any delivery point, then the managing general partner and its affiliates may solicit offers from third-parties to buy the natural gas for that delivery point. If First Energy Solutions Corporation does not match this price, then the natural gas may be sold to the third-party. This process is repeated at the end of each contract period which is usually one year. For example, during the period April 1, 2000 through March 31, 2001, the managing general partner and its affiliates sold natural gas delivered to National Fuel Gas Supply to other entities under this process. Since then, the managing general partner and First Energy Solutions Corporation have been able to agree to new pricing arrangements for all the delivery points under their agreement through March 31, 2003.

The agreement may be suspended for force majeure, which means generally such things as an act of God, fire, storm, flood, and explosion, but also includes the permanent closing of the factories of Carbide Graphite or Duferco Farrell Corporation during the term of First Energy Solutions Corporation's agreements to sell natural gas to them. If these factories were closed, however, the managing general partner believes that First Energy Solutions Corporation would be able to find alternative purchasers and would not invoke the force majeure.

The managing general partner anticipates that the majority of the natural gas produced by the partnership from wells drilled in the primary and secondary areas will be sold to First Energy Solutions Corporation subject to the exceptions described above in "-Primary Areas of Operations" and "-Secondary Areas of Operations."

The marketing of natural gas production has been influenced by the availability of financial instruments that may be used to hedge the price that will ultimately be paid for future deliveries of natural gas. The managing general partner purchases and sells natural gas futures and options contracts to limit its and its partnerships' exposure to changes in natural gas prices. These contracts may include regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the managing general partner are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 24 months in the future. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the managing general partner has established a committee to assure that all financial trading is done in compliance with hedging policies and procedures. The managing general partner does not intend to contract for positions that it cannot offset with actual production. Although hedging provides the partnership some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending on the instrument.

As a full service marketer, First Energy Solutions Corporation also uses NYMEX based financial instruments to hedge its pricing exposure and from time to time makes price hedging opportunities available to the managing general partner. These transactions are similar to NYMEX based futures contracts, swaps and options, but also require firm delivery of the hedged quantity. Thus, the managing general partner limits these arrangements to much smaller quantities than those projected to be available at any delivery point. The price paid by First Energy Solutions Corporation for certain volumes of natural gas sold under these hedge agreements may be significantly different from the underlying monthly spot market value.

The portion of natural gas that is hedged and the manner in which it is hedged (e.g. fixed pricing, floor pricing, etc.) changes from time to time. As of May 9, 2002, the managing general partner's overall price hedging position the 12 months ending May 30, 2003 was approximately as follows:

         o        28% was hedged with a fixed price;

         o        7% was hedged with a floor price; and

         o        65% was not hedged.

It is difficult to project what portion of these hedges will be allocated to the partnership because of uncertainty about the quantity, timing, and delivery locations of gas that may be produced by the partnership.

Marketing of Natural Gas Production from Wells in Other Areas of the United States. The managing general partner expects that natural gas produced from wells drilled in areas of the Appalachian Basin other than described above, will be primarily tied to the spot market price and supplied to:

         o        gas marketers;

         o        local distribution companies;

         o        industrial or other end-users; and/or

         o        companies generating electricity.

Crude Oil. Crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier, or pipeline companies acting for the oil company which is purchasing the crude oil. Unlike natural gas, crude oil does not present any transportation problem. The managing general partner anticipates selling any oil produced by the wells to regional oil refining companies at the prevailing spot market price for Appalachian crude oil in spot sales. The managing general partner was receiving an average selling price for oil of approximately:

         o        $13.00 per barrel in 1998;

         o        $16.20 per barrel in 1999;

         o        $26.21 per barrel in 2000; and

         o        $22.60 per barrel in 2001.

Over the past eight years, the price of oil has ranged from approximately $38 to as low as $8 per barrel. There can be no assurance as to the price of oil during the term of the partnership.

Insurance

Since 1972, the managing general partner and its affiliates, including its partnerships, have been involved in the drilling of approximately 4,300 wells in Ohio, Pennsylvania, and other areas of the Appalachian Basin. They have not incurred a blow-out or made any material insurance claims with any of these wells.

The managing general partner will obtain and maintain insurance coverage in amounts and for purposes which would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. The partnership will be named as an additional insured under these policies. In addition, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto, and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident. The managing general partner's current insurance coverage satisfies the following specifications:

         o worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws where the wells will be drilled;

         o liability insurance, including automobile, which has a $1 million combined single limit for bodily injury and property damage in any one occurrence or accident and in the aggregate; and

         o excess liability insurance as to bodily injury and property damage with combined limits of $50 million per occurrence or accident and in the aggregate.

                  o This includes $1 million of seepage, pollution, and contamination insurance that protects the insured against bodily injury or property damage claims from third parties, other than a co-owner of the interest in the well, alleging seepage, pollution, or contamination damage resulting from an accident.

The excess liability insurance will be effective no later than the date subscription proceeds are first released from escrow and drilling begins. Because the managing general partner is driller and operator of other partnerships there is a risk that the insurance available to the partnership could be substantially less if insurance claims are made in the other partnerships.

This insurance has deductibles, which would first have to be paid by the partnership, of:

         o        $1,000 per claim for property damage; and

         o        $10,000 per occurrence for pollution damage.

There is no deductible for bodily injury claims.

The insurance has terms, including exclusions, which are standard for the natural gas and oil industry. On request the managing general partner will provide you or your representative a copy of its insurance policies. The managing general partner will use its best efforts to maintain insurance coverage that meets its current coverage, but may be unsuccessful if the coverage becomes unavailable or too expensive.

If you are an investor general partner and there is going to be an adverse material change in the partnership's insurance coverage, which the managing general partner does not anticipate, then the managing general partner must notify you at least 30 days before the effective date of the change. You will have the right to convert your units into limited partner units before the change by giving written notice to the managing general partner.

Use of Consultants and Subcontractors

The partnership agreement authorizes the managing general partner to use the services of independent outside consultants and subcontractors. The services will normally be paid on a per diem or other cash fee basis and will be charged to the partnership as either a direct cost or as a direct expense under the drilling and operating agreement. These charges will be in addition to the unaccountable, fixed payment reimbursement paid to the managing general partner for administrative costs and well supervision fees paid to the managing general partner as operator.


                       COMPETITION, MARKETS AND REGULATION

Natural Gas Regulation

Governmental agencies regulate the production and transportation of natural gas. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets, and the Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation of natural gas.

Natural gas prices are not regulated, and the price of natural gas is subject to the supply and demand for the natural gas along with factors such as the natural gas' BTU content and where the wells are located. See "- Competition and Markets" below for certain measures, which FERC has taken, to increase the competitiveness in the natural gas markets.

Crude Oil Regulation

Oil prices are not regulated, and the price is subject to the supply and demand for oil, along with qualitative factors such as the gravity of the crude oil and sulfur content differentials.

Competition and Markets

There are many companies engaged in natural gas and oil drilling operations in the areas where the partnership is expected to conduct its activities. The industry is highly competitive in all phases, including acquiring suitable properties for drilling and marketing natural gas and oil. Product availability and price are the principal means of competing in selling natural gas and oil. Many of the partnership's competitors will have financial resources and staffs larger than those available to the partnership. While it is impossible to accurately determine the partnership's industry position, the managing general partner does not consider the partnership's operations to be a significant factor in the industry.

Current economic conditions indicate that the costs of exploration and development are increasing gradually. However, the natural gas and oil industry has from time to time experienced periods of rapid cost increases. There is a risk that over the term of the partnership there will be fluctuating or increasing costs in doing business, which may directly affect the managing general partner's ability to operate the partnership's wells at acceptable price levels.

The natural gas and oil produced by the partnership's wells must be marketed for you to receive revenues. As set forth above, natural gas and oil prices are not regulated, but instead are subject to factors, which are primarily beyond the partnership's control such as the supply and demand for the natural gas and oil. For example, reduced natural gas demand and/or excess natural gas supplies will result in lower prices. In recent years natural gas and oil prices have been volatile.

The marketing of natural gas and oil production will be affected by numerous factors beyond the control of the partnership and which cannot be accurately predicted. These factors include, but are not limited to, the following:

         o the proximity, availability, and capacity of pipeline and other transportation facilities;

         o competition from other energy sources such as coal and nuclear energy;

         o local, state, and federal regulations regarding production and transportation;

         o the general level of market demand on a regional, national and worldwide basis;

         o fluctuating seasonal supply and demand because of various factors such as home heating requirements in the winter months;

         o political instability in natural gas and oil producing countries;

         o        the amount of domestic production; and

         o        the amount of foreign imports of natural gas and oil.

For example, increased imports into the United States of Canadian natural gas have occurred and are expected to continue which will increase the supply of natural gas in the United States. This increase in natural gas imports was primarily the result of the North American Free Trade Agreement ("NAFTA"), which eliminated trade and investment barriers in the United States, Canada, and Mexico, and new pipeline projects that have been constructed and/or proposed to the FERC. Without a corresponding increase in demand in the United States, the imported natural gas would have an adverse effect on both the price and volume of natural gas sales from the partnership's wells. However, according to the Energy Information Administration, the independent statistical and analytical agency within the Department of Energy, the use of natural gas in the United States is projected to increase approximately 51% to 69% between 1999 and 2020. Also, members of the Organization of Petroleum Exporting Countries ("OPEC") establish production quotas for petroleum products from time to time with the intent of increasing, maintaining, or decreasing price levels. The managing general partner, however, is unable to predict what effect these actions will have on the price of the natural gas and oil sold from the partnership's wells.

FERC has sought to promote greater competition in natural gas markets in the U.S. Traditionally, natural gas was sold by producers to interstate pipeline companies that resold the natural gas to local distribution companies for resale to end-users. FERC changed this market structure by requiring interstate pipeline companies to transport natural gas for third-parties. Thereafter, FERC Order 636 was issued which requires pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all natural gas producers or suppliers. The premise behind FERC Order 636 was that the interstate pipeline companies had an unfair advantage over other natural gas producers or suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to ensure that no natural gas seller has a competitive advantage over another natural gas seller because it also provides transportation services.

In February, 2000, FERC Order 637 was issued to provide further competitive initiatives by removing price ceilings on short-term capacity release transactions. It also enacted other regulatory policies that are intended to increase the flexibility of interstate natural gas transportation. Further, FERC has required pipeline companies to develop electronic bulletin boards to provide standardized access to information concerning capacity and prices.

There have been several developments which the managing general partner believes have the effect of increasing the demand for natural gas. For example, the Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." Also, the accelerating deregulation of electricity transmission has caused a convergence between the natural gas and electricity industries. The electricity industry has increased its reliance on natural gas because of increased competition in the electricity industry and the enforcement of stringent environmental regulations. For example, to reduce urban smog the Environmental Protection Agency has sought to enforce environmental regulations which increase the cost of operating coal-fired power plants, which in December 2000 produced more than half of the U.S.'s electricity. The Department of Energy has also denied financial incentives to utilities to build more nuclear power plants and large scale hydroelectric projects. Together, these policies tend to make natural gas the fuel of choice for electricity producers which have started moving away from dirtier-burning fuels, such as coal and oil. The electricity industry has started plans to bring new natural gas-fired power plants into service, some of which are not designed to allow for switching to other fuels. Natural gas was used to generate approximately 16% of the U.S.'s electricity in December 2000, and this demand is expected to increase through the decade.

State Regulations

Oil and gas operations are regulated in Pennsylvania by the Department of Environmental Resources. Pennsylvania and the other states where the partnership's wells may be situated impose a comprehensive statutory and regulatory scheme for natural gas and oil operations, which creates additional financial and operational burdens. Among other things, these regulations involve:

         o new well permit and well registration requirements, procedures, and fees;

         o        minimum well spacing requirements;

         o        restrictions on well locations and underground gas storage;

         o certain well site restoration, groundwater protection, and safety measures;

         o        landowner notification requirements;

         o        certain bonding or other security measures;

         o        various reporting requirements; and

         o        well plugging standards and procedures.

These state regulatory agencies also have broad regulatory and enforcement powers including those associated with pollution and environmental control laws, which are discussed below.

Environmental Regulation

The partnership's drilling and producing operations are subject to various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment. The Environmental Protection Agency and state and local agencies will require the partnership to obtain permits and take other measures with respect to the discharge of pollutants into navigable waters, disposal of wastewater and air pollutant emissions. If these requirements or permits are violated there can be substantial civil and criminal penalties which will increase if there was willful negligence or misconduct. Also, the partnership has unlimited liability for cleanup costs under various federal laws such as the Federal Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 for oil and/or hazardous substance contamination.

The partnership's liability can also extend to pollution costs that occurred on the leases before they were acquired by the partnership. Although the managing general partner will not transfer any lease to the partnership if it has actual knowledge that there is an existing potential environmental liability on the lease, there will not be an independent environmental audit of the leases before they are transferred to the partnership. Thus, there is a risk that the leases will have potential environmental liability even before drilling begins.

The partnership's required compliance with these environmental laws and regulations may cause delays or increase the cost of the partnership's drilling and producing activities. Because these laws and regulations are constantly being revised and changed, the managing general partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. Also, the managing general partner is unable to obtain insurance to protect against many environmental claims.

Proposed Regulation

From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the natural gas and oil industry and the partnership. The proposals involve, among other things:

         o limiting the disposal of waste water from wells that could substantially increase the partnership's operating costs and make the partnership's wells uneconomical to produce; and

         o changes in the tax laws as discussed in "Tax Aspects-Changes in the Law."

However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on the partnership's activities.

                       PARTICIPATION IN COSTS AND REVENUES

In General

The partnership agreement provides for the sharing of costs and revenues among the managing general partner and you and the other investors. A tabular summary of the following discussion appears below.

Costs

1. Organization and Offering Costs. Organization and offering costs will be charged 100% to the managing general partner. However, the managing general partner will not receive any credit towards its required capital contribution or its revenue share for any organization and offering costs that it pays in excess of 15% of the investors' subscription proceeds.

         o Organization and offering costs generally means all costs of organizing and selling the offering and includes the dealer-manager fee, sales commissions, the .5% reimbursement for bona fide accountable due diligence expenses and the .5% reimbursement of marketing expenses.

2. Lease Costs. The leases will be contributed to the partnership by the managing general partner. The managing general partner will be credited with a capital contribution for each lease valued at:

         o        its cost; or

         o fair market value if the managing general partner has reason to believe that cost is materially more than fair market value.

3. Intangible Drilling Costs. Intangible drilling costs will be charged 100% to you and the other investors.

         o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared with lease costs, which must be recovered through the depletion allowance, and equipment costs, which must be recovered through depreciation deductions.

Although subscription proceeds may be used to pay the costs of drilling different wells depending on when the subscriptions are received, not less than 90% of the subscription proceeds of you and the other investors will be used to pay intangible drilling costs regardless of when you subscribe. Also, even if the IRS successfully challenged the managing general partner's characterization of a portion of these costs as deductible intangible drilling costs, and instead recharacterized the costs as some other item that may be non-deductible, such as equipment costs and/or lease costs, this recharacterization by the IRS would have no effect on the allocation and payment of the costs by you and the other investors under the partnership agreement.

4. Equipment Costs. Equipment costs will be charged 66% to the managing general partner and 34% to you and the other investors. However, if the total equipment costs for all the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.

         o Equipment costs generally means the costs of drilling and completing a well that are not currently deductible and are not lease costs.

5. Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating costs, direct costs, administrative costs, and all other partnership costs not specifically charged will be charged to the parties in the same ratio as the related production revenues are being credited.

         o These costs generally include all costs of partnership administration and producing and maintaining the partnership's wells.

6. The Managing General Partner's Required Capital Contribution. The managing general partner's aggregate capital contributions to the partnership, including its credit for the cost of the leases contributed, must not be less than 25% of all capital contributions to the partnership. The managing general partner's capital contributions must be paid at the time the costs are required to be paid by the partnership, but not later than December 31, 2003.

Revenues

The production revenues from all partnership wells will be commingled. Thus, regardless of when you subscribe you will share in the production revenues from all wells on the same basis as the other investors in the partnership in proportion to your number of units.

1. Proceeds from the Sale of Leases. If a partnership well is sold, a portion of the sales proceeds will be allocated to the partners in the same proportion as their share of the adjusted tax basis of the property. In addition, proceeds will be allocated to the managing general partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited as provided in 4, below.

2. Interest Proceeds. Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid not later than the partnership's first cash distributions from operations. If your subscription is refunded, then any interest allocated to your subscription proceeds will also be refunded.

         After the offering closes and until the subscription proceeds are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. Equipment Proceeds. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4. Production Revenues. Subject to the managing general partner's subordination obligation as described below, the managing general partner and the investors will share in all of the partnership's other revenues, including production revenues, in the same percentage as their respective capital contribution bears to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contributions. For example, if the managing general partner contributes the minimum of 25% of the total partnership capital contributions and the investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 30% of the total partnership capital contributions and the investors contribute 70% of the total partnership capital contributions, then the managing general partner will receive 35% of the partnership revenues, not 37%, because its revenue share cannot exceed 35% of partnership revenues, and the investors will receive 65% of partnership revenues.

Subordination of Portion of Managing General Partner's Net Revenue Share

The partnership is structured to provide you and the other investors with preferred cash distributions equal to a minimum of 10% per unit, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share of partnership net production revenues during this subordination period.

         o Partnership net production revenues means gross revenues after deduction of the related operating costs, direct costs, administrative costs, and all other costs not specifically allocated.

The partnership's 60-month subordination period will begin with the first partnership cash distribution from operations to you and the other investors. However, no subordination distributions to you and the other investors will be required until the partnership's first cash distribution after substantially all of the partnership wells are drilled, completed, and begin producing into a sales line. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The managing general partner anticipates you will benefit from the subordination if the price of natural gas and oil received by the partnership and/or the results of the partnership's drilling activities are unable to provide the required return. However, if the wells produce small natural gas and oil volumes or natural gas and oil prices decrease, then even with subordination your cash flow may be very small and you may not receive the 10% return for each of the first five years beginning with the partnership's first cash distribution from operations.

As of April 15, 2002, the managing general partner was subordinating a portion or all of its net revenues in four of its previous twelve limited partnerships that have the subordination feature in effect, and from time to time it has subordinated its partnership revenues in six of these partnerships. The managing general partner is entitled to recoup these subordination distributions during the subordination period to the extent cash distributions to the investors in these previous partnerships would exceed the specified return to the investors.

Table of Participation in Costs and Revenues
The following table sets forth the participation in partnership costs and revenues between the managing general partner and you and the other investors after deducting from the partnership's gross revenues:

         o        the landowner royalties; and

         o        any other lease burdens.


                                                                                  Managing
                                                                                  General
                                                                                  Partner             Investors
                                                                                  -------             ---------
Partnership Costs
Organization and offering costs.....................................................100%                   0%
Lease costs.........................................................................100%                   0%
Intangible drilling costs.............................................................0%                 100%
Equipment costs (1)..................................................................66%                  34%
Operating costs, administrative costs, direct costs, and all
     other costs.....................................................................(2)                  (2)

Partnership Revenues
Interest income......................................................................(3)                  (3)
Equipment proceeds (1)...............................................................66%                  34%
All other revenues including production revenues..................................(4)(5)               (4)(5)

Participation in Deductions
Intangible drilling costs.............................................................0%                 100%
Depreciation (1).....................................................................66%                  34%
Percentage depletion allowance.................................................(4)(5)(6)            (4)(5)(6)

-----------------

(1) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.

(2) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.

(3) Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid not later than the partnership's first cash distributions from operations. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

(4) The managing general partner and the investors will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bears to the total partnership capital contributions except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues.

(5) The actual allocation of partnership revenues between the managing general partner and the investors will vary from the allocation described in (4) above, if a portion of the managing general partner's partnership net production revenues is subordinated.

(6) The percentage depletion allowances will be in the same percentages as the production revenues.

Allocation and Adjustment Among Investors

The investors' share as a group of the partnership's revenues, gains, income, costs, expenses, losses, and other charges and liabilities generally will be charged and credited among you and the other investors in accordance with your respective number of units, based on $10,000 per unit regardless of the actual subscription price for an investor's units. These allocations will take into account any investor general partner's status as a defaulting investor general partner. Certain investors, however, will pay a reduced amount for their units as described in "Plan of Distribution." Thus, the following costs will be charged among you and the other investors in accordance with your respective subscription price for your units rather than the number of your units:

         o        intangible drilling costs; and

         o the investors' share of the equipment costs of drilling and completing the partnership's wells.

Distributions

The managing general partner will review the partnership's accounts at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The partnership will distribute funds to you and the other investors that the managing general partner does not believe are necessary for the partnership to retain. Also, funds will not be advanced or borrowed for distributions if the distribution amount would exceed the partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. Any cash distributions from the partnership to the managing general partner will only be made in conjunction with distributions to you and the other investors and only out of funds properly allocated to the managing general partner's account.

Liquidation

The partnership will continue for 50 years unless it is terminated earlier by a final terminating event as described below, or an event which causes the dissolution of a limited partnership under state law. However, if the partnership terminates on an event which causes a dissolution under state law and it is not a final terminating event, then a successor limited partnership will automatically be formed. Thus, only on a final terminating event will the partnership be liquidated. A final terminating event is any of the following:

         o the election to terminate the partnership by the managing general partner or the affirmative vote of investors whose units equal a majority of the total units;

         o the termination of the partnership under Section 708(b)(1)(A) of the Internal Revenue Code because no part of its business is being carried on; or

         o        the partnership ceases to be going concern.

On the partnership's liquidation you will receive your interest in the partnership. Generally, your interest in the partnership means an undivided interest in the partnership assets, after payments to the partnership's creditors, in the ratio your capital account bears to all the capital accounts until they have been reduced to zero. Thereafter, your interest in the remaining partnership assets will equal your interest in the related partnership revenues.

Any in-kind property distributions to you must be made to a liquidating trust or similar entity, unless you affirmatively consent to receive an in-kind property distribution after being told of the risks associated with the direct ownership or there are alternative arrangements in place which assure that you will not be responsible for the operation or disposition of the partnership properties. If the managing general partner has not received your written consent to the in-kind distribution within 30 days after it is mailed, then it will be presumed that you have not consented. The managing general partner may then sell the asset at the best price reasonably obtainable from an independent third-party, or to itself or its affiliates at fair market value as determined by an independent expert selected by the managing general partner. Also, if the partnership is liquidated, the managing general partner will be repaid for any debts owed it by the partnership before there are any payments to you and the other investors.

                              CONFLICTS OF INTEREST

In General

Conflicts of interest are inherent in natural gas and oil partnerships involving non-industry investors because the transactions are entered into without arms' length negotiation. Your interests and those of the managing general partner and its affiliates may be inconsistent in some respects or in certain instances, and the managing general partner's actions may not be the most advantageous to you.

The following discussion describes certain possible conflicts of interest that may arise for the managing general partner and its affiliates in the course of the partnership, and with respect to some of the conflicts of interest, but not all, certain limitations which are designed to reduce, but which will not eliminate, the conflicts. Other than these limitations the managing general partner has no procedures to resolve a conflict of interest and under the terms of the partnership agreement the managing general partner may resolve the conflict of interest in its sole discretion and best interest.

The following discussion is not intended to be inclusive and other transactions or dealings may arise in the future that could result in conflicts of interest for the managing general partner and its affiliates.

Conflicts Regarding Transactions with the Managing General Partner and its Affiliates

Although the managing general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with the partnership are reasonable, the compensation has been determined solely by the managing general partner and did not result from negotiations with any unaffiliated third-party dealing at arms' length. The managing general partner and its affiliates will receive compensation and reimbursement from the partnership for their services in drilling, completing, and operating the partnership's wells under the drilling and operating agreement and will receive the other fees described in "Compensation" regardless of the success of the partnership's wells. The managing general partner and its affiliates providing the services or equipment can be expected to profit from the transactions, and it is usually in the managing general partner's best interest to enter into contracts with itself and its affiliates rather than unaffiliated third-parties even if the contract terms, or skill and experience, offered by the unaffiliated third-parties is comparable.

The partnership agreement provides that when the managing general partner and any affiliate provide services or equipment to the partnership their fees must be competitive with the fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. Also, before the managing general partner and any affiliate may receive competitive fees for providing services or equipment to the partnership they must be engaged, independently of the partnership and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry. If the managing general partner and any affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate that could be obtained in the area.

Any services not otherwise described in this prospectus for which the managing general partner or an affiliate is to be compensated must be:

         o set forth in a written contract that describes the services to be rendered and the compensation to be paid; and

         o cancelable without penalty on 60 days written notice by investors whose units equal a majority of the total units.

The compensation, if any, will be reported to you in the partnership's annual and semiannual reports, and a copy of the contract will be provided to you on request.

There is also a conflict of interest concerning the purchase price if the managing general partner or an affiliate purchases a producing property from the partnership, which they may do in certain limited circumstances as described in "Conflicts Involving the Acquisition of Leases - (6) No Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sales of Developed Leases to the Managing General Partner," below.

Conflict Regarding the Drilling and Operating Agreement

The managing general partner anticipates that all of the wells drilled by the partnership will be drilled and operated under the drilling and operating agreement. This creates a continuing conflict of interest because the managing general partner must monitor and enforce, on behalf of the partnership, its own compliance with the drilling and operating agreement.

Conflicts Regarding Sharing of Costs and Revenues

The managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays. This sharing arrangement may create a conflict of interest between the managing general partner and you and the other investors concerning the determination of which wells will be drilled by the partnership based on the risk and profit potential associated with the wells.

In addition, the allocation of all the intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest between the managing general partner and you and the other investors concerning whether to complete a well. For example, the completion of a marginally productive well might prove beneficial to you and the other investors, but not to the managing general partner. When a completion decision is made you and the other investors will have already paid the majority of your costs so you will want to complete the well if there is any opportunity to recoup any of the costs. On the other hand, the managing general partner will have paid only a portion of its costs before this time, and it will want to pay its additional equipment costs to complete the well only if it is reasonably certain of recouping its money and making a profit. However, based on its past experience the managing general partner anticipates that the partnership wells in the primary areas will have to be completed before it can determine the well's productivity. In any event, the managing general partner will not cause any partnership well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

Conflicts Regarding Tax Matters Partner

The managing general partner will serve as the partnership's tax matters partner and represent the partnership before the IRS. The managing general partner will have broad authority to act on behalf of you and the other investors in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, potential conflicts include:

         o whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to:

                  o the amount of the partnership's deduction for intangible drilling costs, which is allocated 100% to you and the other investors; or

                  o the amount of the managing general partner's depreciation deductions, or the credit to its capital account for contributing the leases to the partnership, which would decrease the managing general partner's liquidation interest in the partnership; or

         o the amount of the managing general partner's reimbursement from the partnership for expenses incurred by it in its role as the tax matters partner.

Conflicts Regarding Other Activities of the Managing General Partner, the Operator and Their Affiliates

The managing general partner will be required to devote to the partnership the time and attention that it considers necessary for the proper management of the partnership's activities. However, the managing general partner has sponsored and continues to manage other natural gas and oil drilling partnerships, which may be concurrent, and will engage in unrelated business activities, either for its own account or on behalf of other partnerships, joint ventures, corporations, or other entities in which it has an interest. This creates a continuing conflict of interest in allocating management time, services, and other activities between the partnership and its other activities. The managing general partner will determine the allocation of its management time, services, and other functions on an as-needed basis consistent with its fiduciary duties among the partnerships and its other activities.

Subject to its fiduciary duties, the managing general partner will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with the partnership's activities and operate in the same areas as the partnership. However, the managing general partner and its affiliates may pursue business opportunities that are consistent with the partnership's investment objectives for their own account only after they have determined that the opportunity either:

         o cannot be pursued by the partnership because of insufficient funds; or

         o it is not appropriate for the partnership under the existing circumstances.

Conflicts Involving the Acquisition of Leases

The managing general partner will select, in its sole discretion, the wells to be drilled by the partnership. Conflicts of interest may arise concerning which wells will be drilled by the partnership and which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator. It may be in the managing general partner's or its affiliates' advantage to have the partnership bear the costs and risks of drilling a particular well rather than another affiliate. These potential conflicts of interest will be increased if the managing general partner organizes and allocates wells to more than one partnership at a time. To lessen this conflict of interest the managing general partner generally takes a similar interest in other partnerships when it serves as managing general partner and/or driller/operator.

No procedures, other than the guidelines set forth below and in " - Procedures to Reduce Conflicts of Interest," have been established by the managing general partner to resolve any conflicts that may arise. The partnership agreement provides that the managing general partner and its affiliates will abide by the guidelines set forth below. However, with respect to (2), (3), (4), (5) and (7) there is an exception in the partnership agreement for another program in which the interest of the managing general partner is substantially similar to or less than its interest in the partnership.

(1) Transfers at Cost. All leases will be acquired from the managing general partner and credited towards its required capital contribution at the cost of the lease, unless the managing general partner has a reason to believe that cost is materially more than the fair market value of the property. If the managing general partner believes cost is materially more than fair market value, then the managing general partner's credit for the contribution must be at a price not in excess of the fair market value.

         o A determination of fair market value must be supported by an appraisal from an independent expert and be maintained in the partnership's records for at least six years.

(2) Equal Proportionate Interest. When the managing general partner sells or transfers an oil and gas interest to the partnership, it must, at the same time, sell or transfer to the partnership an equal proportionate interest in all its other property in the same prospect.

         o The term "prospect" generally means an area which is believed to contain commercially productive quantities of natural gas or oil.

         However, a prospect will be limited to the drilling or spacing unit on which one well will be drilled if the following two conditions are met:

         o the well is being drilled to a geological feature which contains proved reserves; and

         o        the drilling or spacing unit protects against drainage.

         The managing general partner believes that for a prospect located in Ohio, Pennsylvania and New York on which a well will be drilled to test the Clinton/Medina geologic formation or the Mississippian and/or Upper Devonian Sandstone reservoirs, a prospect will consist of the drilling and spacing unit because it will meet the test in the preceding sentence.

         o Proved reserves, generally, are the estimated quantities of natural gas and oil which have been demonstrated to be recoverable in future years with reasonable certainty under existing economic and operating conditions. Proved reserves include proved undeveloped reserves which generally are reserves expected to be recovered from existing wells where a relatively major expenditure is required for recompletion or from new wells on undrilled acreage. Reserves on undrilled acreage will be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         The managing general partner anticipates that the majority of the wells drilled by the partnership will develop the Clinton/Medina geologic formation or the Mississippian and/or Upper Devonian Sandstone reservoirs. The drilling of these wells may provide the managing general partner with offset sites by allowing it to determine, at the partnership's expense, the value of adjacent acreage in which the partnership would not have any interest. The managing general partner owns acreage in the area surrounding the currently proposed wells. To lessen this conflict of interest, for five years the managing general partner may not drill any well:

         o in the Clinton/Medina geologic formation within 1,650 feet of an existing partnership well in Pennsylvania or within 1,000 feet of an existing partnership well in Ohio; or

         o in the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Green Counties, Pennsylvania within 1,000 feet of an existing partnership well.

         If the partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

(3) Subsequently Enlarging Prospect. In areas where the prospect is not limited to the drilling or spacing unit and the area constituting the partnership's prospect is subsequently enlarged based on geological information, which is later acquired, then there is the following special provision:

         o if the prospect is enlarged to cover any area where the managing general partner owns a separate property interest and the partnership activities were material in establishing the existence of proved undeveloped reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold to the partnership in accordance with (1), (2) and (4).

(4) Transfer of Less than the Managing General Partner's and its Affiliates' Entire Interest. If the managing general partner sells or transfers to the partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

         o        the retained interest must be a proportionate interest;

         o the managing general partner's obligations and the partnership's obligations must be substantially the same after the sale of the interest by the managing general partner or its affiliates; and

         o the managing general partner's revenue interest must not exceed the amount proportionate to its retained interest.

         For example, if the managing general partner transfers 50% of its interest in a prospect to the partnership and retains a 50% interest, then the partnership will not pay any of the costs associated with the managing general partner's retained interest as a part of the transfer. This limitation does not prevent the managing general partner and its affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or affiliated partnerships. For example, the managing general partner may sell its retained interest to a third-party for a profit.

(5) Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by the Partnership. For a five year period after the closing, if the managing general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the partnership owns an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

         o if the managing general partner does not currently own property in the prospect separately from the partnership, then the managing general partner may not buy an interest in the prospect; and

         o if the managing general partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired must be divided in the same proportion between the managing general partner and the partnership as the other property in the prospect. However, if the partnership does not have the cash or financing to buy the additional interest, then the managing general partner is also prohibited from buying the additional interest.

(6) Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sale of Developed Leases to the Managing General Partner. The managing general partner and its affiliates other than an affiliated partnership may not receive a farmout or purchase undeveloped leases from the partnership other than at the higher of cost or fair market value.

         The managing general partner and its affiliates, other than an affiliated income program, may not purchase any producing natural gas or oil property from the partnership unless:

         o the sale is in connection with the liquidation of the partnership; or

         o the managing general partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the managing general partner's well supervision fees for the well, for a period of at least three consecutive months.

         In both cases, the sale must be at fair market value supported by an appraisal of an independent expert selected by the managing general partner. The appraisal of the property must be maintained in the partnership's records for at least six years.

(7) Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped lease from the partnership to an affiliated drilling limited partnership must be made at fair market value if the undeveloped lease has been held for more than two years. Otherwise, if the managing general partner deems it to be in the best interest of the partnership, the transfer may be made at cost. An affiliated income program may purchase a producing natural gas and oil property from the partnership at any time at:

         o fair market value as supported by an appraisal from an independent expert if the property has been held by the partnership for more than six months or there have been significant expenditures made in connection with the property; or

         o cost as adjusted for intervening operations if the managing general partner deems it to be in the best interest of the partnership.

         However, these prohibitions do not apply to joint ventures or farmouts among affiliated partnerships, provided that:

         o the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

         o the compensation arrangement or any other interest or right of either the managing general partner or its affiliates is the same in each affiliated partnership or if different, the aggregate compensation of the managing general partner or the affiliate is reduced to reflect the lower compensation arrangement.

(8) Leases Will Be Acquired Only for Stated Purpose of the Partnership. The partnership must acquire only leases that are reasonably expected to meet the stated purposes of the partnership. Also, no leases may be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the partnership's best interest.

(9) Farmout. The managing general partner will not assign to the partnership the working interest in a prospect for the purpose of subsequent farmout, sale or other disposition. The managing general partner will not enter into a farmout to avoid its paying its share of the costs related to drilling an undeveloped lease.

         The partnership will not Farmout an undeveloped lease or well activity to the managing general partner or its affiliates. Notwithstanding, this restriction will not apply to Farmouts between the partnership and another partnership managed by the managing general partner or its affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the managing general partner or its affiliates is the same in each partnership, or, if different, the aggregate compensation of the managing general partner and its affiliates is reduced to reflect the lower compensation agreement.

         The managing general partner's decision with respect to making a farmout and the terms of a farmout from the partnership involve conflicts of interest since the managing general partner may benefit from cost savings and reduction of risk. The partnership may farmout an undeveloped lease or well activity only if the managing general partner, exercising the standard of a prudent operator, determines that:

         o the partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;

         o drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the partnership;

         o the leases or well activity have been downgraded by events occurring after assignment to the partnership so that development of the leases or well activity would not be desirable; or

         o        the best interests of the partnership would be served.

         If the partnership farmouts a lease or well activity, the managing general partner must retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. However, if the farmout is made to an affiliated partnership there is a conflict of interest since the managing general partner will represent both partnerships.

Conflicts Between Investors and the Managing General Partner as an Investor
The managing general partner, its officers, directors, and affiliates may subscribe for units and the price of their units will be reduced by 10.5%, which is equal to the dealer-manager fee, the sales commission, the reimbursements to the dealer-manger for marketing expenses, and the accountable due diligence expenses. Even though they pay a reduced price for their units these investors generally will:

         o share in the partnership's costs, revenues, and distributions on the same basis as the other investors as described in "Participation in Costs and Revenues"; and

         o        have the same voting rights, except as discussed below.

Any subscription by the managing general partner, its officers, directors, or affiliates will dilute the voting rights of you and the other investors and there may be a conflict with respect to certain matters. The managing general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters as described in "Summary of Partnership Agreement - Voting Rights."

Lack of Independent Underwriter and Due Diligence Investigation

The terms of this offering, the partnership agreement, and the drilling and operating agreement were determined by the managing general partner without arms' length negotiations. You and the other investors have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other investors in the offering and the agreements.

Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnership and the managing general partner that would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the selling agents which will be reallowed to the selling agents, its due diligence examination concerning this offering cannot be considered to be independent.

Conflicts Concerning Legal Counsel

The managing general partner anticipates that its legal counsel will also serve as legal counsel to the partnership and that this dual representation will continue in the future. If a future dispute arises between the managing general partner and you and the other investors, then the managing general partner will cause you and the other investors to retain separate counsel. Also, if counsel advises the managing general partner that counsel reasonably believes its representation of the partnership will be adversely affected by its responsibilities to the managing general partner, then the managing general partner will cause you and the other investors to retain separate counsel.

Conflicts Regarding Presentment Feature

You and the other investors have the right to present your units to the managing general partner for repurchase beginning in 2007. This creates the following conflicts of interest between you and the managing general partner.

         o The managing general partner may suspend the presentment feature if it does not have the necessary cash flow or it cannot arrange borrowings for this purpose on terms which it deems reasonable. Both of these determinations are subjective and will be made in the managing general partner's sole discretion.

         o The managing general partner will also determine the repurchase price based on a reserve report that it prepares and is reviewed by an independent expert that it chooses. The formula for arriving at the repurchase price has many subjective determinations that are within the discretion of the managing general partner.

Conflicts Regarding Managing General Partner Withdrawing an Interest

A conflict of interest is created with you and the other investors by the managing general partner's right to mortgage its interest or withdraw an interest in the partnership's wells equal to or less than its revenue interest to be used as collateral for a loan to the managing general partner. If there was a default under the loan, this could reduce the amount of the managing general partner's partnership net production revenues available for its subordination obligation to you and the other investors.

Conflicts Regarding Order of Pipeline Construction and Gathering Fees

The managing general partner may choose well locations along the gathering system which would benefit its parent company by providing more gathering fees to Atlas Pipeline Partners, even if there are other well locations available in the area or other areas which offer the partnership a greater potential return. Furthermore, the managing general partner's parent company has committed to drill 500 wells by March 15, 2005, 175 of which must be completed by March 15, 2003, that will connect to Atlas Pipeline Partners' gathering system. This commitment was made as a part of the pending sale of its parent company's ownership of its general partner interest in Atlas Pipeline Partners as described in "Proposed Activities - Sale of Gas and Oil Production - Gathering of Natural Gas." The wells drilled by the partnership will be counted towards meeting this commitment. However, the managing general partner believes these conflicts of interest are substantially reduced because the managing general partner expects to make the largest capital contribution in this partnership as explained in "Capitalization and Source of Funds and Use of Proceeds." Thus, it is in the best interest of its parent company for the managing general partner to choose prospects for the partnership to drill which have the greatest potential return even if they are not connected to the gathering system owned by Atlas Pipeline Partners. In addition, either an affiliate or Atlas America, if the sale is completed, will operate the gathering system for Atlas Pipeline Partners. Thus, the expansion of the gathering system for Atlas Pipeline Partners will be within the control of the managing general partner's affiliate, which will attempt to expand the gathering system to those areas with the greatest number of wells with the greatest potential reserves.

The managing general partner's affiliates are obligated through their agreement with Atlas Pipeline Partners to pay the difference between the amount the partnership pays for gathering fees to the managing general partner as set forth in "Compensation - Gathering Fees," and the greater of $.35 per mcf or 16% of the gross sales price for the natural gas. This provides an incentive to the managing general partner to increase the amount of the gathering fees paid by the partnership to it, which are not fixed and may change as described in "Compensation-Gathering Fees." However, the gathering fees paid to the managing general partner may not exceed competitive rates.

Procedures to Reduce Conflicts of Interest

In addition to the procedures set forth in " - Conflicts Involving the Acquisition of Leases," the managing general partner and its affiliates will comply with the following procedures in the partnership agreement to reduce some of the conflicts of interest with you and the other investors. The managing general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the managing general partner and you and the other investors may not necessarily be resolved in your best interests. However, the managing general partner believes that its significant capital contribution to the partnership will reduce the conflicts of interest.

(1) Fair and Reasonable. The managing general partner may not sell, transfer, or convey any property to, or purchase any property from, the partnership except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the partnership which does not primarily benefit the partnership.

(2) No Compensating Balances. The managing general partner may not use the partnership's funds as a compensating balance for its own benefit. Thus, partnership funds may not be used to satisfy any deposit requirements imposed by a bank or other financial institution on the managing general partner for its own corporate purposes.

(3) Future Production. The managing general partner may not commit the future production of a partnership well exclusively for its own benefit.

(4) Disclosure. Any agreement or arrangement that binds the partnership must be fully disclosed in this prospectus.

(5) No Loans from the Partnership. The partnership may not loan money to the managing general partner.

(6) No Rebates. The managing general partner may not participate in any business arrangements which would circumvent these guidelines including receiving rebates or give-ups.

(7) Sale of Assets. The sale of all or substantially all of the assets of the partnership may only be made with the consent of investors whose units equal a majority of the total units.

(8) Participation in Other Partnerships. If the partnership participates in other partnerships or joint ventures then the terms of the arrangements must not circumvent any of the requirements contained in the partnership agreement, including the following:

         o there may be no duplication or increase in organization and offering expenses, the managing general partner's compensation, partnership expenses, or other fees and costs;

         o there may be no substantive change in the fiduciary and contractual relationship between the managing general partner and you and the other investors; and

         o        there may be no diminishment in your voting rights.

(9) Investments. Partnership funds may not be invested in the securities of another person except in the following instances:

         o investments in interests made in the ordinary course of the partnership's business;

         o temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

         o        multi-tier arrangements meeting the requirements of (8) above;

         o investments involving less than 5% of the total subscriptions that are a necessary and incidental part of a property acquisition transaction; and

         o investments in entities established solely to limit the partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses are prohibited.

(10) Safekeeping of Funds. The managing general partner may not employ, or permit another to employ, the funds or assets of the partnership in any manner except for the exclusive benefit of the partnership. The managing general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the partnership whether or not in its possession or control.

(11) Advance Payments. Advance payments by the partnership to the managing general partner and its affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose.

Policy Regarding Roll-Ups

It is possible at some indeterminate time in the future that the partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

         o        increasing the compensation of the managing general partner;

         o        amending your voting rights;

         o listing the units on a national securities exchange or on NASDAQ;

         o changing the fundamental investment objectives of the partnership; or

         o        materially altering the duration of the partnership.

If a roll-up should occur in the future the partnership agreement provides various policies which include the following:

         o an independent expert must appraise all partnership assets, and you must receive a summary of the appraisal in connection with a proposed roll-up;

         o if you vote "no" on the roll-up proposal, then you will be offered a choice of:

                  o        accepting the securities of the roll-up entity; or

                  o        one of the following:

                           o remaining a partner in the partnership and preserving your units in the partnership on the same terms and conditions as existed previously; or

                           o receiving cash in an amount equal to your pro-rata share of the appraised value of the partnership's net assets; and

         o        the partnership will not participate in a proposed roll-up:

                  o unless approved by investors whose units equal 75% of the total units;

                  o which would result in the diminishment of your voting rights under the roll-up entity's chartering agreement;

                  o in which your right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

                  o in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by investors whose units equal 75% of the total units.


            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

In General

The managing general partner will manage the partnership and its assets. In conducting the partnership's affairs it is accountable to you as a fiduciary, and it must exercise good faith and deal fairly with you and the other investors. If the managing general partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach. Neither the partnership agreement nor any other agreement between the managing general partner and the partnership may contractually limit any fiduciary duty owed to you and the other investors by the managing general partner under applicable law except as set forth in Sections 4.01, 4.02, 4.04, 4.05, and 4.06 of the partnership agreement. This is a rapidly expanding and changing area of the law, and if you have questions concerning the managing general partner's duties you are urged to consult your own counsel.

Limitations on Managing General Partner Liability as Fiduciary

Under the terms of the partnership agreement the managing general partner, the operator, and their affiliates have limited their liability to the partnership and to you and the other investors for any loss suffered by the partnership or you and the other investors which arises out of any action or inaction on their part if:

         o they determined in good faith that the course of conduct was in the best interest of the partnership;

         o they were acting on behalf of, or performing services for, the partnership; and

         o their course of conduct did not constitute negligence or misconduct.

Thus, you and the other investors may have a more limited right of action than you would have had without these limitations in the partnership agreement.

In addition, the partnership agreement provides for indemnification of the managing general partner, the operator, and their affiliates by the partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the partnership agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that, in the SEC's opinion, this indemnification is contrary to public policy and therefore unenforceable.

Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the following:

         o        tangible net assets;

         o        revenues; and

         o        insurance proceeds.

Still, use of partnership funds or assets for indemnification would reduce amounts available for partnership operations or for distribution to you and the other investors.

The partnership will not pay the cost of the portion of any insurance that insures the managing general partner, the operator, or an affiliate against any liability for which they cannot be indemnified. In addition, partnership funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought only if the partnership has adequate funds available and certain conditions in the partnership agreement are met.

                                   TAX ASPECTS

Summary of Tax Opinion

The managing general partner has received the tax opinion of special counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, which is included as Exhibit 8 to the registration statement. This section of the prospectus is a summary of the tax opinion and all the material federal income tax consequences of the purchase, ownership and disposition of the general and limited partner interests. You are strongly urged to read the entire tax opinion.

The tax opinion represents only special counsel's best legal judgment, and has no binding effect or official status. It is only special counsel's prediction as to the outcome of the issues addressed and the results are not certain. As required by IRS regulations, special counsel's opinions state whether it is "more likely than not" that the predicted outcome will occur. There is no assurance that the present laws or regulations will not be changed and adversely affect you. Also, the IRS may challenge the deductions claimed by the partnership or you, or the taxable year in which the deductions are claimed, and no guaranty can be given that the challenge would not be upheld if litigated. No advance ruling on any tax consequence of an investment in the partnership will be requested from the IRS.

Different tax considerations than those addressed in this discussion may apply to foreign persons, corporations, partnerships, trusts and other prospective investors which are not treated as individuals for federal income tax purposes. Also, the treatment of the tax attributes of the partnership may vary among investors. Accordingly, you are urged to seek qualified, professional assistance in the preparation of your federal, state and local tax returns with specific reference to your own tax situation.

In special counsel's opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated.

         o Partnership Classification. The partnership will be classified as a partnership for federal income tax purposes, and not as a corporation. The partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, and deduction of the partnership will be reportable by the partners in the partnership.

         o        Passive Activity Classification.

                  o Generally, the passive activity limitations on losses under ss.469 of the Internal Revenue Code will apply to limited partners, but will not apply to investor general partners before the conversion of investor general partner units to limited partner units.

                  o The partnership's income and gain from its natural gas and oil properties which are allocated to limited partners, other than converted investor general partners, generally will be characterized as passive activity income which may be offset by passive activity losses.

                  o Income or gain attributable to investments of working capital of the partnership will be characterized as portfolio income, which cannot be offset by passive activity losses.

         o Not a Publicly Traded Partnership. Assuming that no more than 10% of the units are transferred in any taxable year of the partnership, other than in private transfers described in Treas. Reg. ss.1.7704-1(e), the partnership will not be treated as a "publicly traded partnership" under the Internal Revenue Code.

         o Availability of Certain Deductions. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible.

         o Intangible Drilling Costs. The partnership will elect to deduct currently all intangible drilling costs. However, each investor may elect instead to capitalize and deduct all or part of his share of the intangible drilling costs ratably over a 60 month period as discussed in "Minimum Tax - Tax Preferences", below. Subject to the foregoing, intangible drilling costs paid by the partnership under the terms of bona fide drilling contracts for the partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming the amounts are fair and reasonable consideration and subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation with respect to the limited partners.

         o Prepayments of Intangible Drilling Costs. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2002 most, if not all, of the intangible drilling costs related to partnership wells the drilling of which will begin in 2003. Assuming that the amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in special counsel's opinion the prepayments of intangible drilling costs will be deductible for the 2002 taxable year even though all owners in the well may not be required to prepay intangible drilling costs, subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation with respect to the limited partners.

                  The foregoing opinion is based in part on the assumptions that:

                  o the intangible drilling costs will be required to be prepaid in 2002 for specified wells under the drilling and operating agreement;

                  o under the drilling and operating agreement the drilling of the wells is required to be, and actually is, begun on or before March 31, 2003, and the wells are continuously drilled thereafter until completed, if warranted, or abandoned; and

                  o the required prepayments are not refundable to the partnership and any excess prepayments are applied to intangible drilling costs of substitute wells.

         o Depletion Allowance. The greater of cost depletion or percentage depletion will be available to qualified investors as a current deduction against the partnership's natural gas and oil production income, subject to certain restrictions summarized below.

         o MACRS. The partnership's reasonable costs for equipment placed in the wells which cannot be deducted immediately will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS"), generally over a seven year "cost recovery period," subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation in the case of the limited partners.

         o Tax Basis of Units. Each investor's adjusted tax basis in his units will be increased by his total subscription proceeds.

         o At Risk Limitation on Losses. Each investor initially will be "at risk" to the full extent of his subscription proceeds.

         o Allocations. Assuming the effect of the allocations of income, gain, loss and deduction, or items thereof, set forth in the partnership agreement, including the allocations of basis and amount realized with respect to natural gas and oil properties, is substantial in light of an investor's tax attributes that are unrelated to the partnership, the allocations will have "substantial economic effect" and will govern each investor's distributive share of those items to the extent the allocations do not cause or increase deficit balances in the investors' capital accounts.

         o Subscription. No gain or loss will be recognized by the investors on payment of their subscriptions.

         o Profit Motive and No Tax Shelter Registration. Based on the managing general partner's representation that the partnership will be conducted as described in the prospectus, the partnership will possess the requisite profit motive under ss.183 of the Internal Revenue Code and is not required to register with the IRS as a tax shelter.

         o IRS Anti-Abuse Rule. Based on the managing general partner's representation that the partnership will be conducted as described in the prospectus, the partnership will not be subject to the anti-abuse rule set forth in Treas.
                  Reg. ss.1.701-2.

         o Overall Evaluation of Tax Benefits. Based on special counsel's conclusion that substantially more than half of the material tax benefits of the partnership, in terms of their financial impact on a typical investor, more likely than not will be realized if challenged by the IRS, the tax benefits of the partnership, in the aggregate, which are a significant feature of an investment in the partnership by a typical original investor more likely than not will be realized as contemplated by the prospectus.

Partnership Classification

For federal income tax purposes a partnership is not a taxable entity. The partners, rather than the partnership, receive any deductions, as well as the income, from the operations engaged in by the partnership. A business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Because the partnership was formed under the Delaware Revised Uniform Limited Partnership Act which describes the partnership as a "partnership," it automatically will be classified as a partnership unless it elects to be classified as a corporation. In this regard, the managing general partner has represented that the partnership will not elect to be classified as a corporation.

Limitations on Passive Activities

Under the passive activity rules all income of a taxpayer who is subject to the rules is categorized as:

         o income from passive activities such as limited partners' interests in a business;

         o        active income such as salary, bonuses, etc.; or

         o portfolio income such as gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business.

Losses generated by passive activities can offset only passive income and cannot be applied against active income or portfolio income. Suspended losses may be carried forward, but not back, and used to offset future years' passive activity income.

Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the partnership agreement limited partners will not have material participation in the partnership and generally will be subject to the passive activity limitations.

Investor general partners also do not materially participate in the partnership. However, because the partnership will own only "working interests," as defined in the Internal Revenue Code, in its wells and investor general partners will not have limited liability under Delaware law until they are converted to limited partners, their deductions generally will not be treated as passive deductions before the conversion. However, if an investor general partner invests in the partnership through an entity which limits his liability, for example, a limited partnership, limited liability company or S corporation, then he generally will be subject to the passive activity limitations the same as a Limited Partner. Contractual limitations on the liability of investor general partners under the partnership agreement such as insurance, limited indemnification, etc. will not cause investor general partners to be subject to the passive activity limitations.

Publicly Traded Partnership Rules. Net losses of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net passive income from a publicly traded partnership. However, in the opinion of special counsel it is more likely than not that the partnership will not be characterized as a publicly traded partnership under the Internal Revenue Code so long as no more than 10% of the Units are transferred in any taxable year of the partnership other than in private transfers described in Treas. Reg. ss.1.7704-1(e).

Conversion from Investor General Partner to Limited Partner. Investor general partner units will be converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed, which the managing general partner anticipates will be in the late Summer of 2003. Thereafter, each investor general partner will have limited liability as a limited partner under the Delaware Revised Uniform Limited Partnership Act with respect to his interest in the partnership.

Concurrently, the investor general partner will become subject to the passive activity limitations. However, because he previously will have received a non-passive deduction for intangible drilling costs, the Internal Revenue Code requires that his net income from the partnership's wells following the conversion must continue to be characterized as non-passive income which cannot be offset with passive losses. An investor general partner's conversion of his partnership interest into a limited partner interest should not have any other adverse tax consequences unless the investor general partner's share of any partnership liabilities is reduced as a result of the conversion. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to the partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds his basis.

Taxable Year

The partnership intends to adopt a calendar year taxable year.

2002 Expenditures

The managing general partner anticipates that all of the partnership's subscription proceeds will be expended in 2002 and that your share of the partnership's income and deductions will be reflected on your federal income tax return for that period. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2002 most, if not all, of its intangible drilling costs for wells the drilling of which will begin in 2003. The deductibility in 2002 of these advance payments cannot be guaranteed.

Availability of Certain Deductions

Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. The managing general partner has represented to special counsel that the amounts payable to the managing general partner and its affiliates, including the amounts paid to the managing general partner or its affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. The fees paid to the managing general partner and its affiliates will not be currently deductible if they are:

         o        in excess of reasonable compensation;

         o properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the leases; or

         o        not "ordinary and necessary" business expenses.

In the event of an audit, payments to the managing general partner and its affiliates by the partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

Intangible Drilling Costs

Subject to the passive activity loss rules in the case of limited partners, you will be entitled to deduct your share of intangible drilling costs which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. Intangible drilling costs generally will be treated as ordinary income if a property is sold at a gain. Also, productive-well intangible drilling costs may subject you to an alternative minimum tax in excess of regular tax unless you elect to deduct all or part of these costs ratably over a 60-month period as discussed in "Minimum Tax - Tax Preferences", below.

The managing general partner estimates that on average approximately 78% of the total price to be paid by the partnership for all of its completed wells will be intangible drilling costs which are charged 100% to you and the other investors under the partnership agreement. Under the partnership agreement not less than 90% of the subscription proceeds received by the partnership from you and the other investors will be used to pay intangible drilling costs. The IRS could challenge the characterization of a portion of these costs as deductible intangible drilling costs and recharacterize the costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of the costs by you and the other investors under the partnership agreement.

You are urged to consult with your personal tax advisor concerning the tax benefits to you of the partnership's deduction for intangible drilling costs in light of your own tax situation.

Drilling Contracts

The partnership will enter into the drilling and operating agreement with the managing general partner or its affiliates, as a third-party general drilling contractor, to drill and complete the partnership's development wells on a cost plus 15% basis. For its services as general drilling contractor, the managing general partner anticipates that on average over all of the wells drilled and completed by the partnership it will have reimbursement of general and administrative overhead of $14,380 per well and a profit of 15% (approximately $27,000 assuming a 100% interest in each well) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors as described in "Compensation - Drilling Contracts". However, the actual cost of drilling and completing the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations, and the managing general partner's profit per well also could be more or less than the $27,000 estimated by the managing general partner.

The managing general partner believes the prices under the drilling and operating agreement are competitive in the proposed areas of operation. Nevertheless, the amount of the profit realized by the managing general partner under the drilling and operating agreement could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling cost.

Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2002 most, if not all, of the intangible drilling costs for drilling activities that will begin in 2003. In Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling costs. First, the expenditure must be a payment rather than a refundable deposit. Second, the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

The partnership will attempt to comply with the guidelines set forth in Keller with respect to prepaid intangible drilling costs. The drilling and operating agreement will require the partnership to prepay in 2002 intangible drilling costs for specified wells the drilling of which will begin in 2003. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The drilling and operating agreement will require the partnership to prepay the intangible drilling costs of drilling and completing the wells in order to enable the operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the drilling and operating agreement excess prepaid amounts, if any, will not be refundable to the partnership but will be applied to intangible drilling costs to be incurred in drilling and completing substitute wells. Under Keller, a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased if prepayments are not required with respect to the entire well. It is possible that less than 100% of the interest will be acquired by the partnership in one or more wells and prepayments may not be required of all owners of interests in the wells. However, in the view of special counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in Keller, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the interest in the wells.

In addition, a current deduction for prepaid intangible drilling costs is available only if the drilling of the wells begins before the close of the 90th day after the close of the taxable year. The managing general partner will attempt to cause the drilling of all prepaid partnership wells to begin on or before March 31, 2003. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the partnership or the drilling contractor. Such circumstances include, for example, the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that the drilling of all prepaid partnership wells required by the drilling and operating agreement to begin on or before March 31, 2003, will actually begin by that date. In that event, deductions claimed in 2002 for prepaid intangible drilling costs would be disallowed and deferred to the 2003 taxable year.

No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling costs under the partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the investors for the current taxable year, or that the challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

Depletion Allowance

Proceeds from the sale of the partnership's natural gas and oil production will constitute ordinary income. A certain portion of the income will not be taxable under the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Depletion deductions generally will be treated as ordinary income if a property is sold at a gain.

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of natural gas or oil expected to be recoverable from the property and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion generally is available to taxpayers other than integrated oil companies. Percentage depletion is based on your share of the partnership's gross production income from its natural gas and oil properties. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1%, up to a maximum increase of 10%, for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel without adjustment for inflation. The term "marginal production" includes natural gas and oil produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil, which is 90 MCF of natural gas, per producing well on the property in the calendar year. The rate of percentage depletion for marginal production in 2002 is 15%. This rate fluctuates from year to year depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.

Also, percentage depletion:

         o may not exceed 100% of the net income from each natural gas and oil property before the deduction for depletion; and

         o is limited to 65% of the taxpayer's taxable income for a year computed without regard to deductions for percentage depletion, net operating loss carry-backs and capital loss carry-backs.

With respect to marginal properties, however, which will include most, if not all, of the partnership's wells, the 100% of net income property limitation is suspended for 2002 and 2003.

Availability of percentage depletion must be computed separately by you, and not by the partnership or for investors as a whole. You are urged to consult your own tax advisors with respect to the availability of percentage depletion to you.

Depreciation - Modified Accelerated Cost Recovery System ("MACRS")

Equipment costs and the related depreciation deductions of the partnership generally are charged and allocated under the partnership agreement 66% to the managing general partner and 34% to you and the other investors in the partnership. However, if the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors, then the excess, together with the related depreciation deductions, will be charged and allocated to the managing general partner. These deductions are subject to recapture as ordinary income rather than capital gain on the disposition of the property or an investor's units. The cost of most equipment placed in service by the partnership will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. In the case of a short tax year the MACRS deduction is prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded. Except as discussed below, smaller depreciation deductions are used for purposes of the alternative minimum tax and generally only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of.

Notwithstanding the foregoing, under the Job Creation and Worker Assistance Act of 2002 ("2002 Act"), for federal income tax purposes the partnership will be entitled to accelerate in 2002 an additional depreciation allowance based on 30% of the adjusted basis of its qualified equipment costs. The basis of this property will be reduced by the additional 30% first-year depreciation allowance in 2002 for purposes of calculating the regular MACRS depreciation allowances beginning in 2002. Although not specifically mentioned in the 2002 Act, the examples provided in the Technical Explanation of the 2002 Act do not reduce the 30% additional depreciation allowance by the half-year convention discussed above. Nevertheless, because this situation is not clearly addressed by the 2002 Act, it is possible the half-year convention or a mid-quarter convention, depending on when the partnership's equipment is placed in service, ultimately may be determined to apply. Also, there will not be any alternative minimum tax adjustment with respect to the partnership's additional 30% first-year depreciation allowance, nor any of the other depreciation deductions allowable in 2002 or later years for the costs of equipment it places in the wells.

Leasehold Costs and Abandonment

Lease acquisition costs, together with the related cost depletion deduction and any abandonment loss for lease costs, are allocated under the partnership agreement 100% to the managing general partner, which will contribute the leases to the partnership as a part of its capital contribution.

Tax Basis of Units

Your distributive share of partnership loss is allowable only to the extent of the adjusted basis of your units at the end of the partnership's taxable year. The adjusted basis of your units will be adjusted, but not below zero, for any gain or loss to you from a disposition by the partnership of a natural gas or oil property, and will be increased by your:

         o        cash subscription payment;

         o        share of partnership income; and

         o        share, if any, of partnership debt.

The adjusted basis of your units will be reduced by your:

         o        share of partnership losses;

         o        depletion deduction, but not below zero; and

         o        cash distributions from the partnership.

The reduction in your share of partnership liabilities, if any, is considered a cash distribution. Should cash distributions exceed the tax basis of your units taxable gain would result to the extent of the excess.

"At Risk" Limitation for Losses

Subject to the limitations on "passive losses" generated by the partnership in the case of limited partners and your basis in your units, you may use your share of the partnership's losses to offset income from other sources. However, you may deduct the loss only to the extent of the amount you have "at risk" in the partnership at the end of a taxable year. Your initial amount "at risk" is the amount you paid for your units in the partnership. However, the amount you have "at risk" may not include the amount of any loss that you are protected against through:

         o        nonrecourse loans;

         o        guarantees;

         o        stop loss agreements; or

         o        other similar arrangements.

Distributions from the Partnership

Generally, a cash distribution from the partnership to you in excess of the adjusted basis of your units immediately before the distribution is treated as gain from the sale or exchange of your units to the extent of the excess. No loss can be recognized by you on these distributions. Other distributions of property and liquidating distributions may result in taxable gain or loss.

Sale of the Properties

Generally, adjusted net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than a year are taxed at a maximum rate of 20%, or 10% if they would be subject to tax at a rate below 25% if they were not eligible for long-term capital gains treatment. These rates are 18% and 8%, respectively, for gain on qualifying assets held for more than five years. The capital gain rates also apply for purposes of the alternative minimum tax. The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000, which is reduced to $1,500 for married persons filing separate returns, or the excess of capital losses over capital gains.

Gains or losses from sales of natural gas and oil properties held for more than 12 months generally will be treated as a long-term capital gain, while a net loss will be an ordinary deduction. However, on disposition of a natural gas or oil property gain is treated as ordinary income to the extent of the lesser of:

         o the amounts that were deducted as intangible drilling costs rather than added to basis, plus depletion deductions that reduced the basis of the property, depreciation deductions and certain losses, if any, on previous sales of partnership assets; or

         o the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

Other gains and losses on sales of natural gas and oil properties will generally result in ordinary gains or losses.

Disposition of Units

The sale or exchange, including a purchase by the managing general partner, of all or part of your units held by you for more than 12 months will generally result in a recognition of long-term capital gain or loss. However, the recapturable portions of depreciation, depletion and intangible drilling costs will constitute ordinary income. If the units are held for 12 months or less, the gain or loss generally will be short-term gain or loss. Also, your pro rata share of the partnership's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from the disposition. In addition to gain from a passive activity, a portion of any gain recognized by a limited partner on the sale or other disposition of his units may be characterized as portfolio income.

A gift of your units may result in federal and/or state income tax and gift tax liability to you, and interests in different partnerships do not qualify for tax-free like-kind exchanges. Other dispositions of your units may or may not result in recognition of taxable gain. However, no gain should be recognized by an investor general partner on the conversion of his investor general partner units to limited partner units so long as there is no change in his share of the partnership's liabilities or certain partnership assets as a result of the conversion. In addition, if you sell or exchange all or part of your units you are required by the Internal Revenue Code to notify the partnership within 30 days or by January 15 of the following year, if earlier.

You are urged to consult with your tax advisor before you make any disposition of your units, including repurchase of the units by the managing general partner.

Minimum Tax - Tax Preferences

With limited exceptions, all taxpayers are subject to the alternative minimum tax. If your alternative minimum tax exceeds the regular tax, then the excess is payable in addition to the regular tax. The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits. The alternative minimum tax accomplishes this objective by not treating favorably certain items that are treated favorably for purposes of the regular tax, including the deductions for intangible drilling costs and accelerated depreciation except as discussed above in "-Depreciation -Modified Accelerated Cost Recovery System ("MACRS")." Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000, $87,500 for married individuals filing separate returns, and 28% thereafter. The regular tax rates on capital gains also apply for purposes of the alternative minimum tax. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses. Under recent changes to the tax laws, for tax years beginning in 2001 through 2004, the exemption is $49,000 for married couples filing jointly and surviving spouses; $35,750 for single filers, and $24,500 for married persons filing separately. Also, for these tax years only, married persons filing separately must increase their alternative minimum taxable income by the lesser of 25% of alternative minimum taxable income over $173,000; or $24,500.

Alternative minimum taxable income generally is taxable income, plus or minus adjustments, plus preferences. For taxpayers other than integrated oil companies, the 1992 National Energy Bill repealed the preference for:

         o        excess intangible drilling costs; and

         o the excess percentage depletion preference for natural gas and oil.

The repeal of the excess intangible drilling costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling costs preference had not been repealed. Under the prior rules, the amount of intangible drilling costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from natural gas and oil properties. Excess intangible drilling costs is the regular intangible drilling costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or, at the taxpayer's election, under the cost depletion method. There is no preference item for costs of nonproductive wells.

Also, you may elect to capitalize all or part of your share of the partnership's intangible drilling costs and deduct the costs ratably over a 60-month period beginning with the month in which the costs were paid or incurred. This election also applies for regular tax purposes and can be revoked only with the IRS' consent. Making this election, therefore, generally will result in the following consequences to you:

         o your regular tax deduction in 2002 for intangible drilling costs will be reduced because you must spread the deduction for the amount of intangible drilling costs which you elect to capitalize over the 60-month amortization period; and

         o the capitalized intangible drilling costs will not be treated as a preference that is included in your alternative minimum taxable income.

The likelihood of you incurring, or increasing, any minimum tax liability because of an investment in the partnership must be determined on an individual basis, and requires you to consult with your personal tax advisor.

Limitations on Deduction of Investment Interest

Investment interest expense is deductible by a noncorporate taxpayer only to the extent of net investment income each year, with an indefinite carryforward of disallowed amounts. An investor general partner's share of any interest expense incurred by the partnership before the investor general partner units are converted to limited partner units will be subject to the investment interest limitation. In addition, an investor general partner's income and losses, including intangible drilling costs, from the partnership will be considered investment income and losses. Losses allocable to an investor general partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any. These rules do not apply to partnership income or expense subject to the passive activity loss limitations for limited partners.

Allocations

The partnership agreement allocates to you your share of the partnership's income, gains, losses and deductions, including the deductions for intangible drilling costs and depreciation. Your capital account will be adjusted to reflect these allocations and your capital account, as adjusted, will be given effect in distributions made to you on liquidation of the partnership or your interest in the partnership. Generally, your capital account will be:

         o increased by the amount of money you contribute to the partnership and allocations to you of income and gain; and

         o decreased by the value of property or cash distributed to you and allocations to you of loss and deductions.

It should be noted that your share of partnership items of income, gain, loss, and deduction must be taken into account whether or not there is any distributable cash. Your share of partnership revenues applied to the repayment of loans or the reserve for plugging wells, for example, will be included in your gross income in a manner analogous to an actual distribution of the income to you. Thus, you may have tax liability from the partnership for a particular year in excess of any cash distributions from the partnership to you with respect to that year. To the extent the partnership has cash available for distribution, however, it is the managing general partner's policy that partnership distributions will not be less than the managing general partner's estimate of the investors' income tax liability with respect to partnership income.

If any allocation under the partnership agreement is not recognized for federal income tax purposes, your share of the items subject to that allocation generally will be determined in accordance with your interest in the partnership, determined by considering relevant facts and circumstances. To the extent the deductions allocated by the partnership agreement exceed deductions which would be allowed under a reallocation by the IRS, you may incur a greater tax burden.

Partnership Borrowings

Under the partnership agreement the managing general partner and its affiliates may make loans to the partnership. The use of partnership revenues taxable to you to repay partnership borrowings could create income tax liability for you in excess of your cash distributions from the partnership, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated as capital contributions in light of all the surrounding facts and circumstances.

Partnership Organization and Syndication Fees

Expenses connected with the sale of units in the partnership, including the dealer-manager fee, sales commissions, and reimbursements to the dealer-manager which are charged 100% to the managing general partner under the partnership agreement, are not deductible. Although certain organization expenses of the partnership may be amortized over a period of not less than 60 months, these expenses are also paid by the managing general partner as part of the partnership's organization and offering costs and any related deductions, which the managing general partner does not expect will be material in amount, will be allocated to the managing general partner.

Tax Elections

The partnership may elect to adjust the basis of partnership property on the transfer of a unit in the partnership by sale or exchange or on the death of an investor, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the units are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. Also, certain "start-up expenditures" must be capitalized and can only be amortized over a 60-month period. If it is ultimately determined that any of the partnership's expenses constituted start-up expenditures and not deductible business expenses, the partnership's deductions for those expenses would be deferred.

Disallowance of Deductions under Section 183 of the Internal Revenue Code

Your ability to deduct your share of the partnership's losses could be lost if the partnership lacks the appropriate profit motive. There is a presumption that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if the partnership fails to show a profit in at least three of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge the partnership deductions claimed by you would be substantially increased.

The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on the managing general partner's representation that the partnership will be conducted as described in this prospectus, in the opinion of special counsel it is more likely than not that the partnership will possess the requisite profit motive.

Termination of the Partnership

The partnership will be considered as terminated for federal income tax purposes if within a 12 month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. In that event, you would realize taxable gain on a termination of the partnership to the extent that money regarded as distributed to you exceeds the adjusted basis of your units. The conversion of investor general partner units to limited partner units, however, will not terminate the partnership.

Lack of Registration as a Tax Shelter

An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in the tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably infer that the ratio that the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1.

The managing general partner does not believe that the partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the partnership is to locate, produce and market natural gas and oil on an economic basis, the managing general partner does not believe that the partnership will be a "potentially abusive tax shelter." Accordingly, the managing general partner does not intend to register the partnership with the IRS as a tax shelter.

If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, the managing general partner would be subject to certain penalties, and you would be liable for a $250 penalty for failure to include the tax shelter registration number on your tax return unless the failure was due to reasonable cause. You also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of your units. However, based on the representations of the managing general partner, special counsel has expressed the opinion that the partnership, more likely than not, is not required to register with the IRS as a tax shelter.

Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

Investor Lists. Any person who organizes a tax shelter required to be registered with the IRS must maintain a list of each investor in the tax shelter. For the reasons described above, the managing general partner does not believe the partnership is a tax shelter for this purpose. If this determination is wrong there is a penalty of $50 for each person unless the failure is due to reasonable cause.

Tax Returns and Audits

In General. The tax treatment of all partnership items generally is determined at the partnership, rather than the partner, level; and the partners generally are required to treat partnership items on their individual returns in a manner which is consistent with the treatment of the partnership items on the partnership return. Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against you and the other investors attributable to a partnership item may be extended by agreement between the IRS and the managing general partner, which will serve as the partnership's representative in all administrative and judicial proceedings conducted at the partnership level. The managing general partner generally may enter into a settlement on behalf of, and binding on, any investor owning less than a 1% profits interest if the partnership has more than 100 partners. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an "electing large partnership." These rules also facilitate the matching of partnership items with individual partner tax returns by the IRS. The managing general partner does not anticipate that the partnership will make this election. By executing the partnership agreement, you agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the managing general partner does not have binding settlement authority.

Tax Returns. Your income tax returns are your responsibility. The partnership will provide you with the tax information applicable to your investment in the partnership necessary to prepare your returns.

Penalties and Interest

In General. Interest is charged on underpayments of tax and various civil and criminal penalties are included in the Internal Revenue Code.

Penalty for Negligence or Disregard of Rules or Regulations. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of that portion is added to the tax. Negligence is strongly indicated if you fail to treat partnership items on your tax return in a manner that is consistent with the treatment of those items on the partnership's return or to notify the IRS of the inconsistency.

Valuation Misstatement Penalty. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if:

         o the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or

         o the price for any property or services, or for the use of property, claimed on a return is 200% or more, or 50% or less, of the correct price.

If there is a gross valuation misstatement, which is 400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount, then the penalty is 40%.

Substantial Understatement Penalty. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return exceeds the greater of:

         o        10% of the tax required to be shown on the return; or

         o        $5,000.

The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item:

         o        supported by substantial authority; or

         o adequately disclosed on the taxpayer's return and there was a reasonable basis for the tax treatment.

However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment.

         o A "tax shelter" for this purpose is any entity which has as a significant purpose the avoidance or evasion of federal income tax.

IRS Anti-Abuse Rule. If a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Internal Revenue Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. Based on the managing general partner's representation that the partnership will be conducted as described in this prospectus, in the opinion of special counsel it is more likely than not that the partnership will not be subject to this rule.

State and Local Taxes

Under Pennsylvania law the partnership is required to withhold state income tax at the rate of 2.8% of partnership income allocable to investors who are not residents of Pennsylvania. Also, the partnership will operate in states and localities which impose a tax on its assets or its income, or on you. Deductions which are available to you for federal income tax purposes may not be available for state or local income tax purposes.

You are urged to consult with your own tax advisors concerning the possible effect of various state and local taxes on your personal tax situation.

Severance and Ad Valorem (Real Estate) Taxes

The partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.

Social Security Benefits and Self-Employment Tax

A limited partner's share of income or loss from the partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by limited partners, and if any limited partners are currently receiving Social Security benefits their shares of partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings."

An investor general partner's share of income or loss from the partnership will constitute "net earnings from self-employment" for these purposes. For 2002 the ceiling for social security tax of 12.4% is $84,900 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

Farmouts. Under a farmout by the partnership, if a property interest, other than an interest in the drilling unit assigned to the partnership well in question, is earned by the farmee (anyone other than the partnership) from the farmor (the partnership) as a result of the farmee drilling or completing the well, then the farmee must recognize income equal to the fair market value of the outside interest earned, and the farmor must recognize gain or loss on a deemed sale equal to the difference between the fair market value of the outside interest and the farmor's tax basis in the outside interest. Neither the farmor nor the farmee would have received any cash to pay the tax. The managing general partner will attempt to eliminate or reduce any gain to the partnership from a farmout, if any. However, if the IRS claims that a farmout by the partnership results in taxable income to the partnership and its position is ultimately sustained, you and the other investors would be required to include your distributive share of the resulting taxable income on your personal income tax returns, even though you received no cash from the farmout.

Foreign Partners

The partnership will be required to withhold and pay to the IRS tax at the highest rate under the Internal Revenue Code applicable to partnership income allocable to foreign partners, even if no cash distributions are made to them. In the event of overwithholding a foreign partner must file a United States tax return to obtain a refund.

Estate and Gift Taxation

There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $11,000 per donee in 2002 which will be adjusted in subsequent years for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the 2001 Act") estates of $1,000,000 in 2002, which increases in stages to $3.5 million by 2009, or less generally are not subject to federal estate tax. Under the 2001 Act, the federal estate tax is scheduled to be repealed in 2010, and then reinstated in 2011 under the rules in effect before the 2001 Act.

Changes in the Law. Your investment in the partnership may be affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced in stages between 2001 and 2006, including reducing the top rate from 39.1% for 2001 to 38.6% for 2002 and 2003, 37.6% for 2004 and 2005, and 35% for 2006
through 2010. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion and depreciation. There is no assurance that the federal income tax rates described above will not be charged in the future.

                        SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the managing general partner and you and the other investors are governed by the partnership agreement, a copy of which is attached as Exhibit (A) to this prospectus. You are urged to not invest in the partnership without first thoroughly reviewing the partnership agreement. The following is a summary of the material provisions in the partnership agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the partnership agreement.

Liability of Limited Partners

The partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. If you invest as a limited partner, then generally you will not be liable to third-parties for the obligations of the partnership unless you:

         o        also invest as an investor general partner;

         o take part in the control of the partnership's business in addition to the exercise of your rights and powers as a limited partner; or

         o fail to make a required capital contribution to the extent of the required capital contribution.

In addition, you may be required to return any distribution you receive if you knew at the time the distribution was made that it was improper because it rendered the partnership insolvent.

Amendments

Amendments to the partnership agreement may be proposed in writing by:

         o the managing general partner and adopted with the consent of investors whose units equal a majority of the total units; or

         o investors whose units equal 10% or more of the total units and adopted by an affirmative vote of investors whose units equal a majority of the total units.

The partnership agreement may also be amended by the managing general partner without the consent of the investors for certain limited purposes. However, an amendment that materially and adversely affects the investors can only be made with the consent of the affected investors.

Notice

The following provisions apply regarding notices:

         o when the managing general partner gives you and other investors notice it begins to run from the date of mailing the notice and is binding even if it is not received;

         o the notice periods are frequently quite short, a minimum of 22 calendar days, and apply to matters that may seriously affect your rights; and

         o if you fail to respond in the specified time to the managing general partner's second request for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the partnership agreement expressly requires your affirmative approval.

Voting Rights

Other than as set forth below, you generally will not be entitled to vote on any partnership matters at any partnership meeting. However, at any time investors whose units equal 10% or more of the total units may call a meeting to vote, or vote without a meeting, on the matters set forth below without the concurrence of the managing general partner. On the matters being voted on you are entitled to one vote per unit or if you own a fractional unit that fraction of one vote equal to the fractional interest in the unit. Investors whose units equal a majority of the total units may vote to:

         o        dissolve the partnership;

         o remove the managing general partner and elect a new managing general partner;

         o elect a new managing general partner if the managing general partner elects to withdraw from the partnership;

         o        remove the operator and elect a new operator;

         o approve or disapprove the sale of all or substantially all of the partnership assets;

         o cancel any contract for services with the managing general partner, the operator, or their affiliates without penalty on 60 days notice; and

         o amend the partnership agreement; provided however, any amendment may not:

                  o without the approval of you or the managing general partner increase the duties or liabilities of you or the managing general partner or increase or decrease the profits or losses or required capital contribution of you or the managing general partner; or

                  o without the unanimous approval of all investors affect the classification of partnership income and loss for federal income tax purposes.

The managing general partner, its officers, directors, and affiliates may also subscribe for units in the partnership on a discounted basis, and they may vote on all matters other than:

         o the issues set forth above concerning removing the managing general partner and operator; and

         o any transaction between the managing general partner or its affiliates and the partnership.

Any units owned by the managing general partner and its affiliates will not be included in determining the requisite number of units necessary to approve any partnership matter on which the managing general partner and its affiliates may not vote or consent.

Access to Records

Generally, as a participant you will have access to all partnership records at any reasonable time on adequate notice. However, logs, well reports, and other drilling and operating data may be kept confidential for reasonable periods of time. Your ability to obtain the list of investors is subject to additional requirements set forth in the partnership agreement.

Withdrawal of Managing General Partner

After 10 years the managing general partner may voluntarily withdraw as managing general partner for whatever reason by giving 120 days' written notice to you and the other investors. Although the withdrawing managing general partner is not required to provide a substitute managing general partner, a new managing general partner may be substituted by the affirmative vote of investors whose units equal a majority of the total units. If the investors, however, choose not to continue the partnership and select a substitute managing general partner, then the partnership would terminate and dissolve which could result in adverse tax and other consequences to you.

Also, subject to a required participation of not less than 1% of the partnership revenues, the managing general partner may partially withdraw a property interest in the partnership's wells equal to or less than its revenue interest if the withdrawal is:

         o        to satisfy the bona fide request of its creditors; or

         o approved by investors whose units equal a majority of the total units.

Return of Subscription Proceeds If Funds Are Not Invested in Twelve Months

Although the managing general partner anticipates that the partnership will spend all the subscription proceeds soon after the offering closes, the partnership will have 12 months in which to use or commit funds to drilling activities. If within the 12-month period the partnership has not used or committed for use all the subscription proceeds, then the managing general partner will distribute the remaining subscription proceeds to you and the other investors in the partnership in accordance with your subscription proceeds as a return of capital.

                   SUMMARY OF DRILLING AND OPERATING AGREEMENT

The managing general partner will serve as the operator under the drilling and operating agreement, Exhibit (II) to the partnership agreement. The operator may be replaced at any time on 60 days' advance written notice by the managing general partner acting on behalf of the partnership on the affirmative vote of investors whose units equal a majority of the total units. You are urged not to invest in the partnership without first thoroughly reviewing the drilling and operating agreement. The following is a summary of the material provisions in the drilling and operating agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the drilling and operating agreement.

The drilling and operating agreement includes a number of material provisions, including, without limitation, those set forth below.

         o        The operator's right to resign after five years.

         o The operator's right beginning one year after a partnership well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well, although the managing general partner historically has never done this after only one year.

         o The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the operator by the partnership.

         o The prescribed insurance coverage to be maintained by the operator.

         o Limitations on the operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

         o Restrictions on the partnership's ability to transfer its interest in fewer than all wells unless the transfer is of an equal undivided interest in all wells.

         o        The limitation of the operator's liability except for:

                  o        violations of law;

                  o negligence or misconduct by it, its employees, agents or subcontractors; and

                  o        breach of the drilling and operating agreement.

         o The excuse for nonperformance by the operator due to force majeure which generally means acts of God, catastrophes and other causes which preclude the operator's performance and are beyond its control.

                              REPORTS TO INVESTORS

Under the partnership agreement you and certain state securities commissions will be provided the reports and information set forth below which the partnership will pay as a direct cost.

         o Beginning with the 2002 calendar year, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the 2003 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.

                  o Audited financial statements of the partnership prepared in accordance with generally accepted accounting principles. Semiannual reports will not be audited.

                  o A summary of the total fees and compensation paid by the partnership to the managing general partner, the operator, and their affiliates, including the percentage that the annual unaccountable, fixed payment reimbursement for administrative costs bears to annual partnership revenues.

                  o A description of each prospect owned by the partnership, including the cost, location, number of acres, and the interest.

                  o A list of the wells drilled or abandoned by the partnership indicating:

                           o whether each of the wells has or has not been completed; and

                           o a statement of the cost of each well completed or abandoned.

                  o A description of all farmouts, farmins, and joint ventures.

                  o        A schedule reflecting:

                           o        the total partnership costs;

                           o the costs paid by the managing general partner and the costs paid by the investors;

                           o        the total partnership revenues; and

                           o the revenues received or credited to the managing general partner and the revenues received or credited to you and the other investors.

         o By March 15 of each year you will receive the information that is required for you to file your federal and state income tax returns.

         o Beginning January 1, 2004, and every year thereafter, you will receive a computation of the partnership's total natural gas and oil proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by the managing general partner and reviewed by an independent expert.

                               PRESENTMENT FEATURE

Beginning in 2007 you and the other investors may present your units to the managing general partner to purchase your units. However, you are not required to offer your units to the managing general partner, and you may receive a greater return if you retain your units. The managing general partner may immediately suspend its purchase obligation by notice to you if it determines, in its sole discretion, that it:

         o        does not have the necessary cash flow; or

         o cannot borrow funds for this purpose on terms it deems reasonable.

The managing general partner will not purchase less than one unit unless the fractional unit represents your entire interest, nor more than 5% of the units in any calendar year. If fewer than all units presented at any time are to be purchased, then the units to be purchased will be selected by lot. The managing general partner may not waive the limit on its purchasing more than 5% of the units in any calendar year.

The managing general partner's obligation to purchase the units presented may be discharged for its benefit by a third-party or an affiliate. If you sell your unit it will be transferred to the party who pays for it, and you will be required to deliver an executed assignment of your unit along with any other documents that the managing general partner requests. Also, your presentment must be within 120 days of the partnership reserve report discussed below, and in accordance with Treas. Reg. ss.1.7704-1(f) the purchase may not be made by the managing general partner until at least 60 calendar days after you notify the partnership in writing of your intent to present your unit. The purchase will not be considered effective until the presentment price has been paid to you in cash.

The amount attributable to partnership natural gas and oil reserves will be determined based on the last reserve report prepared by the managing general partner and reviewed by an independent expert. Beginning in 2004 the managing general partner will estimate the present worth of future net revenues attributable to the partnership's interest in proved reserves. In making this estimate, the managing general partner will use:

         o        a 10% discount rate;

         o        a constant oil price; and

         o base natural gas prices on the existing natural gas contracts at the time of the presentment.

Your presentment price will be based on your share of the partnership's net assets and liabilities as described below, based on the ratio that the number of your units bears to the total number of units. The presentment price will include the sum of the following partnership items:

         o an amount based on 70% of the present worth of future net revenues from the proved reserves determined as described above;

         o        cash on hand;

         o prepaid expenses and accounts receivable, less a reasonable amount for doubtful accounts; and

         o the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following items:

         o an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

         o any distributions made to you between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of oil, natural gas, or a producing property, for purposes of determining the reduction of the presentment price the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the partnership's proved reserves.

The amount may be further adjusted by the managing general partner for estimated changes from the date of the reserve report to the date of payment of the presentment price to you because of the following:

         o the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring before the presentment request; and

         o any of the following occurring before payment of the presentment price to you;

                  o        changes in well performance;

                  o increases or decreases in the market price of oil, natural gas, or other minerals,

                  o revision of regulations relating to the importing of hydrocarbons; and

                  o changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion and similar matters.

As of January 1, 2002, fewer than 25 units have been presented to the managing general partner for purchase in its previous 40 limited partnerships.

                            TRANSFERABILITY OF UNITS

Restrictions on Transfer Imposed by the Tax Laws and the Partnership Agreement

Your ability to sell or otherwise transfer your units is restricted by the securities laws, the tax laws, and the partnership agreement as described below.

First, under the tax laws you will not be able to sell, assign, exchange, or transfer your unit if it would, in the opinion of counsel for the partnership, result in the following:

         o        the termination of the partnership for tax purposes; or

         o the partnership being treated as a "publicly-traded" partnership for tax purposes.

Second, under the partnership agreement you may not transfer your unit unless the managing general partner consents. The partnership will recognize the assignment of one or more whole units unless you own less than a whole unit, in which case your entire fractional interest must be assigned. Any transfer that is consented to by the managing general partner when the assignee of the unit does not become a substituted partner as described below, will be effective as of:

         o midnight of the last day of the calendar month in which it is made; or

         o at the managing general partner's election 7:00 A.M. of the following day.

Finally, you will not be able to sell, assign, pledge, hypothecate, or transfer your unit unless there is an opinion of counsel acceptable to the managing general partner that registration is not required under the Securities Act of 1933 and would not result in the violation of any applicable state securities laws.

Conditions to Becoming a Substitute Partner

Under the partnership agreement an assignee of a unit may become a substituted partner only on meeting certain further conditions. A substitute partner is entitled to all of the rights of full ownership of the assigned units, including the right to vote. The conditions to become a substitute partner are as follows:

         o        the assignor gives the assignee the right;

         o        the managing general partner consents to the substitution;

         o the assignee pays all costs and expenses incurred in connection with the substitution; and

         o the assignee executes and delivers the instruments to effect the substitution and to confirm his agreement to be bound by all terms and provisions of the partnership agreement.

The partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners.

                              PLAN OF DISTRIBUTION

Commissions

The units will be offered on a "best efforts" basis by Anthem Securities, which is an affiliate of the managing general partner, acting as dealer-manager in all states other than Minnesota and New Hampshire, and by other selected registered broker/dealers which are members of the NASD acting as selling agents. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by the managing general partner and became an NASD member firm in April, 1997. Bryan Funding, Inc., a member of the NASD, will serve as dealer-manager for the offering in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities for sales in those states.

The dealer-manager will manage and oversee the offering of the units as described above. Best efforts generally means that the dealer-manager and selling agents will not guarantee that a certain number of units will be sold. Units may also be sold by the officers and directors of the managing general partner, but they may not receive a sales commission or other compensation on their sales.

The dealer-manager will receive on each unit sold:

         o        a 2.5% dealer-manager fee;

         o        a 7% sales commission;

         o        a .5% reimbursement of marketing expenses; and

         o a .5% reimbursement of the selling agent's bona fide accountable due diligence expenses.

All of the 7% sales commissions and the .5% reimbursement of the selling agents' bona fide accountable due diligence expenses will be reallowed to the selling agents, but only a portion of the .5% reimbursement of marketing expenses may be reallowed to the selling agents. The dealer-manager will retain any of the reimbursement of marketing expenses not reallowed to the selling agents.

The managing general partner is also using the services of four Regional Marketing Directors, Mr. Mark Levy, Mr. Bruce Bundy, Mr. Robert Gourlay and Ms. Vicki Burbridge who are employed by it or its affiliates and associated with Anthem Securities. The 2.5% dealer-manager fee generally will be reallowed to the affiliated Regional Marketing Directors for subscriptions obtained through their efforts as wholesalers.

The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering plus the ..5% reimbursement for bona fide accountable due diligence expenses on each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer. Finally, although not anticipated if the dealer-manager assists in the transfer of units then it will comply with Rule 2810(b)(3)(D) of the NASD Conduct Rules.

Subject to the following, you and the other investors will pay $10,000 per unit and will share costs, revenues, and distributions in the partnership in proportion with your respective number of units. However the subscription price for certain investors will be reduced as set forth below:

         o the subscription price for the managing general partner, its officers, directors, and affiliates, and investors who buy units through the officers and directors of the managing general partner, will be reduced by an amount equal to the 2.5% dealer-manager fee, the 7% sales commission, the .5% reimbursement for accountable due diligence expenses and the .5% reimbursement of marketing expenses, which will not be paid with respect to these sales; and

         o the subscription price for registered investment advisors and their clients, and selling agents and their registered representatives and principals, will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to these sales.

These investors generally will share in the partnership's costs, revenues, and distributions on the same basis as the other investors even though they pay a reduced price for their units. Although the managing general partner and its affiliates may buy up to 10% of the units, they do not currently anticipate buying any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for the partnership to begin operations.

After the minimum subscriptions are received and the checks have cleared the banking system, the dealer-manager fee, the sales commissions, the reimbursement of marketing expenses, and the due diligence reimbursements will be paid to the dealer-manager and broker/dealers approximately every two weeks until the offering closes.

Indemnification

The dealer-managers are underwriters as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. The managing general partner and the dealer-managers have agreed to indemnify each other, and it is anticipated that the dealer-managers and each selling agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

                                 SALES MATERIAL

In addition to the prospectus the managing general partner intends to use the following sales material with the offering of the units:

         o        a flyer entitled "Atlas America Public #11-2002 Ltd.";

         o an article entitled "Tax Rewards with Oil and Gas Drilling Partnerships"; and

         o possibly Atlas' corporate brochure and an "Atlas America Public #11-2002 Ltd." powerpoint presentation.

The managing general partner has not authorized the use of other sales material and the offering of units is made only by means of this prospectus. The sales material must be preceded or accompanied by this prospectus, and the sales material is not complete. The sales material should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the state administrators before they are used and their use must either be preceded by or accompanied by a prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which the units are to be described, offered, or sold will clearly indicate the following:

         o that the purpose of the meeting is to offer the units for sale;

         o        the minimum purchase price of the units;

         o        the suitability standards to be employed; and

         o        the name of the person selling the units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of representatives of selling agents.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

                                 LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the managing general partner regarding the validity and due issuance of the units and its opinion on material tax consequences to individual investors in the partnership. However, the factual statements in this prospectus are those of the managing general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                     EXPERTS

The financial statements included in this prospectus for the managing general partner and the partnership have been audited by Grant Thornton LLP, as of the dates indicated in its reports which appear elsewhere in this prospectus. The financial statements have been included in reliance on its reports given on its authority as an expert in auditing and accounting.

The geologic evaluation for each of the primary areas of United Energy Development Consultants, Inc., which is not affiliated with the managing general partner and its affiliates, appearing in this prospectus has been included in this prospectus on the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by the report and in the giving of the report.

References in this prospectus to Wright & Company, Inc. and its analysis relating to the October 2001 oil and gas reserves of Resource America, Inc. are made in reliance on Wright & Company, Inc.'s authority as an expert in petroleum consulting.

                                   LITIGATION

The managing general partner knows of no litigation pending or threatened to which the managing general partner or the partnership is subject or may be a party, which it believes would have a material adverse effect on the partnership or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

                  FINANCIAL INFORMATION CONCERNING THE MANAGING
                       GENERAL PARTNER AND THE PARTNERSHIP

Financial information concerning the partnership and the managing general partner is reflected in the following financial statements.

The securities offered by this prospectus are not securities of, nor are you acquiring an interest in the managing general partner, its affiliates, or any other entity other than the partnership.

                        FINANCIAL STATEMENT AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                       ATLAS AMERICA PUBLIC #11-2002 LTD.
                         A DELAWARE LIMITED PARTNERSHIP


                                  June 11, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners
Atlas America Public #11-2002 Ltd.
A Delaware Limited Partnership


We have audited the accompanying balance sheet of Atlas America Public #11-2002, Ltd., a Delaware Limited Partnership, as of June 11, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas America Public #11-2002, Ltd. as of June 11, 2002, in conformity with accounting principles generally accepted in the United States of America.






/s/ GRANT THORNTON LLP

Cleveland, Ohio
June 12, 2002

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                                  BALANCE SHEET

                                  June 11, 2002






                                     ASSETS



Cash                                                        $               100
                                                            ===================






                                PARTNERS' CAPITAL



Partners' capital:                                          $                100
                                                            ====================














    The accompanying notes are an integral part of this financial statement.

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENT

                                  June 11, 2002



1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

         Atlas America Public #11-2002, Ltd. (the "Partnership") is a Delaware Limited Partnership in which Atlas Resources, Inc. ("Atlas") of Pittsburgh, Pennsylvania (a second-tier wholly-owned subsidiary of Atlas America, Inc., which is a second-tier wholly-owned subsidiary of Resource America, Inc., a publicly traded company) will be Managing General Partner and Operator, and subscribers to Units will be either Limited Partners or Investor General Partners depending upon their election.

         The Partnership will be funded to drill development wells which are proposed to be located primarily in the Clinton/Medina geological formation in Western Pennsylvania and Southern Ohio, the Mississippian/Upper Devonian Sandstone reservoir in Fayette County, Pennsylvania, and the Upper Devonian Sandstone Reservoirs in Armstrong County, Pennsylvania. The Managing General Partner has reserved the right to drill wells in other areas of the Appalachian Basin.

         Subscriptions at a cost of $10,000 per unit will be sold through wholesalers and broker-dealers including Anthem Securities, Inc., an affiliated company, which will receive, on each unit sold to an investor, a 2.5% dealer-manager fee, a 7% sales commission, a .5% nonaccountable marketing expense reimbursement, and a .5% nonaccountable due diligence fee. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $1,000,000 (to a maximum of $40,000,000) by December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Accounting

         The Partnership will prepare its financial statements in accordance with generally accepted accounting principles.

         The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by-field basis by the unit-of-production method based on periodic estimates of oil and gas reserves.

         Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED
                                  June 11, 2002

3.       FEDERAL INCOME TAXES

         The Partnership will not be treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit would flow through to the partners as though each partner has incurred such item directly. As a result, each partner must take into account his pro rata share of all items of partnership income and deductions in computing his federal income tax liability.

4.       PARTICIPATION IN REVENUES AND COSTS

         Atlas and the other partners will participate in revenues and costs in the following manner:

                                                                                                     Other
                                                                                  Atlas             Partners
                                                                            -------------------------------------
             Partnership costs:
                 Organization and offering costs                                   100%                   0%
                 Lease costs                                                       100%                   0%
                 Operating costs, administrative costs,
                     direct costs and all other costs                               (1)                  (1)
                 Intangible drilling costs                                           0%                 100%
                 Equipment costs (2)                                                66%                  34%
             Partnership revenues:
                 Interest income                                                    (3)                  (3)
                 Equipment proceeds (2)                                             66%                  34%
                 Production revenues and other revenues                           (4)(5)               (4)(5)
             Tax deductions:
                 Intangible drilling and development costs                           0%                 100%
                 Depreciation (2)                                                   66%                  34%
                 Percentage depletion allowances                                 (4)(5)(6)           (4)(5)(6)

         (1) These costs will be charged to the partners in the same ratio as the related production revenues are credited.

         (2) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to the other partners exceeds an amount equal to 10% of the subscription proceeds of the other partners in the partnership, then the excess will be charged to the Managing General Partner.

         (3) Interest earned on subscription proceeds before the offering closes will be credited to the investor's capital account. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

         (4) The Managing General Partner and the investors will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bears to the

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED
                                  June 11, 2002


4.       PARTICIPATION IN REVENUES AND COSTS - CONTINUED

                partnership capital contributions except that the Managing General Partner will receive an additional 7.0% of the partnership revenues. However, the Managing General Partner's total revenue share may not exceed 35% of partnership revenues.


         (5) The actual allocation of partnership revenues between the Managing General Partner and the investors will vary from the allocation described in (4) above if a portion of the Managing General Partner's partnership net production revenues is subordinated.

         (6) The sharing of the percentage depletion allowance will be in the same percentages as the sharing of the production revenues.


5.       TRANSACTIONS WITH ATLAS AND ITS AFFILIATES

         The Partnership intends to enter into the following significant transactions with Atlas and its affiliates as provided under the Partnership agreement:

                  The partnership will enter into a drilling and operating agreement with Atlas to drill and complete all of the Partnership wells at cost plus 15%.

                  Atlas will receive an unaccountable, fixed payment reimbursement for their administrative costs at $75 per well per month, which will be proportionately reduced if the partnership's working interest in a well is less than 100%.

                  Atlas will receive well supervision fees for operating and maintaining the wells during producing operations at a competitive rate (currently the competitive rate is $275 per well per month). The well supervision fees will be proportionately reduced if the partnership's working interest in a well is less than 100%.

                  An Atlas affiliate will charge the partnership a fee for gathering and transportation at a competitive rate (currently in the range of $.29 to $.35 per MCF).

         As the Managing General Partner, Atlas will perform all administrative and management functions for the partnership including billing revenues and paying expenses. Atlas will be reimbursed for all direct costs expended on behalf of the partnership.

6.       PURCHASE COMMITMENT

         Subject to certain conditions, investor partners may present their interests beginning in 2007 for purchase by Atlas. Atlas is not obligated to purchase more than 5% of the units in any calendar year. In the event that Atlas is unable to obtain the necessary funds, Atlas may suspend its repurchase obligation.

7.       SUBORDINATION OF MANAGING GENERAL PARTNER'S
         REVENUE SHARE

         Atlas will subordinate up to 50% of its share of production revenues of the Partnership, net of related operating costs, administrative costs and well supervision fees to the receipt by participants of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions, determined on a cumulative basis, in each of the first five 12-month periods beginning with Partnership's first cash distributions from operations.

8.       INDEMNIFICATION

         In order to limit the potential liability of the investor general partners, Atlas has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of Partnership assets.

                  ---------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              ATLAS RESOURCES, INC.



                           September 30, 2001 and 2000

                  ---------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Atlas Resources, Inc.


We have audited the accompanying consolidated balance sheets of Atlas Resources, Inc. (a Pennsylvania corporation) as of September 30, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, changes in stockholder's equity and cash flows for each of the three years in the period ended September 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Resources, Inc. as of September 30, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.





                                                      /s/ GRANT THORNTON LLP





Cleveland, Ohio
December 3, 2001

                              ATLAS RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                        September 30,
                                                                                 -------------------------
                                                                                     2001          2000
                                                                                 ----------     ----------
                                                                             (in thousands, except share data)
ASSETS
Current assets:
   Cash and cash equivalents.................................................... $    5,358     $    3,061
   Accounts and notes receivable................................................      9,656          8,145
   Inventories and other prepaid expenses.......................................        298            375
                                                                                 ----------     ----------
     Total current assets.......................................................     15,312         11,581

Property and equipment:
   Oil and gas properties and equipment (successful efforts)....................     39,996         28,364
   Buildings and land...........................................................      2,830          2,830
   Other........................................................................        392            353
                                                                                 ----------     ----------
                                                                                     43,218         31,547

Less - accumulated depreciation, depletion and amortization.....................     (5,892)        (3,703)
                                                                                 ----------     ----------
   Net property and equipment...................................................     37,326         27,844

Goodwill (less accumulated amortization of $1,609 and $1,073)...................     14,479         15,015
Other assets (less accumulated amortization of $1,841 and $1,228)...............     10,255         10,889
                                                                                 ----------     ----------
       Total assets............................................................. $   77,372     $   65,329
                                                                                 ==========     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current portion of long-term debt............................................ $        -     $      186
   Accounts payable.............................................................      2,901          6,395
   Deferred revenue on drilling contracts.......................................     17,928          7,947
   Accrued liabilities..........................................................         83            189
   Advances and note from Parent................................................     32,757         27,492
                                                                                 ----------     ----------
       Total current liabilities................................................     53,669         42,209

Long-term debt..................................................................          -            155

Commitments and contingencies...................................................          -              -

Stockholder's equity:
   Common stock, stated value $10 per share;
     500 authorized shares; 200 shares issued and outstanding...................          2              2
   Additional paid-in capital...................................................     16,505         16,505
   Accumulated other comprehensive income.......................................         10              -
   Retained earnings............................................................      7,186          6,458
                                                                                 ----------     ----------
         Total stockholder's equity.............................................     23,703         22,965
                                                                                 ----------     ----------
                                                                                 $   77,372     $   65,329
                                                                                 ==========     ==========

          See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                    2001           2000          1999
                                                                                 ----------     ----------    ----------
                                                                                              (in thousands)
REVENUES
Well drilling................................................................... $   32,617     $   24,064    $   29,183
Gas and oil production..........................................................     10,622          6,714         3,966
Well services...................................................................      4,431          3,944         3,538
Other...........................................................................         61            114            24
                                                                                 ----------      ---------    ----------
                                                                                     47,731         34,836        36,711

COSTS AND EXPENSES
Well drilling...................................................................     26,842         19,227        24,083
Gas and oil production and exploration..........................................      1,716          1,745         1,996
Well services...................................................................        918            420           225
Non-direct......................................................................     11,735          3,813           854
Depreciation, depletion and amortization........................................      3,340          3,149         2,856
Interest........................................................................      1,997          1,784           490
                                                                                 ----------      ---------    ----------
                                                                                     46,548         30,138        30,504
                                                                                 ----------      ---------    ----------

Income before income taxes......................................................      1,183          4,698         6,207
Provision for income taxes......................................................        455          1,954         2,493
                                                                                 ----------      ---------    ----------

Net income...................................................................... $      728      $   2,744    $    3,714
                                                                                 ==========      =========    ==========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                        (in thousands, except share data)

                                                   Common stock          Additional    Accumulated                      Totals
                                            ----------------------------  Paid-In     Comprehensive     Retained     Stockholder's
                                                Shares        Amount      Capital         Income        Earnings        Equity
                                            ----------------------------------------------------------------------------------------
Balance, October 1, 1999..................          200      $       2    $   16,505     $       -     $  3,714       $    20,221
Net income................................                                                                2,744             2,744
                                               --------      ---------    ----------     ---------     --------       -----------
Balance, September 30, 2000...............          200              2        16,505             -        6,458            22,965
Other comprehensive income................                                                      10                             10
Net income................................                                                                  728               728
                                               --------      ---------    ----------     ---------      -------       -----------
Balance, September 30, 2001...............          200      $       2    $   16,505     $      10     $  7,186       $    23,703
                                               ========      =========    ==========     =========     ========       ===========



                              ATLAS RESOURCES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                                    2001          2000             1999
                                                                                ----------     -----------    -----------
                                                                                              (in thousands)
Net income.................................................................     $      728     $     2,744    $     3,714

Unrealized gain on natural gas futures and option contracts,
   net of taxes of $5......................................................             10               -              -
                                                                                ----------     -----------    -----------

Comprehensive income.......................................................     $      738     $     2,744    $     3,714
                                                                                ==========     ===========    ===========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                    2001           2000          1999
                                                                                 ----------     ----------    ----------
                                                                                              (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................................................... $      728     $    2,744    $    3,714

Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation, depletion and amortization.....................................      3,340          3,149         2,856
   Loss on asset dispositions...................................................          -              2             -
   Property impairments and abandonments........................................          -              7             -
   License fees and interest on intercompany note due to parent.................      8,927          3,142             -

Change in operating assets and liabilities:
   Increase in accounts receivable..............................................     (3,587)        (4,459)         (768)
   Decrease (increase) in inventories and other prepaid expenses................         77             20          (208)
   (Decrease) increase in accounts payable and accrued liabilities..............     (4,109)        (1,645)        2,703
   Increase (decrease) in deferred revenue on drilling contracts................      9,981          3,132          (475)
                                                                                 ----------     ----------    ---------

Net cash provided by operating activities.......................................     15,357          6,092         7,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures............................................................     (9,072)        (6,422)       (8,846)
Proceeds from sale of assets....................................................          -             41             -
Decrease (increase) in other assets.............................................         20            (20)            -
                                                                                 ----------     ----------    ----------

Net cash used in investing activities...........................................     (9,052)        (6,401)       (8,846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on borrowings................................................       (341)        (5,160)         (186)
Borrowings on revolving credit line.............................................          -              -         4,975
Net (payments to) advances from Parent..........................................     (3,667)          (887)        5,568
                                                                                 ----------     ----------    ----------

Net cash (used in) provided by financing activities.............................     (4,008)        (6,047)       10,357
                                                                                 ----------     ----------    ----------

Increase (decrease) in cash and cash equivalents................................      2,297         (6,356)        9,333
Cash and cash equivalents at beginning of year..................................      3,061          9,417            84
                                                                                 ----------     ----------    ----------
Cash and cash equivalents at end of year........................................ $    5,358     $    3,061    $    9,417
                                                                                 ==========     ==========    ==========


           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

         Atlas Resources, Inc. (the "Company"), a Pennsylvania Corporation, and its subsidiary, ARD Investments, are engaged in the exploration for development and production of natural gas and oil primarily in the Appalachian Basin Area. In addition, the Company performs contract drilling and well operation services.

         The Company is a second-tier wholly-owned subsidiary of Atlas America, Inc. (Atlas). Atlas is a second-tier wholly-owned subsidiary of Resource America, Inc., a publicly traded company (trading under the symbol REXI on the NASDAQ System) operating in the real estate finance and energy business sectors. The Company's operations are dependent upon the resources and services provided by Atlas. The Company is also the managing general partner of several oil and gas partnerships.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

         Certain reclassifications have been made to the fiscal 2000 and fiscal 1999 consolidated financial statements to conform with the fiscal 2001 presentation.

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. The Company also owns individual interests in the assets and is separately liable for its share of liabilities of oil and gas partnerships in which it has an ownership interest. In accordance with established practice in the oil and gas industry, the Company also includes its pro-rata share of income and expenses of the oil and gas partnerships in which it has an interest. All material intercompany transactions have been eliminated.

Use of Estimates

         Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Oil and Gas Properties

         The Company follows the successful efforts method of accounting. Accordingly, property acquisition costs, costs of successful exploratory wells, all development costs, and the cost of support equipment and facilities are capitalized. Costs of unsuccessful exploratory wells are expensed when such wells are determined to be nonproductive. The costs associated with drilling and equipping wells not yet completed are capitalized as uncompleted wells, equipment, and facilities. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties, including delay rentals, are expensed as incurred.

         Production costs, overhead, and all exploration costs other than costs of exploratory drilling are charged to expense as incurred.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         Proved and unproved properties are assessed periodically to determine whether there has been a decline in value and, if such decline is indicated, a loss is recognized. The Company compares the carrying value of its proved developed oil and gas producing properties to the estimated future net cash flows from such properties in order to determine whether their carrying values should be reduced. Unproved oil and gas properties are assessed for impairment on a group basis. No adjustment was necessary during any of the three fiscal years for the period ended September 30, 2001 for either proved or unproved properties.

         On an ongoing basis, the Company estimates the costs of future dismantlement, restoration, reclamation, and abandonment of its gas and oil producing properties. Additionally, the Company estimates the salvage value of equipment recoverable upon abandonment. At September 30, 2001 and 2000, the Company estimated that equipment salvage values would be sufficient to recover the estimated costs of future dismantlement, restoration, reclamation, and abandonment.

Revenue Recognition

         The Company conducts certain energy activities through, and a portion of its revenues are attributable to, sponsored limited partnerships ("Partnerships"). These Partnerships raise money from investors to drill gas and oil wells. The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The income from the Company's general partner interest is recorded when the gas and oil are produced by a Partnership. The Company also contracts to drill the gas and oil wells owned by the Partnerships. The income from a drilling contract relating to a well is recorded upon substantial completion of the well for turnkey contracts and by percentage of completion for cost-plus contracts.

         The Company is entitled to receive management fees according to the respective Partnership agreements. Such fees are recognized as income when earned and are included in well services revenues.

         The Company sells interests in gas and oil wells and retains a working interest and/or overriding royalty. The income from the working interests and overriding royalties is recorded when the gas and oil are delivered to the purchaser.

Depreciation, Depletion and Amortization

         Proved developed oil and gas properties, which include intangible drilling and development costs, tangible well equipment, and leasehold costs, are amortized on a field basis by unit-of-production method using the ratio of current production to the estimated aggregate proved developed oil and gas reserves.

Property and Equipment

         Property and equipment, other than oil and gas properties, are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives once the asset is put into productive use:

         Buildings.....................................       39 years
         Other equipment...............................    3 - 7 years

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Goodwill

         The excess of acquisition cost over the fair value of assets acquired (goodwill) is being amortized on a straight-line basis over periods ranging from 15 to 30 years (see New Accounting Standards to follow).

Other Assets

         Included in other assets are intangible assets that consist primarily of contracts acquired through acquisitions recorded at fair value on their acquisition dates. The contracts acquired are being amortized on a declining balance method or straight-line basis over periods ranging from 15 to 30 years.

                                                                                Years Ended
                                                                        -------------------------
                                                                               September 30,
                                                                        -------------------------
                                                                             2001         2000
                                                                        ------------   ----------
                                                                              (in thousands)
Other assets (net):
  Operating and management contracts
   (less accumulated amortization of $1,135 and $757).................. $      3,897   $    4,275
  Syndication rights (less accumulated amortization of
   $706 and $471)......................................................        6,358        6,593
  Other................................................................            -           21
                                                                        ------------   ----------
                                                                        $     10,255   $   10,889
                                                                        ============   ==========

Impairment of Long-Lived Assets

         The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset's estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for that asset to its estimated fair value.

Comprehensive Income

         Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income, are referred to as "other comprehensive income" and for the Company include changes in the fair value of marketable securities and unrealized hedging gains and losses.

Inventories

         Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Deferred Revenue on Drilling Contracts

         Amounts billed that are in excess of costs incurred are classified as a current liability under deferred revenue on drilling contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, repairs and depreciation costs.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Income Taxes

         The Company is included in the consolidated federal income tax return of RAI. Income taxes are presented as if the Company had filed a return on a separate company basis utilizing their calculated effective rate of 38.5%, 41.6% and 40.2% for fiscal years 2001, 2000 and 1999, respectively. Deferred taxes, which are included in Advances from Parent, reflect the tax effect of temporary differences between the tax basis of the Company's assets and liabilities and the amounts reported in the financial statements. Separate company state tax returns are filed in those states in which the Company is registered to do business.

Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

         For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments. For long-term debt, the fair value approximates its carrying value since interest rates approximate current market rates.

Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of periodic temporary investments of cash. The Company places its temporary cash investments in high quality short-term money market instruments and deposits with high quality financial institutions and brokerage firms. At September 30, 2001, the Company had $5.3 million in deposits at various banks of which $5.2 million is over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such investments.

Supplemental Disclosure of Cash Flow Information

         The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

                                                       Years Ended
                                        ---------------------------------------
                                                      September 30,
                                        ---------------------------------------
                                             2001         2000           1999
                                        ------------   ----------    ----------
                                                     (in thousands)
Cash paid during the year for:
     Interest.......................... $        449   $       42    $       51
     Income taxes...................... $        209   $      268    $      145

New Accounting Standards

         In June 2001, the Financial Accounting Standards Board ("SFAS") issued SFAS No. 141 ("SFAS 141"), "Business Combinations," SFAS No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets" and SFAS No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations."

         SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 2001. SFAS 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS 141 as of July 2001 had no impact on the Company's consolidated financial statements.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

New Accounting Standards - (Continued)

         SFAS 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually. Any goodwill and any intangible asset determined to have an indefinite useful life that is acquired in a purchase business combination completed after June 2001 will not be amortized, but will be evaluated for impairment in accordance with the appropriate existing accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 2001 will continue to be amortized until the Company adopts SFAS 142, which is required to be adopted for fiscal years beginning after December 15, 2001. Because of the extensive effort needed to comply with adopting SFAS 142, the impact of adoption on the Company's financial statements has not been determined, including whether any transitional impairment losses will be required to be recognized as the effect of a change in accounting principle. As of October 1, 2001, the Company expects to have unamortized goodwill in the amount of $14.5 million which will be subject to the transition provisions of SFAS 142. Amortization expense related to goodwill was $536,000 for each of the three fiscal years in the period ended September 30, 2001.

         SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and will be effective for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of SFAS 143.

         In August 2001, SFAS No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Live Assets" was issued addressing financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. Implementation will be effective for fiscal years beginning after December 31, 2001. The Company is evaluating the impact of SFAS 144.

NOTE 3 - RELATED PARTIES

         The Company conducts certain energy activities through, and a substantial portion of its revenues are attributable to, limited partnerships ("Partnerships"). The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The Company is entitled to receive management fees, reimbursement for administrative costs incurred, and to share in the Partnerships' revenue and costs and expenses according to the respective Partnership agreements.

         The advances from Parent represent amounts owed for advances and transactions in the normal course of business and beginning in fiscal 2000, a note payable to the parent and intercompany license fees. Other than the note, these advances have no repayment terms and are subordinated to any third-party debt. The note, which is also subordinated to any third-party debt, has a face amount of $15.0 million and accrues interest at an annual rate of 9.50% on any unpaid balances. The principal and any unpaid interest are due upon demand by the Parent. Interest expense related to the note was $1.6 million and $1.2 million for the years ended September 30, 2001 and 2000, respectively.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - LONG-TERM DEBT

         The long-term debt at September 30, 2000, consisted of a note payable secured by a building which was paid in full during the fiscal year ending September 30, 2001.

         During the fiscal year ending September 30, 2000, the Company repaid $5.0 million related to a credit facility outstanding at September 30, 1999.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         The Company is the managing general partner in several oil and gas limited partnerships and has agreed to indemnify each investor partner from any liability, which exceeds such partner's share of partnership assets. Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to the Company.

         Subject to certain conditions, investor partners in certain oil and gas limited partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% or 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

         The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreement.

         The Company is also party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's financial condition or operations.

         Affiliates of the Company's parent maintain a $45.0 million credit facility at PNC Bank ("PNC"). The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to the subsidiaries' wells and the subsidiaries' projected fees and revenues from operation of the wells and the administration of partnerships. Up to $10.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the assets of the Parent's energy subsidiaries, including those of the Company, and a breach of the loan agreement by any of the subsidiaries constitutes a default. The revolving credit facility has a term ending in June 2003 and bears interest at one of two rates (elected at borrower's option) which increase as the amount outstanding under the facility increases: (i) PNC prime rate plus between 0 to 75 basis points, or
(ii) the Euro rate plus between 150 and 225 basis points. The Euro rate is the average of specified LIBOR rates divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirements for euro currency funding. Draws under any letter of credit bear interest at the PNC prime rate plus 0 to 75 basis points. The credit facility contains financial covenants, including covenants requiring the consolidated parent company to maintain specified financial ratios and imposes the following limits: (a) the parent's energy subsidiaries' exploration expenses can be no more than 20% of capital expenditures plus exploration expenses, without PNC's consent; (b) the amount of debt that can be incurred cannot exceed specified levels without PNC's consent; and (c) the parent's energy affiliates may not sell, lease or transfer property without PNC's consent. At September 30, 2001 and 2000, the Company had no outstanding balances related to this facility. However, the parent's affiliates had $41.2 million outstanding under this facility. Additionally, a $3.2 million letter of credit was issued under the facility and was outstanding at September 30, 2001.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - HEDGING ACTIVITIES

         The Company enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

         Effective October 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS 138). This statement establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires that all derivative financial statements are recognized in the financial statements as either assets or liabilities measured at fair value. Changes in the fair value of derivative financial instruments are recognized in income or other comprehensive income, depending on their classification. Upon adoption of SFAS 133, the Company did not incur any transition adjustments to earnings.

         At September 30, 2001, the Company had 17 open natural gas futures contracts related to natural gas sales covering 45,900 dekatherm ("Dth") (net to the Company) maturing through January 2003 at a combined average settlement price of $3.17 per Dth. As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of sales revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized gain related to open NYMEX contracts was approximately $15,000 at September 30, 2001 and its net unrealized loss was approximately $435,000 at September 30, 2000. The unrealized gain of $15,000 at September 30, 2001 has been recorded as an asset in the Company's 2001 Consolidated Financial Statements and in Stockholders' Equity as a component of Other Comprehensive Income, net of taxes of $5,000. The Company recognized a loss of $599,000 and $832,000 on settled contracts covering natural gas production for the years ended September 30, 2001 and 2000. As of September 30, 2001, $7,000 of deferred net gains on derivative instruments included in accumulated other comprehensive income (loss) are expected to be reclassified to earnings during the next twelve months. The Company recognized no gains or losses during the fiscal year ended September 30, 2001 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument.

NOTE 7 - MAJOR CUSTOMERS

         During fiscal 2001 and 2000 one purchaser accounted for 19% and 16% of total revenues respectively.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

         Results of operations for oil and gas producing activities:

                                                                                       Years Ended
                                                                        ---------------------------------------
                                                                                      September 30,
                                                                        ---------------------------------------
                                                                             2001         2000           1999
                                                                        ------------   ----------    ----------
                                                                                     (in thousands)
Revenues............................................................... $     10,622   $    6,714    $    3,966
Production costs.......................................................       (1,315)      (1,535)       (1,820)
Exploration expenses...................................................         (401)        (210)         (176)
Depreciation, depletion, and amortization..............................       (2,052)      (1,860)       (1,595)
                                                                        ------------   ----------    ----------
Results of operations for producing activities......................... $      6,854   $    3,109    $      375
                                                                        ============   ==========    ==========

         Capitalized Costs Related to Oil and Gas Producing Activities. The components of capitalized costs related to the Company's oil and gas producing activities are as follows:

                                                                                       Years Ended
                                                                        ---------------------------------------
                                                                                      September 30,
                                                                        ---------------------------------------
                                                                             2001         2000           1999
                                                                        ------------   ----------    ----------
                                                                                     (in thousands)
Proved properties......................................................  $    39,871    $   28,307   $   21,946
Unproved properties....................................................          125            57           22
                                                                         -----------    ----------   ----------
                                                                              39,996        28,364       21,968
Accumulated depreciation, depletion and amortization...................       (5,508)       (3,455)      (1,595)
                                                                         -----------    ----------   ----------

Net capitalized costs..................................................  $    34,488    $   24,909   $   20,373
                                                                         ===========    ==========   ==========

         Costs Incurred in Oil and Gas Producing Activities. The costs incurred by the Company in its oil and gas activities during fiscal years 2001 and 2000:

                                                                                       Years Ended
                                                                        ---------------------------------------
                                                                                      September 30,
                                                                        ---------------------------------------
                                                                             2001         2000          1999
                                                                        ------------   ----------    ----------
                                                                                     (in thousands)
Property acquisition costs:
     Unproved properties...............................................  $        68    $       35   $       11
     Proved properties.................................................  $         -    $      517   $       16
Exploration costs......................................................  $       401    $      210   $      176
Development costs......................................................  $     9,136    $    5,845   $    8,651

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

         The development costs above for the years ended September 30, 2001 and 2000 were substantially all incurred for the development of proved undeveloped properties.

         Oil and Gas Reserve Information. The estimates of the Company's proved and unproved gas reserves are based upon evaluations verified by Wright & Company, Inc., an independent petroleum engineering firm, as of September 30, 2001, 2000 and 1999. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements.

         Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based upon future conditions.

         o Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contracts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         o Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         o Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reservoirs"; (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil, natural gas and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil and natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operation methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

         There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measures of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for which effects have not been proved.

         The standardized measure of discounted future net cash flows is information provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry.

         Proved developed and undeveloped reserves

                                                                              Gas               Oil
                                                                          ------------     -------------
                                                                             (mcf)            (bbls)
                                                                          ------------     -------------
         Balance September 30, 1998....................................     65,376,210             4,574
         Current additions.............................................     37,975,110                 -
         Transfers to limited partnerships.............................    (26,491,717)                -
         Revisions.....................................................     (4,939,305)           (2,437)
         Production....................................................     (2,432,098)             (354)
                                                                          ------------      ------------

         Balance September 30, 1999....................................     69,488,200             1,783
         Current additions.............................................     31,684,985                 -
         Transfers to limited partnerships.............................    (25,677,232)                -
         Revisions.....................................................     (2,840,601)            2,885
         Production....................................................     (2,456,842)             (921)
                                                                          ------------      ------------

         Balance September 30, 2000....................................     70,198,510             3,747
         Current additions.............................................     17,808,029            65,692
         Transfers to limited partnerships.............................    (11,871,230)                -
         Revisions.....................................................     (2,054,459)           15,978
         Production....................................................     (2,137,286)           (2,885)
                                                                          ------------      ------------
         Balance September 30, 2001....................................     71,943,564            82,532
                                                                          ============      ============

         Proved developed reserves at
              September 30, 2001.......................................     34,075,205            16,840
              September 30, 2000.......................................     31,388,720             3,747
              September 30, 1999.......................................     27,531,938             1,783

         The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at year-end prices, adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions exiting at September 30, 2001, 2000 and 1999 and such conditions continually change. Accordingly such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

                                                                                       Years Ended
                                                                        ---------------------------------------
                                                                                      September 30,
                                                                        ---------------------------------------
                                                                             2001         2000           1999
                                                                        ------------   ----------    ----------
                                                                                     (in thousands)

Future cash inflows.................................................... $    288,802   $  328,390    $  202,362
Future production costs................................................      (52,223)     (82,600)      (59,633)
Future development costs...............................................      (50,873)     (46,828)      (40,059)
Future income tax expenses.............................................      (45,260)     (67,884)      (13,862)
                                                                        ------------   ----------    ----------

Future net cash flows..................................................      140,446      131,078        88,808
Less 10% annual discount for estimated timing of cash flows............      (87,206)     (85,995)      (62,275)
                                                                        ------------   ----------    ----------

Standardized measure of discounted future net cash flows............... $     53,240   $   45,083    $   26,533
                                                                        ============   ==========    ==========

         The future cash flows estimated to be spent to develop proved undeveloped properties in the years ended September 30, 2002 and 2003 are $25.5 million and $25.3 million, respectively.

         The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves after income taxes.

                                                                                       Years Ended
                                                                        ---------------------------------------
                                                                                      September 30,
                                                                        ---------------------------------------
                                                                             2001         2000           1999
                                                                        ------------   ----------    ----------
                                                                                     (in thousands)
Balance, beginning of year.............................................  $    45,083    $  26,533    $   19,401

Increase (decrease) in discounted future net cash flows:
     Sales and transfers of oil and gas, net of related costs..........       (9,307)      (5,179)       (2,146)
     Net changes in prices and production costs........................       (7,129)      27,009         1,034
     Revisions of previous quantity estimates..........................       (3,007)      (2,781)       (3,745)
     Development costs incurred........................................        4,002        7,789         7,425
     Transfers to limited partnerships.................................       (5,596)     (11,862)       (9,052)
     Extensions, discoveries, and improved recovery
       less related costs..............................................       16,982       23,256        12,039
     Accretion of discount.............................................        6,788        2,887         2,043
     Net changes in future income taxes................................        9,503      (20,460)       (1,307)
     Other.............................................................       (4,079)      (2,109)          841
                                                                         -----------    ---------    ----------

Balance, end of year...................................................  $    53,240    $  45,083    $   26,533
                                                                         ===========    =========    ==========

                        Consolidated Financial Statements
                                   (unaudited)

                              Atlas Resources, Inc.

                                 March 31, 2002

                              ATLAS RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                         March 31,        September 30,
                                                                                           2002               2001
                                                                                      -------------       ---------------
                                                                                       (Unaudited)          (Audited)
ASSETS
Current assets:
   Cash and cash equivalents........................................................   $        116         $     5,358
   Accounts and notes receivable....................................................          5,021               9,656
   Inventories and other prepaid expenses...........................................            385                 298
                                                                                       ------------         -----------
       Total current assets.........................................................          5,522              15,312

Property and equipment:
   Oil and gas properties and equipment (successful efforts)........................         52,552              39,996
   Land and buildings...............................................................          2,830               2,830
   Other............................................................................            392                 392
                                                                                       ------------         -----------
                                                                                             55,774              43,218

Less - accumulated depreciation, depletion and amortization.........................         (8,497)             (5,892)
                                                                                       ------------         -----------
   Net property and equipment.......................................................         47,277              37,326

Goodwill (less accumulated amortization of $1,609)..................................         14,479              14,479
Other assets (less accumulated amortization of $2,030 and $1,841)...................         10,066              10,255
                                                                                       ------------         -----------
       Total assets.................................................................   $     77,344         $    77,372
                                                                                       ============         ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued liabilities.........................................   $     10,350         $     2,984
   Deferred revenue on drilling contracts...........................................          2,417              17,928
   Advances and note from Parent....................................................         40,492              32,757
                                                                                       ------------         -----------
       Total current liabilities....................................................         53,259              53,669


Commitments and contingencies.......................................................              -                   -

Stockholder's equity:
   Common stock - stated value $10 per share;
     500 authorized shares; 200 shares issued and outstanding.......................              2                   2
   Additional paid-in capital.......................................................         16,505              16,505
   Accumulated other comprehensive (loss) income....................................           (101)                 10
   Retained earnings................................................................          7,679               7,186
                                                                                       ------------         -----------
         Total stockholder's equity.................................................         24,085              23,703
                                                                                      -------------         -----------
                                                                                       $     77,344         $    77,372
                                                                                       ============         ===========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                                 (in thousands)

                                                                                               Six Months Ended
                                                                                                   March 31,
                                                                                        -------------------------------
                                                                                           2002               2001
                                                                                        -----------       -------------
REVENUES
Well drilling........................................................................   $     27,809        $    19,002
Gas and oil production...............................................................          3,335              7,184
Well services........................................................................          3,496              2,139
Other................................................................................            103                 44
                                                                                        ------------        -----------
                                                                                              34,743             28,369
COSTS AND EXPENSES
Well drilling.........................................................................        24,697             14,840
Gas and oil production and exploration................................................         1,233              1,675
Well services.........................................................................           656                505
Non-direct............................................................................         4,492              6,890
Depreciation, depletion and amortization..............................................         1,910              1,562
Interest..............................................................................         1,114              1,813
                                                                                        ------------        -----------
         Total costs and expenses.....................................................        34,102             27,285
                                                                                        ------------        -----------
Income before income taxes............................................................           641              1,084
Provision for income taxes............................................................           148                430
                                                                                        ------------        -----------
Net income............................................................................  $        493        $       654
                                                                                        ============        ===========

                              ATLAS RESOURCES, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                         SIX MONTHS ENDED MARCH 31, 2002
                        (in thousands, except share data)

                                                   Common stock          Additional    Accumulated                      Totals
                                            ----------------------------  Paid-In     Comprehensive     Retained     Stockholder's
                                                Shares        Amount      Capital         Income        Earnings        Equity
                                            ----------------------------------------------------------------------------------------
Balance, October 1, 2001..................          200      $       2    $   16,505     $      10     $  7,186       $    23,703
Other comprehensive income................                                                    (111)                          (111)
Net income................................                                                                  493               493
                                               --------      ---------    ----------     ---------     --------       -----------
Balance, September 30, 2001...............          200      $       2    $   16,505     $    (101)    $  7,679       $    24,085
                                               ========      =========    ==========     =========     ========       ===========


           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                    SIX MONTHS ENDED MARCH 31, 2002 AND 2001

                                                                                    2002          2001
                                                                                ----------     -----------
                                                                                     (in thousands)
Net income.................................................................     $      493     $       654

Unrealized loss on natural gas futures and option contracts,
   net of taxes of $55.....................................................           (111)              -
                                                                                ----------     -----------

Comprehensive loss.........................................................    $       382     $       654
                                                                               ===========     ===========


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                               Six Months Ended
                                                                                                   March 31,
                                                                                        -------------------------------
                                                                                           2002                2001
                                                                                        -----------         -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................................................    $       493         $       654
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation, depletion and amortization.........................................          1,910               1,562
   License fees and interest on intercompany note due to parent.....................          7,700               8,850
Change in operating assets and liabilities:
   Increase in accounts receivable and other current assets.........................            (36)             (4,416)
   (Decrease) Increase in accounts payable and other current liabilities............         (8,177)             11,762
                                                                                        -----------         -----------
Net cash provided by operating activities...........................................          1,890              18,412

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................................         (8,106)             (4,195)
                                                                                        -----------         -----------
Net cash used in investing activities...............................................         (8,106)             (4,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (to) from Parent and Affiliates............................................            974             (16,555)
Principal payments on borrowings....................................................              -                 (93)
                                                                                        -----------         -----------
Net cash provided by (used in) financing activities.................................            974             (16,648)
                                                                                        -----------         ------------
Decrease in cash and cash equivalents...............................................         (5,242)             (2,431)
Cash and cash equivalents at beginning of year......................................          5,358               3,061
                                                                                        -----------         -----------
Cash and cash equivalents at end of year............................................    $       116         $       630
                                                                                        ===========         ===========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (Unaudited)

NOTE 1 - INTERIM FINANCIAL STATEMENTS

         The consolidated financial statements as of March 31, 2002 and for the six months ending March 31, 2002 and 2001 have been prepared by the management of the Company, without audit, in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements, prepared in accordance with US GAAP, have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited September 30, 2001 consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals and certain cost allocations for expenses paid by either the Parent or its' affiliates on behalf of the Company) considered necessary for presentation have been included.

         Certain reclassifications have been made to the consolidated financial statements for six months ended March 31, 2001 to conform to the six months ended March 31, 2002 presentation.




NOTE 2 - CONSOLIDATED STATEMENTS OF CASH FLOWS

         Supplemental disclosure of cash flow information:

                                                       Six Months Ended
                                              ----------------------------------
                                                           March 31,
                                              ---------------------------------
                                                   2002               2001
                                              -------------       -------------
                                                        (in thousands)
Cash paid during the period for:
     Interest...............................    $      264         $     1,073
     Income taxes...........................             -                   -


NOTE 3 - NEW ACCOUNTING STANDARDS

         On October 1, 2001, the Company adopted SFAS No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 142 requires that goodwill and certain other intangible assets no longer be amortized, but instead tested for impairment at least annually. Further, any goodwill or intangible asset determined to have an indefinite useful life that is acquired in a purchase business combination after adoption, will not be amortized, but also evaluated for impairment in accordance with the appropriate existing accounting literature. The Company is currently assessing existing goodwill components for impairment and believes if any were necessary, it would not be material.

         Recently the Financial Accounting Standards Boards ("FASB") issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143"), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets ("SFAS 144"). SFAS 143 establishes requirements for the accounting for removal costs associated with asset retirements and SFAS 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002, with earlier adoption encouraged, and SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company is currently assessing the impact of these standards on its consolidated financial statements.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         The Company's parent (Atlas America, Inc.) and its energy subsidiaries (Atlas) maintain a $45.0 million credit facility at PNC Bank ("PNC"). The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to Atlas' wells and projected fees and revenues from operation of the wells and the administration of partnerships. Up to $10.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the assets Atlas and includes those of the Company, and a breach of the loan agreement by any of the subsidiaries constitutes a default. The revolving credit facility has a term ending in June 2003 and bears interest at one of two rates (elected at borrower's option) which increase as the amount outstanding under the facility increases: (i) PNC prime rate plus between 0 to 75 basis points, or (ii) the Euro rate plus between 150 and 225 basis points. The Euro rate is the average of specified LIBOR rates divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirements for euro currency funding. Draws under any letter of credit bear interest at the PNC prime rate plus 0 to 75 basis points. The credit facility contains financial covenants, including covenants requiring Atlas America Inc. consolidated to maintain specified financial ratios and imposes the following limits: (a) Exploration expenses can be no more than 20% of capital expenditures plus exploration expenses, without PNC's consent; (b) the amount of debt that can be incurred cannot exceed specified levels without PNC's consent; and (c) Atlas may not sell, lease or transfer property without PNC's consent; and (c) Atlas may not sell, lease or transfer property without PNC's consent. At March 31, 2002, the Company had no outstanding balances related to this facility. However, Atlas had $42.2 million outstanding under this facility. Additionally, a $2.8 million letter of credit was issued under the facility and was outstanding at March 31, 2002.

NOTE 5 - HEDGING ACTIVITIES

         The Company enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by delivery of natural gas.

         The Company entered into 182 natural gas futures contracts during the six months ended March 31, 2002, in addition to the 17 contracts that were open at the beginning of the fiscal year.

         For the six months ended March 31, 2002, the Company settled 17 contracts at a loss of $25,000 (net to the Company). These contracts covered a portion of natural gas production for the upcoming fiscal quarter and these losses will appear as a component of production revenues at that time. At March 31, 2002, the Company had 182 open contracts covering 509,600 dekatherms ("Dth") (net to the Company) which mature through September 2003 at a combined average settlement price of $3.23 per Dth. For the current fiscal year ending September 30, 2002, 62 of the 182 open contracts will mature covering 173,600 Dth (net to the Company) at a combined average settlement price of $3.08 per Dth.

         As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of production revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized loss related to all open NYMEX contracts was approximately $152,000 at March 31, 2002. The unrealized loss at March 31, 2002 has been recorded as a liability in the Company's March 31, 2002 Consolidated Financial Statements and in Stockholders' Equity as a component of Other Comprehensive Income, net of taxes of $55,000. As of March 31, 2002, $44,000 of the net unrealized losses on derivative instruments included in accumulated other comprehensive income are expected to be recognized in revenues during the remainder of the current fiscal year. The Company assesses the effectiveness of its hedges based on changes in the derivatives' intrinsic value. The Company recognized no gains or losses during the six months ended March 31, 2002 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument. The Company does not hold derivative instruments for trading purposes.

                                   APPENDIX A

                              INFORMATION REGARDING
                            CURRENTLY PROPOSED WELLS

                 INFORMATION REGARDING CURRENTLY PROPOSED WELLS

Set forth below is information relating to approximately 123 prospects and the wells which will be drilled on the prospects. One well will be drilled on each prospect. For purposes of this section the well and prospect are referred to together as the "well." These wells are currently proposed to be drilled when the subscription proceeds are released from escrow and from time to time thereafter subject to the managing general partner's right to:

         o        withdraw the wells and to substitute other wells;

         o        take a lesser working interest in the wells;

         o        add other wells; or

         o        any combination of the foregoing.

The specified wells represent the necessary wells if approximately $24 million is raised and the partnership takes the working interest in the wells which is set forth below in the "Lease Information" for each prospect. The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth, and it has not proposed any other wells if:

         o        a greater amount is raised;

         o        the partnership takes a lesser working interest in the wells;
                  or

         o        the wells are substituted.

The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the partnership, and you should rely only on the information in this prospectus.

The currently proposed wells will be assigned unless there are circumstances which, in the managing general partner's opinion, lessen the relative suitability of the wells. These considerations include:

         o        the amount of the subscription proceeds;

         o        the latest geological and production data available;

         o        potential title problems;

         o        approvals by federal and state departments or agencies;

         o        agreements with other working interest owners in the wells;
                  and

         o        continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria for development potential as the currently proposed wells and will generally be located in areas where the managing general partner or its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.

The purpose of the information regarding the currently proposed wells is to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the general area of the proposed well which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. However, there can be no assurance that a well drilled by the partnership will experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in these areas can change in a short distance.

The managing general partner has not been able to obtain production information for previously drilled productive wells in the immediate areas where a portion of the currently proposed wells are situated because the information either does not exist or is not available to the managing general partner as discussed in "Risk Factors - Special Risks of the Partnership - Certain Data Regarding Proposed Wells is Incomplete Which Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program." The wells for which no production data for other wells in the immediate area are available to the managing general partner, however, have been proposed by the managing general partner to be drilled by the partnership because geologic trends in the immediate area where production has already been established, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed well locations will have similar production. Also, in Armstrong County, Pennsylvania, the specific wells have not yet been identified, although the area is identified as set forth in the "Production Map for Armstrong County, Pennsylvania."

When reviewing production information for each well offsetting or in the general area of a well proposed to be drilled you should consider the factors set forth below.

         o The length of time that the well has been on-line, and the period for which production information is shown. Generally, the shorter the period for which production is shown the less reliable the information.

         o Production from a well declines throughout the life of the well, but the rate of decline, the "decline curve," may be affected by the operation of the well. Decline curves also vary depending on the geological location of the well.

         o The greatest volume of production from a well usually occurs in the early period of well operations and may indicate a greater reserve volume than the well actually will produce. This period of flush production can vary depending on the location of the well and how the well is operated.

         o The production information for some wells is incomplete or very limited. The designation "N/A" means:

                  o the production information was not available to the managing general partner; or

                  o if the managing general partner was the operator, then when the information was prepared the well was:

                           o        not completed;

                           o        not on-line to sell production; or

                           o        producing for only a short period of time.

         o Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although even with wells located close together well performance and the volume of production from the wells can be much different.

         o Consistency in production among wells tends to confirm the reliability and predictability of the production.

To help you become familiar with the proposed wells the information set forth below is included.

         o        Western Pennsylvania (Clinton/Medina Geological Formation)

                  o        A map of western Pennsylvania and eastern Ohio
                           showing their counties..............................5

                  o        Lease information for western Pennsylvania and
                           eastern Ohio........................................7

                  o Location and Production Maps for western Pennsylvania and eastern Ohio showing the proposed wells and the wells in the area..................................10

                  o        Production data for western Pennsylvania and eastern
                           Ohio...............................................13

                  o United Energy Development Consultants, Inc.'s geologic evaluation for western Pennsylvania and eastern Ohio.......................................15

         o Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs)

                  o        A map of western Pennsylvania showing Fayette and
                           Greene Counties....................................25

                  o        Lease information for Fayette and Greene Counties,
                           Pennsylvania.......................................27

                  o Location and Production Maps for Fayette and Greene Counties, Pennsylvania showing the proposed wells and the wells in the area..............................30

                  o        Production data for Fayette and Greene Counties,
                           Pennsylvania.......................................36

                  o United Energy Development Consultants, Inc.'s geologic evaluation for Fayette and Greene Counties,
                           Pennsylvania.......................................52

         o        Southern Ohio (Clinton/Medina Geological Formation)

                  o        A map of southern Ohio showing its counties........62

                  o        Lease information for southern Ohio................64

                  o A Location and Production Map for southern Ohio showing the proposed wells and the wells in the area...............................................66

                  o        Production data for southern Ohio..................68

                  o        United Energy Development Consultants, Inc.'s
                           geologic evaluation for southern Ohio..............70

         o        Armstrong County, Pennsylvania (Upper Devonian Sandstone
                  Reservoirs)

                  o        A map of western Pennsylvania showing Armstrong
                           County, Pennsylvania...............................78

                  o        Lease information for Armstrong County,
                           Pennsylvania.......................................80

                  o        A Production Map for Armstrong County, Pennsylvania
                           showing wells in the area..........................82

                  o        Production data for Armstrong County, Pennsylvania.84

                  o United Energy Development Consultants, Inc.'s geologic evaluation for Armstrong County,
                           Pennsylvania.......................................88

         o        Tuscarawas County, Ohio (Devonian Oriskany Sandstone)

                  o See the map of western Pennsylvania and eastern Ohio on page 6 showing Tuscarawas County, Ohio.

                  o        Lease information for Tuscarawas County, Ohio......97

                  o Location and Production Maps for Tuscarawas County, Ohio showing the proposed wells and the wells in the area...............................................99

                  o        Production data for Tuscarawas County, Ohio.......102

                  o        the managing general partner's geologic evaluation
                           for Tuscarawas County, Ohio.......................104

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                                  EASTERN OHIO

                           MAP OF WESTERN PENNSYLVANIA

                                AND EASTERN OHIO

                                [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                                                                                            Overriding Royalty     Overriding
                                                                                             Interest to the         Royalty
                                              Effective      Expiration      Landowner       Managing General      Interest to
Prospect Name                    County         Date*           Date*         Royalty            Partner           3rd Parties
----------------------------- ------------- --------------- -------------- --------------- --------------------- ----------------
Byler #92(94)                   Crawford       12/07/01       12/07/04         12.5%                0%                 0%
Carl #1                         Crawford       10/01/01       10/01/04         12.5%                0%                 0%
Coulter #4                      Crawford       09/26/01       09/26/04         12.5%                0%                 0%
Coulter #6                      Crawford       09/26/01       09/26/04         12.5%                0%                 0%
Courtney #8                     Crawford       03/07/02       03/07/05         12.5%                0%                 0%
Courtney/Hayes Unit             Crawford       03/07/02       03/07/05         12.5%                0%                 0%
Gatts #1                        Crawford       02/21/02       02/21/05         12.5%                0%                 0%
Horne #4                        Crawford       11/14/01       11/14/04         12.5%                0%                 0%
Horne #5                        Crawford       11/14/01       11/14/04         12.5%                0%                 0%
Horne #6                        Crawford       11/14/01       11/14/04         12.5%                0%                 0%
Horne #7                        Crawford       11/14/01       11/14/04         12.5%                0%                 0%
Horne #8                        Crawford       11/14/01       11/14/04         12.5%                0%                 0%
Kiskadden #1                    Crawford       02/20/02       02/20/05         12.5%                0%                 0%
Kiskadden #2                    Crawford       02/20/02       02/20/05         12.5%                0%                 0%
Kiskadden #3                    Crawford       02/20/02       02/20/05         12.5%                0%                 0%
Laird #1                        Crawford       03/14/02       03/14/05         12.5%                0%                 0%
Lee #4                          Crawford       03/27/02       03/27/05         12.5%                0%                 0%
Miller #18                      Crawford       04/04/02       04/04/05         12.5%                0%                 0%
Miller #19                      Crawford       04/04/02       04/04/05         12.5%                0%                 0%
Morian #1                       Crawford       12/28/01       12/28/04         12.5%                0%                 0%
Sperry Farms #1                 Crawford       03/01/02       03/01/05         12.5%                0%                 0%
Sperry Farms #2                 Crawford       03/01/02       03/01/05         12.5%                0%                 0%
Sperry Farms #3                 Crawford       03/01/02       03/01/05         12.5%                0%                 0%
Sperry Farms #4                 Crawford       03/01/02       03/01/05         12.5%                0%                 0%
Stanford #1                     Crawford       03/27/02       03/27/05         12.5%                0%                 0%
Stoker #3                       Crawford       12/13/01       12/13/04         12.5%                0%                 0%
Stoker #4                       Crawford       12/13/01       12/13/04         12.5%                0%                 0%
Thomas #11                      Crawford       02/21/02       02/21/05         12.5%                0%                 0%
Williams #16                    Crawford       02/26/02       02/26/05         12.5%                0%                 0%
Williams #17                    Crawford       02/26/02       02/26/05         12.5%                0%                 0%


                                                                      Acres to be
                               Net Revenue     Working    Net         Assigned to
Prospect Name                    Interest     Interest     Acres    the Partnership
-----------------------------  ------------- ------------ --------- ----------------
Byler #92(94)                     87.5%         100%        128           50
Carl #1                           87.5%         100%         46           46
Coulter #4                        87.5%         100%        190           50
Coulter #6                        87.5%         100%        190           50
Courtney #8                       87.5%         100%        125           50
Courtney/Hayes Unit               87.5%         100%        125           50
Gatts #1                          87.5%         100%         62           50
Horne #4                          87.5%         100%        170           50
Horne #5                          87.5%         100%        170           50
Horne #6                          87.5%         100%        172           50
Horne #7                          87.5%         100%        172           50
Horne #8                          87.5%         100%        172           50
Kiskadden #1                      87.5%         100%        135           50
Kiskadden #2                      87.5%         100%        135           50
Kiskadden #3                      87.5%         100%        135           50
Laird #1                          87.5%         100%         95           50
Lee #4                            87.5%         100%         53           50
Miller #18                        87.5%         100%        100           50
Miller #19                        87.5%         100%        100           50
Morian #1                         87.5%         100%         50           50
Sperry Farms #1                   87.5%         100%        182           50
Sperry Farms #2                   87.5%         100%        182           50
Sperry Farms #3                   87.5%         100%        132           50
Sperry Farms #4                   87.5%         100%        132           50
Stanford #1                       87.5%         100%         52           50
Stoker #3                         87.5%         100%        145           50
Stoker #4                         87.5%         100%        145           50
Thomas #11                        87.5%         100%         66           50
Williams #16                      87.5%         100%         60           50
Williams #17                      87.5%         100%        111           50


                                                                                            Overriding Royalty     Overriding
                                                                                             Interest to the         Royalty
                                              Effective      Expiration      Landowner       Managing General      Interest to
Prospect Name                    County         Date*           Date*         Royalty            Partner           3rd Parties
----------------------------- ------------- --------------- -------------- --------------- --------------------- ---------------- -
Williams #18                    Crawford       02/26/02       02/26/05         12.5%                0%                 0%
Williams #19                    Crawford       02/26/02       02/26/05         12.5%                0%                 0%
Williams #20                    Crawford       02/26/02       02/26/05         12.5%                0%                 0%
Yoder #11                       Crawford       02/28/02       02/28/05         12.5%                0%                 0%
Yoder #12                       Crawford       02/28/02       02/28/05         12.5%                0%                 0%
Yoder #14                       Crawford       01/19/02       01/19/05         12.5%                0%                 0%
Yoder #15                       Crawford       01/19/02       01/19/05         12.5%                0%                 0%
Jackson #4                      Crawford       04/05/01       04/05/04         12.5%                0%                 0%
Jacobs #1                       Crawford       05/14/01       05/14/04         12.5%                0%                 0%
Marsh #5                        Crawford       10/01/01       10/01/04         12.5%                0%                 0%
Pallack #11                     Crawford       09/13/01          HBP           12.5%                0%                 0%
Pallack #12                     Crawford       09/13/01          HBP           12.5%                0%                 0%
Ruhlman #2                      Crawford       12/07/01       12/07/04         12.5%                0%                 0%
Williams #15                    Crawford       04/26/01       04/26/04         12.5%                0%                 0%
Yoder #10                       Crawford       02/23/00       02/23/03         12.5%                0%                 0%
Turner #6                        Mercer        05/23/00       05/23/03         12.5%                0%                 0%


                                                                      Acres to be
                               Net Revenue     Working      Net       Assigned to
Prospect Name                    Interest     Interest     Acres    the Partnership
-----------------------------  ------------- ------------ --------- ----------------
Williams #18                      87.5%         100%        111           50
Williams #19                      87.5%         100%        175           50
Williams #20                      87.5%         100%        175           50
Yoder #11                         87.5%         100%        101           50
Yoder #12                         87.5%         100%        101           50
Yoder #14                         87.5%         100%         82           50
Yoder #15                         87.5%         100%         82           32
Jackson #4                        87.5%         100%        200           50
Jacobs #1                         87.5%         100%         37           37
Marsh #5                          87.5%         100%         63           50
Pallack #11                       87.5%         100%        737           50
Pallack #12                       87.5%         100%        737           50
Ruhlman #2                        87.5%         100%        142           50
Williams #15                      87.5%         100%         36           36
Yoder #10                         87.5%         100%         37           37
Turner #6                         87.5%         100%         77           50


-----------------------------
* HBP-Held by Production

                          LOCATION AND PRODUCTION MAPS

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


       ID                                                                                            DATE           MOS
     NUMBER                     OPERATOR                              WELL NAME                    COMPLT'D       ON LINE
----------------- ------------------------------------- ---------------------------------------- -------------- ------------
     20264        Wainoco Oil & Gas                     Turner #1                                  07/24/81         N/A
     20293        Wainoco Oil & Gas                     Fritz #1                                   08/28/81         N/A
     20483        N-REN Corp.                           Kebert Developers #2                       09/21/75         N/A
     20616        Pominex, Inc.                         Williams #1                                11/16/85         N/A
     20735        Pominex, Inc.                         Osborn #1                                  09/18/85         N/A
     21209        Cabot Oil & Gas                       Dygert, Paul #1                            07/28/81         N/A
     22610        Pominex, Inc.                         Foulk #2                                   11/14/85         N/A
     22611        Pominex, Inc.                         Foulk #3                                   11/13/85         N/A
     22617        Pominex, Inc.                         Williams #1A                               11/14/85         N/A
     22635        Pominex, Inc.                         Foulk #1                                   11/24/85         N/A
     23792        Atlas Resources, Inc.                 Williams #11                               05/05/02         N/A
     23798        Atlas Resources, Inc.                 Williams #12                               12/13/01          5
     23807        Atlas Resources, Inc.                 Myers #3                                   12/19/01          4
     23813        Atlas Resources, Inc.                 Wotherspoon #1                             01/05/02          4
     23839        Atlas Resources, Inc.                 Wotherspoon #2                             05/17/02         N/A
     23840        Atlas Resources, Inc.                 McGranahan #1                              05/21/02         N/A
     23842        Atlas Resources, Inc.                 Pallack #9                                 05/10/02         N/A
     23845        Atlas Resources, Inc.                 Byler #91                                  05/08/02         N/A
     23951        Atlas Resources, Inc.                 McArdle #3                                 05/15/02         N/A
     23956        Atlas Resources, Inc.                 Miller Unit #17                            05/24/02         N/A
     23960        Atlas Resources, Inc.                 Turner #5                                  06/05/02         N/A
     23961        Atlas Resources, Inc.                 Turner #4                                  05/30/02         N/A
     23966        Atlas Resources, Inc.                 McArdle #5                                 05/27/02         N/A
     23969        Atlas Resources, Inc.                 Pallack #6                                 06/10/02         N/A


                           TOTAL               TOTAL        LATEST
       ID                   MCF               LOGGERS       30 DAY
     NUMBER           CLINTON/MEDINA           DEPTH        PROD.
----------------- ------------------------ -------------- -----------
     20264                  N/A                5205          N/A
     20293                  N/A                5185          N/A
     20483                  N/A                4901          N/A
     20616                  N/A                4980          N/A
     20735                  N/A                5079          N/A
     21209                  N/A                4794          N/A
     22610                  N/A                5050          N/A
     22611                  N/A                5000          N/A
     22617                  N/A                5050          N/A
     22635                  N/A                5059          N/A
     23792                  N/A                5075          N/A
     23798                 3059                5097          2772
     23807                  899                5091          899
     23813                  N/A                5020          N/A
     23839                  N/A                5065          N/A
     23840                  N/A                5058          N/A
     23842                  N/A                5061          N/A
     23845                  N/A                5028          N/A
     23951                  N/A                5023          N/A
     23956                  N/A                5130          N/A
     23960                  N/A                5163          N/A
     23961                  N/A                5188          N/A
     23966                  N/A                5025          N/A
     23969                  N/A                5070          N/A


*Cumulative Production information through April 2002

                                     UEDC'S
                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                       Mercer and Crawford Prospect Areas
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                                TABLE OF CONTENTS

INVESTIGATION SUMMARY........................................................3
         OBJECTIVE...........................................................3
         AREA OF INVESTIGATION...............................................3
         METHODOLOGY.........................................................3
         POTENTIAL MARKETS AND PIPELINES.....................................3
PROSPECT AREA HISTORY........................................................4
         DRILLING ACTIVITY...................................................4
         GEOLOGY.............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.......................4
                  RESERVOIR CHARACTERISTICS..................................6
         PRODUCTION CURVE....................................................8
STATEMENTS...................................................................10
         CONCLUSION..........................................................10
         DISCLAIMER..........................................................10
         NON-INTEREST........................................................10


================================================================================

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Mercer and Crawford Prospect Areas (consisting of Mercer and Crawford Counties in Pennsylvania) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in the following townships in Mercer and Crawford Counties, Pennsylvania:

                           Mercer                               Crawford
==============================================================================

Lackawannock                      Shenango                    Greenwood
East Lackawannock                 Jefferson
Sandy Creek                       Deer Creek                  East Fallowfield

     Forty-six (46) drilling prospects will be designated for this program and will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at an average depth range of approximately 5,000 to 6,300 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     The data incorporated into this report was provided by Atlas Resources, Inc. and the in-house archives of UEDC, Inc. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

POTENTIAL MARKETS AND PIPELINES

     In the area of this drilling program, there are a number of potential purchasers and transporters of natural gas. These include Wheatland Tube Company, Tenneco, National Fuel Supply, National Fuel Distribution and the People's Natural Gas Company.

================================================================================

                              PROSPECT AREA HISTORY


DRILLING ACTIVITY

     The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Mercer Prospect Area has escalated since 1986, with Atlas Resources, Inc. and it's affiliates drilling over thirteen hundred (1300) wells during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position, and continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun both south and east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of economic quantities of natural gas.

GEOLOGY

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone "cap" is known locally to drillers as the "Packer Shell".

     Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: 1) Thorold, 2) Grimsby, 3) Cabot
Head, and 4) Whirlpool members. These stratigraphic relationships are illustrated in the following diagram:

================================================================================

                      STRATIGRAPHIC NAMES - NW PENNSYLVANIA


                                [GRAPHIC OMITTED]

     The Whirlpool is a light gray quartzose sandstone to siltstone ranging in thickness from five (5) to twenty (20) feet. Average porosity values for this sand member range from five (5) to ten (10) percent regionally. Within the area of investigation, porosities in excess of twelve (12) percent occur within localized trends targeted for further development.

     The Cabot Head is a dark green to black shale, most likely of marine origin. Within the investigated area a Cabot Head sandstone has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

     The Grimsby is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten (10) to forty-five (45) feet within an interval comprised of fine to very fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six (6) to (10) percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures. Future development focuses on established production trends.

================================================================================

     The Thorold sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty (40) to seventy (70) feet, from west to east in the prospect area. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six (6) to (10) percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated on the following page.

================================================================================

                                [GRAPHIC OMITTED]

     Two other phenomena detected by well logs can occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:

o Mudcake buildup across the zone of interest - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

o Invasion profile - during circulation, a brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the wellbore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. A dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same. An example follows:


================================================================================

       GAMMA RAY LOG                               RESISTIVITY LOG

                            [GRAPHIC OMITTED]

PRODUCTION CURVE

     A model decline curve has been created based on the production histories from approximately 900 wells drilled by Atlas and its programs in the Mercer Fields. This model decline curve is consistent with the average estimated decline curves for over 200 undeveloped well locations in the Mercer Field which were used by Wright & Company, Inc., independent petroleum consultants, in preparing Atlas' year 2000 reserve report. The model decline curve is illustrated in the diagram below:


                               [GRAPHIC OMITTED]



     It is important to note that the model decline curve is intended only to present how a well's production may decline from year to year, and does not attempt to predict the average recoverable reserves per well. Also, the model decline curve is a forward-looking statement based on certain assumptions and analyses of historical trends, current conditions and expected future developments. The model decline curve is subject to a number of risks and uncertainties including the risk that the wells are productive but do not produce enough revenue to return the investment made and uncertainties concerning the price of natural gas and oil. Actual results in this drilling program will vary from the model decline curve, although a rapid decline in production within the first several years can be expected.


================================================================================

                                   STATEMENTS


CONCLUSION

     Atlas America Public #11-2002, Ltd. will consist of developmental drilling of the Clinton-Medina Group sands primarily in Mercer and Crawford Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                         Respectfully submitted,

                                                               /s/ Robin Anthony

                                                                      UEDC, Inc.

================================================================================

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                           FAYETTE AND GREENE COUNTIES

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                           FAYETTE AND GREENE COUNTIES

                                [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA


                                                                                            Overriding        Overriding
                                                                                         Royalty Interest      Royalty
                                                              Expiration    Landowner     to the Managing    Interest to
 Prospect Name                     County   Effective Date*     Date*        Royalty      General Partner    3rd Parties
 -------------------------------- --------- ---------------- ------------- ------------- ------------------ --------------- -
 Bitner/USX #1                    Fayette      5/9/2001        5/9/2003       12.50%            0%                0%
 Carroll #3                       Fayette      2/15/2002      2/15/2005       12.50%            0%                0%
 Cobert #1                        Fayette      2/1/2000        2/1/2005       12.50%            0%                0%
 Cochrane #1                      Fayette      5/5/1998        5/5/2003       12.50%            0%                0%
 Conrail #8                       Fayette      5/9/1906          HBP          12.50%            0%                0%
 Conrail #9                       Fayette      5/9/1906          HBP          12.50%            0%                0%
 Croftcheck #1                    Fayette      12/9/2000      12/9/2005       12.50%            0%                0%
 Croftcheck #2                    Fayette      12/9/2000      12/9/2005       12.50%            0%                0%
 DeBord #2                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 DeBord #3                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 DeBord #5                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 Chestnut Ridge #1                Fayette     11/28/2000      11/28/2005      12.50%            0%                0%
 Elder #2                         Fayette      2/9/2002        2/9/2007       12.50%            0%                0%
 Elder #3                         Fayette      2/9/2002        2/9/2007       12.50%            0%                0%
 Gaggiani #2                      Fayette      4/16/1999      4/16/2004       12.50%            0%                0%
 Getsie #1                        Fayette      9/5/2000        9/5/2003       12.50%            0%                0%
 Gilleland #4                     Fayette      10/4/2000         HBP          12.50%            0%                0%
 Graham, A. #1                    Fayette      8/22/1911         HBP          12.50%            0%                0%
 Hewitt #2                        Fayette      7/23/2001      7/23/2006       12.50%            0%                0%
 Jackson Farms #2                 Fayette     10/14/1998      10/14/2003      12.50%            0%                0%
 Jackson Farms #3                 Fayette     10/14/1998      10/14/2003      12.50%            0%                0%
 Kutek #2                         Fayette     10/30/1996         HBP          12.50%            0%                0%
 Leck #1                          Fayette      3/5/2001        3/5/2006       12.50%            0%                0%
 Luzerne Land Corp. #1            Fayette      9/7/2001        9/7/2004       12.50%            0%                0%
 Macar #1                         Fayette      9/22/2001      9/22/2006       12.50%            0%                0%
 Madonna Church #1                Fayette      2/12/2000      2/12/2003       12.50%            0%                0%
 Mallick #2                       Fayette      7/17/2001         HBP          12.50%            0%                0%
 McGill #5                        Fayette     10/27/2000         HBP          12.50%            0%                0%
 Menallen-Bortz #1                Fayette      8/15/2000      8/15/2002       12.50%            0%                0%
 Myers #3                         Fayette      1/23/2000      1/23/2005       12.50%            0%                0%
 National Mines Corp. #9          Fayette      1/19/1906         HBP          12.50%            0%                0%
 National Mines Corp. #10         Fayette      1/19/1906         HBP          12.50%            0%                0%
 National Mines Corp. #11         Fayette      5/8/1906          HBP          12.50%            0%                0%
 National Mines Corp. #14         Fayette      5/8/1906          HBP          12.50%            0%                0%
 National Mines Corp. #15         Fayette      5/8/1906          HBP          12.50%            0%                0%
 Neil #1                          Fayette      3/8/2000          HBP          12.50%            0%                0%
 Osley #3                         Fayette     12/26/2000      12/26/2003      12.50%            0%                0%
 Porter #1                        Fayette      5/20/2002      5/20/2004       12.50%            0%                0%
 Ramage #1                        Fayette      4/28/2001      4/28/2006       12.50%            0%                0%
 Ranaldi-Bortz #1                 Fayette      8/15/2000      8/15/2002       12.50%            0%                0%




                                                                          Acres to be
                                    Net Revenue   Working               Assigned to the
 Prospect Name                       Interest     Interest   Net Acres    Partnership
 --------------------------------  -------------- ---------- ---------- -----------------
 Bitner/USX #1                        87.50%       100.00%    425.00         20.00
 Carroll #3                           87.50%       100.00%     67.00         20.00
 Cobert #1                            87.50%       100.00%     63.72         20.00
 Cochrane #1                          87.50%       100.00%     31.69         20.00
 Conrail #8                           87.50%       100.00%    260.00         20.00
 Conrail #9                           87.50%       100.00%    260.00         20.00
 Croftcheck #1                        87.50%       100.00%     95.00         20.00
 Croftcheck #2                        87.50%       100.00%     95.00         20.00
 DeBord #2                            87.50%       100.00%    184.18         20.00
 DeBord #3                            87.50%       100.00%    184.18         20.00
 DeBord #5                            87.50%       100.00%    184.18         20.00
 Chestnut Ridge #1                    87.50%       100.00%     25.00         20.00
 Elder #2                             87.50%       100.00%    111.10         20.00
 Elder #3                             87.50%       100.00%    111.10         20.00
 Gaggiani #2                          87.50%       100.00%     59.65         20.00
 Getsie #1                            87.50%       100.00%    124.88         20.00
 Gilleland #4                         87.50%       100.00%    172.00         20.00
 Graham, A. #1                        87.50%       100.00%    133.00         20.00
 Hewitt #2                            87.50%       100.00%     12.79         12.79
 Jackson Farms #2                     87.50%       100.00%    190.30         20.00
 Jackson Farms #3                     87.50%       100.00%     93.78         20.00
 Kutek #2                             87.50%       100.00%    101.61         20.00
 Leck #1                              87.50%       100.00%     51.53         20.00
 Luzerne Land Corp. #1                87.50%       100.00%     16.50         16.50
 Macar #1                             87.50%       100.00%     46.13         20.00
 Madonna Church #1                    87.50%       100.00%     30.00         20.00
 Mallick #2                           87.50%       100.00%     27.00         20.00
 McGill #5                            87.50%       100.00%    100.00         20.00
 Menallen-Bortz #1                    87.50%       100.00%    150.00         20.00
 Myers #3                             87.50%       100.00%    108.09         20.00
 National Mines Corp. #9              87.50%       100.00%    200.00         20.00
 National Mines Corp. #10             87.50%       100.00%    200.00         20.00
 National Mines Corp. #11             87.50%       100.00%    453.00         20.00
 National Mines Corp. #14             87.50%       100.00%    453.00         20.00
 National Mines Corp. #15             87.50%       100.00%    453.00         20.00
 Neil #1                              87.50%       100.00%     29.50         20.00
 Osley #3                             87.50%       100.00%    160.30         20.00
 Porter #1                            87.50%       100.00%    106.00         20.00
 Ramage #1                            87.50%       100.00%     19.37         20.00
 Ranaldi-Bortz #1                     87.50%       100.00%    215.00         20.00



                                                                                            Overriding        Overriding
                                                                                         Royalty Interest      Royalty
                                                              Expiration    Landowner     to the Managing    Interest to
 Prospect Name                     County   Effective Date*     Date*        Royalty      General Partner    3rd Parties
 -------------------------------- --------- ---------------- ------------- ------------- ------------------ --------------- -

 Revak #1                         Fayette      2/18/2002      2/18/2004       12.50%            0%                0%
 Rider #2                         Fayette      6/6/1930          HBP          12.50%            0%                0%
 Rittenhouse #2                   Fayette      3/7/2001        3/7/2006       12.50%            0%                0%
 Rittenhouse #5                   Fayette      3/7/2001        3/7/2006       12.50%            0%                0%
 Ronco/USX #1                     Fayette      3/15/1999         HBP          12.50%            0%                0%
 Rosa #1                          Fayette      5/19/2001      5/19/2006       12.50%            0%                0%
 Silbaugh #1                      Fayette      4/12/2000      4/12/2005       12.50%            0%                0%
 Skovran #13                      Fayette      9/1/2001          HBP          12.50%            0%                0%
 Smith #8                         Fayette     11/13/2000      11/13/2005      12.50%            0%                0%
 Snyder #10                       Fayette      2/9/2000          HBP          12.50%            0%                0%
 Stewart #6                       Fayette     12/29/1998      12/29/2003      12.50%            0%                0%
 Szuhay #4                        Fayette      5/1/2001          HBP          12.50%            0%                0%
 Thomas #4                        Fayette      7/24/2000      7/24/2003       12.50%            0%                0%
 Wivell #1                        Fayette      5/17/2002      5/17/2005       12.50%            0%                0%
 Yoder #11                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #12                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #13                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #14                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Zitney #2                        Fayette      8/29/1996         HBP          12.50%            0%                0%




                                                                          Acres to be
                                    Net Revenue   Working               Assigned to the
 Prospect Name                       Interest     Interest   Net Acres    Partnership
 --------------------------------  -------------- ---------- ---------- -----------------

 Revak #1                             87.50%       100.00%     78.80         20.00
 Rider #2                             87.50%       100.00%    132.00         20.00
 Rittenhouse #2                       87.50%       100.00%     34.00         20.00
 Rittenhouse #5                       87.50%       100.00%     92.00         20.00
 Ronco/USX #1                         87.50%       100.00%    293.81         20.00
 Rosa #1                              87.50%       100.00%    125.00         20.00
 Silbaugh #1                          87.50%       100.00%     62.54         20.00
 Skovran #13                          87.50%       100.00%     58.60         20.00
 Smith #8                             87.50%       100.00%     56.00         20.00
 Snyder #10                           87.50%       100.00%     98.72         20.00
 Stewart #6                           87.50%       100.00%     67.23         20.00
 Szuhay #4                            87.50%       100.00%    156.00         20.00
 Thomas #4                            87.50%       100.00%      9.34          9.34
 Wivell #1                            87.50%       100.00%    129.60         20.00
 Yoder #11                            87.50%       100.00%    260.00         20.00
 Yoder #12                            87.50%       100.00%    260.00         20.00
 Yoder #13                            87.50%       100.00%    260.00         20.00
 Yoder #14                            87.50%       100.00%    260.00         20.00
 Zitney #2                            87.50%       100.00%     72.00         20.00


 --------------------------------
 * HBP-Held by Production

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- --------------
        3           M.E. Davis                               Ben Lardin #1                          4/8/1956         N/A
        10          Manufacturers Light & Heat Co            Hogsett #9                            10/21/1947        N/A
        19          Greensboro Gas Co                        J.V.Thompson                          10/17/1945        N/A
        20          Manufacturers Light & Heat Co            J.V. Thompson #4                      1/27/1913         N/A
        21          Manufacturers Light & Heat Co            Thompson #1                           1/28/1930         N/A
        29          Carnegie Natural Gas Co                  H.C. Frick (Buffington) #2             9/7/1944         N/A
        30          Manufacturers Light & Heat Co            Sangston #1                              N/A            N/A
        31          Gerthoffer & Jones                       Powers #1                             10/11/1939        N/A
        34          Greensboro Gas Co                        J.V.Thompson #3                        2/1/1911         N/A
        41          Greensboro Gas Co                        Hogsett #2                             1/1/1922         N/A
        42          Nollem Oil & Gas Corp.                   Lingle (Neff Heirs) #1                5/20/1944         N/A
        43          Nollem Oil & Gas Corp.                   Neff Heirs #1                         8/23/1943         N/A
        46          Greensboro Gas Co                        Guthrie                                  1925           N/A
        47          Manufacturers Light & Heat Co            Cramer #1                             12/4/1925         N/A
        50          Keystone Gas Co                          Mercer #1                             11/7/1958         N/A
        51          Greensboro Gas Co                        Frasher #1                             4/1/1905         N/A
        55          Greensboro Gas Co                        Bixler #2                             9/27/1941         N/A
        56          Manufacturers Light & Heat Co            Brown #1                              5/21/1945         N/A
        57          Carnegie Natural Gas Co                  H.C.Frick Coke(Ralph)#2                2/5/1945         N/A
        58          Carnegie Natural Gas Co                  H.C.Frick Coke(Ralph)#1               7/22/1944         228
        59          Fayette County Gas Co                    Jeffries #1                           10/1/1901         N/A
        60          Greensboro Gas Co                        Dearth #3                                1930           N/A
        62          Manufacturers Light & Heat Co            Puritan Coke Co                       8/15/1945         N/A
        63          Manufacturers Light & Heat Co            Hogsett #6                            2/17/1945         N/A
        66          Manufacturers Light & Heat Co            Hogsett #8                            5/26/1947         N/A
        68          Greensboro Gas                           McMullen                                 N/A            N/A
        71          Peoples Natural Gas Co                   DiCarlo #1                               N/A            N/A
        78          Orville Eberly                           Herrington #1                         5/12/1945         N/A
        84          Greensboro Gas Co                        Hogsett #5                            8/30/1944         N/A
        85          Peoples Natural Gas Co                   Vail #2                               6/20/1946         N/A
        86          Greensboro Gas                           Hibbs #1                              11/2/1912         N/A
        87          Wahler & Powers                          Tomasek #1                             3/5/1948         N/A
       120          Peoples Natural Gas Co                   Emery Dziak #                         4/13/1945         N/A
       121          W. Burkland                              J.A. Baer #2                          10/11/1937        N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------- ------------------ -------------- ------------------
        3                   N/A             3814              N/A
        10                  N/A              N/A              N/A
        19                  N/A             3044              N/A
        20                  N/A             3086              N/A
        21                  N/A             3108              N/A
        29             101,000/1959         3700              N/A
        30                  N/A             2391              N/A
        31                  N/A              N/A              N/A
        34                  N/A             2900              N/A
        41                  N/A             1968              N/A
        42                  N/A             3473              N/A
        43                  N/A             4210              N/A
        46                  N/A             1298              N/A
        47             457,000/1990         2644              N/A
        50                  N/A             2180              N/A
        51                  N/A             3191              N/A
        55                  N/A             1760              N/A
        56                  N/A             2608              N/A
        57             105,000/1963         2595              N/A
        58              86,428/1963         2588              N/A
        59                  N/A             1408              N/A
        60                  N/A             3143              N/A
        62                  N/A             1615              N/A
        63                  N/A             2793              N/A
        66                  N/A             2475              N/A
        68                  N/A             2782              N/A
        71                  N/A             1975              N/A
        78                  N/A             3494              N/A
        84                  N/A             2128              N/A
        85             171,000/1974         2790              N/A
        86                  N/A             3022              N/A
        87                  N/A             2295              N/A
       120                  N/A             3489              N/A
       121             215,000/1980         3610              N/A


The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

       122          Equitable Gas Co                         H.C. Frick (Buffington) #2             2/2/1945         N/A
       124          Carnegie Natural Gas Co                  H.C. Frick Coke (Leckrone) #2          5/3/1944         N/A
       134          Castle Gas Co                            Ed & Claire Donley #1                 10/13/1944        N/A
       135          Castle Gas Co                            John Palsi #1                         6/15/1915         N/A
       136          Castle Gas Co                            Bryner Lumber Co. #1                  2/12/1916         N/A
       137          Atlas (Castle Gas Co)                    CNG Supply/Donahue #1                 10/5/1915         N/A
       140          Castle Gas Co                            Lauretta Duff                            1915           N/A
       141          Castle Gas Co                            Brock #2                                 1916           N/A
       144          Atlas (Castle Gas Co)                    Smell, E. #1
       145          Atlas (Castle Gas Co)                    Smell, E. #2
       146          Atlas (Castle Gas Co)                    Nobel, M. #1
       150          Columbia Gas Transmission Corp           Gary M. Proden, et ux                 9/15/1918         N/A
       152          Atlas (Castle Gas Co)                    Teggart, A. #1
       156          Atlas (Castle Gas Co)                    Harris #1
       158          Castle Gas Co                            Julia Kider                            6/1/1903         N/A
       159          Castle Gas Co                            Elizabeth Morris                      5/14/1947         N/A
       165          Castle Gas Co                            Brown #2                              12/9/1928         N/A
       166          W. Burkland                              Brown                                  5/2/1930         N/A
       167          W.Burkland                               Salina Rider Heirs #1                 5/22/1931         N/A
       168          N/A                                      N/A                                    01/01/42         N/A
       169          Columbia Gas Transmission Corp           R.F. Davis, et al                      09/27/19         N/A
       171          Columbia Gas Transmission Corp           Bransky #1                            3/26/1931         N/A
       173          M.C.Brumage                              DiCarlo #2                            12/29/1967        N/A
       178          Castle Gas Co                            Ruby #1                               1/24/1943         N/A
       184          Atlas (Castle Gas Co)                    Conrail #3                            10/1/1943         N/A
       185          Atlas (Castle Gas Co)                    Dearth #1                             11/23/1917        N/A
       186          Atlas (Castle Gas Co)                    Conrail #1                            12/2/1910         N/A
       187          Atlas (Castle Gas Co)                    National Mines #1                        N/A            N/A
       188          Atlas (Castle Gas Co)                    Conrail #2                             6/6/1913         N/A
       189          Columbia Gas Transmission Corp           Benjamin Sumey et ux                  4/13/1934         N/A
       197          W.Burkland                               F. Horak #1                            05/29/46         N/A
       199          Wahler & Powers                          J.R. Gray #27                         7/26/1947         N/A
       200          W.Burkland                               Leslie #1                             6/10/1941         N/A
       201          W.Burkland                               J.Desko #1                               1938           N/A
       202          W.Burkland                               J.Desko #2                            8/28/1944         N/A

                                                        LATEST 30 DAY
                    TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER            1/31/02       LOGGERS DEPTH     (Jan. 2002)
------------------- ------------------ -------------- ------------------

       122            337,000/1995         3041              N/A
       124             80,889/1998         1368              N/A
       134               344,000           3845              N/A
       135               147,000           1278              N/A
       136               564,000           2550              N/A
       137            562,000/1990         3,017             N/A
       140            184,000/1990         1361              N/A
       141            314,000/1990         3114              N/A
       144                  0                                 0
       145                  0                                 0
       146                  0                                 0
       150                 N/A             1938              N/A
       152                  0                                 0
       156                  0                                 0
       158                 N/A             1883              N/A
       159                 N/A             2538              N/A
       165            324,000/1990         2700              N/A
       166                 N/A             2609              N/A
       167                 N/A             2382              N/A
       168             477MM/1990          2579              N/A
       169                 N/A             2340              N/A
       171                 N/A             2669              N/A
       173                 N/A             3093              N/A
       178                 N/A             3207              N/A
       184             93,000/1990         3,026             N/A
       185           1,373,000/1990        2,384             28
       186            427,000/1990         3,155             N/A
       187            694,000/1990          N/A             1,125
       188            260,000/1990         3,060              6
       189                 N/A             2615              N/A
       197                 N/A             2394              N/A
       199                 N/A             2452              N/A
       200                 N/A             1367              N/A
       201                 N/A             4353              N/A
       202                 N/A             2574              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

       205          W.Burkland                               Tomasek #1                             1/7/1939         N/A
       206          W.Burkland                               G. Morris #1                             1939           N/A
       207          W.Burkland                               G. Morris #2                             1939           N/A
       208          W.Burkland                               G. Morris #3                             1939           N/A
       209          W.Burkland                               G. Morris #4                             1939           N/A
       210          W.Burkland                               D. Sumey #1                           4/22/1905         N/A
       219          W.Burkland                               J.R. Gray #2                             N/A            N/A
       220          W.Burkland                               Hibbs #1                               7/1/1940         N/A
       221          W.Burkland                               Zelenak #1                               1927           N/A
       224          W.Burkland                               Weirton Coal Co #1                    7/25/1945         N/A
       225          W.Burkland                               Heller Coal Co #1                     9/26/1958         N/A
       226          W.Burkland                               Pepson #1                                1940           N/A
       232          W.Burkland                               Gray #1                               2/10/1940         N/A
       236          W.Burkland                               Salina Rider Heirs #1                 5/22/1931         N/A
       242          Fox Brothers                             Roy Griffin #1                        5/28/1953         N/A
       243          Fox Brothers                             Roy Griffin #2                        10/2/1952         N/A
       248          Peoples Natural Gas Co                   Arison #1                             1/13/1950         N/A
       249          Fortress Energy                          Barber #1                             2/11/1944         N/A
       253          Duquesne Natural Gas Co.                 Ross #1                               4/25/1942         N/A
       257          Atlas (Castle Gas Co)                    Graham, A.  #1                           N/A            N/A
       1773         Dunn                                     Kisinger #1                              1945           N/A
       1859         N/A                                      N/A                                      N/A            N/A
      20021         Peoples Natural Gas Co                   C. Yuras #1                           3/17/1949         N/A
      20026         Tri-State Drilling Co.                   H. McCracken #2                        1/4/1962         N/A
      20027         James Drilling Corp.                     Melvin Lerch et ux #1                 8/29/1962         N/A
      20028         Tri-State Drilling Co.                   E. Raymond Cooper #1                  3/23/1962         N/A
      20031         Ford & Gaskill                           G. Emerson Work #1                     8/1/1962         N/A
      20032         Peoples Natural Gas Co                   G. Emerson Work #1                     5/1/1963         N/A
      20033         Fred Schrecengost                        Swiantek #1                           8/30/1963         N/A
      20034         Peoples Natural Gas Co                   G.Emerson Work #1                     6/25/1963         N/A
      20037         W.Burkland                               Work #1                               1/23/1964         N/A
      20038         Peoples Natural Gas Co                   Work #1                               5/13/1964         N/A
      20039         F.& E. Drilling Co.                      J. Ruby #1                            4/18/1964         N/A
      20040         James I. Shearer                         A. Ewing #1                            8/8/1964         N/A

                                                        LATEST 30 DAY
                    TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER            1/31/02       LOGGERS DEPTH     (Jan. 2002)
------------------- ------------------ -------------- ------------------

       205                 N/A             1361              N/A
       206                 N/A              N/A              N/A
       207                 N/A              N/A              N/A
       208                 N/A              N/A              N/A
       209                 N/A              N/A              N/A
       210                 N/A              N/A              N/A
       219                 N/A              N/A              N/A
       220                 N/A             1299              N/A
       221                 N/A              N/A              N/A
       224                 N/A             1906              N/A
       225                 N/A             1892              N/A
       226                 N/A             1200              N/A
       232                 N/A             2405              N/A
       236                 N/A             2382              N/A
       242                 N/A             3628              N/A
       243                 N/A             2188              N/A
       248                 N/A             3615              N/A
       249            132,907/1984         3802              N/A
       253                 N/A             2600              N/A
       257            289,000/1990          N/A              N/A
       1773                N/A             2660              N/A
       1859                N/A              N/A              N/A
      20021           149,000/1974         3493              N/A
      20026                N/A             1356              N/A
      20027             Dry hole           1505              N/A
      20028                N/A             1520              N/A
      20031                N/A             1376              N/A
      20032                N/A             1402              N/A
      20033             Dry hole            N/A              N/A
      20034                N/A             1457              N/A
      20037                N/A             1350              N/A
      20038                N/A             4005              N/A
      20039                N/A             1347              N/A
      20040                N/A             3821              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      20042         F.& E. Drilling Co.                      E. Work #2                            6/17/1964         N/A
      20043         Tri-State Drilling Co.                   Henry McCracken #3                    7/19/1962         N/A
      20044         Tri-State Drilling Co.                   H. McCracken #4                        9/5/1954         N/A
      20046         F.& E. Drilling Co.                      Work #3                               9/18/1964         N/A
      20048         N/A                                      E. Guy Linderman #1                      N/A            N/A
      20054         M.C.Brumage                              S.Gorley #1                           10/15/1943        N/A
      20059         M.C.Brumage                              DiCarlo #2                            12/29/1967        N/A
      20101         Peoples Natural Gas Co                   Martin #1                             1/29/1942         N/A
      20103         Peoples Natural Gas Co                   J.A. Coffman #1                       2/12/1947         N/A
      20111         Orville Eberly                           Herring #1                            1/29/1946         N/A
      20114         Orville Eberly                           Sharpnack #1                          4/10/1945         N/A
      20122         R. Taylor Mosier                         R. T. Mosier #1                       3/11/1972         N/A
      20127         Orville Eberly                           Huhn #1                               11/1/1940         N/A
      20133         R.T. Mosier                              Mildred M. Thomas #1                  11/24/1973        N/A
      20134         Orville Eberly                           Puritan Coke Co #1                    6/28/1944         N/A
      20138         Peoples Natural Gas Co                   Gray #1 (now Keslar)                  9/10/1973         N/A
      20139         George Bortz                             Bortz #1                              11/21/1945        N/A
      20145         Orville Eberly                           Kalonsky #1                           6/14/1941         N/A
      20158         R. Taylor Mosier                         Stewart #1                             5/1/1980         N/A
      20165         J.E. Brumage                             C.W. Leighty #1                       7/22/1976         N/A
      20167         Atlas (Castle Gas Co)                    National Mines #2                     3/17/1977         N/A
      20168         R. Taylor Mosier                         R.T. Mosier #2                        1/10/1977         N/A
      20180         Go Enterprises                           Reno L. Mosier #1                      8/5/1978         N/A
      20181         W.Burkland                               Parshall #1                           5/14/1945         N/A
      20185         W.Burkland                               Kalonsky #825-1                       11/4/1977         N/A
      20187         Santa Fe Energy Resources                Rebidas #1                            2/14/1978         N/A
      20188         Adobe Oil & Gas Corp.                    L. Warchol #1                          2/4/1978         N/A
      20189         Adobe Oil & Gas Corp.                    C.R. Cooper #1                         2/9/1978         N/A
      20191         Santa Fe Energy Resources                McGill #1                             2/19/1978         N/A
      20192         W.Burkland                               Sharpnack #1                          4/24/1978         N/A
      20195         Adobe Oil & Gas Corp.                    C.R. Cooper #2                         5/1/1978         N/A
      20196         Adobe Oil & Gas Corp.                    McCracken #2                          5/12/1978         N/A
      20197         Adobe Oil & Gas Corp.                    McCracken #1                           5/7/1978         N/A
      20199         Phillips Production Co.                  James E. Vail, et ux #1               6/16/1978         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------- ------------------ -------------- ------------------

      20042                 N/A             1350              N/A
      20043              Dry hole           1509              N/A
      20044                 N/A             1351              N/A
      20046                 N/A             1487              N/A
      20048                 N/A              N/A              N/A
      20054                 N/A             2993              N/A
      20059                 N/A             3093              N/A
      20101            176,000/1970         3008              N/A
      20103            160,000/1970         2658              N/A
      20111             74,000/1969         2558              N/A
      20114                 N/A             3300              N/A
      20122                 N/A             2642              N/A
      20127                 N/A              N/A              N/A
      20133                 N/A             2350              N/A
      20134                 N/A             2540              N/A
      20138                 N/A             4513              N/A
      20139                 N/A             2432              N/A
      20145                 N/A             2395              N/A
      20158                 N/A             3840              N/A
      20165                 N/A             4209              N/A
      20167            916,000/1990         2,805            3,377
      20168                 N/A             2600              N/A
      20180                 N/A             2610              N/A
      20181            139,000/1980         2784              N/A
      20185                 N/A             4086              N/A
      20187                 N/A             4236              N/A
      20188                 N/A             4235              N/A
      20189                 N/A             3525              N/A
      20191                 N/A             3422              N/A
      20192                 N/A             4290              N/A
      20195                 N/A             3909              N/A
      20196                 N/A             3629              N/A
      20197                 N/A             3507              N/A
      20199                 N/A             3964              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      20201         Phillips Production Co.                  Melvin Lerch et ux #1                 6/11/1978         N/A
      20203         Total Resources                          Sloan/Thompson #1                     8/31/1978         N/A
      20204         Phillips Production Co.                  Kenneth Mills, et ux #1               6/27/1978         N/A
      20210         Adobe Oil & Gas Corp                     Griffin #1                            10/30/1978        N/A
      20221         Peoples Natural Gas Co                   Breeding #1                           12/13/1978        N/A
      20226         Orville Eberly                           William Parshall, et al #2            11/22/1978        N/A
      20226         Orville Eberly                           Puritan Coke Co #2                     8/1/1946         N/A
      20244         Atlas (Castle Gas Co)                    Yoder, E. #2                          9/13/1979         N/A
      20249         W.Burkland                               Hanigosky #1                          8/18/1941         N/A
      20255         Peoples Natural Gas Co                   Smith Rose #3498                      5/14/1905         N/A
      20261         Manufacturers Light & Heat Co            Hogsett #7                            8/22/1946         N/A
      20263         Greensboro Gas Co                        Hicks #1                              3/27/1940         N/A
      20264         Atlas (Castle Gas Co)                    CNR/Bryner #1
      20283         Ashtola Production Co                    Coldren #1                            8/12/1981         N/A
      20287         Ashtola Production Co                    McCracken #1                          8/26/1981         N/A
      20290         Orville Eberly                           S. Wycinsky #1                        2/17/1944         N/A
      20313         Ashtola Production Co                    D'Isodoro #1                          12/7/1982         N/A
      20330         W.Burkland                               Valerio #1                            3/22/1941         N/A
      20334         Carnegie Natural Gas Co                  H.C. Frick Coke Co #4                 10/20/1982        N/A
      20371         W.Burkland                               Ludi #2                               8/27/1983         N/A
      20377         W.Burkland                               Lyons #2                               6/5/1905         N/A
      20398         Ashtola Production Co                    Stanley Tabaj et ux                   5/11/1984         N/A
      20407         Columbia Gas Transmission Corp           Jeffries #1                           10/22/1901        N/A
      20421         W.Burkland                               E. Work #1                            12/1/1984         N/A
      20426         Ashtola Production Co                    Agnes Coughenour #1                   1/18/1985         N/A
      20434         W.Burkland                               Staso #1                              6/19/1947         N/A
      20498         James Drilling Corp.                     A. Ewing #2                           12/15/1988        N/A
      20555         Atlas (Castle Gas Co)                    Bryner Lumber Co. #1                  9/28/1991         N/A
      20723         Kriebel Gas Inc                          Kovach #1                             3/23/1994         N/A
      20742         Kriebel Gas Inc                          Fairbank Rod & Gun #1                 11/5/1996         N/A
      20767         Equitrans, Inc.                          Landsdale America #1                  6/18/1995         N/A
      20770         Richard Burkland                         Landsdale America #6                  8/19/1995         N/A
      20771         Equitrans, Inc.                          Landsdale America #7                  7/13/1995         N/A
      20771         Richard Burkland                         Landsdale America #7                  7/13/1995         N/A
                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      20201                 N/A             4223              N/A
      20203                 N/A             4060              N/A
      20204                 N/A             3787              N/A
      20210                 N/A             3829              N/A
      20221                 N/A             4035              N/A
      20226                 N/A             2533              N/A
      20226                 N/A             2533              N/A
      20244             52,000/1990          N/A              278
      20249                 N/A             2611              N/A
      20255                 N/A             3102              N/A
      20261                 N/A             2521              N/A
      20263                 N/A             2645              N/A
      20264                1,731                               0
      20283                 N/A             4172              N/A
      20287                 N/A             4167              N/A
      20290                 N/A             3250              N/A
      20313                 N/A             3863              N/A
      20330                 N/A             2502              N/A
      20334                 N/A             5100              N/A
      20371                 N/A             5789              N/A
      20377                 N/A             5300              N/A
      20398                 N/A             4330              N/A
      20407                 N/A             1847              N/A
      20421                 N/A              N/A              N/A
      20426                 N/A             3938              N/A
      20434            139,000/1994         2794              N/A
      20498                 N/A             2518              N/A
      20555                 N/A             4252              N/A
      20723                 N/A             4450              N/A
      20742                 N/A             3895              N/A
      20767                 N/A             5529              N/A
      20770                 N/A             2576              N/A
      20771                 N/A             4296              N/A
      20771                 N/A             4298              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      20870         Mid-Penn Energy Corporation              John Harim #1                         11/2/1996         N/A
      20882         Mid-Penn Energy Corporation              Harim Unit #1                         1/12/1997         N/A
      20884         Mid-Penn Energy Corporation              Shoaf #1                              12/13/1996        N/A
      20890         Atlas                                    New Salem Vol Fire Co #1              1/17/1997          35
      20892         Atlas                                    Zalac #1
      20894         Atlas                                    Zitney #1A                             2/4/1997          50
      20913         PC Exploration                           Daniel L. Duncan, et ux #2            9/12/1997         N/A
      20916         PC Exploration                           Daniel L. Duncan, et ux #3            11/25/1997        N/A
      20950         Atlas                                    Leichliter Unit #2                    10/7/1998          36
      20951         Atlas                                    Zalac #3
      20954         Atlas                                    Leichliter #1A                        10/10/1998         36
      20955         Atlas                                    Zalac #2
      20963         Atlas                                    Wycinsky #1                                              47
      20971         Atlas                                    Swetz #1                                                 44
      20978         Atlas                                    Colucci #1                             2/7/1998          44
      20979         W.Burkland                               Kalonsky #2                              N/A            N/A
      20991         Atlas                                    DiCarlo #1                            3/12/1998          43
      20992         Atlas                                    Fette/Davis/Sunyak #1                 3/30/1998          43
      20995         Atlas                                    Kutek #1                              11/25/1998         35
      21010         Atlas                                    Tippet Unit #1                                           33
      21020         Atlas                                    Ralph/USX #1                          1/18/1999          36
      21030         Atlas                                    Pollick #1                            11/19/1998         35
      21040         Atlas                                    Howe #1                                5/4/1999          32
      21061         Atlas                                    Jarina Unit #1                        2/25/1999          31
      21068         Atlas                                    Skovran #1                                               33
      21073         W.Burkland                               Miles #1                                 1999           N/A
      21078         W.Burkland                               R. Jackson #1                            N/A            N/A
      21080         Atlas                                    Bowers/Hogsett #2                     2/24/1999          32
      21084         Atlas                                    Leichliter #3                          4/8/1999       4/8/1999
      21085         Atlas                                    Filbert/USX #1                                           30
      21104         Atlas                                    Check #1                              11/21/2000
      21109         Atlas                                    Pollick #2                            2/11/2000          35
      21110         Atlas                                    Lee/Fette-Gipson #1                    2/2/2000          35
      21111         Atlas                                    Skovran #3                            12/18/1999

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      20870                 N/A             4013              N/A
      20882                 N/A             4363              N/A
      20884                 N/A             4287              N/A
      20890               67,402            3,980             406
      20892               65,185            4,229             299
      20894               15,326            4,077             246
      20913                 N/A             4390              N/A
      20916                 N/A             4460              N/A
      20950               89,986            3,856            1,183
      20951                5,866            4,365             299
      20954               22,244            3,910             377
      20955               10,726            4,412             486
      20963               18,105            4,270             256
      20971                5,296            6,010             114
      20978               46,590            4,066             500
      20979                 N/A              N/A              N/A
      20991               11,902            4,439             67
      20992               59,824            6,015            1,156
      20995               19,806            3,560             443
      21010               78,255            3,805            2,172
      21020               13,179            3,957             324
      21030               16,248            3,540             251
      21040               58,655            3,988            1,616
      21061                3,491            3,650             113
      21068               107,923           4,148            2,202
      21073                 N/A              N/A              N/A
      21078                 N/A              N/A              N/A
      21080               23,099            3,528             701
      21084               10,245            3,839             409
      21085               27,077            3,927             788
      21104               74,006            3,630            3,195
      21109               15,834            3,788             521
      21110               24,066            3,933            1,076
      21111               329,386           4,166           15,825


The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      21112         Atlas                                    Skovran #4                             1/7/2000
      21116         Atlas                                    Johnston, E.#1                        3/25/2000
      21118         Atlas                                    Grant #1                              1/14/2000
      21122         Atlas                                    Bukovitz Tr. #3-1
      21127         Atlas                                    Fette/Davis/Sunyak #2                 1/27/2000         32.5
      21128         Atlas                                    Bukovitz Tr-2 #1                      2/18/2000          35
      21135         Atlas                                    Skovran #2 (sold to landowner)         3/2/2000         N/A
      21138         Atlas                                    Keslar #1                              3/8/2000
      21147         Atlas                                    Krepps #1                              4/1/2000       4/1/2000
      21161         Atlas                                    Hall/Hogsett #1                       9/29/2000          11
      21165         Atlas                                    Hoehn #1                              9/25/2000          15
      21166         Atlas                                    Hall/Hogsett #7                       9/14/2000          15
      21167         Atlas                                    Bukovitz Tr. #5-1                     10/21/2000         14
      21168         Atlas                                    Keslar #3                             8/18/2000          17
      21171         Atlas                                    Bukovitz Tr. 3#2                       9/9/2000
      21172         Atlas                                    Grant #3                              8/26/2000          16
      21173         Atlas                                    Grant #4                               9/1/2000          16
      21174         Atlas                                    Grant #5                               2/7/2001
      21175         Atlas                                    Grant #2                               8/4/2000          17
      21176         Atlas                                    Filbert Supply #2                     12/9/2001          12
      21177         Atlas                                    Keslar #2                             8/11/2000          16
      21203         Atlas                                    Bukovitz Tr. #5-2                     2/14/2001          9
      21206         Atlas                                    Stoken #2                             11/7/2001          12
      21207         Atlas                                    Hall #4                               11/11/2000         13
      21209         Atlas                                    CFR/USX #2                            11/16/2000         13
      21220         Atlas                                    Stoken #1                             1/26/2001          11
      21222         Atlas                                    CFR/USX #1                            11/21/2000         13
      21224         Atlas                                    Crable #1                             3/26/2001          9
      21232         Atlas                                    Fairbank Rod & Gun #2                 1/11/2001          11
      21237         Atlas                                    Fairbank Rod & Gun #1                 1/19/2001          11
      21238         Atlas                                    Soberdash #1                          2/22/2001          9
      21239         Atlas                                    Keslar #4                             3/19/2001          9
      21247         Atlas                                    DiCarlo #2                             3/5/2001          9
      21248         Atlas                                    Bukovitz Tr. 1 #1                      3/2/2001          7

                                                          LATEST 30 DAY
                      TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER              1/31/02       LOGGERS DEPTH     (Jan. 2002)
------------------- - ------------------ -------------- ------------------

      21112                 7,983            4,187             235
      21116                53,148            4,270            2,380
      21118                345,277           3,870           22,464
      21122                41,443            3,658            1,581
      21127                15,308            3,980             707
      21128                13,981            3,753             660
      21135                  795             4,062              0
      21138                148,561           4,085            3,585
      21147                14,910            4,210             519
      21161                13,396            3,970            2,135
      21165                33,456            3,875            1,567
      21166                13,817            4,059             950
      21167                 5,731            3,276             549
      21168                149,759           4,126            3,375
      21171                 1,709            3,466             358
      21172                66,612            4,085            2,609
      21173                 2,886            4,595             121
      21174                                  4,180
      21175                69,213            4,023            4,025
      21176                149,801           3,933           10,873
      21177                102,136           3,974            7,572
      21203                 8,236            3,521             812
      21206                12,536            4,028            1,124
      21207                22,333            4,032            1,718
      21209                30,089            3,814            1,580
      21220                 5,199            4,059             538
      21222                38,367            3,823            2,145
      21224                 5,398            3,995            1,094
      21232                 1,112            3,973             79
      21237                 4,244            4,055             449
      21238                 1,827            3,514             268
      21239                168,488           3,959           18,822
      21247                61,518            3,890            6,634
      21248                 3,743            3,907             352

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- --------------

      21249         Atlas                                    Bukovitz Tr. #4-1                     3/14/2001          7
      21250         Atlas                                    CFR/USX #3                            3/12/2001          9
      21252         Atlas                                    Skovran #6                            3/19/2001          8
      21254         Penneco Oil Co.                          USX #1 (PU-506)                       8/28/2001         N/A
      21255         Atlas                                    Faverio #1                             7/2/2001          5
      21261         Atlas                                    Stiner #1                              4/1/2001          8
      21263         Atlas                                    Frankhouser #1                        3/26/2001          8
      21265         Atlas                                    Girolami #1                           5/30/2001          6
      21286         Atlas                                    Vail #2                               5/22/2001          7
      21287         Atlas                                    Hall/Hogsett #5                       6/13/2001          6
      21288         Atlas                                    Frankhouser #2                        9/12/2001          4
      21289         Atlas                                    Cardine #1                            7/18/2001          5
      21290         Atlas                                    Vail #3                                8/9/2001
      21291         Atlas                                    Vail #1                               7/26/2001
      21292         Atlas                                    Skovran #8                             7/7/2001          6
      21296         Atlas                                    DiCarlo #4                            6/20/2001          6
      21302         Atlas                                    Keslar #5                             7/23/2001          4
      21303         Atlas                                    Thomas #2                             7/31/2001          4
      21304         Atlas                                    Swetz #2                              11/3/2001          2
      21305         Atlas                                    Pollick #3                            8/15/2001          3
      21306         Atlas                                    Zalac-Dirda #4                        9/16/2001          3
      21307         Atlas                                    Hoehn #3                              9/27/2001          3
      21309         Atlas                                    Hoehn #2A                             10/9/2001          2
      21310         Atlas                                    Crable/Hogsett #2                     8/15/2001          3
      21314         Atlas                                    Thomas #1                              8/5/2001          4
      21315         Atlas                                    Brant #1                              11/27/2001
      21319         Atlas                                    R&J Lumber #1                         9/24/2001          3
      21320         Atlas                                    Hmelyar #1                            8/24/2001         N/A
      21321         Atlas                                    Rittenhouse #1                        9/27/2001          1
      21322         Atlas                                    McGill #4                             9/30/2001         N/A
      21325         Atlas                                    Darr/USX #1                           10/8/2001         N/A
      21326         Atlas                                    Skovran #7                            9/10/2001          3
      21328         Atlas                                    Hall/Hogsett #10                       9/2/2001          4
      21333         Atlas                                    Darr/USX #2                           2/18/2002         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      21249                1,620            3,522             370
      21250               35,779            3,825            3,794
      21252               34,469            4,066            4,849
      21254                 N/A             4117              N/A
      21255                 420             4,113             77
      21261                4,786            4,035             529
      21263               25,062            4,516            3,249
      21265                9,300            4,110            2,282
      21286                6,207            3,670             773
      21287               14,225            3,916            4,049
      21288                5,734            4,516            2,676
      21289                 696              N/A              201
      21290                1,923            3,758             529
      21291                3,486            3,819            1,284
      21292               21,213            2,152            4,900
      21296               30,010            3,910            5,853
      21302                6,082            4,020            2,828
      21303                3,775            3,885            1,045
      21304                  0              4,260              0
      21305                2,256            4,030            2,200
      21306                1,379            3,934            1,217
      21307                7,182            3,856            6,882
      21309                 N/A             3,960            3,885
      21310                5,494            3,977            3,510
      21314                6,346            3,889            2,540
      21315                 N/A             3,711             N/A
      21319                  2              3,789              0
      21320                 N/A             4,208             N/A
      21321                 N/A             4,020             N/A
      21322                 N/A             3,960             N/A
      21325                 N/A             4,000             N/A
      21326                3,928            4,063            2,610
      21328                4,606            4,176            3,517
      21333                 N/A             2,250             N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      21335         Atlas                                    Genovese #1                           11/15/2001        N/A
      21342         Atlas                                    Szuhay #1                             12/10/2001         1
      21343         Atlas                                    Szuhay #2                             10/14/2001         1
      21344         Atlas                                    Szuhay #3                             4/30/2002         N/A
      21356         Atlas                                    Griffin #1                            10/29/2001        N/A
      21357         Atlas                                    Bashour #1                            12/18/2001         1
      21358         Atlas                                    Skovran #10                           12/4/2001         N/A
      21361         Atlas                                    Podolinski #3                          2/3/2002         N/A
      21362         Atlas                                    Brock #1                              11/2/2001          1
      21363         Atlas                                    Brock #3                              10/25/2001         1
      21365         Atlas                                    Barber #2                             11/21/2001        N/A
      21366         Atlas                                    Barber #1                             11/14/2001        N/A
      21368         Atlas                                    Conrail #4                            11/9/2001         N/A
      21369         Atlas                                    Hall #9                               12/11/2001         1
      21370         Atlas                                    Hall #8                               12/3/2001          1
      21371         Atlas                                    Podolinski #2                         5/21/2002         N/A
      21372         Atlas                                    Podolinski #1                         1/26/2002         N/A
      21374         Atlas                                    Keslar #6                             12/28/2001         1
      21376         Atlas                                    National Mines #3                     2/13/2002      2/13/2002
      21383         Atlas                                    Hutcheson #2                           1/3/2002         N/A
      21384         Atlas                                    Marcinek #1                            1/6/2002         N/A
      21388         Atlas                                    Snyder #9                             12/17/2001        N/A
      21389         Atlas                                    Grove-Ballard #1                       1/8/2002         N/A
      21390         Atlas                                    Grove-Ballard #2                      1/17/2002         N/A
      21396         Atlas                                    Genovese #2                           2/16/2002         N/A
      21397         Atlas                                    Brant #2                              2/12/2002         N/A
      21398         Atlas                                    Hall #11 (P&A'd)                      1/31/2002         N/A
      21399         Atlas                                    Vail #5                                3/4/2002
      21400         Atlas                                    Newcomer #2                           2/28/2002         N/A
      21401         Atlas                                    Newcomer #1                           1/26/2002         N/A
      21404         Atlas                                    National Mines #4                      4/3/2002         N/A
      21409         Atlas                                    McArdle #1                             2/4/2002         N/A
      21410         Atlas                                    Gorley #1                             3/13/2002         N/A
      21413         Atlas                                    Mallick #1                            2/28/2002         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      21335                 N/A             3,562             N/A
      21342                 N/A             4,550             N/A
      21343                 455             4,492             455
      21344                 N/A             4,362             N/A
      21356                 N/A             3,865             N/A
      21357                 N/A             4,558             N/A
      21358                 N/A             4,500             N/A
      21361                 N/A             3,920             N/A
      21362                 N/A             3,798             N/A
      21363                 N/A             3,756          469 (1wk)
      21365                 N/A             4,395             N/A
      21366                 N/A             4,349             N/A
      21368                 N/A              N/A              N/A
      21369                 N/A             3,862             N/A
      21370                 N/A             4,010             N/A
      21371                 N/A             3,806             N/A
      21372                 N/A             3,872             N/A
      21374                  0              4,050              0
      21376                  0              4,201              0
      21383                 N/A             3,879             N/A
      21384                 N/A             3,907             N/A
      21388                 N/A             3,733             N/A
      21389                 N/A             3,933             N/A
      21390                 N/A             3,924             N/A
      21396                 N/A             3,565             N/A
      21397                 N/A             4,018             N/A
      21398                 N/A             4,203             N/A
      21399                  0              4,000              0
      21400                 N/A             2,175             N/A
      21401                 N/A             4,446             N/A
      21404                 N/A             4,360             N/A
      21409                 N/A             4,054             N/A
      21410                 N/A             1,310             N/A
      21413                 N/A             4,183             N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      21414         Atlas                                    Savanick #1                           2/21/2002         N/A
      21416         Atlas                                    Gilleland #1                          1/11/2002         N/A
      21425         Atlas                                    CFR/USX #5                            3/20/2002         N/A
      21428         Great Lakes Energy Partners, LLC         Dick #1                                  N/A            N/A
      21429         Great Lakes Energy Partners, LLC         Dick #2                                  N/A            N/A
      21435         Atlas                                    Young #7A                             3/29/2002         N/A
      21439         Atlas                                    Gaggiani #3                            5/8/2002         N/A
      21440         Atlas                                    Gaggiani #1                           3/27/2002         N/A
      21443         Atlas                                    Young #6                              4/10/2002         N/A
      21453         Atlas                                    Rider & Ashton #1                     5/15/2002         N/A
      21460         Atlas                                    Henderson #1                          5/21/2002         N/A
      21470         Atlas                                    Hall/Hogsett #6                       5/29/2002         N/A
      22490         N/A                                      N/A                                      N/A            N/A
      22634         N/A                                      N/A                                      N/A            N/A
      22969         N/A                                      N/A                                      N/A            N/A
      23901         N/A                                      N/A                                      N/A            N/A
      90011         Greensboro Gas Co                        S.Gorley #2                           6/21/1944         N/A
      90020         Duquesne Natural Gas Co                  J. Race #1                             08/14/42         N/A
      90035         Greensboro Gas Co                        Hanigosky #1                          4/10/1941         N/A
      90036         Greensboro Gas Co                        Jefferis #1                           6/21/1943         N/A
      90042         Carnegie Natural Gas Co                  H.C. Frick Coke Co. #1                2/22/1944         N/A
      90059         Greensboro Gas Co                        Hogsett #4                            10/23/1923        N/A
      90064         Greensboro Gas Co                        Jacobs #2                             11/15/1912        N/A
      90066         Greensboro Gas Co                        Hogsett #1                             1/1/1911         N/A
      90067         Greensboro Gas Co                        Hogsett #3                            6/19/1923         N/A
      90068         Greensboro Gas Co                        Christopher #1                        1/15/1915         N/A
      90069         Greensboro Gas Co                        Christopher #2                        2/13/1917         N/A
      90072         Greensboro Gas Co                        Conwell #2                             3/5/1910         N/A
      90073         Greensboro Gas Co                        E. Franks #1                          9/21/1917         N/A
      90075         Greensboro Gas Co                        T. Acklin #120                        5/28/1907         N/A
      90076         Greensboro Gas Co                        Jacobs #3                             10/1/1913         N/A
      90080         Greensboro Gas Co                        Krepps                                   N/A            N/A
      90081         Greensboro Gas Co                        Krepps #2                             10/21/1910        N/A
      90084         Greensboro Gas Co                        McMullen                                 N/A            N/A

                                                          LATEST 30 DAY
                       TOTAL MCF - thru      TOTAL         PRODUCTION
    ID NUMBER              1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------   ------------------ -------------- ------------------

      21414                  N/A             4,050             N/A
      21416                  N/A             4,179             N/A
      21425                  N/A             3,776             N/A
      21428                  N/A              N/A              N/A
      21429                  N/A              N/A              N/A
      21435                  N/A             3,680             N/A
      21439                  N/A             2,158             N/A
      21440                  N/A             4,723             N/A
      21443                  N/A             3,882             N/A
      21453                  N/A             4,425             N/A
      21460                  N/A             3,880             N/A
      21470                  N/A             4,450             N/A
      22490                  N/A              N/A              N/A
      22634                  N/A              N/A              N/A
      22969                  N/A              N/A              N/A
      23901                  N/A              N/A              N/A
      90011                  N/A             2989              N/A
      90020                  N/A             3419              N/A
      90035                  N/A             2623              N/A
      90036                  N/A             2599              N/A
      90042                  N/A             1335              N/A
      90059                  N/A             3045              N/A
      90064                  N/A             2910              N/A
      90066                  N/A             3117              N/A
      90067                  N/A             3196              N/A
      90068                  N/A             3100              N/A
      90069                  N/A             3065              N/A
      90072                  N/A             3240              N/A
      90073                  N/A             2957              N/A
      90075                  N/A             2966              N/A
      90076                  N/A             2304              N/A
      90080                  N/A             3099              N/A
      90081                  N/A             3106              N/A
      90084                  N/A             3090              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      90088         Greensboro Gas Co                        L.W. Porter #113                       9/1/1907         N/A
      90091         Greensboro Gas Co                        S. Rose #1                            3/29/1905         N/A
      90094         Greensboro Gas Co                        W.J. Stewart #2                        8/1/1910         N/A
      90095         Greensboro Gas Co                        J.V. Thompson #1                      6/17/1910         N/A
      90096         Greensboro Gas Co                        J.C. Vernon #144                       9/1/1908         N/A
      90097         Greensboro Gas Co                        Vernon Heirs                             1909           N/A
      90098         Greensboro Gas Co                        J.V. Thompson #2                      3/27/1914         N/A
      90100         Greensboro Gas Co                        Adam M. Jacobs #4                     5/23/1917         N/A
      90101         Greensboro Gas Co                        Christopher #3                         2/3/1923         N/A
      90106         Greensboro Gas Co                        A.M.R. Jacobs #3                      1/19/1917         N/A
      90108         Greensboro Gas Co                        Brown #1                                 1923           N/A
      90110         Greensboro Gas Co                        Rachel Core #1                           1930           N/A
      90146         Greensboro Gas Co                        Duff #1                                7/8/1910         N/A
      90155         Greensboro Gas Co                        Frazier #2                               1923           N/A
      90162         Greensboro Gas Co                        R. Fleming #1                            1918           N/A
      90163         Greensboro Gas Co                        J.S. Rittenhouse #1                      1916           N/A
      90164         Greensboro Gas Co                        J. Murphy #2                             1918           N/A
      90165         Greensboro Gas Co                        J. Murphy #1                             1917           N/A
      90169         Greensboro Gas Co                        J.R. Colley                              1918           N/A
      90172         Greensboro Gas Co                        J.H. Rittenhouse                         1920           N/A
      90177         Greensboro Gas Co                        C.C. Hagerty                             1916           N/A
      90178         Greensboro Gas Co                        Eliza Lyon                               1916           N/A
      90179         Greensboro Gas Co                        E.C. Smith                               1915           N/A
      90180         Greensboro Gas Co                        E.H. Dean                                1916           N/A
      90181         Greensboro Gas Co                        John Croftcheck                          1915           N/A
      90182         Greensboro Gas Co                        John Croftcheck                          1915           N/A
      F13934        Mid-Atlantic                             Haggerty #1                              N/A            N/A
      F16769        Wahler & Powers                          Gougher #1                               N/A            N/A
      F18066        G.Reynolds                               Shamrock C&C Co. #1                   7/12/1941         N/A
      F18673        George Bortz                             George Bortz #2                       1/23/1942         N/A
      F22816        N/A                                      Hazen #1                                 N/A            N/A
      FC117         Fayette County Gas Co                    Sarah C. Ritenour #2                  9/23/1930         N/A
      FGN14         N/A                                      H.C. Frick #1                        before 1935        N/A
       FGN5         N/A                                      Masontown Boro                         1/1/1935         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      90088                 N/A             3004              N/A
      90091                 N/A             4470              N/A
      90094                 N/A             3090              N/A
      90095                 N/A             3309              N/A
      90096                 N/A             2333              N/A
      90097                 N/A             2930              N/A
      90098                 N/A             2910              N/A
      90100                 N/A             2751              N/A
      90101                 N/A             3206              N/A
      90106                 N/A             1540              N/A
      90108                 N/A             3273              N/A
      90110                 N/A             2599              N/A
      90146                 N/A             3689              N/A
      90155                 N/A             3940              N/A
      90162                 N/A             4054              N/A
      90163                 N/A             3788              N/A
      90164                 N/A             3314              N/A
      90165                 N/A             3295              N/A
      90169                 N/A             4319              N/A
      90172                 N/A             3900              N/A
      90177                 N/A             2651              N/A
      90178                 N/A             3809              N/A
      90179                 N/A             1396              N/A
      90180                 N/A             3780              N/A
      90181                 N/A             4193              N/A
      90182                 N/A             2603              N/A
      F13934                N/A             1314              N/A
      F16769                N/A              N/A              N/A
      F18066                N/A             2493              N/A
      F18673                N/A             2443              N/A
      F22816                N/A             3768              N/A
      FC117                 N/A             1488              N/A
      FGN14                 N/A           est 1700            N/A
       FGN5                 N/A             2200              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

       FL38         N/A                                      Jacobs                                   N/A            N/A
       FL49         N/A                                      N/A                                      N/A            N/A
       G174         Greensboro Gas Co                        J.E. Craft #1                         9/17/1909         N/A
       G213         Greensboro Gas Co                        G.W. Morris #1-213                    2/21/1911         N/A
       G219         Greensboro Gas Co                        E. Smith #1                           5/11/1911         N/A
       G226         Greensboro Gas Co                        G.C. Moore #1-226                     6/24/1911         N/A
       G333         Greensboro Gas Co                        Shanefelter #1                         9/4/1915         N/A
       G362         Greensboro Gas Co                        Brock #3                              3/30/1905         N/A
       G374         Greensboro Gas Co                        G. Ruby #1-374                        12/1/1916         N/A
       G393         Greensboro Gas Co                        Shanefelter #2                         2/1/1917         N/A
       G436         Greensboro Gas Co                        A. Donahue #2-436                     1/25/1919         N/A
       G469         Greensboro Gas Co                        Flemming #2                           5/15/1919         N/A
       G526         N/A                                      N/A                                      N/A            N/A
       G612         Greensboro Gas Co                        Z.F. Poundstone #612                   6/7/1923         N/A
       G648         Greensboro Gas Co                        Gray #1                               7/23/1923         N/A
       G675         Greensboro Gas Co                        M. Fleming #1                            N/A            N/A
       G689         Greensboro Gas Co                        Jacob G. Harris #689                  2/21/1924         N/A
       G723         Greensboro Gas Co                        Samuel N. Sapper                      4/11/1925         N/A
       G735         Greensboro Gas Co                        Fred Montgomery #735                   6/2/1925         N/A
       G744         Greensboro Gas Co                        Agnes Van Bremen #744                 10/2/1925         N/A
       G753         Greensboro Gas Co                        Jane Rockwell #753                    10/30/1925        N/A
       G758         Greensboro Gas Co                        L. D. Guthrie #758                    5/29/1926         N/A
       G921         Greensboro Gas Co                        R.C. Haggerty #1                      12/4/1940         N/A
    GRE-22634       Richard Burkland                         Menhart Unit #1                        9/6/1995         N/A
    GRE-23144       Atlas                                    Jarek #1                              3/18/2002         N/A
     GRE-G346       Greensboro Gas Co                        Thos. B. Fuller                       1/18/1916         N/A
     GRE-G346       Greensboro Gas                           Fuller #1                             1/18/1916         N/A
     GRE-G347       Greensboro Gas Co                        Thos. B. Fuller                       1/14/1916         N/A
     GRE-G347       Greensboro Gas Co                        Fuller #2                             1/14/1916         N/A
     GRE-G354       Greensboro Gas Co                        Thos. B. Fuller                       5/13/1916         N/A
     GRE-G354       Greensboro Gas Co                        Fuller #3                             5/13/1916         N/A
     GRE-G526       Greensboro Gas Co                        Fuller                                1/28/1921         N/A
      L2373         Manufacturers Light & Heat Co            H.G. Moore(Skovran) #1                6/18/1919         N/A
      P1230         N/A                                      N/A                                      N/A            N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

       FL38                 N/A              N/A              N/A
       FL49                 N/A              N/A              N/A
       G174                 N/A             3263              N/A
       G213                 N/A             4203              N/A
       G219                 N/A             2527              N/A
       G226                 N/A             1487              N/A
       G333                 N/A             4040              N/A
       G362                 N/A             3722              N/A
       G374                 N/A             3689              N/A
       G393                 N/A             3636              N/A
       G436                 N/A             3871              N/A
       G469                 N/A             3335              N/A
       G526                 N/A              N/A              N/A
       G612                 N/A             2621              N/A
       G648                 N/A             2605              N/A
       G675                 N/A             2410              N/A
       G689                 N/A             2612              N/A
       G723                 N/A             1302              N/A
       G735                 N/A             2460              N/A
       G744                 N/A             2567              N/A
       G753                 N/A             2543              N/A
       G758                 N/A             2665              N/A
       G921                 N/A             1330              N/A
    GRE-22634               N/A             2446              N/A
    GRE-23144               N/A             4410              N/A
     GRE-G346               N/A             2803
     GRE-G346               N/A             2803              N/A
     GRE-G347               N/A             2845              N/A
     GRE-G347               N/A             2895              N/A
     GRE-G354               N/A             2873              N/A
     GRE-G354               N/A             2873              N/A
     GRE-G526               N/A             2398              N/A
      L2373                 N/A             2005              N/A
      P1230                 N/A              N/A              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      P1233         Greensboro Gas Co                        N/A                                   9/30/1909         N/A
      P1236         Greensboro Gas Co                        N/A                                   6/27/1906         N/A
      P1237         Greensboro Gas Co                        J.M. West #1                          6/18/1909         N/A
      P1239         Greensboro Gas Co                        Dearth #1                             8/12/1907         N/A
      P1240         Greensboro Gas Co                        Porter #1                              9/5/1907         N/A
      P1241         Greensboro Gas Co                        Aeklin #1                             1/11/1910         N/A
      P1242         Greensboro Gas Co                        Porter #2                             1/17/1914         N/A
      P1245         Greensboro Gas Co                        Barber                                8/12/1911         N/A
      P1247         Greensboro Gas Co                        Lightey #1                            12/8/1913         N/A
      P1258         Greensboro Gas Co                        J.N. Craft #1                         8/11/1914         N/A
      P1269         Monongahela Natural Gas Co.              J. Hackney                            7/17/1909         N/A
      P1270         Manufacturers Light & Heat Co.           Hackney                               12/16/1916        N/A
      P1272         Greensboro Gas Co                        N. Dearth                             9/14/1907         N/A
      P1274         N/A                                      n                                        N/A            N/A
      P1275         Greensboro Gas Co                        A. Arensburg #2                       11/25/1907        N/A
      P1276         Greensboro Gas Co                        A. Arnesburg #1                       11/15/1907        N/A
      P1281         Peoples Natural Gas Co                   Hackney #3                             7/1/1921         N/A
      P16493        Greensboro Gas Co                        A. Jacobs #3                          9/24/1922         N/A
      P20629        R.Mosier                                 R. Mosier #1                             N/A            N/A
      P21212        Waller & Powers                          J.R. Gray #1                          7/18/1955         N/A
      P21257        C.D. White & Co.                         V. Pollack #1                          4/7/1939         N/A
      P21283        Wahler & Powers                          Hicks #1                                 N/A            N/A
      P21286        Waller & Powers                          G. Reynolds #1                         4/3/1939         N/A
      P21341        Adrian et al                             Whitlock #1                              N/A            N/A
      P21706        Wahler & Powers                          Risko #1                              8/12/1942         N/A
      P21747        N/A                                      Lilley #1                                N/A            N/A
      P21971        Bortz et al                              Hicks #1                               2/3/1940         N/A
      P22120        Wahler & Powers                          Gray #2                                  N/A            N/A
      P22152        George Reynolds                          G. Reynolds #2                        4/19/1940         N/A
      P22271        Jack Cornell                             Kosky #1                              10/5/1940         N/A
      P22772        Bortz et al                              Pollick #2                            12/27/1940        N/A
      P22772        Waller & Powers                          G. Reynolds #3                        6/29/1940         N/A
      P23466        George Bortz                             George Bortz                          8/26/1941         N/A
      P23664        Fayette County Gas Co                    Marciniak #1                          1/19/1942         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      P1233                 N/A             3125              N/A
      P1236                 N/A             2838              N/A
      P1237                 N/A             2875              N/A
      P1239                 N/A              N/A              N/A
      P1240                 N/A             3004              N/A
      P1241                 N/A             2330              N/A
      P1242                 N/A             2974              N/A
      P1245                 N/A             3042              N/A
      P1247                 N/A             3121              N/A
      P1258                 N/A             3117              N/A
      P1269                 N/A             3140              N/A
      P1270                 N/A             3549              N/A
      P1272                 N/A             2328              N/A
      P1274                 N/A              N/A              N/A
      P1275                 N/A             2397              N/A
      P1276                 N/A             2418              N/A
      P1281                 N/A              N/A              N/A
      P16493                N/A             1684              N/A
      P20629                N/A              N/A              N/A
      P21212                N/A             4000              N/A
      P21257                N/A             2530              N/A
      P21283                N/A              N/A              N/A
      P21286                N/A             3345              N/A
      P21341                N/A             1353              N/A
      P21706                N/A              N/A              N/A
      P21747                N/A              N/A              N/A
      P21971                N/A              N/A              N/A
      P22120                N/A              N/A              N/A
      P22152                N/A             1370              N/A
      P22271                N/A              N/A              N/A
      P22772                N/A              N/A              N/A
      P22772                N/A             2443              N/A
      P23466                N/A             1978              N/A
      P23664                N/A             2410              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      P23858        N/A                                      McWilliams #1                        before 1935        N/A
      P23859        N/A                                      J. Hoover #1                         before 1935        N/A
      P23860        N/A                                      H.C. Frick                           before 1935        N/A
      P23861        N/A                                      J. Parreco #1                        before 1935        N/A
      P23862        N/A                                      T. Hoover                            before 1935        N/A
      P23863        N/A                                      Unknown                              before 1935        N/A
      P23889        Greensboro Gas                           Gray                                     N/A            N/A
      P24149        Bortz et al                              Jefferies #1                             N/A            N/A
      P24150        Bachman & Rudert                         Vail #1                               5/11/1929         N/A
      P24155        Fayette County Gas Co                    J. Hoover #1                             N/A            N/A
      P24173        M.C.Brumage                              Hartley #1                               N/A            N/A
      P24176        Forest Oil Co                            W. Larden                             about 1900        N/A
      P24184        N/A                                      Hess                                     N/A            N/A
      P24185        N/A                                      Hoover                                   N/A            N/A
      P24186        N/A                                      Hoover                                   N/A            N/A
      P24314        L. Williams                              N/A                                   12/1/1929         N/A
      P24449        Greensboro Gas                           Jacobs                                   N/A            N/A
      P24464        M.C.Brumage                              Hartley #1                               N/A            N/A
      P24514        Monongahela Natural Gas Co.              H. Newcomer                           12/24/1907        N/A
      P24515        Monongahela Natural Gas Co.              N/A                                   1/27/1909         N/A
      P24827        N/A                                      Cook #1                                  N/A            N/A
      P25173        Monongahela Natural Gas Co.              G. Acklin                             12/17/1910        N/A
      P25709        George Bortz                             Snell #1                              5/22/1943         N/A
      P26065        Moore                                    Palko #1                              12/17/1943        N/A
      P26092        H.K.Porter                               Hartley #1                             1/6/1944         N/A
      P26094        H.K.Porter                               Thompson-Connellsville #1             12/17/1943        N/A
      P26290        Orville Eberly                           M. Ellinger #1                         2/2/1944         N/A
      P26456        H.K.Porter                               Hartley #1                            4/12/1944         N/A
      P26595        H.K.Porter                               Hartley #2                            11/3/1944         N/A
      P26638        Carnegie Natural Gas Co                  H.C. Frick Coke & Coal                 8/2/1944         N/A
      P26665        Nollem Oil & Gas Corp.                   B.F. Johnson #1                       9/22/1944         N/A
      P26862        H.K.Porter                               Hecla #1                              1/22/1994         N/A
      P26874        J.D. Boyle                               Hoover #1                              1/9/1945         N/A
      P27173        Nollem Oil & Gas Corp.                   Neff Heirs #2                         7/20/1945         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      P23858                N/A           est 2120            N/A
      P23859                N/A           est 2300            N/A
      P23860                N/A           est 2300            N/A
      P23861                N/A           est 2350            N/A
      P23862                N/A           est 2300            N/A
      P23863                N/A           est 2150            N/A
      P23889                N/A             2514              N/A
      P24149                N/A             2652              N/A
      P24150                N/A             2740              N/A
      P24155                N/A              N/A              N/A
      P24173                N/A              N/A              N/A
      P24176                N/A              N/A              N/A
      P24184                N/A              N/A              N/A
      P24185                N/A              N/A              N/A
      P24186                N/A              N/A              N/A
      P24314                N/A             2799              N/A
      P24449                N/A             2650              N/A
      P24464                N/A              N/A              N/A
      P24514                N/A             3389              N/A
      P24515                N/A             2509              N/A
      P24827                N/A              N/A              N/A
      P25173                N/A             3096              N/A
      P25709                N/A             2370              N/A
      P26065                N/A             2363              N/A
      P26092                N/A              N/A              N/A
      P26094                N/A             2930              N/A
      P26290                N/A             3520              N/A
      P26456                N/A             2055              N/A
      P26595                N/A             2684              N/A
      P26638                N/A             3294              N/A
      P26665                N/A             3598              N/A
      P26862                N/A             3076              N/A
      P26874                N/A             1525              N/A
      P27173                N/A             3551              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



    ID NUMBER       OPERATOR                                 WELL NAME                           DATE COMPLT'D   MOS ON LINE
------------------- ---------------------------------------- ----------------------------------- --------------- -------------

      P27631        T.Blayho                                 Hoover #1                             4/26/1946         N/A
      P27813        R.Murray et al                           Hibbs Heirs #2                         9/4/1946         N/A
      P28302        Brown Higbee                             E. Wendella #1                         06/24/47         N/A
      P28303        Wahler & Powers                          Hicks #2                              6/16/1947         N/A
      P28315        N/A                                      Haggerty #1                              N/A            N/A
      P28368        Henry Johns                              M. Kobilack #1                         09/02/47         N/A
      P28401        L.V. Summers                             G. Kaufman #1                          9/4/1947         N/A
      P28757        Wahler & Powers                          Tomasek #2                             3/8/1948         N/A
      P28780        Wahler & Powers                          Tomasek #3                            5/19/1948         N/A
      P29132        Cunarro                                  C. Mitchell #1                           N/A            N/A
      P29372        E.C. Metzler                             W. Lardin #1                          1/16/1950         N/A
      P3490         N/A                                      n                                      1/1/1944         N/A
     PNG3326        Peoples Natural Gas Co                   J.A. Baer #1                          2/26/1942         N/A
     PNG3359        Peoples Natural Gas Co                   D.H. Sangston #1                      10/26/1942        N/A
     PNG3381        Peoples Natural Gas Co                   T. Seese #1                           1/26/1943         N/A
     PNG3382        Peoples Natural Gas Co                   T. Seese #2                            2/2/1943         N/A
     PNG3394        Peoples Natural Gas Co                   Parshall #1                            5/5/1943         N/A
     PNG3406        Peoples Natural Gas Co                   W.I. Moore #3406                       6/8/1943         N/A
     PNG3426        Peoples Natural Gas Co                   J.N. Randolph #1                      1/19/1944         N/A
     PNG3491        Peoples Natural Gas Co                   Kovach #1                             4/23/1945         N/A
     PNG3603        Peoples Natural Gas Co                   Republic Colleries #1                 7/27/1945         N/A
     PNG3619        Peoples Natural Gas Co                   Girolami #1                           9/25/1945         N/A
     PNG3637        Peoples Natural Gas Co                   W. Mapstone #1                         2/4/1946         N/A
     PNG3664        Peoples Natural Gas Co                   McCann #1                             10/28/1946        N/A
     PNG3671        Peoples Natural Gas Co                   Podolinski #1                         9/27/1946         N/A
     PNG3672        Peoples Natural Gas Co                   H.Hogsett #3                          12/10/1946        N/A
     PNG3705        Peoples Natural Gas Co                   Jefferies #1                          7/21/1947         N/A
     PNG3718        Peoples Natural Gas Co                   A. Vasko #1                           11/4/1947         N/A
     PNG3724        Peoples Natural Gas Co                   H.Hogsett #4                          8/14/1947         N/A
     PNG3774        Peoples Natural Gas Co                   Springer #1                           4/28/1948         N/A
     PNG3860        Peoples Natural Gas Co                   N/A                                   7/27/1949         N/A
     PNG3924        Peoples Natural Gas Co                   C. Yuras #2                            8/8/1950         N/A

                                                         LATEST 30 DAY
                     TOTAL MCF - thru       TOTAL         PRODUCTION
    ID NUMBER             1/31/02       LOGGERS DEPTH     (Jan. 2002)
-------------------  ------------------ -------------- ------------------

      P27631                N/A             2400              N/A
      P27813                N/A             3087              N/A
      P28302                N/A             2415              N/A
      P28303                N/A             2600              N/A
      P28315                N/A             1341              N/A
      P28368                N/A             2402              N/A
      P28401                N/A             2600              N/A
      P28757                N/A             2350              N/A
      P28780                N/A              N/A              N/A
      P29132                N/A              N/A              N/A
      P29372                N/A             3702              N/A
      P3490                 N/A              N/A              N/A
     PNG3326                N/A             3520              N/A
     PNG3359            53,000/1952         3814              N/A
     PNG3381                N/A             3506              N/A
     PNG3382                N/A             2752              N/A
     PNG3394                N/A             3551              N/A
     PNG3406                N/A             3566              N/A
     PNG3426                N/A             3869              N/A
     PNG3491                N/A             3750              N/A
     PNG3603                N/A             2989              N/A
     PNG3619                N/A             3258              N/A
     PNG3637                N/A             4085              N/A
     PNG3664                N/A              N/A              N/A
     PNG3671                N/A              N/A              N/A
     PNG3672                N/A             3212              N/A
     PNG3705                N/A             2831              N/A
     PNG3718                N/A             3297              N/A
     PNG3724                N/A             3327              N/A
     PNG3774                N/A              N/A              N/A
     PNG3860                N/A             3108              N/A
     PNG3924                N/A             3501              N/A



* Cumulative production information through January 2002 except where noted

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                              Fayette Prospect Area
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                TABLE OF CONTENTS

TABLE OF CONTENTS............................................................2
INVESTIGATION SUMMARY........................................................3
         OBJECTIVE...........................................................3
         AREA OF INVESTIGATION...............................................3
         METHODOLOGY.........................................................3
PROSPECT AREA HISTORY........................................................3
         DRILLING ACTIVITY...................................................3
         GEOLOGY.............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.......................4
                  RESERVOIR CHARACTERISTICS..................................7
         PRODUCTION..........................................................8
         POTENTIAL MARKETS AND PIPELINES.....................................8
STATEMENTS...................................................................10
         CONCLUSION..........................................................10
         DISCLAIMER..........................................................10
         NON-INTEREST........................................................10


================================================================================

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Fayette Prospect Area as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in German, Luzerne, Redstone, Menallen, Nicholson, Jefferson, Perry and Franklin Townships in Fayette County and Cumberland, Greene, Dunkard and Monongahela Townships in Greene County. These counties are located in western Pennsylvania. Fifty-nine (59) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Upper Devonian reservoirs, found at depths from 1900 feet to 4500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

                              PROSPECT AREA HISTORY

DRILLING ACTIVITY

The proposed drilling area lies within a region of southwestern Pennsylvania, which has been active for the past six years in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Fayette Prospect Area has continued steadily since 1996. Over one hundred eighty
(180) wells have been drilled in the area during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position of nearly 50,000 acres, as Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.


================================================================================

     The area of proposed drilling is situated in portions of Fayette and Greene Counties that have had established production from shallower, historic pay zones. Atlas Resources, Inc. will target deeper pay zones when locating a drill site within the "old shallow field area". Otherwise, Atlas Resources, Inc. will maintain a minimum of 1000 feet from any existing producing well in the area.

GEOLOGY

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     The Mississippian reservoirs currently producing in the Fayette Prospect Area are the Burgoon Sandstone (lower Big Injun) and the 2nd Gas Sand. The Burgoon Sandstone is part of the massive Big Injun fluvial-deltaic sand system, which extends from eastern Kentucky through West Virginia into southwestern Pennsylvania. This reservoir is an historic prolific producing zone in this region, with some wells still producing long beyond fifty years. There is not much history of production from the 2nd Gas Sand in this area.

     The Upper Devonian reservoirs consist of three groups of sands, Upper Venango, Lower Venango and Bradford. Each of these "Groups" has multiple reservoirs making up their total rock section. The Upper Venango Group consists of the Gantz Sand and the Fiftyfoot Sand. The Lower Venango Group consists of the Fifth Sand and the Bayard Sand. Depositional environments of these Upper and lower Venango Group sands are of near shore to offshore marine settings related to the last major advance of the Catskill Delta. The Bradford Group consists of the Lower Warren Sand, Upper Speechley Sand, Lower Speechley Sand, Upper Balltown Sand and the First Bradford Sand. Depositional environments of these sands are offshore marine, pro-delta and basin floor settings related to the intermediate advance of the Catskill Delta.

     Stratigraphically, in descending order, the potentially productive units of the Mississippian and Upper Devonian Groups are: 1) Burgoon, 2) 2nd Gas Sand, 3) Gantz, 4) Fiftyfoot, 5) Fifth, 6) Bayard, 7) L.Warren, 8) U.Speechley, 9) L.Speechley, 10) U.Balltown and 11) First Bradford Sand. These stratigraphic relationships are illustrated in the following diagram:

================================================================================

                   STRATIGRAPHIC NAMES - FAYETTE COUNTY AREA

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

     The Burgoon Sandstone is a fine to medium grained, medium to massively bedded, light-gray sandstone ranging in thickness from 200-250 feet. Average porosity values for this sand range from 6% to 12% regionally. It is not uncommon to encounter porosities as high as 20% and attendant large natural open flows from this sand. Tracking these high flow trends is targeted for further development. Also, this zone does produce water in certain locales within the Fayette Prospect Area. This reservoir is considered a secondary target in the high flow trend areas.

     The 2nd Gas Sand of this region has limited areal extent and therefore is not discussed in the literature regarding lithology, thickness etc. It can be inferred from underlying and overlying sands that it is probably a fine to very fine grained, light gray sand. Subsurface mapping indicates that the sand can achieve a thickness of twenty (20) feet. Average porosity values for this sand range from 10% to 13% when this zone is present in the area. Peak porosities of 17% have been encountered within the prospect area. This reservoir is considered to be a secondary target when encountered.

================================================================================

     The Gantz Sand is a white to light-gray, medium to coarse-grained sandstone ranging in thickness from a few feet to over thirty (30) feet. Average porosity values for this sand range from 5% to 10% regionally. Within the area of investigation, porosities in excess of 13% occur within localized trends characterized by large natural open flows. These trends are targeted for future development. This reservoir is considered a primary target in the high flow trend areas.

         The Fiftyfoot Sand is a white to light gray, thinly bedded, fine-grained sandstone ranging in thickness from ten (10) to thirty (30) feet. Average porosity values for this sand range from 5% to 8% regionally. Within the prospect area, porosities in excess of 12% occur within localized trends targeted for future development. This sand reservoir is considered a secondary target.

         The Fifth Sand is a white to light gray, very fine to fine grained sandstone ranging in thickness from a few feet to forty (40) feet. Within the main Fifth fairway, porosity values average from 9% to 15%. This sand is considered a primary target and will be exploited in future development.

         The Bayard Sand in the prospect area ranges in thickness from a few feet to more than sixty (60) feet. Average porosity values range from 5% to 12% for this fine to coarse-grained sandstone. Discrete reservoirs within the sand have been identified and mapped. Gas shows in the member sandstones delineate trends within the prospect area and will be targeted for future development. This sand is considered a primary target.

         The Lower Warren Sand is a primary target in the prospect area. Average thickness for this sand ranges from zero (0) feet to over forty (40) feet. Porosities average between 8% and 12% in the area. Gas shows are commonly found in this sand, which is probably a fine-grained, well-sorted sand. This reservoir is targeted for future development.

================================================================================

         The Upper Speechley Sand is considered a secondary target with average thickness ranging from two (2) feet to ten (10) feet over much of the prospect area. Gas shows from this sand are common throughout the area and the zone is combined with other zones when treated.

         The Lower Speechley Sand is a primary target in the area with reservoir thickness ranging from zero (0) to over forty (40) feet. Average porosity values range from 5% to 12% where the sand is present. Significant natural and after treatment flows from this sand have been encountered. This sand is being targeted throughout the prospect area.

         The Upper Balltown Sand is currently being produced in a few wells in the prospect area. The zone is a siltstone with fracture-enhanced porosity, based on log interpretation, and has associated gas shows. This sand is considered a secondary target and is usually combined with other zones when treated.

     The First Bradford Sand, like the Balltown above, is currently being produced in a few wells in the prospect area. This silty-sand does have porosity up to 10% in the area and is considered to be a secondary target when encountered.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Mississippian and Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Mississippian and Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability.


================================================================================

                               [GRAPHIC OMMITTED]

A gamma, bulk density, neutron, induction and temperature log suite showing sand development in both the Mississippian and Upper Devonian reservoirs is illustrated below:

The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

PRODUCTION

     The Fayette prospect area produces from a number of reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area. Producing life of the proposed wells, taken directly from the 2000 audited report from Wright & Company, Inc., is projected to range, on average, from twenty to forty years, similar to Atlas' existing wells in the area.

POTENTIAL MARKETS AND PIPELINES

     In the area of the drilling program, the partnership expects to deliver most of the gas to Texas Eastern Transmission Co. via the Atlas Pipeline Partners gathering system. We currently market this gas to First Energy Solutions Corp. and Colonial Energy, Inc. Existing tie-ins with Columbia Gas Transmission in Fayette and Greene Counties that involve sales to Dominion Field Services, Inc. will also be used. Planned tie-ins with Equitrans along with anticipated sales to Equitable Distribution Company are imminent.

================================================================================

                                   STATEMENTS


CONCLUSION

     Atlas America Public #11-2002, Ltd. will consist of developmental drilling of Lower Mississippian and Upper Devonian reservoirs in Fayette and Greene Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                         Respectfully submitted,

                                                               /s/ Robin Anthony

                                                                      UEDC, Inc.

================================================================================

                                     MAP OF

                                  SOUTHERN OHIO

                              MAP OF SOUTHERN OHIO

                                [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                                  SOUTHERN OHIO


                                                                                 Overriding Royalty     Overriding
                                                                                   Interest to the       Royalty
                                       Effective     Expiration     Landowner     Managing General     Interest to
Prospect Name               County       Date*         Date*         Royalty           Partner         3rd Parties
-------------------------- ---------- ------------- ------------- -------------- -------------------- ---------------
Atlas / Mattmark #10         Noble      01/24/01      01/24/06       15.00%               0                 0
Stack Heirs #1               Noble     11/16/2001    11/16/2002      12.50%               0                 0
Atlas / Mattmark #30         Noble      01/24/01      01/24/06       15.00%               0                 0
Atlas / Mattmark #46         Noble      01/24/01      01/24/06       15.00%               0                 0
Atlas / Mattmark #47         Noble      01/24/01      01/24/06       15.00%               0                 0
Atlas / Mattmark #48         Noble      01/24/01      01/24/06       15.00%               0                 0
Biedenbach #1                Noble     5/20/2002     5/20/2003       12.50%               0                 0
Walters #1                   Noble      3/4/2002      3/4/2005       12.50%               0                 0
Werstler #1                  Noble     9/21/2001     9/21/2004       12.50%               0                 0
Schapredam #1                Noble     3/25/2002     3/25/2005       12.50%               0                 0




                                 Net                                  Acres to be
                               Revenue      Working                 Assigned to the
Prospect Name                 Interest     Interest     Net Acres     Partnership
--------------------------   ------------ ------------ ----------- -------------------
Atlas / Mattmark #10           85.00%       100.00%     6282.00          40.00
Stack Heirs #1                 87.50%       100.00%      40.00           40.00
Atlas / Mattmark #30           85.00%       100.00%     6282.00          40.00
Atlas / Mattmark #46           85.00%       100.00%     6282.00          40.00
Atlas / Mattmark #47           85.00%       100.00%     6282.00          40.00
Atlas / Mattmark #48           85.00%       100.00%     6282.00          40.00
Biedenbach #1                  87.50%       100.00%      33.00           33.00
Walters #1                     87.50%       100.00%      84.70           40.00
Werstler #1                    87.50%       100.00%      92.80           40.00
Schapredam #1                  87.50%       100.00%      70.00           40.00

--------------------------
* HBP-Held by Production

                           LOCATION AND PRODUCTION MAP

                                       FOR

                                  SOUTHERN OHIO

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                                  SOUTHERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

     ID NUMBER                OPERATOR                       WELL NAME                DATE COMPLT'D

-------------------- ---------------------------- -------------------------------- --------------------
       3229          NGO Development              Buffalo Valley Ranch #7                 9/84
       3935          Atlas America, Inc.          Atlas / Mattmark #1                     12/01
       3936          Atlas America, Inc.          Atlas / Mattmark #2                     12/01
       3995          Triad                        Warren Drilling #1                  Not Completed
       3999          Triad                        Rayle Coal #1                           2/02
       3953          Triad                        Farnese #1                              7/01
       3984          Triad                        Keller #1                               10/01
       3983          Triad                        Keller #2                               10/01
       9471          Triad                        Dobbins #4                              1/01
       9503          Triad                        Ward #1                                 4/01
       4000          Atlas America, Inc.          Lamp #1                              Not Drilled
       3996          Atlas America, Inc.          Lamp #2                              Not Drilled
       3997          Atlas America, Inc.          Lamp #3                              Not Drilled
       2913          Triad                        Noon / Thompson #3                      3/83
       3994          Triad                        Triad #2                                11/01
       2914          Triad                        Noon / Thompson #4                      3/83
       2017          Brown                        Greenless #1                            3/79
       3939          Atlas America, Inc.          Atlas / Mattmark #6                     5/01
       3943          Atlas America, Inc.          Atlas / Mattmark #15                    5/01
       3988          Atlas America, Inc.          Atlas / Mattmark #27                    3/02
       3987          Atlas America, Inc.          Atlas / Mattmark #28                    3/02
       3945          Atlas America, Inc.          Atlas / Mattmark #8                     10/01
       3963          Atlas America, Inc.          Atlas / Mattmark #19                    11/01
       3992          Triad                        Pund #2                                 2/02
       4002          Atlas America, Inc.          Heddleson #1                            3/02
       3976          Atlas America, Inc.          Heddleson #2                            3/02
       3977          Atlas America, Inc.          Heddleson #3                            4/02
       3975          Atlas America, Inc.          Pryor #1                                11/01
       3974          Atlas America, Inc.          Pryor #2                                11/01
       4015          Beck Energy                  Mason #3                          Recently Drilled
        NA           Atlas America, Inc.          Atlas / Mattmark #45                 Not Drilled
       3986          Atlas America, Inc.          Atlas / Mattmark #29                 Not Drilled


     ID NUMBER              PRODUCTION PERIOD          TOTAL MCF GAS     TOTAL LOGGERS DEPTH
                                                          EQUIV.
-------------------- - ---------------------------- -------------------- --------------------
       3229                 1/1/85 - 12/31/01              17902                6275'
       3935                 12/14/01 - 5/3/02              9956                 6291'
       3936                 12/14/01 - 5/3/02              13091                6215'
       3995                   Not Completed            Not Completed            6075'
       3999                        NA                       NA                  6517'
       3953                 7/14/01 - 1/11/02              2659                 6524'
       3984                11/1/01 - 12/31/01              1170                 6519'
       3983                11/1/01 - 12/31/01              1111                 6400'
       9471                 1/1/01 - 1/11/02               11363                6416'
       9503                 4/7/01 - 1/11/02               11783                6125'
       4000                    Not Drilled              Not Drilled          Not Drilled
       3996                    Not Drilled              Not Drilled          Not Drilled
       3997                    Not Drilled              Not Drilled          Not Drilled
       2913                 1/1/84 - 12/31/97              6079                 6516'
       3994                12/13/01 - 1/11/02              1170                 6586'
       2914                 1/1/85 - 12/31/97              2252                 6600'
       2017                 1/1/84 - 12/31/01              52395                6304'
       3939                 6/15/01 - 5/3/02               10285                6706'
       3943                 5/25/01 - 5/3/02               9424                 6802'
       3988                  3/8/02 - 5/3/02               2899                 6815'
       3987                 3/15/02 - 5/3/02               2857                 6603'
       3945                 10/5/01 - 5/3/02               6331                 6695'
       3963                 11/16/01 - 5/3/02              11581                6716'
       3992                        NA                       NA                  6671'
       4002                 3/29/02 - 5/3/02               1388                 6810'
       3976                 3/29/02 - 5/3/02               1286                 6703'
       3977                 4/12/02 - 5/3/02                891                 6741'
       3975                 11/16/01 - 5/3/02              1552                 6752'
       3974                 11/16/01 - 5/3/02              9823                 6488'
       4015                 Recently Drilled         Recently Drilled     Recently Drilled
        NA                     Not Drilled              Not Drilled          Not Drilled
       3986                    Not Drilled              Not Drilled          Not Drilled


                                     UEDC'S

                               GEOLOGIC EVALUATION

                                       FOR

                                  SOUTHERN OHIO

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                         Southeastern Ohio Prospect Area
                               Noble County, Ohio






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                        LOCATION MAP - AREA OF INTEREST

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                TABLE OF CONTENTS

INVESTIGATION SUMMARY.........................................................3
         OBJECTIVE............................................................3
         AREA OF INVESTIGATION................................................3
         METHODOLOGY..........................................................3
SOUTHEASTERN OHIO PROSPECT AREA...............................................3
         DRILLING ACTIVITY....................................................3
         GEOLOGY..............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION........................4
                  RESERVOIR CHARACTERISTICS...................................6
STATEMENTS....................................................................7
         CONCLUSION...........................................................7
         DISCLAIMER...........................................................7
         NON-INTEREST.........................................................7

================================================================================

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Southeastern Ohio Prospect Area (consisting of parts of Noble and Washington Counties, Ohio) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in the following townships in Noble County, Ohio:

                               Noble Co.
================================================================================

Elk Twp.           Enoch Twp.          Jefferson Twp.            Sharon Twp.

     Ten (10) drilling prospects currently designated for this program will be targeted to produce natural gas and oil from the "Clinton" and "Medina" Sandstone reservoirs, found at depths ranging from 5,900 feet to 6,900 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc. and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells offsetting the defined prospect locations were utilized to determine productive trends.

                        SOUTHEASTERN OHIO PROSPECT AREA


DRILLING ACTIVITY

     The proposed drilling area lies within a region of southeastern Ohio that has experienced several episodes of drilling. Although shallow drilling has been going on since the early 1900's, substantial drilling for the "Clinton" and "Medina" Sandstones began in the 1970's and has continued through the present. Development of the area was slowed by the presence of strip mining operations restricting potential drilling sites. Much of the active mining has ceased in the last 7 years and drilling is slowly on the increase.

================================================================================

GEOLOGY


     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the "Clinton/Medina" Sandstones were deposited in tide-dominated shoreline, deltaic, and shelf environments and are lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, litharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. In Ohio, the "Clinton" and "Medina" Sandstones overlie the Ordovician Queenston Shale and are capped by the Middle Silurian "Packer Shell" (Dayton Formation) Dolomite. These stratigraphic relationships, with accompanying driller's terminology are illustrated in the following diagram:

------------------------------------------------------------------------------------------------------------
                                Drillers Terminology           Formation Names           Formation Names

          SYSTEM             ---------------------------- --------------------------- ----------------------
                                    Eastern Ohio                 Eastern Ohio         Western Pennsylvania
---------------------------- ---------------------------- --------------------------- ----------------------
     Upper Silurian                                            Rochester Shale           Rochester Shale
                                                                                      Irondequoit Formation
---------------------------- ---------------------------- --------------------------- ----------------------
                                   "Packer Shell"              Dayton Formation

     Middle Silurian
                             ---------------------------- --------------------------- ----------------------
                                                                                       Reynales Limestone
                                                                                          Neahaga Shale
                                                                                        Thorold Sandstone
---------------------------- ---------------------------- --------------------------- ----------------------
                                                           Cabot Head
                                   "Stray Clinton"
                                    Red Clinton"                                        Grimsby Formation
                                "Upper White Clinton"               Grimsby Sandstone
                                "Lower White Clinton"
                                    Formation
Lower Silurian               ---------------------------- --------------------------- ----------------------
                                                          Brassfield-Manitoulin         Cabot Head Shale
                                                                                      ---------------------
                                      "Medina"                      Medina Sandstone
                                                          Dolomite                     Whirlpool Sandstone
---------------------------- ---------------------------- --------------------------- ----------------------
     Ordovician                      "Queenston"               Queenston Shale           Queenston Shale
------------------------------------------------------------------------------------------------------------

     The "Clinton" and "Medina" Sandstone package consists of five producing units. In descending order, as encountered by drilling, they are:

     Stray Clinton: The Stray Sand is the first productive unit below the Packer Shell. It is a red, very fine-grained sandstone usually 0 to 10 feet thick. Porosities generally range from 5% to 12% over the pay interval. The Stray Sand is laterally discontinuous and not a significant producing unit within the prospect area.

================================================================================

     Red Clinton: Beneath the Stray Sand is the Red Clinton Sand. This has historically been the main productive zone in the area. It is a red, fine-grained sandstone, usually 10 to 40 feet thick. Porosities range from 5% to 12% over the pay interval. Certain channel deposits are laterally continuous and are traceable across the acreage. High porosity trends that can develop good permeability are associated with these deposits.

     Upper White Clinton Sand: Beneath the Red Sand is the Upper White Sand. It is a white to light gray, fine grained sandstone, usually 10 to 30 feet thick. Porosities range from 5% to 10% over the pay interval. The sand is very discontinuous over the acreage and is completed only when it is thick and/or porous.

     Lower White Clinton Sand: Beneath the Upper White sand is the Lower White Clinton Sand. It is a white to light gray, very fine grained sandstone usually 0 to 20 feet thick. Porosities range from 5% to 10% over the pay interval. The sand is very discontinuous over the acreage and is completed only when it is thick and/or porous.

     Medina Sand: At the base of the producing "Clinton" sands lies the Medina Sand. It is a white to light gray, fine-grained sandstone usually 0 to 18 feet thick. Porosities commonly range from 5% to 12%. The sand thickens to the southeast and is found in traceable trends across the acreage. Within these trends, where the sand was reworked and winnowed by tidal action, porosity values can range from 12% to 20%. In these areas, electric logs commonly show very low resistivity. In the past, many southern Ohio operators did not complete the Medina when they found these high porosity/low resistivity zones because they interpreted the low resistivity as an indication that salt water was present. Through its extensive exploration of the Medina (Whirlpool) in Mercer County, Pennsylvania, Atlas has studied this phenomenon and determined that the low resistivity is caused by the presence of conductive minerals in the formation and not the presence of salt water. The Medina is an important target and can add significant reserves to the well.


================================================================================

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.


[GRAPHIC OMMITTED]


A type log showing an example of the sand development in the Clinton-Medina Sands is illustrated at left. Geophysical "electric" well logs can be used in conjunction with production to interpret favorable reservoir parameters and locate places to drill. When the Clinton-Medina sands develop porosity in excess of 6%, or a bulk density of 2.58 grams/cc or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. Using well log and production data, maps are made to track sand thickness and porosity thickness across the acreage. Locations are picked that maximize the potential for multiple producing sands with high porosity in favorable producing trends.


================================================================================

                                   STATEMENTS


CONCLUSION

     Atlas America Public #11-2002, Ltd. will consist of developmental drilling of the Clinton-Medina Group sands in Noble and Washington Counties, Ohio. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                         Respectfully submitted,

                                                               /s/ Robin Anthony

                                                                      UEDC, Inc.

================================================================================

                           MAP OF WESTERN PENNSYLVANIA

                       AND ARMSTRONG COUNTY, PENNSYLVANIA

                               [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA,


                                                                                  Overriding Royalty
                                                                                    Interest to the    Overriding Royalty
                                          Effective   Expiration     Landowner     Managing General      Interest to 3rd
Prospect Name                  County       Date*        Date*        Royalty           Partner              Parties
Andree #1                     Armstrong    09/20/01    03/20/03        12.5%            0.000%               3.125%
Bosch #2                       Indiana     01/07/99       HBP          12.5%            0.000%               3.125%
Boggs #9                      Armstrong    12/17/98    12/17/02        12.5%            0.000%               3.125%
Morgan #1                     Armstrong    01/22/01    01/22/04        12.5%            0.000%               3.125%
J. Henderson #1                Indiana     01/19/99    01/19/03        12.5%            0.000%               3.125%



                              Net                                  Acres to be
                              Revenue     Working     Net         Assigned to the
Prospect Name                 Interest    Interest    Acres        Partnership
Andree #1                      63.281%      75%       134.00          14.60
Bosch #2                       63.281%      75%       121.00          14.60
Boggs #9                       63.281%      75%       73.40           14.60
Morgan #1                      63.281%      75%       98.00           14.60
J. Henderson #1                63.281%      75%       93.00           14.60



----------------------------
* HBP-Held by Production

                                 PRODUCTION MAP

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



      ID                                                                                              DATE
    NUMBER                   OPERATOR                   COUNTY            WELL NAME                 COMPLT'D
--------------- ------------------------------------ ------------- ------------------------ --------------------------

    02368       Dominion Peoples                     Armstrong     Wray, Et. Al. #1                 5/3/1921
    20128       Dominion Peoples                     Armstrong     Martin #1                        1/14/1958
    20154       Dominion Peoples                     Armstrong     Kerr #1                          6/3/1958
    20222       Dominion Peoples                     Armstrong     Deemer #2                  2/26/1896 / 12/3/1958
    20600       Dominion Peoples                     Armstrong     Geiger #2                       10/10/1963
    20768       Dominion Peoples                     Armstrong     Chambers #2                      7/9/1965
    20957       Dominion Peoples                     Armstrong     Chambers #1                      3/19/1968
    25760       US Energy Exploration                Armstrong     Becker #2                        5/8/1998
    26070       US Energy Exploration                Armstrong     Egley #1                         10/30/00
    26078       US Energy Exploration                Armstrong     Kleintop #1                      12/20/98
    26090       US Energy Exploration                Armstrong     Ott #1                           1/19/1999
    26091       US Energy Exploration                Armstrong     Becker #3                        9/22/1999
    26093       US Energy Exploration                Armstrong     Ott #2                           9/8/1999
    26102       US Energy Exploration                Armstrong     Hollabaugh #1                    02/18/99
    26108       US Energy Exploration                Armstrong     Wilson #2                        3/15/1999
    26127       US Energy Exploration                Armstrong     Kiski Sportsmen #2               4/15/1999
    26141       US Energy Exploration                Armstrong     Kiski Sportsmen #3               6/23/1999
    26157       US Energy Exploration                Armstrong     M. Couch #1                      7/10/1999
    26172       US Energy Exploration                Armstrong     Ott #4                           9/13/1999
    26173       US Energy Exploration                Armstrong     Ott #3                           9/16/1999
    26188       US Energy Exploration                Armstrong     Kiski Sportsmen #4               9/25/1999
    26201       US Energy Exploration                Armstrong     Kiski Sportsmen #5              11/21/1999
    26208       US Energy Exploration                Armstrong     Walker #1                        12/1/1999
    26216       US Energy Exploration                Armstrong     Allshouse #1                    12/30/1999
    26220       US Energy Exploration                Armstrong     Shearer #1                       3/4/2000
    26221       US Energy Exploration                Armstrong     Shearer #2                       3/5/2000
    26222       US Energy Exploration                Armstrong     G. Couch #1                      3/10/2000
    26224       US Energy Exploration                Armstrong     Walker #4                        3/3/2000
    26225       US Energy Exploration                Armstrong     Walker #2                        3/2/2000
    26234       US Energy Exploration                Armstrong     Stankay #1                       3/6/2000
    26255       US Energy Exploration                Armstrong     Stankay #2                       3/7/2000
    26374       US Energy Exploration (JV Atlas)     Armstrong     Sturiale #1                      2/6/2002
    26426       US Energy Exploration (JV Atlas)     Armstrong     Bafik #2                         3/9/2002
    26427       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #4                    5/8/2001



                                      TOTAL               TOTAL          LATEST
      ID             MOS               MCF               LOGGERS         30 DAY
    NUMBER         ON LINE        Upper Devonian          DEPTH           PROD.
---------------  ------------- --------------------- ---------------- --------------

    02368             NA          249,797 / 1980          3096             NA
    20128             NA          163,558 / 1980          3134             NA
    20154             NA          176,413 / 1980          3229             NA
    20222             NA          100,139 / 1980       1584 / 3386         NA
    20600             NA          219,831 / 1980          3457             NA
    20768             NA          148,757 / 1980          3604             NA
    20957             NA          707,922 / 1980          3630             NA
    25760             25              48,880              3510            1890
    26070             7               12,800              1240            1830
    26078             7               10,620              3700            1440
    26090             18              31,000              3580            1650
    26091             10              19,660              3500            1860
    26093             10              18,330              3580            1830
    26102             5               9,760               3620            1890
    26108             14              19,400              3620            1350
    26127             14              43,010              3680            2700
    26141             12              26,940              3893            1920
    26157             12              28,440              3710            2160
    26172             10              22,070              3500            2130
    26173             10              16,420              3560            1470
    26188             10              17,250              3750            1740
    26201             6               13,300              3734            2040
    26208             6               9,920               4090            1530
    26216             7               14,190              3560            1950
    26220             6               14,580              4068            2280
    26221             4               7,550               4040            1800
    26222             4               8,160               4070            2040
    26224             4               14,100              4080            2910
    26225             4               9,540               4100            1890
    26234             4               7,320               4100            1560
    26255             4               7,900               4098            1680
    26374             NA                NA                3866             NA
    26426             NA                NA                3904             NA
    26427             9               11,569              3696            1937

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



      ID                                                                                              DATE
    NUMBER                   OPERATOR                   COUNTY            WELL NAME                 COMPLT'D
--------------- ------------------------------------ ------------- ------------------------ --------------------------

    26431       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #8                    5/9/2001
    26437       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #12                   4/30/2001
    26438       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #13                   4/30/2001
    26439       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #15                   7/10/2001
    26440       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #17                   7/10/2001
    26442       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #20                   5/22/2001
    26455       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #21                  10/29/2001
    26458       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #3                    5/7/2001
    26557       US Energy Exploration (JV Atlas)     Armstrong     Barr #2                          8/9/2001
    26558       US Energy Exploration (JV Atlas)     Armstrong     Barr #3                          8/25/2001
    26561       US Energy Exploration (JV Atlas)     Armstrong     Schrecengost #2                 10/29/2001
    26562       US Energy Exploration (JV Atlas)     Armstrong     Schrecengost #3                  11/6/2001
    26566       US Energy Exploration (JV Atlas)     Armstrong     P. White #1                     11/16/2001
    26596       US Energy Exploration (JV Atlas)     Armstrong     G. Couch #3                       N.O.L.
    26598       US Energy Exploration (JV Atlas)     Armstrong     G. Couch #5                       N.O.L.
    26600       US Energy Exploration (JV Atlas)     Armstrong     Dobrosky #2                     10/10/2001
    26621       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #27                  10/10/2001
    26622       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #28                  10/10/2001
    26625       US Energy Exploration (JV Atlas)     Armstrong     Barr #4                         10/18/2001
    26627       US Energy Exploration (JV Atlas)     Armstrong     Wilson #4                       10/10/2001
    26663       US Energy Exploration (JV Atlas)     Armstrong     Crewe #1                        12/31/2001
    26669       US Energy Exploration (JV Atlas)     Armstrong     R. White #1                     11/16/2001
    26679       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #30                   1/12/2002
    26680       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #34                   2/18/2002
    26681       US Energy Exploration (JV Atlas)     Armstrong     Canterbury #31                   1/29/2002
    26723       US Energy Exploration (JV Atlas)     Armstrong     Bernabo #1                       1/15/2002
    26742       US Energy Exploration (JV Atlas)     Armstrong     Musser #1                        2/11/2002
    26743       US Energy Exploration (JV Atlas)     Armstrong     Filippini #2                     2/2/2002
    26756       US Energy Exploration (JV Atlas)     Armstrong     P. White #4                      2/25/2002
    26758       US Energy Exploration (JV Atlas)     Armstrong     Crewe #5                         2/12/2002
    26788       US Energy Exploration (JV Atlas)     Armstrong     Pomfret #1                        N.O.L.
    32288       US Energy Exploration                Indiana       R. Henderson #1                  7/1/1999
    32418       US Energy Exploration                Indiana       C. Coleman #1                    3/8/2000
    32475       US Energy Exploration                Indiana       C. Coleman #2                    3/9/2000



                                       TOTAL               TOTAL          LATEST
      ID              MOS               MCF               LOGGERS         30 DAY
    NUMBER          ON LINE        Upper Devonian          DEPTH           PROD.
--------------- - ------------- --------------------- ---------------- --------------

    26431              9               5,117               3876             706
    26437              9               8,220               3791             831
    26438              9               4,800               3908             452
    26439              7               2,168               3776             343
    26440              7               1,834               3802             260
    26442              8               8,450               3944            1371
    26455              3                612                3805             612
    26458              9               5,037               3701             505
    26557              6               4,356               3868            1387
    26558              5               5,294               3898            2119
    26561              3                651                3750             651
    26562              3                238                3777             238
    26566              2                 NA                3950             NA
    26596              NA                NA                4053             NA
    26598              NA                NA                4355             NA
    26600              4               1,557               3752            1557
    26621              4               1,345               3861            1345
    26622              4               1,411               3814            1411
    26625              3               1,578               3804            1578
    26627              4               1,158               3802            1158
    26663              NA                NA                4058             NA
    26669              2                 NA                4062             NA
    26679              NA                NA                4151             NA
    26680              NA                NA                4220             NA
    26681              NA                NA                4212             NA
    26723              NA                NA                4250             NA
    26742              NA                NA                4296             NA
    26743              NA                NA                3882             NA
    26756              NA                NA                4281             NA
    26758              NA                NA                4156             NA
    26788              NA                NA                3817             NA
    32288              7               17,230              5213            2400
    32418              4               6,960               4220            1650
    32475              4               7,100               4401            1590

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.



      ID                                                                                              DATE
    NUMBER                   OPERATOR                   COUNTY            WELL NAME                 COMPLT'D
--------------- ------------------------------------ ------------- ------------------------ --------------------------

    33016       US Energy Exploration (JV Atlas)     Indiana       Henderson #3                      N.O.L.
    33042       US Energy Exploration (JV Atlas)     Indiana       Rosensteel #5                     N.O.L.



                                      TOTAL               TOTAL          LATEST
      ID             MOS               MCF               LOGGERS         30 DAY
    NUMBER         ON LINE        Upper Devonian          DEPTH           PROD.
---------------  ------------- --------------------- ---------------- --------------

    33016             NA                NA                4502             NA
    33042             NA                NA                4325             NA


NOTE: US Energy Exploration (JV Atlas) cumulative production is through 1/31/02. Dominion cumulative production is through 1980. All other production is strictly for the months specified. N.O.L. = Not On Line (well not yet tied into production).

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                             Armstrong Prospect Area
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................2
INVESTIGATION SUMMARY.........................................................3
         OBJECTIVE............................................................3
         AREA OF INVESTIGATION................................................3
         METHODOLOGY..........................................................3
ARMSTRONG PROSPECT AREA.......................................................3
         DRILLING ACTIVITY....................................................3
         GEOLOGY..............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION........................4
                  RESERVOIR CHARACTERISTICS...................................6
         PRODUCTION...........................................................7
         POTENTIAL MARKETS AND PIPELINES......................................8
STATEMENTS....................................................................9
         CONCLUSION...........................................................9
         DISCLAIMER...........................................................9
         NON-INTEREST.........................................................9

================================================================================

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Armstrong Prospect Area as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION


     A portion of this prospect area, herein identified for drilling in Atlas America Series 23-2002, Ltd., contains acreage in Kiskiminetas and South Bend Townships of Armstrong County and Young and Conemaugh Townships of Indiana County, Pennsylvania. These townships are located in western Pennsylvania. Five
(5) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Upper Devonian reservoirs, found at depths from 1800 feet to 4500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc. and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.

                             ARMSTRONG PROSPECT AREA


DRILLING ACTIVITY

The proposed drilling area lies within a region of southwestern Pennsylvania, which has seen sporadic activity for more than the past 150 years in terms of exploration for, and exploitation of natural gas reserves. Modern development within and adjacent to the Armstrong Prospect Area has continued steadily since 1950. Over 1500 wells have been drilled in the area during this period. Atlas Resources, Inc. has entered into a Joint Venture relationship with US Energy Exploration. Located in Rural Valley, Pennsylvania (which is less than 20 miles from the prospect area), US Energy is a local oil and gas producer with 15 years experience developing this play and currently operates over 325 wells within and adjacent to the prospect area. US Energy currently maintains an acreage position of over 14,000 acres. Within the prospect, Atlas and its partner adhere to the state regulations for spacing of wells in areas of deep coal mining, which is one thousand (1000) feet. Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

================================================================================

GEOLOGY


     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     In southern Armstrong County the Upper Devonian Bradford Group reservoirs are typically characterized as submarine fan deposits. They are thought to have traveled westward (seaward) down slope from sands deposited out in front of massive deltas throughout Indiana and surrounding counties. The Bradford Group consists of the Lower Warren Sand; Upper and Lower Speechley Sands; Upper, Middle, and Lower Balltown Sands and the First Bradford Sand.

     Stratigraphically, in descending order, the potentially productive units of the Upper Devonian Groups are: 1.) Hundred Foot, 2.) Gordon, 3.) Fifth, 4.) Bayard, 5.) L. Warren, 6.) Upper Speechley, 7.) Lower Speechley, 8.) Upper Balltown, 9.) Middle Balltown, 10.) Lower Balltown, 11.) First Bradford. These stratigraphic relationships are illustrated in the following diagram:

                       [GRAPHIC OMITTED]

================================================================================

     The Hundred Foot Sand is the shallowest sand of Devonian age encountered in this area. This sand is highly variable in its thickness and porosity development. Often it is in excess of one hundred (100) feet thick with porosities in excess of 18%. Frequently it is accompanied by gas shows and it is used as a gas storage reservoir just to the north of the acreage. Due to its shallow depth and attendant lower pressure this zone is not treated or commingled with the deeper reservoirs found in the play area. However, this zone has the potential for a natural, high flow completion.

     The Gordon Sand appears sporadic across the play area and ranges in thickness from nearly ten (10) feet to twenty (20) feet. Porosities range from 6% to about 10%. This sand is considered a secondary target.

     The Fifth Sand ranges in thickness from a few feet to thirty (30) feet. Porosity values are typically 5% to 12%. This sand is considered a secondary target.

     The Bayard Sand in the prospect area ranges in thickness from a few feet to more than thirty (30) feet. Porosity values range from 8% to 18% for this sandstone. This sand is also considered a secondary target.

     The Warren Sands are a primary target when encountered in the prospect area. Typically the lower portion of the Warren interval is better developed. When sand is present in this interval the average thickness ranges from several feet to over thirty (30) feet. Porosities range between 6% and 12% in the area.

     The Speechley Sands are considered both primary and secondary targets depending on where in the play area they are encountered. Present are an upper and lower sand separated by fifty (50) to seventy-five (75) feet of shale. The upper sand thickness ranges from just a few feet to more than twenty (20) feet and porosity typically ranges from 5% to 12%. Meanwhile the lower sand is usually twenty (20) feet to forty (40) feet thick with porosities that are often between 5% to 12%.

     The Balltown Sands have limited extent throughout the project area. Generally sand development in the upper portion of the Balltown interval is most favorable and when encountered is typically fifteen (15) feet thick with porosities as high as 20%. This sand is often accompanied by a gas show and is thought to be a significant producer. In areas where this sand is more prevalent it is considered a primary target, but is found sporadically across the play area. Sand development in other portions of this interval are also limited in extent but are treated when encountered.

================================================================================

     The First Bradford Sand is the primary target in all wells in this immediate area. This sand is present in every well drilled thus far on the acreage. The First Bradford sand will generally range from ten (10) feet in thickness to over thirty-five (35) feet in several distinct trends. Porosities typically range from 8% to 14%. This sand is nearly always accompanied by a gas show. Occasionally, a deeper sand, the Second Bradford sand, develops seventy
(70) to one hundred (100) feet below the First Bradford. When warranted, this sand is also completed..

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, neutron, induction and temperature log suite showing sand development in an Upper Devonian reservoir is illustrated on the following page.

================================================================================

[GRAPHIC OMMITTED]

The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

PRODUCTION

     The Armstrong prospect area produces from several reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area. Producing life of the proposed wells, taken directly from the 2001 audited report from Wright & Company, Inc., is projected to range, on average, from twenty to forty years, similar to Atlas' existing wells in the area.

POTENTIAL MARKETS AND PIPELINES

     In the area of the drilling program, the partnership production is gathered via US Energy's gathering system and transported/marketed through Dominion Peoples.


================================================================================

                                   STATEMENTS


CONCLUSION

     Atlas America Public #11-2002, Ltd. will consist of developmental drilling of Upper Devonian reservoirs in Armstrong County, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                         Respectfully submitted,

                                                               /s/ Robin Anthony

                                                                      UEDC, Inc.

================================================================================

                                LEASE INFORMATION

                                       FOR

                            TUSCARAWAS COUNTY, OHIO,


                                                                                       Overriding Royalty      Overriding
                                                                                        Interest to the         Royalty
                                             Effective     Expiration    Landowner      Managing General       Interest to
Prospect Name                   County         Date*         Date*        Royalty           Partner            3rd Parties
---------------------------- -------------- ------------- ------------- ------------- ---------------------   -------------
Cole #4                        Harrison      8/28/1971        HBP          12.50%              0                  4.49%
Barkley #6                    Tuscarawas     12/15/1971       HBP          12.50%              0                     0
Chandler #8                   Tuscarawas     1/26/1968        HBP          12.50%              0                     0




                                                                         Acres to be
                                 Net Revenue     Working       Net     Assigned to the
Prospect Name                      Interest      Interest     Acres      Partnership
----------------------------     ------------- ------------- -------- -------------------
Cole #4                             83.01%       100.00%      82.10         20.00
Barkley #6                          87.50%       100.00%     157.44         20.00
Chandler #8                         87.50%       100.00%     559.00         20.00



----------------------------
* HBP-Held by Production

                          LOCATION AND PRODUCTION MAPS

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


   ID NUMBER                  OPERATOR                         WELL NAME             DATE COMPLT'D
----------------- ---------------------------------- ------------------------------ -----------------
      2751        Eastern Everflow                   Fouts #1                             1/77
      1852        Atlas America, Inc.                Barkley #1                           1/74
      2685        Hopewell                           Huston #1                           10/76
      5088        Atlas America, Inc.                Garbrandt #2                         1/01
      5092        Atlas America, Inc.                Biddleston #1                        5/01
      5091        Atlas America, Inc.                Tatman #4                           11/01

                                                 TOTAL MCF GAS     TOTAL LOGGERS
   ID NUMBER            PRODUCTION PERIOD            EQUIV.            DEPTH
-----------------  ---------------------------- ----------------- ----------------
      2751              1/1/89 - 12/31/01             2678             3711'
      1852              1/1/75 - 12/31/01            145800            5375'
      2685              1/1/77 - 12/31/01            700000            3702'
      5088              1/1/01 - 5/31/01             11523             3892'
      5092              8/1/01 - 5/31/02             17511             3762'
      5091              2/1/02 - 5/31/02              4305             3915'


*Cumulative production information through January 2002 except where noted

                           MANAGING GENERAL PARTNER'S

                               GEOLOGIC EVALUATION

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

                                PROSPECT SUMMARY

Objective

The purpose of this report is to summarize the geologic feasibility and further development of the Tusc-Harrison Ohio prospect area (consisting of parts Tuscarawas and Harrison Counties, Ohio) as proposed by Atlas Resources, Inc.

Area of Investigation

Three (3) drilling prospects have currently been designated for Atlas America Public #11 LTD. Program, may contain acreage in the following townships:

Tuscarawas Co.                      Harrison Co.
--------------                      ------------
Rush Twp.                           Monroe Twp.
Union Twp.
Mill Twp.

Drilling prospects will be designated for the program in the prospect area which will be targeted to produce natural gas and oil from the "Oriskany" Sandstone reservoir, found at depths ranging form 3700 feet to 3950 feet beneath the earth's surface.

Drilling Activity

The proposed drilling area lies within a region of east-central Ohio that has experienced several episodes of drilling. Drilling for "Clinton" and "Medina" Sandstones began in the 1960's. Development of the "Oriskany" began with the initial discoveries in the 1970's and substantial development following in the 1990's.

Geology

Regionally, the "Oriskany" Sandstone was deposited in a shallow water, high energy near shore environment. In east-central Ohio it overlies the Devonian Helderberg Limestone and underlies the Devonian Big Lime (Onondaga). The "Oriskany" is composed of very fine grained, well-rounded quartz sand that is bi-modally sorted. Reservoir thickness varies from 8 to 20 feet and porosities range from 5% to 9%.

Reservoir Characteristics

Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the "Oriskany" Sandstone (in east-central Ohio), this occurs stratigraphically. From east to west, the permeable sandstone containing hydrocarbons gradually changes into non-permeable calcareous sandstone, which is eventually replaced by impermeable limestone. The westward truncation of the sandstone reservoir facies up structural slope forms the classic up dip permeability pinchout trap.

Geophysical well logs can be used in conjunction with production trends to interpret favorable reservoir parameters and locate places to drill. When the Oriskany Sandstone develops porosity in excess of 5% (or a bulk density of 2.60 grams/cc or less), the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A type log showing an example of the sand development in the "Oriskany" is illustrated on the following pages. Using well log data and production data, maps are made to track sand thickness, porosity thickness and structural position across the acreage. Locations are picked that maximize the potential for producing sand with the highest possible structural position.

                               [GRAPHIC OMITTED]

                                      107